AS FILED WITH SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 2005.



                                                             FILE NO. 333-107162


================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                            POST-EFFECTIVE AMENDMENT


                        NO. 3 ON FORM S-1 TO FORM S-3


                        UNDER THE SECURITIES ACT OF 1933
                        --------------------------------
                      AIG SUNAMERICA LIFE ASSURANCE COMPANY
                             ("AIG SunAmerica Life")
             (Exact Name of Registrant as specified in its Charter)

           California                          6311                         86-0198983
        (State or other                 (Primary Standard                I.R.S. Employer
jurisdiction of incorporation or    Industrial Classification           Identification No.
         organization)                       Number)

                               1 SUNAMERICA CENTER
                       LOS ANGELES, CALIFORNIA 90067-6022
                                 (800) 871-2000
               (Address, including zip code, and telephone number,
        including area code, or registrant's principal executive offices)


                            CHRISTINE A. NIXON, ESQ.
                      AIG SUNAMERICA LIFE ASSURANCE COMPANY
                               1 SUNAMERICA CENTER
                       LOS ANGELES, CALIFORNIA 90067-6022
                                 (800) 871-2000
            (Name, address, including zip code, and telephone number,
                    including area code of agent for service)

                        --------------------------------

        Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

                        --------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

                            (Seasons Select II LOGO)


                                   PROSPECTUS


                                 April 29, 2005



                   ALLOCATED FIXED AND VARIABLE GROUP ANNUITY


                                   issued by


                         VARIABLE ANNUITY ACCOUNT FIVE


                                      and


                     AIG SUNAMERICA LIFE ASSURANCE COMPANY



The annuity contract has several investment choices - fixed investment options which offer interest rates guaranteed by AIG SunAmerica Life for different periods of time, and Variable Portfolios:



        SELECT PORTFOLIOS                        FOCUSED PORTFOLIOS                              SEASONS STRATEGIES
        LARGE CAP GROWTH                            FOCUS GROWTH                                  GROWTH STRATEGY
       LARGE CAP COMPOSITE                    FOCUS GROWTH AND INCOME                 (WHICH INVESTS IN STOCK PORTFOLIO, ASSET
         LARGE CAP VALUE                            FOCUS VALUE                     ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO AND
         MID CAP GROWTH                            FOCUS TECHNET                          MULTI-MANAGED GROWTH PORTFOLIO)
          MID CAP VALUE                SEASONS MANAGED ALLOCATION PORTFOLIOS                  MODERATE GROWTH STRATEGY
            SMALL CAP                            ALLOCATION GROWTH                    (WHICH INVESTS IN STOCK PORTFOLIO, ASSET
      INTERNATIONAL EQUITY                   ALLOCATION MODERATE GROWTH             ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO AND
    DIVERSIFIED FIXED INCOME                    ALLOCATION MODERATE                   MULTI-MANAGED MODERATE GROWTH PORTFOLIO)
     STRATEGIC FIXED INCOME                     ALLOCATION BALANCED                           BALANCED GROWTH STRATEGY
         CASH MANAGEMENT                                                              (WHICH INVESTS IN STOCK PORTFOLIO, ASSET
                                                                                    ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO AND
                                                                                       MULTI-MANAGED INCOME/EQUITY PORTFOLIO)
                                                                                            CONSERVATIVE GROWTH STRATEGY
                                                                                      (WHICH INVESTS IN STOCK PORTFOLIO, ASSET
                                                                                    ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO AND
                                                                                          MULTI-MANAGED INCOME PORTFOLIO)



              all of which invest in the underlying portfolios of


                              SEASONS SERIES TRUST


                              which is managed by:



        SELECT PORTFOLIOS                        FOCUSED PORTFOLIOS                              SEASONS STRATEGIES
   AIG GLOBAL INVESTMENT CORP.         AIG SUNAMERICA ASSET MANAGEMENT CORP.           AIG SUNAMERICA ASSET MANAGEMENT CORP.
 AIG SUNAMERICA ASSET MANAGEMENT    AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.           JANUS CAPITAL MANAGEMENT LLC.
              CORP.                                 BAMCO, INC.                          PUTNAM INVESTMENT MANAGEMENT, INC.
     BANC OF AMERICA CAPITAL            CREDIT SWISS ASSET MANAGEMENT, INC.                T. ROWE PRICE ASSOCIATES, INC.
         MANAGEMENT, LLC                    RCM CAPITAL MANAGEMENT, LLC                  WELLINGTON MANAGEMENT COMPANY, LLP
     FRANKLIN ADVISERS, INC.                   HARRIS ASSOCIATES L.P.                  SEASONS MANAGED ALLOCATION PORTFOLIOS
 GOLDMAN SACHS ASSET MANAGEMENT            JANUS CAPITAL MANAGEMENT INC.                 IBBOTSON INVESTMENT ADVISORS, LLC.
 GOLDMAN SACHS ASSET MANAGEMENT             J.P. MORGAN INVESTMENT INC.
              INT'L                        MARSICO CAPITAL MANAGEMENT LLC
  JANUS CAPITAL MANAGEMENT LLC.             THIRD AVENUE MANAGEMENT, LLC
       LORD, ABBETT & CO.              THORNBURG INVESTMENT MANAGEMENT, INC.
 T. ROWE PRICE ASSOCIATES, INC.
SALOMON BROTHERS ASSET MANAGEMENT
               INC.
 WELLINGTON MANAGEMENT COMPANY,
               LLP



You can put your money into any one or all of the Variable Portfolios and/or fixed investment options.



Please read this prospectus carefully before investing and keep it for your future reference. It contains important information you should know about the Seasons Select(II) Variable Annuity. If elected, this variable annuity provides a payment enhancement program called "Seasons Rewards." Your withdrawal charge schedule will be longer and greater than other contracts offered without the Seasons Rewards program.



To learn more about the annuity offered by this prospectus, you can obtain a copy of the Statement of Additional Information ("SAI") dated April 29, 2005. The SAI has been filed with the Securities and Exchange Commission ("SEC") and can be considered part of this prospectus.



The table of contents of the SAI appears below in this prospectus. For a free copy of the SAI, call us at 800/445-SUN2 or write our Annuity Service Center at, P.O. Box 54299, Los Angeles, California 90054-0299.



A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.



In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC.



ANNUITIES INVOLVE RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL, AND ARE NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THEY ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS


GLOSSARY....................................................     3
HIGHLIGHTS..................................................     4
FEE TABLES..................................................     5
   Maximum Owner Transaction Expenses.......................     5
   Separate Account Annual Expenses.........................     5
   Optional Feature Fees....................................     5
   Portfolio Expenses.......................................     5
MAXIMUM AND MINIMUM EXPENSE EXAMPLES........................     6
THE SEASONS SELECT(II) VARIABLE ANNUITY.....................     8
PURCHASING A SEASONS SELECT(II) VARIABLE ANNUITY............     9
   Allocation of Purchase Payments..........................     9
   Seasons Rewards Program..................................    10
   Accumulation Units.......................................    11
   Free Look................................................    12
   Exchange Offers..........................................    12
INVESTMENT OPTIONS..........................................    13
   Variable Portfolios......................................    13
     Select and Focused Portfolios..........................    13
     Seasons Managed Allocation Portfolios..................    14
     Seasons Strategies.....................................    15
     Fixed Investment Options...............................    18
   Transfers During the Accumulation Phase..................    19
   Dollar Cost Averaging Program............................    21
   Automatic Asset Rebalancing Program......................    21
   Return Plus Program......................................    22
   Voting Rights............................................    22
   Substitution.............................................    22
ACCESS TO YOUR MONEY........................................    23
   Free Withdrawal Provision................................    23
   Systematic Withdrawal Program............................    24
   Nursing Home Waiver......................................    24
   Minimum Contract Value...................................    25
   Qualified Contract Owners................................    25
OPTIONAL LIVING BENEFITS....................................    25
   Seasons Income Rewards Feature...........................    25
   Seasons Promise Feature..................................    30
DEATH BENEFIT...............................................    32
   Standard Death Benefit...................................    34
   Optional Enhanced Death Benefit..........................    34
   Optional EstatePlus Benefit..............................    35
   Spousal Continuation.....................................    38
EXPENSES....................................................    38
   Separate Account Charges.................................    38
   Withdrawal Charges.......................................    39
   Investment Charges.......................................    39
   Contract Maintenance Fee.................................    40
   Transfer Fee.............................................    40
   Optional Seasons Income Rewards Fee......................    40
   Optional Seasons Promise Fee.............................    40
   Optional Enhanced Death Benefit Fee......................    40
   Optional EstatePlus Fee..................................    40
   Premium Tax..............................................    40
   Income Taxes.............................................    41
   Reduction or Elimination of Charges and Expenses, and
     Additional Amounts Credited............................    41
INCOME OPTIONS..............................................    41
   Annuity Date.............................................    41
   Income Options...........................................    41
   Allocation of Annuity Payments...........................    42
   Transfers During the Income Phase........................    43
   Deferment of Payments....................................    43
TAXES.......................................................    43
   Annuity Contracts in General.............................    43
   Tax Treatment of Distributions--Non-Qualified
     Contracts..............................................    44
   Tax Treatment of Distributions--Qualified Contracts......    44
   Minimum Distributions....................................    45
   Tax Treatment of Death Benefits..........................    45
   Contracts Owned by a Trust or Corporation................    45
   Gifts, Pledges and/or Assignments of a Contract..........    46
   Diversification and Investor Control.....................    46
OTHER INFORMATION...........................................    46
   The Separate Account.....................................    46
   The General Account......................................    47
   Payments in Connection with Distribution of the
     Contract...............................................    47
   Administration...........................................    48
   Legal Proceedings........................................    48
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION....  F-56
APPENDIX A--CONDENSED FINANCIALS............................   A-1
APPENDIX B--SEASONS REWARDS PROGRAM EXAMPLES................   B-1
APPENDIX C--DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION...   C-1
APPENDIX D--SEASONS INCOME REWARDS EXAMPLES.................   D-1
APPENDIX E--MARKET VALUE ADJUSTMENT.........................   E-1

GLOSSARY


We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, we define them in this glossary.



ACCUMULATION PHASE--The period during which you invest money in your contract.



ACCUMULATION UNITS--A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.



ANNUITANT(S)--The person(s) on whose life (lives) we base annuity payments.



ANNUITY DATE--The date on which annuity payments are to begin, as selected by you.



ANNUITY UNITS--A measurement we use to calculate the amount of annuity payments you receive from the variable portion of your contract during the Income Phase.



BENEFICIARY(IES)--The person(s) designated to receive any benefits under the contract if you or the Annuitant dies.



COMPANY--Refers to AIG SunAmerica Life Assurance Company, the insurer that issues this contract. The term "we," "us," "our" and "AIG SunAmerica Life" are also used to identify the Company.



FIXED ACCOUNT--An account that we may offer in which you may invest money and earn a fixed rate of return.



INCOME PHASE--The period during which we make annuity payments to you.



IRS--The Internal Revenue Service.



LATEST ANNUITY DATE--Your 95th birthday or tenth anniversary, whichever is later.



MARKET CLOSE--The close of the New York Stock Exchange, usually at 1:00 p.m. Pacific Time.



NON-QUALIFIED (CONTRACT)--A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").



PAYMENT ENHANCEMENT(S)--The amount(s) allocated to your contract by us under the Seasons Rewards Program. Payment enhancements are calculated as a percentage of your Purchase Payments and are considered earnings.



SEASONS REWARDS PROGRAM--A program that provides an upfront payment enhancement to your contract in exchange for a surrender charge schedule that declines over 9 years.



PURCHASE PAYMENTS--The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.



QUALIFIED (CONTRACT)--A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or individual retirement account ("IRA").



TRUST--Refers to the Seasons Series Trust.



UNDERLYING FUNDS--The underlying investment portfolios of the Trust in which the Variable Portfolios invest.



VARIABLE PORTFOLIO(S)--Refers collectively to the Select Portfolios, Focused Portfolios, Managed Allocation Portfolios, and/or Seasons Strategies. The Variable Portfolios invest in the underlying funds of Seasons Series Trust.

HIGHLIGHTS
--------------------------------------------------------------------------------


The Seasons Select(II) Variable Annuity is a contract between you and AIG SunAmerica Life Assurance Company ("AIG SunAmerica Life"). It is designed to help you invest on a tax-deferred basis and meet long-term financial goals. There are minimum Purchase Payment amounts required to purchase a contract. Purchase Payments may be invested in the Select Portfolios, Focused Portfolios, Seasons Managed Allocation Portfolios and/or pre-allocated Seasons Strategies ("Variable Portfolios") and available fixed account options. You may also elect to participate in the Seasons Rewards program of the contract that can provide you with Payment Enhancements to invest in your contract in exchange for a longer withdrawal charge schedule. Like all deferred annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. The Income Phase begins when you start receiving income payments from your annuity to provide for your retirement.



FREE LOOK: If you cancel your contract within 10 days after receiving it (or whatever period is required in your state), we will cancel the contract without charging a withdrawal charge. You will receive whatever your contract is worth on the day that we receive your request. This amount may be more or less than your original Purchase Payment. We will return your original Purchase Payment if required by law. If you elected to participate in Seasons Rewards, you receive any gain and we bear any loss on any Payment Enhancement(s) if you decide to cancel your contract during the free look period. Please see PURCHASING A SEASONS SELECT(II) VARIABLE ANNUITY in the prospectus.



EXPENSES: There are fees and charges associated with the contract. Each year, we deduct a $35 contract maintenance fee from your contract, which is currently waived for contracts of $50,000 or more. We also deduct separate account charges, which equal 1.40% annually of the average daily value of your contract allocated to the Variable Portfolios. There are investment charges on amounts invested in the Variable Portfolios. If you elect optional features available under the contract we may charge additional fees for these features. A separate withdrawal charge schedule applies to each Purchase Payment. The percentage of the withdrawal charge declines over time. After a Purchase Payment has been in the contract for seven complete years, or nine complete years if you participate in the Seasons Rewards Program, withdrawal charges no longer apply to that Purchase Payment. Please see the FEE TABLE, PURCHASING A SEASONS SELECT(II) VARIABLE ANNUITY and EXPENSES in the prospectus.



ACCESS TO YOUR MONEY: You may withdraw money from your contract during the Accumulation Phase. If you do so, earnings are deemed to be withdrawn first. You will pay income taxes on earnings and untaxed contributions when you withdraw them. Payments received during the Income Phase are considered partly a return of your original investment. A federal tax penalty may apply if you make withdrawals before age 59 1/2. As noted above, a withdrawal charge may apply. Please see ACCESS TO YOUR MONEY and TAXES in the prospectus.



DEATH BENEFIT: A death benefit feature is available under the contract to protect your Beneficiaries in the event of your death during the Accumulation Phase. Please see DEATH BENEFITS in the prospectus.



INCOME OPTIONS: When you are ready to begin taking income, you can choose to receive income payments on a variable basis, fixed basis or a combination of both. You may also chose from five different income options, including an option for income that you cannot outlive. Please see INCOME OPTIONS in the prospectus.


INQUIRIES: If you have questions about your contract call your financial representative or contact us at AIG SunAmerica Life Assurance Company Annuity Service Center P.O. Box 54299 Los Angeles, California 90054-0299. Telephone
Number: (800) 445-SUN2.


THE COMPANY OFFERS SEVERAL DIFFERENT VARIABLE ANNUITY CONTRACTS TO MEET THE DIVERSE NEEDS OF OUR INVESTORS. OUR CONTRACTS MAY PROVIDE DIFFERENT FEATURES, BENEFITS AND PROGRAMS OFFERED AT DIFFERENT FEES AND EXPENSES. WE ALSO OFFER CONTRACTS THAT DO NOT OFFER THE SEASONS REWARDS PROGRAM. ELECTING THE SEASONS REWARDS PROGRAM DOES NOT RESULT IN HIGHER SEPARATE ACCOUNT CHARGES. HOWEVER, A CONTRACT WITHOUT THE SEASONS REWARDS PROGRAM HAS A SHORTER AND LOWER SURRENDER CHARGE SCHEDULE. WHEN WORKING WITH YOUR FINANCIAL REPRESENTATIVE TO DETERMINE THE BEST PRODUCT TO MEET YOUR NEEDS, YOU SHOULD CONSIDER AMONG OTHER THINGS, WHETHER THE FEATURES OF THIS CONTRACT AND THE RELATED FEES PROVIDE THE MOST APPROPRIATE PACKAGE TO HELP YOU MEET YOUR RETIREMENT SAVINGS GOALS.



IF YOU WOULD LIKE MORE INFORMATION REGARDING HOW MONEY IS SHARED AMONGST OUR BUSINESS PARTNERS, INCLUDING BROKER-DEALERS THROUGH WHICH YOU MAY PURCHASE A VARIABLE ANNUITY, SEE THE PAYMENTS IN CONNECTION WITH DISTRIBUTION OF THE CONTRACT SECTION UNDER OTHER INFORMATION.


PLEASE READ THE PROSPECTUS CAREFULLY FOR MORE DETAILED INFORMATION REGARDING THESE AND OTHER FEATURES AND BENEFITS OF THE CONTRACT, AS WELL AS THE RISKS OF INVESTING.

FEE TABLES
--------------------------------------------------------------------------------


THE FOLLOWING DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, TRANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS OR SURRENDER THE CONTRACT. IF APPLICABLE, YOU MAY ALSO BE SUBJECT TO STATE PREMIUM TAXES.


MAXIMUM OWNER TRANSACTION EXPENSES


WITHDRAWAL CHARGES
(as a percentage of each Purchase Payment)(1)
If Seasons Rewards is elected...................   9%
If Seasons Rewards is not elected...............   7%



TRANSFER FEE
$25 per transfer after the first 15 transfers in any contract year ($10 in Pennsylvania and Texas).



THE FOLLOWING DESCRIBES THE FEES AND EXPENSES THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING UNDERLYING PORTFOLIO FEES AND EXPENSES, WHICH ARE OUTLINED IN THE NEXT SECTION.



CONTRACT MAINTENANCE FEE(2).....................  $35



($30 in North Dakota).


SEPARATE ACCOUNT ANNUAL EXPENSES
(deducted daily as a percentage of your average daily net asset value)


Mortality and Expense Risk Fees..............  1.25%
Distribution Expense Charge..................  0.15%
Optional Enhanced Death Benefit Fee(3).......  0.15%
Optional EstatePlus Fee......................  0.25%
                                               -----
Total Separate Account Annual Expenses.......  1.80%



OPTIONAL FEATURE FEES
You may elect either Seasons Income Rewards or Seasons Promise described below:



OPTIONAL SEASONS INCOME REWARDS FEE


(Calculated as a percentage of your Purchase Payments received in the first 90 days less withdrawals)



CONTRACT YEAR                          ANNUALIZED FEE(4)
-------------                          -----------------
0-7..................................         0.65%
8-10.................................         0.45%
11+..................................         none



OPTIONAL SEASONS PROMISE FEE


(Calculated as a percentage of your contract value minus Purchase Payments received after the 90th day since you purchased your contract)



CONTRACT YEAR                          ANNUALIZED FEE(5)
-------------                          -----------------
0-7..................................         0.50%
8-10.................................         0.25%
11+..................................         none



THE FOLLOWING SHOWS THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED BY THE UNDERLYING PORTFOLIO OF THE TRUST BEFORE ANY WAIVER OR REIMBURSEMENTS THAT YOU MAY PAY PERIODICALLY DURING THE TIME YOU OWN THE CONTRACT. MORE DETAIL CONCERNING TRUST'S FEES AND EXPENSES IS CONTAINED IN THE ATTACHED TRUST PROSPECTUS. PLEASE READ IT CAREFULLY BEFORE INVESTING.


PORTFOLIO EXPENSES


TOTAL ANNUAL TRUST OPERATING EXPENSES  MINIMUM   MAXIMUM
-------------------------------------  -------   -------
(expenses that are deducted from
underlying portfolios of the Trust,
including management fees, other
expenses and 12b-1 fees, if
applicable).......................      1.02%    2.27%



FOOTNOTES TO THE FEE TABLE:



(1)Seasons Rewards is a bonus program. Withdrawal Charge Schedule (as a percentage of each Purchase Payment)

YEARS:......................................................   1     2     3     4     5     6     7     8     9    10+
Seasons Rewards.............................................   9%    8%    7%    6%    6%    5%    4%    3%    2%    0%
Non-Seasons Rewards.........................................   7%    6%    6%    5%    4%    3%    2%    0%    0%    0%



(2)The contract maintenance fee is waived if contract value is $50,000 or more.



(3)If elected, the fee is an annualized charge that is deducted daily from your contract value.



(4)The Seasons Income Rewards feature is an optional guaranteed minimum withdrawal benefit. The fee is deducted from your contract value at the end of the first quarter following election and quarterly thereafter.



(5)The Seasons Promise feature is optional and if elected, the fee is calculated as a percentage of your contract value minus Purchase Payments received after the 90th day since you purchased your contract adjusted for withdrawals. The fee is deducted from your contract at the end of the first quarter following election and quarterly thereafter.

MAXIMUM AND MINIMUM EXPENSE EXAMPLES
--------------------------------------------------------------------------------


                      IF YOU ELECT SEASONS REWARDS PROGRAM



These Examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include owner transaction expenses, contract maintenance fees, separate account annual expense, fees for optional features and expenses for the underlying portfolios of the Trusts.



The Examples assumes that you invest $10,000 in the contract for the time periods indicated; that your investment has a 5% return each year; and that the maximum fees and expenses of the underlying portfolios of the Trusts are reflected. Although your actual costs may be higher or lower, based on these assumptions your costs at the end of the stated period would be:



MAXIMUM EXPENSE EXAMPLES
(assuming maximum separate account annual expenses of 1.80% (including the optional enhanced death benefit (0.15%) and EstatePlus (0.25%)) and investment in an underlying portfolio with total expenses of 2.27%.)



(1) If you surrender your contract at the end of the applicable time period and you elect the optional Seasons Income Rewards (0.65% for years 0-7 and 0.45% for years 8-10).



1 YEAR   3 YEARS   5 YEARS   10 YEARS
------   -------   -------   --------
$1,387   $2,165    $3,047     $4,865



(2)If you annuitize your contract at the end of the applicable time period:



1 YEAR   3 YEARS   5 YEARS   10 YEARS
------   -------   -------   --------
 $369    $1,123    $1,897     $3,924



(3)If you do not surrender your contract and you elect the optional Seasons Income Rewards (0.65% for years 0-7 and 0.45% for years 8-10).



1 YEAR   3 YEARS   5 YEARS   10 YEARS
------   -------   -------   --------
 $487    $1,465    $2,447     $4,865



MINIMUM EXPENSE EXAMPLES
(assuming minimum separate account annual expenses of 1.40% and investment in an underlying portfolio with total expenses of 1.02%.



(1)If you surrender your contract at the end of the applicable time period and you do not elect any optional features:



1 YEAR   3 YEARS   5 YEARS   10 YEARS
------   -------   -------   --------
$1,155   $1,485    $1,943     $2,864


(2) If you annuitize your contract at the end of the applicable time period:


1 YEAR   3 YEARS   5 YEARS   10 YEARS
------   -------   -------   --------
 $245     $755     $1,291     $2,756



(3) If you do not surrender your contract and you do not elect any optional features:



1 YEAR   3 YEARS   5 YEARS   10 YEARS
------   -------   -------   --------
 $255     $785     $1,343     $2,864

MAXIMUM AND MINIMUM EXPENSE EXAMPLES

--------------------------------------------------------------------------------


                  IF YOU DO NOT ELECT SEASONS REWARDS PROGRAM



These Examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include owner transaction expenses, contract maintenance fees, separate account annual expense, fees for optional features and expenses for the underlying portfolios of the Trusts.



The Examples assumes that you invest $10,000 in the contract for the time periods indicated; that your investment has a 5% return each year; and that the maximum fees and expenses of the underlying portfolios of the Trusts are reflected. Although your actual costs may be higher or lower, based on these assumptions your costs at the end of the stated period would be:



MAXIMUM EXPENSE EXAMPLES
(assuming maximum separate account annual expenses of 1.80% (including the optional enhanced death benefit (0.15%) and EstatePlus (0.25%)) and investment in an underlying portfolio with total expenses of 2.27%.)



(1)If you surrender your contract at the end of the applicable time period and you elect the optional Seasons Income Rewards (0.65% for years 0-7 and 0.45% for years 8-10).



1 YEAR   3 YEARS   5 YEARS   10 YEARS
------   -------   -------   --------
$1,178   $2,036    $2,799     $4,769



(2)If you annuitize your contract at the end of the applicable time period:



1 YEAR   3 YEARS   5 YEARS   10 YEARS
------   -------   -------   --------
 $369    $1,123    $1,897     $3,924



(3)If you do not surrender your contract and you elect the optional Seasons Income Rewards (0.65% for years 0-7 and 0.45% for years 8-10).



1 YEAR   3 YEARS   5 YEARS   10 YEARS
------   -------   -------   --------
 $478    $1,436    $2,399     $4,769



MINIMUM EXPENSE EXAMPLES
(assuming minimum separate account annual expenses of 1.40% and investment in an underlying portfolio with total expenses of 1.02%.)


(1) If you surrender your contract at the end of the applicable time period and you do not elect any optional features:


1 YEAR   3 YEARS   5 YEARS   10 YEARS
------   -------   -------   --------
$  950   $1,370    $1,716     $2,808


(2) If you annuitize your contract at the end of the applicable time period:


1 YEAR   3 YEARS   5 YEARS   10 YEARS
------   -------   -------   --------
 $245     $755     $1,291     $2,756


(3) If you do not surrender your contract and you do not elect any optional features:


1 YEAR   3 YEARS   5 YEARS   10 YEARS
------   -------   -------   --------
 $250     $770     $1,316     $2,808


                     EXPLANATION OF FEE TABLES AND EXAMPLES


1. The purpose of the Fee Tables is to show you the various expenses you will incur directly and indirectly by investing in the contract. We converted the contract administration fee to a percentage (0.05%). The actual impact of the administration charge may differ from this percentage and waived for contract values over $50,000. Additional information on the portfolio company fees can be found in the Trust prospectus located behind this prospectus.


2. In addition to the stated assumptions, the Examples assume separate account expenses as indicated and that no transfer fees were imposed. Although premium taxes may apply in certain states, they are not reflected in the Examples.


3.Examples reflecting participation in the Seasons Rewards program reflect the Seasons Rewards withdrawal charge schedule and a 2% upfront payment enhancement.


4.Examples reflecting application of optional features and benefits use the highest fees and charges being offered for these features. If you elected the Seasons Promise program instead of the Seasons Income Rewards program, your expenses would be lower than those shown in these tables. The fee for the Seasons Income Rewards and Seasons Promise programs are not calculated as a percentage of your daily net asset value but on other calculation more fully described in the prospectus.


5. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.



         CONDENSED FINANCIALS APPEAR IN APPENDIX A OF THIS PROSPECTUS.

THE SEASONS SELECT(II) VARIABLE ANNUITY

--------------------------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:


     - Tax Deferral: You do not pay taxes on your earnings from the annuity until you withdraw them.



     - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.



     - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.



Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawn. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your financial representative.



This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request that we start making payments to you out of the money accumulated in your contract.



The contract is called a "variable" annuity because it allows you to invest in variable investment portfolios. The Variable Portfolios, are similar to mutual funds, in that they have specific investment objectives and their performance varies. You can gain or lose money if you invest in the Variable Portfolios. The amount of money you accumulate in your contract depends on the performance of the Variable Portfolios in which you invest.



The contract may also offer several Fixed Account options for varying time periods. Fixed Account options earn interest at a rate set and guaranteed by AIG SunAmerica Life. If you allocate money to the Fixed Account options, the amount of money that accumulates in your contract depends on the total interest credited to the particular Fixed Account option(s) in which you are invested.



For more information on the Variable Portfolios and Fixed Account options available under this contract, SEE INVESTMENT OPTIONS BELOW.



This annuity is designed for investors whose personal circumstances allow for a long-term investment time horizon, to assist in contributing to retirement savings. As a function of the federal tax code you may be assessed a 10% federal tax penalty on any withdrawal made prior to your reaching age 59 1/2. Additionally, this contract provides that you will be charged a withdrawal charge on each Purchase Payment withdrawn if that Purchase Payment has not been invested in this contract for at least 7 years, or 9 years if you elect to participate in the Seasons Rewards Program. Because of these potential penalties, you should fully discuss all of the benefits and risks of this contract with your financial representative prior to purchase.



AIG SunAmerica Life issues the Seasons Select(II) Variable Annuity. When you purchase a Seasons Select(II) Variable Annuity, a contract exists between you and AIG SunAmerica Life. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. AIG SunAmerica Life is an indirect, wholly owned subsidiary of American International Group, Inc., a Delaware corporation. Seasons Select(II) may not currently be available in all states. Please check with your financial representative regarding availability in your state.

PURCHASING A SEASONS SELECT(II) VARIABLE ANNUITY

--------------------------------------------------------------------------------

An initial Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.


This chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes.



                                              MINIMUM          MINIMUM SUBSEQUENT
                       MINIMUM INITIAL       SUBSEQUENT        PURCHASE PAYMENT--
                       PURCHASE PAYMENT   PURCHASE PAYMENT   AUTOMATIC PAYMENT PLAN
                       ----------------   ----------------   ----------------------
Qualified                   $2,000              $250                  $100
Non-qualified               $5,000              $250                  $100



We reserve the right to require Company approval prior to accepting Purchase Payments greater than $1,000,000. For contracts owned by a non-natural owner, we reserve the right to require prior Company approval to accept Purchase Payments greater than $250,000. Subsequent Purchase Payments that would cause total Purchase Payments in all contracts issued by the Company and First SunAmerica Life Insurance Company, an affiliate of the Company, to the same owner to exceed these limits may also be subject to company pre-approval. For any contracts subject to these dollar amount reservations, we further reserve the right to limit the death benefit amount payable in excess of contract value at the time we receive all required paperwork and satisfactory proof of death. Any limit on the maximum death benefit payable would be mutually agreed upon by you and the Company prior to purchasing the contract. We reserve the right to change the amount at which pre-approval is required, at any time.



Once you have contributed at least the minimum initial Purchase Payment, you can establish an optional automatic payment plan that allows you to make subsequent Purchase Payments of as little as $100.



In addition, we may not issue a contract to anyone age 86 or older. In general, we will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless they certify to us that the minimum distribution required by the federal tax code is being made.



We allow this contract to be jointly owned. We reserve the right to require that the joint owners be spouses. However the age of the older spouse is used to determine the availability of any age driven benefits. The addition of a joint owner after the contract has been issued is contingent upon prior review and approval by the Company. If we learn of a misstatement of age, we reserve the right to fully pursue our remedies including termination of the contract and/or revocation of any age-driven benefit.


You may assign this contract before beginning the Income Phase by sending us a written request for an assignment. Your rights and those of any other person with rights under this contract will be subject to the assignment. WE RESERVE THE RIGHT TO NOT RECOGNIZE ASSIGNMENTS IF IT CHANGES THE RISK PROFILE OF THE OWNER OF THE CONTRACT, AS DETERMINED IN OUR SOLE DISCRETION. Please see the Statement of Additional Information for details on the tax consequences of an assignment.


ALLOCATION OF PURCHASE PAYMENTS



We invest your Purchase Payments in the fixed accounts and Variable Portfolios according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. Purchase Payments are applied to your contract based upon the value of the variable investment option next determined after receipt of your money. SEE INVESTMENT OPTIONS BELOW.



In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paperwork at our Annuity Service Center. We allocate your initial Purchase Payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will send your money back to you or ask your permission to keep your money until we get the information necessary to issue the contract.

SEASONS REWARDS PROGRAM



If you elect to participate in the Seasons Rewards Program at contract issue, we contribute an Upfront Payment Enhancement and, if applicable, a Deferred Payment Enhancement to your contract in conjunction with each Purchase Payment you invest during the life of your contract. If you elect to participate in this program, all Purchase Payments are subject to a nine year withdrawal charge schedule. SEE WITHDRAWAL CHARGES BELOW. These withdrawal charges may offset the value of any bonus, if you make an early withdrawal. SEE EXPENSES BELOW. You may not elect to participate in this program if you are age 81 or older at the time of contract issues. Amounts we contribute to your contract under this program are considered earnings and are allocated to your contract as described below.



Purchase Payments may not be invested in the Dollar Cost Averaging fixed accounts if you participate in the Seasons Rewards Program.



There may be scenarios in which due to negative market conditions and your inability to remain invested over the long-term, a contract with the Seasons Rewards Program may not perform as well as the contract without the feature.



  ENHANCEMENT LEVELS



The Upfront Payment Enhancement Rate, Deferred Payment Enhancement Rate and Deferred Payment Enhancement Date may be determined based on stated Enhancement Levels. Each Enhancement Level is a range of dollar amounts which may correspond to different enhancement rates and dates. Enhancement Levels may change from time to time, at our sole discretion. The Enhancement Level applicable to your initial Purchase Payment is determined by the amount of that initial Purchase Payment. With respect to any subsequent Purchase Payments we determine your Enhancement Level by adding to your contract value on the date we receive each subsequent Purchase Payment the amount of that subsequent Purchase Payment.



  UPFRONT PAYMENT ENHANCEMENT



An Upfront Payment Enhancement is an amount we add to your contract on the day we receive a Purchase Payment. We calculate an Upfront Payment Enhancement amount as a percentage (the "Upfront Payment Enhancement Rate") of each Purchase Payment. We periodically review and establish the Upfront Payment Enhancement Rate, which may increase or decrease at any time, but will never be less than 2%. The applicable Upfront Payment Enhancement Rate is that which is in effect for any applicable Enhancement Level, when we receive each Purchase Payment under your contract. The Upfront Payment Enhancement amounts are allocated among the fixed and variable investment options according to the current allocation instructions in effect when we receive each Purchase Payment.



  DEFERRED PAYMENT ENHANCEMENT



A Deferred Payment Enhancement is an amount we may add to your contract on a future date (the "Deferred Payment Enhancement Date"). We calculate the Deferred Payment Enhancement amount, if any, as a percentage of each Purchase Payment (the "Deferred Payment Enhancement Rate"). We periodically review and establish the Deferred Payment Enhancement Rates and Deferred Payment Enhancement Dates. The Deferred Payment Enhancement Rate being offered may increase, decrease or be eliminated by us, at any time. The Deferred Payment Enhancement Date, if applicable, may change at any time. The applicable Deferred Payment Enhancement Date and Deferred Payment Enhancement Rate are those which may be in effect for any applicable Enhancement Level, when we receive each Purchase Payment under your contract. Any applicable Deferred Payment Enhancement, when credited, is allocated to the Cash Management portfolio.



If you withdraw any portion of a Purchase Payment, to which a Deferred Payment Enhancement applies, prior to the Deferred Payment Enhancement Date, we reduce the amount of the corresponding Deferred Payment Enhancement in the same proportion that your withdrawal (and any fees and charges associated with such withdrawals) reduces that Purchase Payment. For purposes of the Deferred Payment Enhancement, withdrawals are assumed to be taken from earnings first, then from Purchase Payments, on a first-in-first-out basis.



APPENDIX B shows how we calculate any Deferred Payment Enhancement.

CURRENT ENHANCEMENT LEVELS



The Enhancement Levels, Upfront Payment Enhancement Rate, Deferred Payment Enhancement Rate and Deferred Payment Enhancement Date applicable to all Purchase Payments, are as follows:



                                    UPFRONT PAYMENT    DEFERRED PAYMENT
ENHANCEMENT LEVEL                   ENHANCEMENT RATE   ENHANCEMENT RATE
-----------------                   ----------------   ----------------
Under $500,000                             4%                 0%
$500,000 - more                            5%                 0%



The applicable Payment Enhancement rate is that which is in effect, when we receive each purchase payment under your contract. Future Upfront Enhancement Rates may change at any time, but will never be less than 2%. We are not currently offering a Deferred Payment Enhancement. Future Deferred Payment Enhancement Rates may increase or stay the same; there is no minimum Deferred Payment Enhancement Rate. The number of years before which you may receive any applicable future Deferred Payment Enhancement may change as well.



90 DAY WINDOW



Contracts issued with the Seasons Rewards feature may be eligible for a "Look-Back Adjustment." As of the 90th day after your contract was issued, we will total your Purchase Payments made over those 90 days, without considering any investment gain or loss in contract value on those Purchase Payments. If your total Purchase Payments bring you to an Enhancement Level which, as of the date we issued your contract, would have provided for a higher Upfront and/or any applicable Deferred Payment Enhancement Rate on each Purchase Payment, you will get the benefit of the Enhancement Rate(s) that were applicable to that higher Enhancement Level at the time your contract was issued. We will add any applicable Upfront Look Back Adjustment to your contract on the 90th day following the date of contract issue. We will send you a confirmation indicating any applicable Upfront and/or Deferred Look Back Adjustment, on or about the 90th day following the date of contract issuance. We will allocate any applicable Upfront Look Back Adjustment according to your then-current allocation instructions on file for subsequent Purchase Payments at the time we make the contribution. If applicable, any Deferred Look Back Adjustment will be allocated to the Cash Management portfolio.



We will not allocate any applicable Deferred Payment Enhancement to your contract if any of the following circumstances occurs prior to the Deferred Payment Enhancement Date:



     - You surrender your contract;



     - A death benefit it paid on your contract;



     - You switch to the Income Phase of your contract; or



     - You fully withdraw the corresponding Purchase Payment.



APPENDIX B provides an example of the 90 Day Window Provision.



The Seasons Rewards Program may not be approved for sale in your state or through the broker-dealer with which your financial representative is affiliated. Check with your financial representative regarding the availability of this program.



WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SEASONS REWARDS PROGRAM (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME.



ACCUMULATION UNITS



The value of the variable portion of your contract will go up or down depending upon the investment performance of the Variable Portfolios you select. In order to keep track of the value of your contract, we use a unit of measure called an Accumulation Unit which works like a share of a mutual fund. During the Income Phase, we call them Annuity Units.



An Accumulation Unit value is determined each day that the New York Stock Exchange ("NYSE") is open. We base the number of units you receive on the unit value of the variable investment option as of the date we receive your money, if we receive it before Market Close and on the next day's unit value if we receive your money after

Market Close. We calculate an Accumulation Unit for each Variable Portfolio after the NYSE closes each day. We do this by:



     1. determining the total value of money invested in a particular Variable Portfolio;



     2. subtracting from that amount any asset-based charges and any other charges such as taxes we have deducted; and



     3. dividing this amount by the number of outstanding Accumulation Units.



     EXAMPLE (CONTRACTS WITHOUT SEASONS REWARDS):



    We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Focus Growth Portfolio. We determine that the value of an Accumulation Unit for the Focus Growth Portfolio is $11.10 at Market Close on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2,252.2523 Accumulation Units for the Focus Growth Portfolio.



     EXAMPLE (CONTRACTS WITH SEASONS REWARDS):



    We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Focus Growth Portfolio. If the Upfront Payment Enhancement is 2.00% of your Purchase Payment, we would add an Upfront Payment Enhancement of $500 to your contract. We determine that the value of an Accumulation Unit for the Focus Growth Portfolio is $11.10 at Market Close on Wednesday. We then divide $25,500 by $11.10 and credit your contract on Wednesday with 2,297.2973 Accumulation Units for the Focus Growth Portfolio.



FREE LOOK


You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299.


Generally we will refund to you the value of your contract on the day we receive your request MINUS any applicable Free Look Payment Enhancement Deduction, if you had elected the Seasons Rewards program. The Free Look Payment Enhancement Deduction is equal of the lesser of (1) the value of any Payment Enhancement(s) on the day we receive your free look request; or (2) the Payment Enhancement amount(s), if any, which we allocated to your contract. Thus, you receive any gain and we bear any loss on any Payment Enhancement(s) if you decide to cancel your contract during the free look period.



Certain states require us to return your Purchase Payments upon a free look request. Additionally, all contracts issued as an IRA require the full return of Purchase Payments upon a free look. With respect to those contracts, we reserve the right to put your money in the Cash Management investment option during the free look period and will allocate your money according to your instructions at the end of the applicable free look period. Currently, we do not put your money in the Cash Management investment option during the free look period unless you allocate your money to it or the state you live in requires it. If your contract was issued in a state requiring return of Purchase Payments or as an IRA and you cancel your contract during the free look period, we return the greater of (1) your Purchase Payments; or (2) the value of your contract MINUS the Free Look Payment Enhancement Deduction, if applicable.


EXCHANGE OFFERS

From time to time, we may offer to allow you to exchange an older variable annuity issued by AIG SunAmerica Life or one of its affiliates, for a newer product with more current features and benefits, also issued by AIG SunAmerica Life or one of its affiliates. Such an exchange offer will be made in accordance with applicable state and federal securities and insurance rules and regulations. We will explain the specific terms and conditions of any such exchange offer at the time the offer is made.

INVESTMENT OPTIONS
--------------------------------------------------------------------------------


The contract offers Variable Portfolios, and fixed investment options. We designed the contract to meet your varying investment needs over time. You can achieve this by using the Variable Portfolios alone or in concert with the fixed investment options. The Variable Portfolios are only available through the purchase of certain variable annuities.



VARIABLE PORTFOLIOS



Each of the variable investment options of the contract invests in underlying portfolios of Seasons Series Trust. AIG SunAmerica Asset Management Corp. ("AIG SAAMCo"), an affiliate of the Company, manages Seasons Series Trust. AIG SAAMCo has engaged sub-advisers to provide investment advice for certain of the underlying investment portfolios.



YOU SHOULD READ THE PROSPECTUS FOR THE SEASONS SERIES TRUST CAREFULLY BEFORE INVESTING. THE TRUST PROSPECTUS WHICH IS ATTACHED HERETO CONTAINS DETAILED INFORMATION ABOUT THE UNDERLYING INVESTMENT PORTFOLIOS INCLUDING INVESTMENT OBJECTIVE, GOALS AND RISK FACTORS.



SELECT AND FOCUSED PORTFOLIOS



The contract offers Select Portfolios, each with a distinct investment objective, utilizing a disciplined investing style to achieve its objective. Each Select Portfolio invests in an underlying investment portfolio of the Seasons Series Trust. Except for the Cash Management portfolio, each underlying portfolio is multi-managed by a team of three money managers. One component of the underlying investment portfolios is an unmanaged component that tracks a particular target index or subset of an index. The other two components are actively managed. However, the Diversified Fixed Income and Strategic Fixed Income portfolios do not have an unmanaged component but three components which are all actively managed. The unmanaged component of each underlying investment portfolio is intended to balance some of the risks associated with an actively traded portfolio.



The contract also offers Focused Portfolios. Each multi-managed Focused Portfolio offers you at least three different professional managers and each of which advises a separate portion of the Focused Portfolio. Each manager actively selects a limited number of stocks that represent their best stock selections. This approach to investing results in a more concentrated portfolio, which will be less diversified than the Select Portfolios, and may be subject to greater market risks.

Each underlying investment portfolio and the respective managers are:



                                      SELECT PORTFOLIOS
LARGE CAP GROWTH                MID CAP GROWTH                  INTERNATIONAL EQUITY
AIG Global Investment Corp.     AIGGIC                          AIGGIC
("AIGGIC")                      T. Rowe Price                   Goldman Sachs Asset Management
Goldman Sachs Asset Management  Wellington Management           Int'l
L.P. ("GSAM")                                                   Lord Abbett
Janus Capital Management LLC    MID CAP VALUE
("Janus")                       AIGGIC                          DIVERSIFIED FIXED INCOME
                                GSAM                            AIGGIC
LARGE CAP COMPOSITE             Lord, Abbett & Co. LLC ("Lord   AIG SAAMCo
AIGGIC                          Abbett")                        Wellington Management
AIG SAAMCo
T. Rowe Price Associates, Inc.  SMALL CAP                       STRATEGIC FIXED INCOME
("T. Rowe Price")               AIGGIC                          AIGGIC
                                AIG SAAMCo                      Franklin Advisers, Inc.
LARGE CAP VALUE                 Salomon Brothers Asset          Salomon
AIGGIC                          Management, Inc. ("Salomon")
T. Rowe Price                                                   CASH MANAGEMENT
Wellington Management Company,                                  Banc of America Capital
LLP                                                             Management, LLC
("Wellington Management")



                                      FOCUSED PORTFOLIOS
FOCUS GROWTH                 FOCUS GROWTH & INCOME  FOCUS VALUE            FOCUS TECHNET
Credit Suisse Asset          Harris Associates      Third Avenue           AIG SAAMCo
Management, Inc.             L.P. ("Harris")        Management LLC         BAMCO, Inc.
Janus                        Thornburg Investment   J.P. Morgan            RCM Capital
Marsico Capital Management,  Management, Inc.       Investment             Management, LLC
LLC. ("Marsico")             Marsico                Management Inc.
                                                    ("J.P. Morgan")
                                                    American Century
                                                    Investment
                                                    Management Inc.
                                                    ("American Century")



Each Select and Focused Portfolio is designed to meet a distinct investment objective facilitated by the management philosophy of three different money managers (except for the Cash Management portfolio). Generally, the Purchase Payments received for allocation to each Select or Focused Portfolio will be allocated equally among the three managers for that Select and Focused Portfolio. Each quarter AIG SAAMCo will evaluate the asset allocation between the three managers of each Select or Focused Portfolio. If AIG SAAMCo determines that the assets have become significantly unequal in allocation among the managers, then the incoming cash flows may be redirected in an attempt to stabilize the allocations. Generally, existing Select and Focused Portfolio assets will not be rebalanced. However, we reserve the right to do so in the event that it is deemed necessary and not adverse to the interests of contract owners invested in the Select and Focused Portfolios.



SEASONS MANAGED ALLOCATION PORTFOLIOS



The contract also offers Seasons Managed Allocation Portfolios, each with a different investment goal. Each Seasons Managed Allocation Portfolio is structured as a "fund-of-funds" which means that it pursues its investment goal by investing its assets in a combination of the Select Portfolios and the Focused Portfolios. A fund-of-funds strategy generally offers investors an efficient means of diversification among a number of funds while obtaining professional management in determining which funds to select, how much of their assets to commit to each fund, and when to make that selection.



Each Seasons Managed Allocation Portfolio is managed by a professional manager, Ibbotson Associates Advisors, LLC ("Ibbotson"). Ibbotson creates a target allocation annually for each Seasons Managed Allocation Portfolio. The target allocation will reflect the percentage in which a Seasons Managed Allocation Portfolio should invest in the Select and Focused Portfolios. Due to market movements, portfolio management decisions or cash flow consideration, Ibbotson may determine that a Seasons Managed Allocation Portfolio's investments in the Select and Focused Portfolios require adjustments in order to meet its target allocation. Generally, Ibbotson will manage the investments among the Select and Focused Portfolios for each Seasons Managed Allocation Portfolio to match its target allocation and to rebalance assets back to the target allocation, as it deems necessary.



This approach allows the Seasons Managed Allocation Portfolios to offer professional asset management on two levels: 1) the fund management of each underlying Select and Focused Portfolio; and 2) the overlay portfolio management provided by Ibbotson.



Each Managed Allocation Portfolio can invest in as many as all of the Select and Focused Portfolios listed above. The four Seasons Managed Allocation Portfolios are:



SEASONS MANAGED ALLOCATION            OBJECTIVE                             INVESTMENT STRATEGY
PORTFOLIOS
Allocation Growth Portfolio           Long-term capital appreciation        Invest primarily in equity-based
                                                                            portfolios. Designed to provide
                                                                            higher growth potential, while
                                                                            maintaining risk at a reasonable
                                                                            level.
Allocation Moderate Growth            Long-term capital appreciation        Focuses on equity investing to
Portfolio                                                                   help maximize growth potential,
                                                                            but also invests a portion of its
                                                                            assets in the bond market for
                                                                            income.
Allocation Moderate Portfolio         Long-term capital appreciation and    Combines equity investing with
                                      moderate current income               increased exposure to fixed income
                                                                            investing. Designed for investors
                                                                            who want growth, but who are also
                                                                            seeking a moderate level of
                                                                            income.
Allocation Balanced Portfolio         Long-term capital appreciation and    Offers the greatest exposure to
                                      income                                fixed income among these four
                                                                            portfolios. Designed for investors
                                                                            who need greater balance of growth
                                                                            potential and current income.



Special note should be taken of the similarities and differences between the Seasons Managed Allocation Portfolios and the Seasons Strategies, described in detail below. Each alternative reflects an allocation model. The Seasons Managed Allocation Portfolios differ from the Seasons Strategies in the following respects. A professional manager actively manages the Seasons Managed Allocation Portfolios' investments in the Select and Focused Portfolios. The Seasons Strategies are limited to investment in the specified funds of the Seasons Series Trust with a pre-determined target asset allocation mix that does not change over the life of the contract. Thus, the Seasons Managed Allocation Portfolios are responsive to changing market conditions, and current judgments of professional management, while the Seasons Strategies assume that the pre-determined asset allocation mix will continue to be consistent with its risk objective. Please read carefully the descriptions of each alternative for more details.



SEASONS STRATEGIES



The contract offers multi-manager variable investment Seasons Strategies, each with a different investment objective. We designed the Seasons Strategies utilizing an asset allocation approach to meet your investment needs over time, considering factors such as your age, goals and risk tolerance. However, each Seasons Strategy is designed to achieve different levels of growth over time.



Each Seasons Strategy invests in three underlying investment portfolios of the Seasons Series Trust. The allocation of money among these investment portfolios varies depending on the objective of the Seasons Strategy.



The underlying investment portfolios of Seasons Series Trust in which the Seasons Strategies invest include the Asset Allocation: Diversified Growth Portfolio, the Stock Portfolio and the Multi-Managed Growth,

Multi-Managed Moderate Growth, Multi-Managed Income/Equity and Multi-Managed Income Portfolios (the "Multi-Managed Portfolios").



The Asset Allocation: Diversified Growth Portfolio is managed by Putnam Investment Management, Inc. The Stock Portfolio is managed by T. Rowe Price Associates, Inc. All of the Multi-Managed Portfolios include the same three basic investment components: a growth component managed by Janus Capital Management LLC., a balanced component managed by AIG SunAmerica Asset Management Corp. and a fixed income component managed by Wellington Management Company, LLP. The Growth Seasons Strategy and the Moderate Growth Seasons Strategy also have an aggressive growth component which AIG SAAMCo manages. The percentage that any one of these components represents in each Multi-Managed Portfolio varies in accordance with the investment objective.



Each Seasons Strategy uses an investment approach based on asset allocation. This approach is achieved by each Seasons Strategy investing in distinct percentages in three specific underlying funds of the Seasons Series Trust. In turn, the underlying funds invest in a combination of domestic and international stocks, bonds and cash. Based on the percentage allocation to each specific underlying fund and each underlying fund's investment approach, each Seasons Strategy initially has a neutral asset allocation mix of stocks, bonds and cash.



SEASONS STRATEGY REBALANCING



Each Seasons Strategy is designed to meet its investment objective by allocating a portion of your money to three different investment portfolios. At the beginning of each quarter a rebalancing occurs among the underlying funds to realign each Seasons Strategy with its distinct percentage investment in the three underlying funds. This rebalancing is designed to help maintain the neutral asset allocation mix for each Seasons Strategy. The pie charts on the following pages demonstrate:



     - the neutral asset allocation mix for each Seasons Strategy; and



     - the percentage allocation in which each Seasons Strategy invests.



On the first business day of each quarter (or as close to such date as is administratively practicable) your money will be allocated among the various investment portfolios according to the percentages set forth on the following pages. Additionally, within each Multi-Managed Portfolio, your money will be rebalanced among the various components. We also reserve the right to rebalance any Seasons Strategy more frequently if rebalancing is, deemed necessary and not adverse to the interests of contract owners invested in such Seasons Strategy. Rebalancing a Seasons Strategy may involve shifting a portion of assets out of underlying investment portfolios with higher returns into underlying investment portfolios with relatively lower returns.


GROWTH STRATEGY                                                    MODERATE GROWTH STRATEGY
      GOAL: Long-term growth of capital, allocating its                GOAL: Growth of capital through investments in equities,
  assets primarily to stocks. This Strategy may be best            with a secondary objective of conservation of principal by
  suited for those with longer periods to invest.                  allocating more of its assets to bonds than the Growth
                                                                   Strategy. This Strategy may be best suited for those nearing
  Target Asset Allocation:                                         retirement years but still earning income.
      Stocks 80%        Bonds 15%        Cash 5%                   Target Asset Allocation:
  [GROWTH CHART]                                                       Stocks 70%        Bonds 25%        Cash 5%
                                                                   [MODERATE GROWTH CHART]




BALANCED GROWTH STRATEGY                                           CONSERVATIVE GROWTH STRATEGY
      GOAL: Focuses on conservation of principal by                    GOAL: Capital preservation while maintaining some
  investing in a more balanced weighting of stocks and             potential for growth over the long term. This Strategy may
  bonds, with a secondary objective of seeking a high total        be best suited for those with lower investment risk
  return. This Strategy may be best suited for those               tolerance.
  approaching retirement and with less tolerance for
  investment risk.                                                 Target Asset Allocation:
  Target Asset Allocation:                                             Stocks 42%        Bonds 53%        Cash 5%
      Stocks 55%        Bonds 40%        Cash 5%                   [CONSERVATIVE GROWTH CHART]
  [BALANCED GROWTH CHART]

FIXED INVESTMENT OPTIONS


Your contract may offer Fixed Account Guarantee Periods ("FAGP") to which you may allocate certain Purchase Payments or contract value. Available guarantee periods may be for different lengths of time (such as 1, 3 or 5 years) and may have different guaranteed interest rates, as noted below. We guarantee the interest rate credited to amounts allocated to any available FAGP and that the rate will never be less than the minimum guaranteed interest rate as specified in your contract. Once established, the rates for specified payments do not change during the guarantee period. We determine the FAGPs offered at any time in our sole discretion and we reserve the right to change the FAGPs that we make available at any time, unless state law requires us to do otherwise. Please check with your financial representative to learn if any FAGPs are currently offered.

There are three interest rate scenarios for money allocated to the FAGPs. Each of these rates may differ from one another. Once declared, the applicable rate is guaranteed until the corresponding guarantee period expires. Under each scenario your money may be credited a different rate of interest as follows:


     - INITIAL RATE: The rate credited to any portion of the initial Purchase Payment allocated to a FAGP.



     - CURRENT RATE: The rate credited to any portion of the subsequent Purchase Payments allocated to a FAGP.



     - RENEWAL RATE: The rate credited to money transferred from a FAGP or a Variable Portfolio into a FAGP and to money remaining in a FAGP after expiration of a guarantee period.


When a FAGP ends, you may leave your money in the same FAGP or you may reallocate your money to another FAGP or to the Variable Portfolios. If you want to reallocate your money, you must contact us within 30 days after the end of the current interest guarantee period and instruct us as to where you would like the money invested. WE DO NOT CONTACT YOU. IF WE DO NOT HEAR FROM YOU, YOUR MONEY WILL REMAIN IN THE SAME FAGP WHERE IT WILL EARN INTEREST AT THE RENEWAL RATE THEN IN EFFECT FOR THAT FAGP.


If you purchased your contract prior to August 2, 2004 and you take money out of any available multi-year FAGP, before the end of the guarantee period, we make an adjustment to your contract. We refer to the adjustment as a market value adjustment ("MVA"). The MVA reflects any difference in the interest rate environment between the time you place your money in the FAGP and the time when you withdraw or transfer that money. This adjustment can increase or decrease your contract value. Generally, if interest rates drop between the time you put your money into a FAGP and the time you take it out, we credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, we post a negative adjustment to your contract. You have 30 days after the end of each guarantee period to reallocate your funds without incurring any MVA. APPENDIX E shows how we calculate and apply the MVA.



If available, you may systematically transfer interest earned in available FAGPs into any of the Variable Portfolios on certain periodic schedules offered by us. You may change or terminate these systematic transfers by contacting our Annuity Service Center. Check with your financial representative regarding the current availability of this service.



All FAGPs may not be available in all states. We reserve the right to refuse any Purchase Payment to available FAGPs if we are crediting a rate equal to the minimum guaranteed interest rate specified in your contract. If you do not elect to participate in the Seasons Rewards program, we may also offer Dollar Cost Averaging Fixed Accounts ("DCAFA"). The rules, restrictions and operation of DCAFAs may differ from the standard FAGPs described above, please see DOLLAR COST AVERAGING below for more details.



DOLLAR COST AVERAGING FIXED ACCOUNTS



If you do not elect the Seasons Rewards program, you may invest initial and/or subsequent Purchase Payments in DCAFAs, if available. The minimum Purchase Payment that you must invest for the 6-month DCAFA is $600 and $1,200 for the 12-month DCAFA, if such accounts are available. Purchase Payments less than these minimum amounts will automatically be allocated to the Variable Portfolios ("target account(s)") according to your instructions to us or your current allocation on file. DCAFAs also credit a fixed rate of interest but are specifically designed to facilitate a dollar cost averaging program. Interest is credited to amounts allocated to the DCAFAs while your investment is transferred to the Variable Portfolios over certain specified time frames. The interest rates applicable to the DCAFA may differ from those applicable to any available FAGPs but will never be less than the minimum annual guaranteed interest rate as specified in your contract. However, when using a DCAFA the annual interest rate is paid on a declining balance as you systematically transfer your investment to the Variable Portfolios. Therefore, the actual effective yield will be less than the annual crediting rate. We determine the DCAFAs offered at any time in our sole discretion and we reserve the right to change to DCAFAs that we make available at any time, unless state law requires us to do otherwise. See DOLLAR COST AVERAGING PROGRAM below for more information.



TRANSFERS DURING THE ACCUMULATION PHASE



Subject to our rules, restrictions and policies, during the Accumulation Phase you may transfer funds between the Variable Portfolios and/or any Fixed Accounts by telephone or through the Company's website (http://www.aigsunamerica.com) or in writing by mail or facsimile. All transfer instructions submitted via facsimile must be sent to (818) 615-1543, otherwise they will not be considered received by us. We may accept transfers by telephone or the Internet unless you tell us not to on your contract application. When receiving instructions over the telephone or the Internet, we follow procedures we have adopted to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone or the Internet. If we fail to follow our procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.



Any transfer request will be priced as of the day it is confirmed in good order by us if the request is processed before Market Close. If the transfer request is processed after Market Close, the request will be priced as of the next business day.



Funds already in your contract cannot be transferred into the DCA Fixed Accounts. You must transfer at least $100 per transfer. If less than $100 remains in any Variable Portfolio after a transfer, that amount must be transferred as well.



TRANSFER POLICIES



We do not want to issue this variable annuity contract to contract owners engaged in trading strategies that seek to benefit from short-term price fluctuations or price inefficiencies in the Variable Portfolios of this product ("Short-Term Trading") and we discourage Short-Term Trading as more fully described below. However, we cannot always anticipate if a potential contract owner intends to engage in Short-Term Trading. Short-Term Trading may create risks that may result in adverse effects on investment return of an Underlying Fund. Such risks may include, but are not limited to: (1) interference with the management and planned investment strategies of an Underlying Fund and/or (2) increased brokerage and administrative costs due to forced and unplanned fund turnover; both of which may dilute the value of the shares in the Underlying Fund and reduce value for all investors in the Variable Portfolio. In addition to negatively impacting the contract owner, a reduction in contract value may also be harmful to annuitants and/or beneficiaries.



We have adopted the following administrative procedures to discourage Short-Term Trading.



We charge for transfers in excess of 15 in any contract year. Currently, the fee is $25 for each transfer exceeding this limit. Transfers resulting from your participation in the DCA or Asset Rebalancing programs are not counted towards the number of free transfers per contract year.



In addition to charging a fee when you exceed 15 transfers as described in the preceding paragraph, all transfer requests in excess of 15 transfers per contract year must be submitted in writing by United States Postal Service first-class mail ("U.S. Mail") until your next contract anniversary ("Standard U.S. Mail Policy"). We will not accept transfer requests sent by any other medium except U.S. Mail until your next contract anniversary. Transfer requests required to be submitted by U.S. Mail can only be cancelled by a written request sent by U.S. Mail with the appropriate paperwork received prior to the execution of the transfer. All transfers made on the same day prior to Market Close are considered one transfer request. Transfers resulting from your participation in the DCA or Asset Rebalancing programs are not included for the purposes of determining the number of transfers before applying the Standard U.S. Mail Policy. We apply the Standard U.S. Mail Policy uniformly and consistently to all contract owners except for omnibus group contracts and contracts utilizing third party asset allocation services as described below.



We believe that the Standard U.S. Mail Policy is a sufficient deterrent to Short-Term Trading and we do not conduct any additional routine monitoring. However, we may become aware of transfer patterns among the Variable Portfolios and/or Fixed Accounts which reflect what we consider to be Short-Term Trading or otherwise detrimental to the Variable Portfolios but have not yet triggered the limitations of the Standard U.S. Mail Policy described above. If such transfer activity cannot be controlled by the Standard U.S. Mail Policy, we may require you to adhere to our Standard U.S. Mail Policy prior to reaching the specified number of transfers ("Accelerated U.S. Mail Policy"). To the extent we become aware of Short-Term Trading activities which cannot be reasonably controlled by the Standard U.S. Mail Policy or the Accelerated U.S. Mail Policy, we also reserve the right to evaluate, in our sole discretion, whether to impose further limits on the number and frequency of transfers you can make, impose minimum holding periods and/or reject any transfer request or terminate your transfer privileges. We will notify you in writing if your transfer privileges are terminated. In addition, we reserve the right to not accept transfers from a third party acting for you and not to accept preauthorized transfer forms.



Some of the factors we may consider when determining whether to accelerate the Standard U.S. Mail Policy, reject or impose other conditions on transfer privileges include:



     (1) the number of transfers made in a defined period;



     (2) the dollar amount of the transfer;



     (3) the total assets of the Variable Portfolio involved in the transfer and/or transfer requests that represent a significant portion of the total assets of the Variable Portfolio;



     (4) the investment objectives and/or asset classes of the particular Variable Portfolio involved in your transfers;



     (5) whether the transfer appears to be part of a pattern of transfers to take advantage of short-term market fluctuations or market inefficiencies; and/or



     (6)other activity, as determined by us, that creates an appearance, real or perceived, of Short-Term Trading.



Notwithstanding the administrative procedures above, there are limitations on the effectiveness of these procedures. Our ability to detect and/or deter Short-Term Trading is limited by operational systems and technological limitations. We cannot guarantee that we will detect and/or deter all Short-Term Trading. To the extent that we are unable to detect and/or deter Short-Term Trading, the Variable Portfolios may be negatively impacted as described above. Additionally, the Variable Portfolios may be harmed by transfer activity related to other insurance companies and/or retirement plans or other investors that invest in shares of the Underlying Fund. You should be aware that the design of our administrative procedures involves inherently subjective decisions, which we attempt to make in a fair and reasonable manner consistent with the interests of all owners of this contract. We do not enter into agreements with contract owners whereby we permit or intentionally disregard Short-Term Trading.



The Standard and Accelerated U.S. Mail Policies are applied uniformly and consistently to contract owners utilizing third party trading services/strategies performing asset allocation services for a number of contract owners at the same time except for purposes of calculating the number of transfers for the Standard U.S. Mail Policy. A calendar year will be used (instead of a contract year) for these contracts. You should be aware that such third party trading services may engage in transfer activities that can also be detrimental to the Variable Portfolios. These transfer activities may not be intended to take advantage of short-term price fluctuations or price inefficiencies. However, such activities can create the same or similar risks to Short-Term Trading and negatively impact the Variable Portfolios as described above.



Omnibus group contracts may invest in the same Underlying Funds available in your contract but on an aggregate, not individual basis. Thus, we have limited ability to detect Short-Term Trading in omnibus group contracts and the Standard U.S. Mail Policy does not apply to these contracts. Our inability to detect Short-Term Trading may negatively impact the Variable Portfolios as described above.

WE RESERVE THE RIGHT TO MODIFY THE POLICIES AND PROCEDURES DESCRIBED IN THIS SECTION AT ANY TIME. To the extent that we exercise this reservation of rights, we will do so uniformly and consistently unless we disclose otherwise.


For information regarding transfers during the Income Phase, SEE INCOME OPTIONS BELOW.


DOLLAR COST AVERAGING PROGRAM



The Dollar Cost Averaging ("DCA") program allows you to invest gradually in the variable investment options. Under the program you systematically transfer a set dollar amount or percentage from any Variable Portfolio or DCAFA available (source accounts) to any other Variable Portfolio (target account). Transfers may occur on such periodic schedules such as monthly or weekly. You may change the frequency to other available options at any time by notifying us in writing. Fixed account options are not available as target accounts for the DCA program. The minimum transfer amount under the DCA program is $100 per transfer.



We may also offer DCAFAs for a specified time period exclusively to facilitate this program. If you elect to participate in the Seasons Rewards Program, the DCAFAs are not available under your contract. The DCAFAs only accept new Purchase Payments. You cannot transfer money already in your contract into these options. If you allocate a Purchase Payment into DCAFAs, we transfer all your money allocated to that account into the Variable Portfolios you select over the selected time period at an offered frequency of your choosing. The minimum Purchase Payment that you must invest for the 6-month DCAFA is $600 and $1,200 for the 12-month DCAFA, if such accounts are available. Purchase Payments less than these minimum amounts will automatically be allocated to the target account(s) according to your instructions to us or your current allocation instructions on file.



You may terminate your DCA program at any time. If money remains in the DCAFA, we transfer the remaining money according to your instructions or to your current allocation on file. Transfers resulting from a termination of this program do not count towards your 15 free transfers.


The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.


There is no fee for participating in the DCA program. We reserve the right to modify, suspend or terminate this program at any time.


     EXAMPLE:


    Assume that you want to gradually move $750 each month from the Cash Management Portfolio to the Mid-Cap Value Select Portfolio over six months. You set up dollar cost averaging and purchase Accumulation Units at the following values:



MONTH    ACCUMULATION UNIT    UNITS PURCHASED
-----    -----------------    ---------------
  1           $ 7.50                100
  2           $ 5.00                150
  3           $10.00                 75
  4           $ 7.50                100
  5           $ 5.00                150
  6           $ 7.50                100



    You paid an average price of only $6.67 per Accumulation Unit over six months, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.



AUTOMATIC ASSET REBALANCING PROGRAM


Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The Automatic Asset Rebalancing Program addresses this situation. At your election, we periodically rebalance your investments in the Variable Portfolios to return your allocations to their original percentages. Asset rebalancing typically involves shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return. At your request, rebalancing occurs on a quarterly, semi-annual or annual basis. Transfers made as a result of rebalancing do not count against your 15 free transfers for the contract year. There is no fee for participating in the Automatic Asset Rebalancing program.


WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THIS PROGRAM AT ANY TIME.


RETURN PLUS PROGRAM



The Return Plus Program, available if we are offering multi-year Fixed Accounts, allows you to invest in one or more of the Variable Portfolios without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed investment options (other than the DCA Fixed Accounts) and the Variable Portfolios you select. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment to allocate to the particular fixed investment option to ensure that it grows to an amount equal to your total principal invested under this program. There is no fee for participating in this program.


     EXAMPLE:


    Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the Fixed Account. You want the amount allocated to the Fixed Account to grow to $100,000 in 7 years. If the 7-year Fixed Account is offering a 5% interest rate, we will allocate $71,069 to the 7-year Fixed Account to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $28,931 may be allocated among the Variable Portfolios, as determined by you, to provide opportunity for greater growth.



WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THIS PROGRAM AT ANY TIME.



VOTING RIGHTS



AIG SunAmerica Life is the legal owner of the Trust's shares. However, when an underlying portfolio solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.



SUBSTITUTION



We may amend your contract due to changes to the investment variable portfolios offered under your contract. For example, we may offer new portfolios, delete portfolios, or stop accepting allocations and/or investments in a particular portfolio. We may move assets and re-direct future premium allocations from one portfolio to another if we receive investor approval through a proxy vote or SEC approval for a fund substitution. This would occur if a portfolio is no longer an appropriate investment for the contract, for reasons such as continuing substandard performance, or for changes to the portfolio manager, investment objectives, risks and strategies, or federal or state laws. The new investment variable Portfolio offered may have different fees and expenses. You will be notified of any upcoming proxies or substitutions that affect your portfolio choices.

ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------


You can access money in your contract by making a partial or total withdrawal, and/or by receiving income payments during the Income Phase. SEE INCOME OPTIONS BELOW.



Generally, we deduct a withdrawal charge applicable to any partial or total withdrawal if a withdrawal comes from the multi year fixed investment options prior to the end of a guarantee period. If you withdraw your entire contract value, we also deduct any applicable premium taxes and a contract maintenance fee. SEE EXPENSES BELOW. We calculate charges due on a total withdrawal on the day after we receive your request and other required paper work. We return your contract value less any applicable fees and charges.



The minimum partial withdrawal amount is $1,000. We require that the value left in the contract be at least $500 after the withdrawal. You must send a written withdrawal request to our Annuity Service Center. Unless you provide us with different instructions, partial withdrawals will be made in equal amounts from each Variable Portfolio and the fixed investment option in which your contract is invested. Withdrawals from available fixed investment options prior to the end of the guarantee period may result in a MVA.



We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.



Additionally, we reserve the right to defer payments for a withdrawal from a fixed investment option. Such deferrals are limited to no longer than six months.



FREE WITHDRAWAL PROVISION



Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a surrender penalty. However, upon a future full surrender of your contract, any previous free withdrawals would be subject to a surrender charge, if any is applicable at the time of the full surrender (except in the state of Washington).



If you participate in the Seasons Rewards Program, you will not receive any applicable Deferred Payment Enhancement if you fully withdraw a Purchase Payment or your contract value prior to the corresponding Deferred Payment Enhancement Date. SEE SEASONS REWARDS PROGRAM ABOVE.



To determine your free withdrawal amount and the amount, if any, on which we assess a withdrawal charge, we refer to two special terms. These are penalty-free earnings and the Total Invested Amount.



The penalty-free earnings portion of your contract is your account value less your Total Invested Amount. The Total Invested Amount is the total of all Purchase Payments you have made into the contract less portions of some prior withdrawals you made. The portions of prior withdrawals that reduce your Total Invested Amount are as follows:



     1.Any prior withdrawals on which you previously paid a withdrawal charge, plus the amount of the withdrawal charge.



     2.Any prior free withdrawals in any year that were in excess of your penalty-free earnings and were free because the Purchase Payment withdrawn is no longer subject to surrender charges at the time of the withdrawal.



When you make a withdrawal, we assume that it is taken from penalty-free earnings first, then from the Total Invested Amount on a first-in, first-out basis. This means that you can also access your Purchase Payments which are no longer subject to a surrender charge before those Purchase Payments which are still subject to the surrender charge.



During your first contract year your free withdrawal amount is the greater of:



     1. Your penalty-free earnings, or;

     2.If you are participating in the Systematic Withdrawal program, a total of 10% of your Total Invested Amount less any prior withdrawals taken during the contract year.



After the first contract year, you can take out the greater of the following amounts each year:



     1.Your penalty free earnings and any portion of your Total Invested Amount no longer subject to surrender charges, or;



     2. 10% of the portion of your Total Invested Amount that has been in your contract for at least one year less any withdrawals taken during the contract year.



Purchase Payments withdrawn, above and beyond the amount of your free withdrawal amount, which have been invested for less than 7 years, or 9 years if you elect to participate in the Seasons Rewards Program, will result in your paying a withdrawal charge. The amount of the charge and how it applies are discussed more fully below. You should consider, before purchasing this contract, the effect this charge will have on your investment if you need to withdraw more money than the free withdrawal amount. You should fully discuss this decision with your financial representative.



The withdrawal charge percentage applicable is determined by the age of the Purchase Payment being withdrawn. For purposes of calculating the surrender charge in the event of a full surrender, the charge is calculated based on the remaining Total Invested Amount still subject to surrender charge.



For example, you make an initial Purchase Payment of $100,000. For purposes of this example, we will assume a 0% growth rate over the life of the contract, no election of the Seasons Rewards Program or optional enhanced death benefit and no subsequent Purchase Payments. In contract year 2 and year 3, you take out your maximum free withdrawal of $10,000 for each year. After those free withdrawals your contract value is $80,000. In contract year 5 you request a full surrender of your contract. We will apply the following calculation, A - (B X C) = D, where:



A = Your contract value at the time of your request for surrender ($80,000)


B = The amount of your Total Invested Amount still subject to surrender charge ($100,000)


C = The withdrawal charge percentage applicable to the age of each Purchase Payment at the time of full surrender (4%) [B X C = $4,000]


D = Your full surrender value ($76,000)



SYSTEMATIC WITHDRAWAL PROGRAM



If you elect, we use money in your contract to pay you monthly, quarterly, semi-annual or annual payments during the Accumulation Phase. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $100 ($250 for Oregon). There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% IRS tax penalty may apply if you are under age 59 1/2. Any withdrawals you make using this program count against your free withdrawal amount as described above. Withdrawals in excess of that amount may incur a withdrawal charge. There is no additional charge for participating in this program.


The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.


NURSING HOME WAIVER



If you purchased your contract on or about August 2, 2004, and if you are confined to a nursing home for 60 days or longer, we may waive the withdrawal charge and/or market value adjustment on certain withdrawals prior to the Annuity Date (not available in Texas). The waiver applies only to withdrawals made while you are in a nursing home or within 90 days after you leave the nursing home. Your contract prohibits use of this waiver during the first 90 days after you purchase your contract. In addition, the confinement period for which you seek the waiver must begin after you purchase your contract. We will only waive the withdrawal charges on withdrawals or surrenders of contract value paid directly to the owner, not to a third party or other financial services company.

In order to use this waiver, you must submit with your withdrawal request, the following documents: (1) a doctor's note recommending admittance to a nursing home; (2) an admittance form which shows the type of facility you entered; and
(3) a bill from the nursing home which shows that you met the 60 day confinement requirement.


MINIMUM CONTRACT VALUE



Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is $500 or less as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you, less any applicable charges.



QUALIFIED CONTRACT OWNERS



Certain Qualified plans restrict and/or prohibit your ability to withdraw money from your contract. SEE TAXES BELOW for a more detailed explanation.



OPTIONAL LIVING BENEFITS

--------------------------------------------------------------------------------


YOU MAY ELECT ONE OF THE OPTIONAL LIVING BENEFITS DESCRIBED BELOW. THESE FEATURES ARE DESIGNED TO PROTECT A PORTION OF YOUR INVESTMENT IN THE EVENT YOUR CONTRACT VALUE DECLINES DUE TO UNFAVORABLE INVESTMENT PERFORMANCE DURING THE ACCUMULATION PHASE AND BEFORE A DEATH BENEFIT IS PAYABLE. PLEASE SEE THE DESCRIPTIONS BELOW FOR DETAILED INFORMATION.



SEASONS INCOME REWARDS FEATURE



What is Seasons Income Rewards?



Seasons Income Rewards is an optional living benefit feature. If you elect this feature, for which you will be charged an annualized fee after a specified waiting period, you are guaranteed to receive withdrawals, over a minimum number of years that in total equal Purchase Payments made in the first 90 days adjusted for withdrawals during that period (the "Benefit"), even if the contract value falls to zero. Seasons Income Rewards may offer protection in the event your contract value declines due to unfavorable investment performance. Seasons Income Rewards has rules and restrictions that are discussed more fully below.



What options are currently available?



Three options are currently available under this feature. The available options, referred to as the Step-Up Options, provide a guaranteed minimum withdrawal amount over a minimum number of years equal to at least your initial Purchase Payment (adjusted for withdrawals) with an opportunity to receive a 10%, 20% or 50% step-up amount. If you take withdrawals prior to the Benefit Availability Date (as defined in the table below), the Benefit will be reduced and you may not receive a step-up amount depending on the option selected.



Each option and its components are fully described below. You should read each option carefully and discuss the feature with your financial representative before electing an option.



How and when can I elect the feature?



You may only elect the feature at the time of contract issue and must choose one of the options discussed below. You may not change the option after election. You cannot elect the feature if you are age 81 or older on the contract issue date. Generally, once you elect the feature, it cannot be cancelled. Seasons Income Rewards cannot be elected if you elect the Seasons Promise feature. SEE SEASONS PROMISE BELOW. Seasons Income Rewards may not be available in your state or through the broker-dealer with which your financial representative is affiliated. Please check with your financial representative for availability.

How is the Benefit calculated?



In order to determine the Benefit's value, we calculate each of the components as described below. The Benefit's components and value may vary depending on the option you choose. The earliest date you may begin taking withdrawals under the Benefit is the BENEFIT AVAILABILITY DATE. Each one-year period beginning on the contract issue date and ending on the day before the contract anniversary date is considered a BENEFIT YEAR.



The table below is a summary of the three Step-Up Options we are currently offering:



-----------------------------------------------------------------------------------------------------
                                                                                            MINIMUM
                                                                                          WITHDRAWAL
                                                                                          PERIOD* (IF
                                                                                            MAXIMUM
                                                                              MAXIMUM       ANNUAL
                                                                               ANNUAL     WITHDRAWAL
                                                                             WITHDRAWAL     AMOUNT
                                                                 STEP-UP      AMOUNT+        TAKEN
 OPTION                 BENEFIT AVAILABILITY DATE                 AMOUNT     PERCENTAGE   EACH YEAR)
-----------------------------------------------------------------------------------------------------
  1        3 years following contract issue date                 10%* of       10% of      11 years
                                                                Withdrawal   Withdrawal
                                                                 Benefit      Benefit
                                                                   Base         Base
-----------------------------------------------------------------------------------------------------
  2        5 years following contract issue date                 20%* of       10% of      12 years
                                                                Withdrawal   Withdrawal
                                                                 Benefit      Benefit
                                                                   Base         Base
-----------------------------------------------------------------------------------------------------
  3        10 years following contract issue date                50%** of      10% of      15 years
                                                                Withdrawal   Withdrawal
                                                                 Benefit      Benefit
                                                                   Base         Base
-----------------------------------------------------------------------------------------------------



* You will not receive a Step-Up Amount if you elect Options 1 or 2 and take a withdrawal prior to the Benefit Availability Date. The Minimum Withdrawal Period for Options 1 and 2 will be 10 years if you do not receive a Step-Up Amount.



** If you elect Option 3 and take a withdrawal prior to the Benefit Availability
   Date, you will receive a reduced Step-Up Amount of 30% of the Withdrawal Benefit Base. The Minimum Withdrawal Period will be 13 years if you receive a reduced Step-Up Amount.



+ For contract holders subject to annual required minimum distributions, the Maximum Annual Withdrawal Amount for this contract will be the greater of:
   (1) the amount indicated in the table above; or (2) the annual required minimum distribution amount. Required minimum distributions may reduce your Minimum Withdrawal Period.



How are the components for the Step-Up Options calculated?



First, we determine the ELIGIBLE PURCHASE PAYMENTS, which include the amount of Purchase Payments made to the contract up to the 90th day after your contract issue date, adjusted for any withdrawals in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.



Second, we determine the WITHDRAWAL BENEFIT BASE, On the Benefit Availability Date, the Withdrawal Benefit Base equals the sum of all Eligible Purchase Payments.



Third, we determine a STEP-UP AMOUNT, if any, which is calculated as a specified percentage (listed in the table above) of the Withdrawal Benefit Base on the Benefit Availability Date. If you elect Option 1 or 2, you will not receive a Step-Up Amount if you take any withdrawals prior to the Benefit Availability Date. If you elect Option 3, the Step-Amount will be reduced to 30% of the Withdrawal Benefit Base if you take any withdrawals prior to the Benefit Availability Date. The Step-Up Amount is not considered a Purchase Payment and cannot be used in calculating any other benefits, such as death benefits, contract values or annuitization value.

Fourth, we determine a STEPPED-UP BENEFIT BASE, which is the total amount available for withdrawal under the feature and is used to calculate the minimum time period over which you may take withdrawals under the feature. The Stepped-Up Benefit Base equals the Withdrawal Benefit Base plus the Step-Up Amount, if any.



Fifth, we determine the MAXIMUM ANNUAL WITHDRAWAL AMOUNT, which is a stated percentage (listed in the table above) of the Withdrawal Benefit Base and represents the maximum amount of withdrawals that are available under this feature each Benefit Year after the Benefit Availability Date.



Finally, we determine the MINIMUM WITHDRAWAL PERIOD, which is the minimum period over which you may take withdrawals under the feature. The Minimum Withdrawal Period is calculated by dividing the Stepped-Up Benefit Base by the Maximum Annual Withdrawal Amount.



What is the fee for Seasons Income Rewards?



The annualized Seasons Income Rewards fee will be assessed as a percentage of the Withdrawal Benefit Base. The fee will be deducted quarterly from your contract value starting on the first quarter following the contract issue date and ending upon the termination of the feature. If your contract value falls to zero before the feature has been terminated, the fee will no longer be assessed. We will not assess the quarterly fee if you surrender or annuitize before the end of a quarter. The fee is no longer deducted after the 10th contract year.



  --------------------------------------------------------------------------------------------------
                   CONTRACT YEAR                                     ANNUALIZED FEE
  --------------------------------------------------------------------------------------------------
    0-7 years                                               0.65% of Withdrawal Benefit Base
    8-10 years                                              0.45% of Withdrawal Benefit Base
    11+ years                                                             none
  --------------------------------------------------------------------------------------------------



What are the effects of withdrawals on Seasons Income Rewards?



The Benefit amount, Maximum Annual Withdrawal Amount and Minimum Withdrawal Period may change over time as a result of withdrawal activity. Withdrawals after the Benefit Availability Date equal to or less than the Maximum Annual Withdrawal Amount generally reduce the Benefit by the amount of the withdrawal. Withdrawals in excess of the Maximum Annual Withdrawal Amount will reduce the Benefit in the same proportion that the contract value was reduced at the time of the withdrawal. This means if investment performance is down and contract value is reduced, withdrawals greater than the Maximum Annual Withdrawal Amount will result in a greater reduction of the Benefit. The impact of withdrawals and the effect on each component of Seasons Income Rewards are further explained through the calculations below:



     WITHDRAWAL BENEFIT BASE: Withdrawals prior to the Benefit Availability Date reduce the Withdrawal Benefit Base in the same proportion that the contract value was reduced at the time of the withdrawal. Withdrawals prior to the Benefit Availability Date also eliminate any Step-Up Amount for Options 1 and 2 and reduce the Step-Up Amount to 30% of the Withdrawal Benefit Base for Option 3.



     Withdrawals after the Benefit Availability Date will not reduce the Withdrawal Benefit Base until the sum of withdrawals after the Benefit Availability Date exceeds the Step-Up Amount. Thereafter, any withdrawal or portion of a withdrawal that exceeds the Step-Up Amount will reduce the Withdrawal Benefit Base as follows: (1) If the withdrawal does not cause total withdrawals in the Benefit Year to exceed the Maximum Annual Withdrawal Amount, the Withdrawal Benefit Base will be reduced by the amount of the withdrawal, or (2) If the withdrawal causes total withdrawals in the Benefit Year to exceed the Maximum Annual Withdrawal Amount, the Withdrawal Benefit Base is reduced to the lesser of (a) or (b), where:



        a.is the Withdrawal Benefit Base immediately prior to the withdrawal minus the amount of the withdrawal, or;



        b.is the Withdrawal Benefit Base immediately prior to the withdrawal minus the amount of the withdrawal that makes total withdrawals for the Benefit Year equal to the current Maximum Annual Withdrawal Amount, and further reduced in the same proportion that the contract value was reduced by the amount of the withdrawal that exceeds the Maximum Annual Withdrawal Amount.

     STEPPED-UP BENEFIT BASE: Since withdrawals prior to the Benefit Availability Date eliminate any Step-Up Amount for Options 1 and 2, the Stepped-Up Benefit Base will be equal to the Withdrawal Benefit Base if you take withdrawals prior to the Benefit Availability Date. For Option 3, if you take withdrawals prior to the Benefit Availability Date, the Stepped-Up Benefit Base will be equal to the Withdrawal Benefit Base plus the reduced Step-Up Amount which will be 30% of the Withdrawal Benefit Base, adjusted for such withdrawals.



     If you do not take withdrawals prior to the Benefit Availability Date, you will receive the entire Step-Up Amount and the Stepped-Up Benefit Base will equal the Withdrawal Benefit Base plus the Step-Up Amount.



     After the Benefit Availability Date, any withdrawal that does not cause total withdrawals in a Benefit Year to exceed the Maximum Annual Withdrawal Amount will reduce the Stepped-Up Benefit Base by the amount of the withdrawal. After the Benefit Availability Date, any withdrawal that causes total withdrawals in a Benefit Year to exceed the Maximum Annual Withdrawal Amount (in that Benefit Year) reduces the Stepped-Up Benefit Base to the lesser of (a) or (b), where:



        a.is the Stepped-Up Benefit Base immediately prior to the withdrawal minus the amount of the withdrawal, or;



        b.is the Stepped-Up Benefit Base immediately prior to the withdrawal minus the amount of the withdrawal that makes total withdrawals for the Benefit Year equal to the current Maximum Annual Withdrawal Amount, and further reduced in the same proportion that the contract value was reduced by the amount of the withdrawal that exceeds the Maximum Annual Withdrawal Amount.



     MAXIMUM ANNUAL WITHDRAWAL AMOUNT: If the sum of withdrawals in a Benefit Year does not exceed the Maximum Annual Withdrawal Amount for that Benefit Year, the Maximum Annual Withdrawal Amount does not change for the next Benefit Year. If total withdrawals in a Benefit Year exceed the Maximum Annual Withdrawal Amount, the Maximum Annual Withdrawal Amount will be recalculated at the start of the next Benefit Year. The new Maximum Annual Withdrawal Amount will equal the Stepped-Up Benefit Base on that Benefit Year anniversary divided by the Minimum Withdrawal Period on that Benefit Year anniversary. The new Maximum Annual Withdrawal Amount may be lower than your previous Maximum Annual Withdrawal Amounts.



     MINIMUM WITHDRAWAL PERIOD: After each withdrawal, a new Minimum Withdrawal Period is calculated. If total withdrawals in a Benefit Year are less than or equal to the current Maximum Annual Withdrawal Amount, the new Minimum Withdrawal Period equals the Stepped-Up Benefit Base after the withdrawal, divided by the current Maximum Annual Withdrawal Amount.



     During any Benefit Year in which the sum of withdrawals exceeds the Maximum Annual Withdrawal Amount, the new Minimum Withdrawal Period equals the Minimum Withdrawal Period calculated at the end of the prior Benefit Year reduced by one year.



     CONTRACT VALUE: Any withdrawal under the Benefit reduces the contract value by the amount of the withdrawal.



     THE SEASONS INCOME REWARDS EXAMPLES APPENDIX PROVIDES EXAMPLES OF THE EFFECTS OF WITHDRAWALS ON THE SEASONS INCOME REWARDS FEATURE.



What happens if my contract value is reduced to zero?



     If the contract value is zero but the Stepped-Up Benefit Base is greater than zero, a Benefit remains payable under the feature. However, the contract and its features and benefits will be terminated once the contract value equals zero. Once the contract is terminated, you may not make subsequent Purchase Payments and no death benefit or future annuitization payments are available. Therefore, under adverse market conditions, withdrawals taken under the Benefit may reduce the contract value to zero eliminating any other benefits of the contract.

To receive your remaining Benefit, you may select one of the following options:



     1.Lump sum distribution of the actuarial present value as determined by us, of the total remaining guaranteed withdrawals; or



     2.the current Maximum Annual Withdrawal Amount, paid equally on a quarterly, semi-annual or annual frequency as selected by you until the Stepped-Up Benefit Base equals zero; or



     3.any payment option mutually agreeable between you and us.



If you do not select a payment option, the remaining Benefit will be paid as the current Maximum Annual Withdrawal Amount on a quarterly basis.



What happens to Seasons Income Rewards upon a spousal continuation?



A Continuing Spouse may elect to continue or cancel the feature and its accompanying fee. The components of the feature will not change as a result of a spousal continuation. SEE SPOUSAL CONTINUATION BELOW.



Can my non-spousal beneficiary elect to receive any remaining withdrawals under Seasons Income Rewards upon my death?



If the Stepped-Up Benefit Base is greater than zero when the original owner dies, and the contract value equals zero and therefore no death benefit is payable, a non-spousal Beneficiary may elect to continue receiving any remaining withdrawals under the feature. The components of the feature will not change. If the Stepped-Up Benefit Base and the contract value are greater than zero, a non-spousal Beneficiary must make a death claim under the contract provisions which terminates the Benefit. SEE DEATH BENEFITS BELOW.



Can Seasons Income Rewards be cancelled?



Once you elect the feature, you may not cancel it. The feature automatically terminates upon the occurrence of one of the following:



     1.Stepped-Up Benefit Base is equal to zero; or



     2.Annuitization of the contract; or



     3.Full surrender of the contract; or



     4.Death benefit is paid; or



     5.Upon a spousal continuation, the Continuing Spouse elects not to continue the contract with the feature.



     We reserve the right to terminate the feature if withdrawals in excess of Maximum Annual Withdrawal Amount in any Benefit Year reduce the Stepped-Up Benefit Base by 50% or more.



Important Information



Seasons Income Rewards is designed to offer protection of your initial investment in the event of a significant market down turn. Seasons Income Rewards may not guarantee an income stream based on all Purchase Payments made into your contract nor does it guarantee any investment gains. Seasons Income Rewards does not guarantee a withdrawal of any subsequent Purchase Payments made after the 90th day following the contract issue date. This feature also does not guarantee lifetime income payments. You may never need to rely on Seasons Income Rewards if your contract performs within a historically anticipated range. However, past performance is no guarantee of future results.



Withdrawals under the feature are treated like any other withdrawal for the purpose of reducing the contract value, free withdrawal amounts and all other benefits, features and conditions of your contract.



If you need to take withdrawals or are required to take required minimum distributions ("RMD") under the Internal Revenue Code ("IRC") from this contract prior to the Benefit Availability Date, you should know that such withdrawals may negatively impact the value of the Benefit. As noted above, your Stepped-Up Benefit Base will be reduced if you take withdrawals before the Benefit Availability Date. Any withdrawals taken under this feature or under the contract may be subject to a 10% IRS tax penalty if you are under age 59 1/2 at the time of the withdrawal. For information about how the feature is treated for income tax purposes, you should consult a qualified tax advisor concerning your particular circumstances. If you set up RMDs and have elected this feature, your distributions must be automated and will not be recalculated on an annual basis.



We reserve the right at the time your contract is issued to limit the maximum Eligible Purchase Payments to $1 million. For prospectively issued contracts, we reserve the right to limit the investment options available under the contract if you elect this Seasons Income Rewards feature.



WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SEASONS INCOME REWARDS FEATURE (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.



SEASONS PROMISE FEATURE



What is Seasons Promise?



Seasons Promise is an optional feature of your variable annuity. If you elect this feature, for which you will be charged an annualized fee, at the end of applicable waiting period your contract will be worth at least the amount of your initial Purchase Payment (less adjustments for withdrawals). Seasons Promise may offer protection in the event that your contract value declines due to unfavorable investment performance in your contract. You may only elect the Seasons Promise feature if you are under age 86.



If you elect Seasons Promise, at the end of the applicable waiting period we will evaluate your contract to determine if a Seasons Promise benefit is payable to you. The applicable waiting period is ten full contract years from your contract issue date. The last day in the waiting period is your benefit date, the date on which we will calculate any Seasons Promise benefit payable to you.



How can I elect the feature?



You may only elect this feature at the time your contract is issued, so long as the applicable waiting period prior to receiving the benefit ends before your latest Annuity Date. You can elect this feature on your contract application. The effective date for this feature will be your contract issue date. Seasons Promise is not available if you elect Seasons Income Rewards. SEE SEASONS INCOME REWARDS ABOVE.



The Seasons Promise feature may not be available in your state or through the broker-dealer with which your financial representative is affiliated. Please check with your financial representative for availability.



Can Seasons Promise be cancelled?



Generally, this feature and its corresponding charge cannot be cancelled or terminated prior to the end of the waiting period. The feature terminates automatically following the end of the waiting period. In addition, Seasons Promise will no longer be available and no benefit will be paid if a death benefit is paid or if the contract is fully surrendered or annuitized before the end of the waiting period.



How is the benefit calculated?



Seasons Promise offers a one-time adjustment to your contract value in the event that your contract value at the end of the waiting period is less than the guaranteed amount. The amount of the benefit payable to you, if any, at the end of the waiting period will be based upon the amount of your initial Purchase Payment and may also include certain portions of subsequent Purchase Payments contributed to your contract over specified periods of time, as follows:



                                   PERCENTAGE OF PURCHASE PAYMENTS INCLUDED IN THE
TIME ELAPSED SINCE EFFECTIVE DATE        SEASONS PROMISE BENEFIT CALCULATION
---------------------------------  -----------------------------------------------
            0-90 days                                   100%
            91+ days                                     0%



The Seasons Promise benefit calculation is equal to your Seasons Promise Base, as defined below, minus your Contract Value on the benefit date. If the resulting amount is positive, you will receive a benefit under the feature. If the resulting amount is negative, you will not receive a benefit. Your Seasons Promise Base is equal to (a) minus (b) where:



        (a)is the Purchase Payments received on or after the effective date multiplied by the applicable percentages in the table above, and;



        (b)is an adjustment for all withdrawals and applicable fees and charges made subsequent to the effective date, in an amount proportionate to the amount by which the withdrawal decreased the contract value at the time of the withdrawal.



Payment Enhancements under the Seasons Rewards feature are not considered Purchase Payments and are not used in the calculation of the Seasons Promise Base.



We will allocate any benefit amount contributed to the contract value on the benefit date to the Cash Management portfolio. Any Seasons Promise benefit paid is not considered a Purchase Payment for purposes of calculating other benefits. Benefits based on earnings, such as EstatePlus, will continue to define earnings as the difference between contract value and Purchase Payments adjusted for withdrawals. For information about how the benefit is treated for income tax purposes, you should consult a qualified tax advisor for information concerning your particular circumstances.



What is the fee for Seasons Promise?



Seasons Promise is an optional feature. If elected, you will incur an additional charge for this feature. The annualized charge will be deducted from your contract value on a quarterly basis throughout the waiting period, beginning at the end of the first contract quarter following the effective date of the feature and up to and including on the benefit date. Once the feature is terminated, as discussed above, the charge will no longer be deducted. We will also not assess the quarterly fee if you surrender or annuitize before the end of the quarter.



CONTRACT YEAR   ANNUALIZED FEE*
-------------   ---------------
   0-7               0.50%
   8-10              0.25%
   11+               None


---------------


*As a percentage of your contract value minus Purchase Payments received after the 90th day since the purchase of your contract. The amount of this charge is subject to change at any time for prospectively issued contracts.



What Happens to Seasons Promise upon a Spousal Continuation?



If your spouse chooses to continue this contract upon your death, this benefit cannot be terminated. The effective date, the waiting period and the corresponding benefit payment date will not change as a result of a spousal continuation. SEE SPOUSAL CONTINUATION BELOW.



Important Information



The Seasons Promise feature may not guarantee a return of all of your Purchase Payments. If you plan to add subsequent Purchase Payments over the life of your contract, you should know that Seasons Promise would not protect the majority of those payments.

Since the Seasons Promise feature may not guarantee a return of all Purchase Payments at the end of the waiting period, it is important to realize that subsequent Purchase Payments made into the contract may decrease the value of the Seasons Promise benefit. For example, if near the end of the waiting period your Seasons Promise Base is greater than your contract value, and you then make a subsequent Purchase Payment that causes your Contract Value to be larger than your Seasons Promise Base on your benefit date, you will not receive any benefit even though you have paid for the Seasons Promise feature throughout the waiting period. You should discuss subsequent Purchase Payments with your financial representative as such activity may reduce the value of this Seasons Promise benefit.



We reserve the right to modify, suspend or terminate the Seasons Promise feature (in its entirety or any component) at any time for prospectively issued contracts.


DEATH BENEFIT
--------------------------------------------------------------------------------


GENERAL INFORMATION ABOUT DEATH BENEFITS



If you die during the Accumulation Phase of your contract, we pay a death benefit to your Beneficiary. At the time you purchase your contract, you may select one of the optional enhanced death benefits described below. Once selected, you cannot change your death benefit option. You should discuss the available options with your financial representative to determine which option is best for you.



We will not pay a Deferred Payment Enhancement, if available, on a Purchase Payment if you die before the corresponding Deferred Payment Enhancement Date. SEE SEASONS REWARDS PROGRAM ABOVE.



We do not pay the death benefit if you die after you switch to the Income Phase. However, if you die during the Income Phase, your Beneficiary receives any remaining guaranteed income payments in accordance with the income option you selected. SEE INCOME OPTIONS BELOW.



You designate your Beneficiary to receive any death benefit payments. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation.


We calculate and pay the death benefit when we receive all required paperwork and satisfactory proof of death. We consider the following satisfactory proof of death:

  1.  a certified copy of the death certificate; or

  2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

  3. a written statement by a medical doctor who attended the deceased at the time of death; or

  4.  any other proof satisfactory to us.


If the Annuitant dies before the annuity payments begin, you can name a new Annuitant. If no Annuitant is named within 30 days, you will become the Annuitant. However, if the owner is a non-natural person (for example, a trust), then the death of the Annuitant will be treated as the death of the owner, no new Annuitant may be named and the death benefit will be paid.



If the Beneficiary is the spouse of a deceased owner, he or she can elect to continue the Contract. SEE SPOUSAL CONTINUATION BELOW.


If a Beneficiary does not elect a specific form of pay out within 60 days of our receipt of all required paperwork and satisfactory proof of death, we pay a lump sum death benefit to the Beneficiary.

The death benefit may be paid immediately in the form of a lump sum payment or paid under one of the available Income Options. PLEASE SEE INCOME OPTIONS BELOW. A Beneficiary may also elect to continue the contract and take the death benefit amount in a series of payments based upon the Beneficiary's life expectancy under the Extended Legacy program described below, subject to the applicable Internal Revenue Code distribution requirements. Payments must begin under the selected Income Option or the Extended Legacy program no later than the first anniversary of your death for non-qualified contracts or December 31st of the year following the year of your death for IRAs. Your Beneficiary cannot participate in the Extended Legacy program if your Beneficiary has already elected another settlement option. Beneficiaries who do not begin taking payments within these specified time periods will not be eligible to elect an Income Option or participate in the Extended Legacy program.

EXTENDED LEGACY PROGRAM AND BENEFICIARY CONTINUATION OPTIONS


The Extended Legacy program can allow a Beneficiary to take the death benefit amount in the form of income payments over a longer period of time with the flexibility to withdraw more than the IRS required minimum distribution if they wish. The contract continues in the original owner's name for the benefit of the Beneficiary. The Extended Legacy program allows the Beneficiary to take distributions in the form of a series of payments similar to the required minimum distributions under an IRA. Generally, IRS required minimum distributions must be made at least annually over a period not to exceed the Beneficiary's life expectancy as determined in the calendar year after your death. Under this program, a Beneficiary may withdraw all or a portion of the contract value at any time, name their own beneficiary to receive any remaining unpaid interest in the contract in the event of their death and make transfers among investment options. If the contract value is less than the death benefit amount as of the date we receive satisfactory proof of death and all required paperwork, we will increase the contract value by the amount which the death benefit exceeds contract value. Participation in the program may impact certain features of the contract that are detailed in the Death Claim Form. Please see your financial representative for additional information.


Alternatively to the Extended Legacy program, the Beneficiary may also elect to receive the death benefit under a 5-year option. The Beneficiary may take withdrawals as desired, but the entire contract value must be distributed by the fifth anniversary of your death for Non-qualified contracts or by December 31st of the year containing the fifth anniversary of your death for IRAs. For IRAs, the five-year option is not available if the date of death is after the required beginning date for distributions (April 1 of the year following the year the owner reaches the age of 70 1/2).

Please consult your tax advisor regarding tax implications and your particular circumstances.

DEFINED TERMS

The term Net Purchase Payment is used frequently in explaining these death benefit options. Net Purchase Payments is an on-going calculation. It does not represent a contract value.

We define Net Purchase Payments as Purchase Payments less an Adjustment for each withdrawal. If you have not taken any withdrawals from your contract, Net Purchase Payments equals total purchase payments into your contract. To calculate the Adjustment amount for the first withdrawal made under the contract, we determine the percentage by which the withdrawal reduced the contract value. For example, a $10,000 withdrawal from a $100,000 contract is a 10% reduction in value. This percentage is calculated by dividing the amount of each withdrawal (and any applicable fees and charges) by the contract value immediately before taking the withdrawal. The resulting percentage is then multiplied by the amount of the total Purchase Payments and subtracted from the amount of the total Purchase Payments on deposit at the time of the withdrawal. The resulting amount is the initial Net Purchase Payment.

To arrive at the Net Purchase Payment calculation for subsequent withdrawals, we determine the percentage by which the contract value is reduced by taking the amount of the withdrawal in relation to the contract value immediately before taking the withdrawal. We then multiply the Net Purchase Payment calculation as determined prior to the withdrawal, by this percentage. We subtract that result from the Net Purchase Payment calculation as determined prior to the withdrawal to arrive at all subsequent Net Purchase Payment calculations.


The term "withdrawals" as used in describing the death benefit options below is defined as withdrawals and the fees and charges applicable to those withdrawals.

IF YOU PURCHASED YOUR CONTRACT ON OR AFTER AUGUST 2, 2004, SUBJECT TO STATE AVAILABILITY, THE FOLLOWING DEATH BENEFIT PROVISIONS APPLY:



STANDARD DEATH BENEFIT



If your contract is issued prior to your 83rd birthday, the standard death benefit on your contract is the greater of:



  1. Contract Value; or



  2. Net Purchase Payments received prior to your 86th birthday.



If your contract is issued on or after your 83rd birthday but prior to your 86th birthday, the standard death benefit on your contract is the greater of:



  1. Contract Value; or



  2. The lesser of:



      a.Net Purchase Payments received prior to your 86th birthday; or



      b.125% of Contract Value



OPTIONAL ENHANCED DEATH BENEFIT



For an additional fee, you may elect one of the optional benefits below, which can provide greater protection for your beneficiaries. If you elect one of the optional benefits, you must choose either Option 1 or Option 2 at the time you purchase your contract and you cannot change your election thereafter at anytime. The fee for the optional enhanced death benefit is 0.15% of the average daily ending value of the assets you have allocated to the Variable Portfolios.



OPTION 1 - PURCHASE PAYMENT ACCUMULATION OPTION


If the contract is issued prior to your 75th birthday, the death benefit is the greatest of:

  1.  Contract value; or


  2. Net Purchase Payments, compounded at 3% annual growth rate to the earlier of the 75th birthday or the date of death, plus Net Purchase Payments received after the 75th birthday but prior to the 86th birthday or date of death; or


  3. Contract value on the seventh contract anniversary, reduced for withdrawals since the seventh contract anniversary in the same proportion that the contract value was reduced on the date of such withdrawal, plus Net Purchase Payments received between the seventh contract anniversary but prior to the 86th birthday.

The Purchase Payment Accumulation Option can only be elected prior to your 75th birthday.


OPTION 2 - MAXIMUM ANNIVERSARY VALUE OPTION


If the contract is issued prior to your 83rd birthday, the death benefit is the greatest of:

  1.  Contract value; or

  2.  Net Purchase Payments received prior to your 86th birthday; or


  3. Maximum anniversary value on any contract anniversary prior to your 83rd birthday. The anniversary values equal the contract value on a contract anniversary plus any Purchase Payments since that anniversary but prior to your 86th birthday; and adjusted for any withdrawals since that contract anniversary in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.



The Maximum Anniversary option may only be elected prior to your 83rd birthday.



If you die on or after your 90th birthday, the Standard Death Benefit may provide more value to your beneficiaries than the Maximum Anniversary Value option. Under the Maximum Anniversary Value option, if you die on or after your 90th birthday the death benefit is equal to your contract value. However, if you had elected the Standard Death Benefit option and you die on or after your 90th birthday, your beneficiaries would receive the greater of contract value or Net Purchase Payments capped at 125% of contract value. Further, there is no additional charge for the Standard Death Benefit and there is an additional charge for the Maximum Anniversary Value option. You should discuss the death benefit options with your financial representative prior to making an election.



OPTIONAL ESTATEPLUS BENEFIT



The EstatePlus benefit, if elected, may increase your death benefit amount. In order to elect EstatePlus, you must have also elected one of the optional benefits described above. If you have earnings in your contract at the time of death, we will add a percentage of those earnings (the "EstatePlus Percentage"), subject to a maximum dollar amount (the "Maximum EstatePlus Percentage"), to the death benefit payable. The contract year of your death will determine the EstatePlus Percentage and the Maximum EstatePlus Percentage.



The table below provides the details if you are age 69 or younger at the time we issue your contract:



---------------------------------------------------------------------------------------------
CONTRACT YEAR OF DEATH   ESTATEPLUS PERCENTAGE          MAXIMUM ESTATEPLUS PERCENTAGE
---------------------------------------------------------------------------------------------
 Years 0-4               25% of earnings        40% of Net Purchase Payments
---------------------------------------------------------------------------------------------
 Years 5-9               40% of earnings        65% of Net Purchase Payments*
---------------------------------------------------------------------------------------------
 Years 10+               50% of earnings        75% of Net Purchase Payments*
---------------------------------------------------------------------------------------------



If you are between your 70th and 81st birthdays at the time we issue your contract the table below shows the available EstatePlus benefit:



---------------------------------------------------------------------------------------------
CONTRACT YEAR OF DEATH   ESTATEPLUS PERCENTAGE          MAXIMUM ESTATEPLUS PERCENTAGE
---------------------------------------------------------------------------------------------
 All Contract Years      25% of earnings        40% of Net Purchase Payments*
---------------------------------------------------------------------------------------------



*Purchase Payments received after the 5th contract anniversary must remain in the contract for at least 6 full months to be included as part of Net Purchase Payments for the purpose of the Maximum EstatePlus calculation.



What is the Contract Year of Death?


Contract Year of Death is the number of full 12 month periods beginning with the date your contract is issued and ending on the date of death.



What is the EstatePlus Percentage Amount?


We determine the amount of the EstatePlus benefit, based on a percentage of the earnings in your contract at the time of your death. For the purpose of this calculation, earnings equals contract value minus Net Purchase Payments as of the date of death. If the earnings amount is negative, no EstatePlus amount will be added.



What is the Maximum EstatePlus Amount?


The EstatePlus is subject to a maximum dollar amount. The maximum EstatePlus amount is equal to a percentage of your Net Purchase Payments.



You must elect EstatePlus at the time of contract application. Once elected, you may not terminate or change this election.



We assess a 0.25% fee for EstatePlus. On a daily basis we deduct this annual charge from the average daily ending value of the assets you have allocated to the Variable Portfolios.



EstatePlus is not available if you are age 81 or older at the time we issue your contract. Furthermore, a Continuing Spouse cannot continue with EstatePlus if he/she is age 81 or older on the Continuation Date. SEE SPOUSAL CONTINUATION BELOW. The EstatePlus is not payable after the latest Annuity Date. You may pay for the

EstatePlus and your beneficiary may never receive the benefit if you live past the latest Annuity Date. SEE INCOME OPTIONS BELOW.



EstatePlus may not be available in your state or through the broker-dealer with which your financial representative is affiliated. See your financial representative for information regarding availability.



WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE ESTATEPLUS BENEFIT (IN ITS ENTIRETY OR ANY COMPONENT AT ANY TIME) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.



IF YOU PURCHASED YOUR CONTRACT PRIOR TO AUGUST 2, 2004, THE FOLLOWING DEATH BENEFIT PROVISIONS APPLY:



STANDARD DEATH BENEFIT



The standard death benefit on your contract, if you are age 74 or younger at the time of death, is the greater of:



     1. Net Purchase Payments compounded at a 3% annual growth rate from the date of issue until the date of death, plus any Purchase Payments recorded after the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.



     2. the contract value on the date we receive all required paperwork and satisfactory proof of death.



If you are age 75 or older at the time of death, the death benefit is the greater of:



     1.Net Purchase Payments compounded at a 3% annual growth rate from date of issue until the your 75th birthday, plus any Purchase Payments recorded after the 75th birthday; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 75th birthday, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.



     2.the contract value at the time we receive all required paperwork and satisfactory proof of death.



OPTIONAL ENHANCED DEATH BENEFIT



The optional enhanced death benefit offers a choice between two enhanced death benefits, each of which includes an EstatePlus component. You must elect the optional enhanced death benefit at the time we issue your contract and once elected it cannot be terminated by you. The optional enhanced death benefit is not available if you are age 81 or older at the time of contract issue.



If you elect the optional enhanced death benefit, we will pay your Beneficiary the sum of A plus B, where:



     A.is the amount payable under the selected enhanced death benefit (see option 1 or 2 below); and



     B.is the amount payable, if any, under the EstatePlus benefit.



A.  ENHANCED DEATH BENEFIT OPTIONS:



     1.5% Accumulation Option -- the death benefit is the greater of:



        a.the contract value on the date we receive all required paperwork and satisfactory proof of death; or



        b.Net Purchase Payments compounded to the earlier of the 80th birthday or the date of death, at a 5% annual growth rate, plus any Purchase Payments recorded after the 80th birthday or the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 80th birthday or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal, up to a maximum benefit of two times the Net Purchase Payments made over the life of your contract.



          If you die after the Latest Annuity Date and you selected the 5% Accumulation option, any death benefit payable under the contract will be the Standard Death Benefit as described above. Therefore, your beneficiary will not receive any benefit from the optional enhanced death benefit. The 5% Accumulation option may not be available in all states.

     2. Maximum Anniversary Value Option -- the death benefit is the greater of:



        a.Net Purchase Payments; or



        b. the contract value on the date we receive all required paperwork and satisfactory proof of death; or



        c. the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the contract value on a contract anniversary increased by any Purchase Payments recorded after that anniversary; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.



           If you are age 90 or older at the time of death and you had selected the Maximum Anniversary Value option, the death benefit will be equal to the contract value on the date we receive all required paperwork and satisfactory proof of death. Therefore, your beneficiary will not receive any benefit from the optional enhanced death benefit. The Maximum Anniversary Value option may not be available in all states.



B.  ESTATEPLUS BENEFIT:


The EstatePlus benefit may increase the death benefit amount. If you have earnings in your contract at the time of death, we will add a percentage of those earnings (the "EstatePlus Percentage"), subject to a maximum dollar amount (the "Maximum EstatePlus Percentage"), to the death benefit payable.


The Contract Year of Death will determine the EstatePlus Percentage and the Maximum EstatePlus Percentage, as set forth below:



-----------------------------------------------------------------------------------------
                           ESTATEPLUS
CONTRACT YEAR OF DEATH     PERCENTAGE              MAXIMUM ESTATEPLUS PERCENTAGE
-----------------------------------------------------------------------------------------
 Years 0-4               25% of earnings  25% of Net Purchase Payments
-----------------------------------------------------------------------------------------
 Years 5-9               40% of earnings  40% of Net Purchase Payments*
-----------------------------------------------------------------------------------------
 Years 10+               50% of earnings  50% of Net Purchase Payments*
-----------------------------------------------------------------------------------------



* Purchase Payments must be invested for at least six months at the time of your death to be included as part of Net Purchase Payments for the purposes of the Maximum EstatePlus calculation.


What is the Contract Year of Death?
Contract Year of Death is the number of full 12 month periods beginning with the date your contract is issued and ending on the date of death.

What is the EstatePlus Percentage Amount?

We determine the amount of the EstatePlus based upon a percentage of earnings in your contract at the time of your death. For the purpose of this calculation, earnings are defined as (1) minus (2) where



     (1) equals the contract value on the date of death; and



     (2)equals Net Purchase Payments.



What is the Maximum EstatePlus?


The EstatePlus amount is subject to a maximum. The maximum EstatePlus amount is equal to a percentage of your Net Purchase Payments.



The EstatePlus feature may not be available in all states.



If you elect the 5% Accumulation enhanced death benefit option or the Maximum Anniversary enhanced death benefit, the EstatePlus benefit will only be paid if your date of death is prior to your Latest Annuity Date.

We assess a fee for the EstatePlus. We deduct daily the annual charge of 0.25% of the average daily ending value of the assets you have allocated to the Variable Portfolios. This fee will terminate, if the benefit is no longer available to you based on your age, as discussed above. In the state of Washington only the Maximum Anniversary Value component of the optional enhanced death benefit is available. Neither the 5% Accumulation nor the EstatePlus is available in Washington. The fee charged for the Maximum Anniversary Value option in Washington is 0.25% of the average daily ending value of the assets allocated to the Variable Portfolios.



WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE OPTIONAL ENHANCED DEATH BENEFIT (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME ON PROSPECTIVELY ISSUED CONTRACTS.


SPOUSAL CONTINUATION

If you are the original owner of the contract and the Beneficiary is your spouse, your spouse may elect to continue the contract after your death. The spouse becomes the new owner ("Continuing Spouse"). Generally, the contract and its elected features, if any, remain the same. The Continuing Spouse is subject to the same fees, charges and expenses applicable to the original owner of the contract. A spousal continuation can only take place upon the death of the original owner of the contract.


To the extent that the Continuing Spouse invests in the Variable Portfolios or the available multi-year FAGPs, they will be subject to investment risk as was the original owner.



Upon a spouse's continuation of the contract, we will contribute to the contract value an amount by which the death benefit that would have been paid to the beneficiary upon the death of the original owner exceeds the contract value ("Continuation Contribution"), if any. We calculate the Continuation Contribution as of the date of the original owner's death. We will add the Continuation Contribution as of the date we receive both the Continuing Spouse's written request to continue the contract and proof of death of the original owner in a form satisfactory to us ("Continuation Date"). The Continuation Contribution is not considered a Purchase Payment for the purposes of any other calculations except as explained in Appendix D.



Generally, the age of the Continuing Spouse on the Continuation Date and on the date of the Continuing Spouse's death will be used in determining any future death benefits under the Contract.



The Continuing Spouse, generally, cannot change any contract provisions as the new owner. However, on the Continuation Date, the Continuing Spouse may terminate the original owner's election of the EstatePlus benefit. We will terminate the EstatePlus benefit if the Continuing Spouse is age 81 or older on the Continuation Date. If the EstatePlus benefit is terminated or if the Continuing Spouse dies after the latest Annuity Date, no benefit will be payable under the EstatePlus benefit.


SEE APPENDIX C FOR A DISCUSSION OF THE DEATH BENEFIT CALCULATIONS AFTER A SPOUSAL CONTINUATION.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

EXPENSES
--------------------------------------------------------------------------------


There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee or withdrawal charges under your contract. However the investment charges under your contract may increase or decrease. Some states may require that we charge less than the amounts described below.



SEPARATE ACCOUNT CHARGES



The Company deducts separate account charges in the amount of 1.40% annually of the value of your contract invested in the Variable Portfolios. We deduct the charge daily. These charges compensate the Company for the mortality and expense risk and the costs of contract distribution assumed by the Company.

Generally, the mortality risks assumed by the Company arise from its contractual obligations to make income payments after the Annuity Date and to provide a death benefit. The expense risk assumed by the Company is that the costs of administering the contracts and the Separate Account will exceed the amount received from the administrative fees and charges assessed under the contract. If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference. The Insurance Charge is expected to result in a profit. Profit may be used for any legitimate cost/expense including distribution, depending upon market conditions.


WITHDRAWAL CHARGES



During the Accumulation Phase you may make withdrawals from your contract. However, a withdrawal charge may apply. We apply a withdrawal charge upon an early withdrawal against each Purchase Payment you put into the contract. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The contract does provide a free withdrawal amount every year. SEE ACCESS TO YOUR MONEY ABOVE. The withdrawal charge percentage declines each year a Purchase Payment is in the contract, as follows:



       WITHDRAWAL CHARGE WITHOUT THE SEASONS REWARDS PROGRAM (SCHEDULE A)



      YEAR          1     2     3     4     5     6     7    8+
-----------------  ---   ---   ---   ---   ---   ---   ---   ---
Withdrawal
  Charge.........    7%    6%    6%    5%    4%    3%    2%    0%



        WITHDRAWAL CHARGE WITH THE SEASONS REWARDS PROGRAM (SCHEDULE B)



      YEAR          1     2     3     4     5     6     7     8     9    10+
-----------------  ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
Withdrawal
  Charge.........    9%    8%    7%    6%    6%    5%    4%    3%    2%   0%



After a Purchase Payment has been in the contract for seven complete years, or nine complete years if you elect to participate in the Seasons Rewards Program, the withdrawal charge no longer applies to that Purchase Payment. When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments.



The Seasons Rewards Program is designed to reward long term investing. We expect that if you remain committed to this investment over the long term, we will profit as a result of fees charged over the life of your contract. However, neither the mortality and expense fees, distribution expenses, contract administration fee nor investment management fees are higher on the Seasons Rewards Program than contracts that do not feature the Program.



Whenever possible, we deduct the withdrawal charge from the money remaining in your contract from each of your investment options on a pro-rata basis. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn. We will not assess a withdrawal charge for money withdrawn to pay a death benefit. We do not currently assess a withdrawal charge upon election to receive income payments from your contract. Withdrawals made prior to age 59 1/2 may result in tax penalties. SEE TAXES BELOW.



INVESTMENT CHARGES


Investment Management Fees


Charges are deducted from the assets of the investment portfolios underlying the Variable Portfolios for the advisory and other expenses of the portfolios. SEE FEE TABLES ABOVE.


12b-1 Fees


Portfolio shares are all subject to fees imposed under a servicing plan adopted by the Seasons Series Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The service fee of 0.25% (also known as a 12b-1 fee) is used generally to pay financial intermediaries for services provided over the life of the contract.



FOR MORE DETAILED INFORMATION ON THESE INVESTMENT CHARGES, REFER TO THE ATTACHED PROSPECTUS FOR THE SEASONS SERIES TRUST.

CONTRACT MAINTENANCE FEE



During the Accumulation Phase, we subtract a contract maintenance fee from your account once per year. This charge compensates us for the cost of contract administration. If your contract value is $50,000 or more on your contract anniversary date, we are currently waiving this charge. This waiver is subject to change without notice. We will deduct the $35 ($30 in North Dakota) contract maintenance fee on a pro-rata basis from your account value on your contract anniversary. If you withdraw your entire contract value, we deduct the fee from that withdrawal.



TRANSFER FEE



We currently permit 15 free transfers between investment options each contract year. We charge you $25 for each additional transfer that contract year ($10 in Pennsylvania and Texas). SEE INVESTMENT OPTIONS ABOVE.



OPTIONAL SEASONS INCOME REWARDS FEE



The annualized Seasons Income Rewards fee is calculated as a percentage of your Withdrawal Benefit Base. The fee will be assessed and deducted periodically from your contract value, starting on the first quarter following the Benefit Effective Date and ending upon the termination of the benefit. If your contract falls to zero before the benefit has been terminated, the fee will no longer be assessed.



  TIME ELAPSED SINCE
BENEFIT EFFECTIVE DATE     ANNUALIZED FEE
----------------------     --------------
       0-7 years               0.65%
      8-10 years               0.45%
       11+ years                None



OPTIONAL SEASONS PROMISE FEE



The fee for the option Seasons Promise feature is calculated as a percentage of the positive difference between your contract value minus purchase payments received after the 90th day since the purchase of your contract. The amount of this charge is subject to change at any time for prospectively issued contracts.



    CONTRACT YEAR        ANNUALIZED FEE*
    -------------        ---------------
         0-7                  0.50%
         8-10                 0.25%
         11+                   None



OPTIONAL ENHANCED DEATH BENEFIT FEE



The fee for the optional enhanced death benefit is 0.15% of the average daily ending value of the assets you have allocated to the Variable Portfolios.



OPTIONAL ESTATEPLUS FEE



We charge 0.25% for the optional EstatePlus benefit. On a daily basis we deduct this charge from the average daily ending value of the assets you have allocated to the Variable Portfolios.



PREMIUM TAX



Certain states charge the Company a tax on the premiums you pay into the contract ranging from 0% to 3.5%. We deduct from your contract these premium tax charges where applicable. Currently we deduct the charge for premium taxes when you fully surrender or annuitize the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.

INCOME TAXES


We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.


REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED


Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

AIG SunAmerica Life may make such a determination regarding sales to its employees, it affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.

INCOME OPTIONS
--------------------------------------------------------------------------------


ANNUITY DATE



During the Income Phase, the money in your Contract is used to make regular income payments to you. You may switch to the Income Phase any time after your second contract anniversary. You select the month and year in which you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your Income Option. Except as discussed under Option 5, once you begin receiving income payments, you cannot otherwise access your money through a withdrawal or surrender. Other pay out options may be available. Contact our Annuity Service Center for more information.



If you participate in the Seasons Rewards Program and switch to the Income Phase prior to a Deferred Payment Enhancement Date, if applicable, we will not allocate any corresponding Deferred Payment Enhancement to your contract. SEE SEASONS REWARDS PROGRAM ABOVE.



Income payments must begin on or before the Latest Annuity Date. If you do not choose an Annuity Date, your income payments will automatically begin on the Latest Annuity Date. Certain states may require your income payments to start earlier.



If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences. In addition, certain Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES BELOW.



INCOME OPTIONS



Currently, this Contract offers five standard Income Options. Other payout options may be available. Please contact the Annuity Service Center for more information. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with Option 4 for a period of 10 years. For income payments selected for joint lives, we pay according to Option 3 for a period of 10 years.



We base our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and then designate a new Annuitant.

OPTION 1 - LIFE INCOME ANNUITY


This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.


OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY



This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop whenever the survivor dies.



OPTION 3 - JOINT AND 100% SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEAR PERIOD
CERTAIN



This option is similar to Option 2 above, with an additional guarantee of payments for at least 10 years or 20 years. If the Annuitant and the Survivor die before all of the payments have been made, the remaining payments are made to the Beneficiary under your Contract.



OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEAR PERIOD CERTAIN



This option is similar to Option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your Contract.



OPTION 5 - INCOME FOR A SPECIFIED PERIOD



This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed payments being made) may redeem the contract value (in full or in part) after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed payments. The value of an Annuity Unit, regardless of the option chosen, takes into account the mortality and expense risk charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.



ALLOCATION OF ANNUITY PAYMENTS



You can choose income payments that are fixed, variable or both. If payments are fixed, AIG SunAmerica Life guarantees the amounts of each payment. If the payments are variable, the amounts are not guaranteed. They will go up and/or down based upon the performance of the Variable Portfolios in which you invest.



FIXED OR VARIABLE INCOME PAYMENTS



If at the date when income payments begin you are invested in the Variable Portfolios only, your income payments will be variable. If your money is only in fixed accounts at that time, your income payments will be fixed in amount. If you are invested in both fixed and variable options at the time you begin the Income Phase, a portion of your income payments will be fixed and a portion will be variable.



INCOME PAYMENTS



We make income payments on a monthly, quarterly, semi-annual or annual basis. You instruct us to send you a check or to have the payments direct deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in annuity payments of less than $50 per payment, we may decrease the frequency of the payments, state law allowing.



Your income payments will vary if you are invested in the Variable Portfolios after the Annuity date depending on four factors:



     - for life options, your age when payments begin and in most states if a non-qualified contract, your gender; and

     - the value of your contract in the Variable Portfolios on the Annuity Date; and



     - the 3.5% assumed investment rate for variable income payments used in the annuity table for the contract; and



     - the performance of the Variable Portfolios in which you are invested during the time you receive income payments.



If you are invested in both the fixed account options and the Variable Portfolios after the Annuity Date, the allocation of funds between the fixed accounts and Variable Portfolios also impact the amount of your annuity payments.



The value of variable income payments, if elected, is based on an assumed interest rate ("AIR") of 3.5% compounded annually. Variable income payments generally increase or decrease from one income payment date to the next based upon the performance of the applicable Variable Portfolios. If the performance of the Variable Portfolios selected is equal to the AIR, the income payments will remain constant. If performance of Variable Portfolios is greater than the AIR, the income payments will increase and if it is less than the AIR, the income payments will decline.



TRANSFERS DURING THE INCOME PHASE


During the Income Phase, one transfer per month is permitted between the Variable Portfolios. No other transfers are allowed during the Income Phase.


DEFERMENT OF PAYMENTS



We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period. SEE ALSO ACCESS TO YOUR MONEY ABOVE.



Please read the Statement of Additional Information, available upon request, for a more detailed discussion of the income options.



You may wish to consult your tax advisor for information concerning your particular circumstances.


TAXES
--------------------------------------------------------------------------------


NOTE: THE BASIC SUMMARY BELOW ADDRESSES BROAD FEDERAL TAXATION MATTERS, AND GENERALLY DOES NOT ADDRESS STATE TAXATION ISSUES OR QUESTIONS. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE; THEREFORE, WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE. WE HAVE INCLUDED AN ADDITIONAL DISCUSSION REGARDING TAXES IN THE STATEMENT OF ADDITIONAL INFORMATION.



ANNUITY CONTRACTS IN GENERAL


The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments that satisfy specific tax and ERISA requirements automatically provide tax deferral regardless of whether the underlying contract is an annuity, a trust, or a custodial account. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-Qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-Qualified contract. A Non-Qualified contract receives different tax treatment than a Qualified contract. In general, your cost in a Non-Qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans or arrangements are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), plans of self-employed individuals (often referred to as H.R.10 Plans or Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically, for employer plans and tax-deductible IRA contributions, you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract. However, you normally will have cost basis in a Roth IRA, and you may have cost basis in a traditional IRA or in another Qualified Contract.


TAX TREATMENT OF DISTRIBUTIONS--NON-QUALIFIED CONTRACTS



If you make a partial or total withdrawal from a Non-Qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. Purchase payments made prior to August 14, 1982, however, are an important exception to this general rule, and for tax purposes are treated as being distributed before the earnings on those contributions. If you annuitize your contract, a portion of each income payment will be considered, for tax purposes, to be a return of a portion of your Purchase Payment(s). Any portion of each income payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) when paid in a series of substantially equal periodic payments calculated over your life or for the joint lives of you and your Beneficiary for a period of 5 years or attainment of age 59 1/2, whichever is longer; (5) under an immediate annuity; or (6) which are attributable to Purchase Payments made prior to August 14, 1982.



TAX TREATMENT OF DISTRIBUTIONS--QUALIFIED CONTRACTS (INCLUDING GOVERNMENTAL 457(b) ELIGIBLE DEFERRED COMPENSATION PLANS)



Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. As a result, with certain limited exceptions, any amount of money you take out as a withdrawal or as income payments is taxable income. In the case of certain Qualified contracts, the IRC further provides for a 10% penalty tax on any taxable withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2;
(2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal periodic payments calculated over your life or for the joint lives of you and your Beneficiary, that begins after separation from service with the employer sponsoring the plan and continued for a period of 5 years until you attain age 59 1/2, whichever is longer; (5) to the extent such withdrawals do not exceed limitations set by the IRC for deductible amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in the IRC; only from an IRA); (7) to fund certain first-time home purchase expenses (only from an IRA); (8) when you separate from service after attaining age 55 (does not apply to an IRA); (9) when paid for health insurance, if you are unemployed and meet certain requirements; and (10) when paid to an alternate payee pursuant to a qualified domestic relations order (does not apply to IRAs). This 10% penalty tax does not apply to withdrawals or income payments from governmental 457(b) eligible deferred compensation plans, except to the extent that such withdrawals or income payments are attributable to a prior rollover to the plan (or earnings thereon) from another plan or arrangement that was subject to the 10% penalty tax.


The IRC limits the withdrawal of an employee's voluntary Purchase Payments from a Tax-Sheltered Annuity (TSA). Withdrawals can only be made when an owner: (1) reaches age 59 1/2; (2) severs employment with the employer; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) experiences a financial hardship (as defined in the IRC). In the case of hardship, the owner can only withdraw Purchase Payments. Additional plan limitations may also apply. Amounts held in a TSA annuity contract as of December 31, 1988 are not subject to these restrictions. Qualifying transfers of amounts from one TSA contract to another TSA contract under section 403(b) or to a custodial account under section 403(b)(7), and qualifying transfers to a state defined benefit plan to purchase service credits, are not considered distributions, and thus are not subject to these withdrawal limitations. If amounts are transferred from a custodial account described in Code section 403(b)(7) to this contract the transferred amount will retain the custodial account withdrawal restrictions.

Withdrawals from other Qualified Contracts are often limited by the IRC and by the employer's plan.

MINIMUM DISTRIBUTIONS



Generally, the IRC requires that you begin taking annual distributions from qualified annuity contracts by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you separate from service from the employer sponsoring the plan. If you own an IRA, you must begin taking distributions when you attain age 70 1/2. If you own more than one TSA, you may be permitted to take your annual distributions in any combination from your TSAs. A similar rule applies if you own more than one IRA. However, you cannot satisfy this distribution requirement for your TSA contract by taking a distribution from an IRA, and you cannot satisfy the requirement for your IRA by taking a distribution from a TSA.


You may be subject to a surrender charge on withdrawals taken to meet minimum distribution requirements, if the withdrawals exceed the contract's maximum penalty free amount.

Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should consult your tax advisor for more information.

You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select monthly, quarterly, semiannual, or annual withdrawals for this purpose. This service is provided as a courtesy and we do not guarantee the accuracy of our calculations. Accordingly, we recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to our Annuity Service Center. We reserve the right to change or discontinue this service at any time.


The IRS issued regulations, effective January 1, 2003, regarding required minimum distributions from qualified annuity contracts. One of the regulations effective January 1, 2006 will require that the annuity contract value used to determine required minimum distributions include the actuarial value of other benefits under the contract, such as optional death benefits. This regulation does not apply to required minimum distributions made under an irrevocable annuity income option. Generally, we are currently awaiting further clarification from the IRS on this regulation, including how the value of such benefits is determined. You should discuss the effect of these new regulations with your tax advisor.



TAX TREATMENT OF DEATH BENEFITS


Any death benefits paid under the contract are taxable to the Beneficiary. The rules governing the taxation of payments from an annuity contract, as discussed above, generally apply whether the death benefits are paid as lump sum or annuity payments. Estate taxes may also apply.

Certain enhanced death benefits may be purchased under your contract. Although these types of benefits are used as investment protection and should not give rise to any adverse tax effects, the IRS could take the position that some or all of the charges for these death benefits should be treated as a partial withdrawal from the contract. In that case, the amount of the partial withdrawal may be includible in taxable income and subject to the 10% penalty if the owner is under 59 1/2.

If you own a Qualified contract and purchase these enhanced death benefits, the IRS may consider these benefits "incidental death benefits." The IRC imposes limits on the amount of the incidental death benefits allowable for Qualified contracts. If the death benefit(s) selected by you are considered to exceed these limits, the benefit(s)could result in taxable income to the owner of the Qualified contract. Furthermore, the IRC provides that the assets of an IRA (including a Roth IRA) may not be invested in life insurance, but may provide, in the case of death during the Accumulation Phase, for a death benefit payment equal to the greater of Purchase Payments or Contract Value. This contract offers death benefits, which may exceed the greater of Purchase Payments or Contract Value. If the IRS determines that these benefits are providing life insurance, the contract may not qualify as an IRA (including Roth IRAs). You should consult your tax advisor regarding these features and benefits prior to purchasing a contract.


CONTRACTS OWNED BY A TRUST OR CORPORATION


A Trust or Corporation ("Non-Natural Owner") that is considering purchasing this contract should consult a tax advisor. Generally, the IRC does not treat a Non-Qualified contract owned by a non-natural owner as an annuity contract for Federal income tax purposes. The non-natural owner pays tax currently on the contract's value in excess of the owner's cost basis. However, this treatment is not applied to a contract held by a trust or other entity as an agent for a natural person nor to contracts held by Qualified Plans. See the SAI for a more detailed discussion of the potential adverse tax consequences associated with non-natural ownership of a non-qualified annuity contract.


GIFTS, PLEDGES AND/OR ASSIGNMENTS OF A CONTRACT


If you transfer ownership of your Non-Qualified contract to a person other than your spouse (or former spouse incident to divorce) as a gift you will pay federal income tax on the contract's cash value to the extent it exceeds your cost basis. The recipient's cost basis will be increased by the amount on which you will pay federal taxes. In addition, the IRC treats any assignment or pledge (or agreement to assign or pledge) of any portion of a Non-Qualified contract as a withdrawal. See the SAI for a more detailed discussion regarding potential tax consequences of gifting, assigning, or pledging a Non-Qualified contract.

The IRC prohibits Qualified annuity contracts including IRAs from being transferred, assigned or pledged as security for a loan. This prohibition, however, generally does not apply to loans under an employer-sponsored plan (including loans from the annuity contract) that satisfy certain requirements, provided that: (a) the plan is not an unfunded deferred compensation plan; and
(b) the plan funding vehicle is not an IRA.


DIVERSIFICATION AND INVESTOR CONTROL


The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that the management of the Underlying Funds monitors the Funds so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, and not the Company, would be considered the owner of the shares of the Variable Portfolios under your Non-Qualified Contract, because of the degree of control you exercise over the underlying investments. This diversification requirement is sometimes referred to as "investor control." It is unknown to what extent owners are permitted to select investments, to make transfers among Variable Portfolios or the number and type of Variable Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance should generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean that you, as the owner of the Non-qualified Contract, could be treated as the owner of the underlying Variable Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.


These investor control limitations generally do not apply to Qualified Contracts, which are referred to as "Pension Plan Contracts" for purposes of this rule, although the limitations could be applied to Qualified Contracts in the future.


OTHER INFORMATION
--------------------------------------------------------------------------------


THE SEPARATE ACCOUNT



AIG SunAmerica Life originally established, Variable Annuity Account Five (the "Separate Account"), under Arizona law on July 8, 1996. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.



AIG SunAmerica Life owns the assets in the Separate Account. However, the assets in the Separate Account are not chargeable with liabilities arising out of any other business conducted by AIG SunAmerica Life. Income gains and losses (realized and unrealized) resulting from assets in the Separate Account are credited to or charged against the Separate Account without regard to other income, gains or losses of AIG SunAmerica Life. Assets in the Separate Account are not guaranteed by AIG SunAmerica Life.

THE GENERAL ACCOUNT



Money allocated to any Fixed Account options goes into the Company's general account. The general account consists of all of the company's assets other than assets attributable to a Separate Account. All of the assets in the general account are chargeable with the claims of any of the Company's contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.



The Company has a support agreement in effect between the Company and its ultimate parent company, American International Group, Inc. ("AIG"), and the Company's insurance policy obligations are guaranteed by American Home Assurance Company, a subsidiary of AIG. See the Statement of Additional Information for more information regarding these arrangements.



PAYMENTS IN CONNECTION WITH DISTRIBUTION OF THE CONTRACT


     PAYMENTS TO BROKER-DEALERS


Registered representatives of broker-dealers sell the contract. We pay commissions to the broker-dealers for the sale of your contract ("Contract Commissions"). There are different structures by which a broker-dealer can choose to have their Contract Commissions paid. For example, as one option, we may pay upfront Contract Commission only, that may be up to a maximum 8.0% of each Purchase Payment you invest (which may include promotional amounts). Another option may be a lower upfront Contract Commission on each Purchase Payment, with a trail commission of up to a maximum 1.50% of contract value annually. Generally, the higher the upfront commissions, the lower the trail and vice versa. We pay Contract Commissions directly to the broker-dealer with whom your registered representative is affiliated. Registered representatives may receive a portion of these amounts we pay in accordance with any agreement in place between the registered representative and his/her broker-dealer firm.



We may pay broker-dealers support fees in the form of additional cash or non-cash compensation. These payments may be intended to reimburse for specific expenses incurred or may be based on sales, certain assets under management, longevity of assets invested with us or a flat fee. These payments may be consideration for, among other things, product placement/preference, greater access to train and educate the firm's registered representatives about our products, our participation in sales conferences and educational seminars and allowing broker-dealers to perform due diligence on our products. The amount of these fees may be tied to the anticipated level of our access in that firm. We enter into such arrangements in our discretion and we may negotiate customized arrangements with firms, including affiliated and non-affiliated broker-dealers based on various factors. We do not deduct these amounts directly from your Purchase Payments. We anticipate recovering these amounts from the fees and charges collected under the contract.



Contract commissions and other support fees may influence the way that a broker-dealer and its registered representatives market the contracts and service customers who purchase the contracts and may influence the broker-dealer and its registered representatives to present this contract over others available in the market place. You should discuss with your broker-dealer and/or registered representative how they are compensated for sales of a contract and/or any resulting real or perceived conflicts of interest.


AIG SunAmerica Capital Services, Inc., Harborside Financial Center, 3200 Plaza 5, Jersey City, NJ 07311-4992, distributes the contracts. AIG SunAmerica Capital Services, an affiliate of AIG SunAmerica Life, is a registered broker-dealer under the Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. No underwriting fees are paid in connection with the distribution of the contracts.

     PAYMENTS WE RECEIVE


In addition to amounts received pursuant to established 12b-1 Plans from the Underlying Funds, we receive compensation of up to 0.60% annually based on assets under management from certain Trusts' investment advisers or their affiliates for services related to the availability of the Underlying Funds in the contract. We receive such payments in connection with each of the Trusts available in this Contract. Such amounts received from our affiliate, AIG SAAMCo, are paid pursuant to a profit sharing agreement and is not expected to exceed 0.50%.

Furthermore, certain investment advisers and/or subadvisers may help offset the costs we incur for training to support sales of the Underlying Funds in the contract.



ADMINISTRATION



We are responsible for the administrative servicing of your contract. During the Accumulation Phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase payments received through the Automatic Payment Plan or a salary reduction arrangement, may also be confirmed quarterly. For other transactions, we send confirmations immediately.



During the Accumulation and Income Phases, you will receive a statement of your transactions over the past quarter and a summary of your account values. Please contact our Annuity Service Center at 1-800-445-SUN2, if you have any comment, question or service request.



We send out transaction confirmations and quarterly statements. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.



LEGAL PROCEEDINGS



There are no pending legal proceedings affecting the Separate Account. The Company and its subsidiaries are parties to various kinds of litigation incidental to their respective business operations. In management's opinion, these matters are not material in relation to the financial position of the Company with the exception of the matter disclosed below.



A purported class action captioned Nitika Mehta, as Trustee of the N.D. Mehta Living Trust vs. AIG SunAmerica Life Assurance Company, Case 04L0199, was filed on April 5, 2004 in the Circuit Court, Twentieth Judicial District in St. Clair County, Illinois. The action has been transferred to and is currently pending in the United States District Court for the District of Maryland, Case No. 04-md-15863, as part of a Multi-District Litigation proceeding. The lawsuit alleges certain improprieties in conjunction with alleged market timing activities. The probability of any particular outcome cannot be reasonably estimated at this time.



AIG has announced that it has delayed filing its Annual Report on Form 10-K for the year ended December 31, 2004 to allow AIG's Board of Directors and new management adequate time to complete an extensive review of AIG's books and records. The review includes issues arising from pending investigations into non-traditional insurance products and certain assumed reinsurance transactions by the Office of the Attorney General for the State of New York and the Securities and Exchange Commission and from AIG's decision to review the accounting treatment of certain additional items. Circumstances affecting AIG can have an impact on the Company. For example, the recent downgrades and ratings actions taken by the major rating agencies with respect to AIG resulted in corresponding downgrades and ratings actions being taken with respect to the Company's ratings. Accordingly, we can give no assurance that any further changes in circumstances for AIG will not impact us.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                     AIG SUNAMERICA LIFE ASSURANCE COMPANY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     AIG SunAmerica Life Assurance Company (the "Company") was incorporated as Anchor National Life Insurance Company under the laws of the State of Arizona on April 12, 1965 while the Company changed its name to AIG SunAmerica Life Assurance Company on January 24, 2002. The Company continued to do business as Anchor National Life Insurance Company until February 28, 2003, after which time it began doing business under its new name, AIG SunAmerica Life Assurance Company.

     The Company is a direct wholly owned subsidiary of SunAmerica Life Insurance Company (the "Parent"), which is a wholly owned subsidiary of AIG Retirement Services, Inc. ("AIGRS") (formerly AIG SunAmerica Inc.), a wholly owned subsidiary of American International Group, Inc. ("AIG"). AIG is a holding company, which through its subsidiaries is engaged in a broad range of insurance and insurance-related activities, financial services and retirement services and asset management.

     The Company has no employees; however, employees of AIGRS and other affiliates of the Company perform various services for the Company. AIGRS had approximately 1,900 employees at December 31, 2004, approximately 1,100 of whom perform services for the Company as well as for certain of its affiliates.

     The Company's primary activities are retirement services, herein discussed as annuity operations and asset management operations. The annuity operations consist of the sale and administration of deposit-type insurance contracts, such as variable and fixed annuity contracts, universal life insurance contracts and guaranteed investment contracts ("GICs"). The asset management operations are conducted by the Company's registered investment advisor subsidiary, AIG SunAmerica Asset Management Corp ("SAAMCo"), and its wholly owned distributor, AIG SunAmerica Capital Services, Inc. ("SACS"), and its wholly owned servicing administrator, AIG SunAmerica Fund Services, Inc. ("SFS"). See Note 13 of Notes to the Consolidated Financial Statements for operating results by segment.

     The Company ranks among the largest U.S. issuers of variable annuity contracts. The Company distributes its products and services through an extensive network of independent broker-dealers, full-service securities firms and financial institutions. In prior years, GICs were marketed directly to banks, municipalities, asset management firms and direct plan sponsors and through intermediaries, such as managers or consultants servicing these groups. In addition to distributing its variable annuity products through its nine affiliated broker-dealers, the Company distributes its products through a vast network of independent broker-dealers, full-service securities firms and financial institutions. In total, more than 84,000 independent sales representatives are appointed to sell the Company's annuity products. The Company's nine affiliated broker-dealers are among the largest networks of registered representatives in the nation. Sales through affiliated broker-dealers accounted for approximately a quarter of the Company's total annuity sales in 2004.

     The Company believes that demographic trends have produced strong consumer demand for long-term, investment-oriented products. According to U.S. Census Bureau projections, the number of individuals between the ages of 45 to 64 grew from 51 million to 69 million from 1994 to 2003, making this age group the fastest-growing segment of the U.S. population. Between 1994 and 2003, annual industry premiums from fixed and variable annuities increased from $155 billion to $267 billion.

     Benefiting from continued strong growth of the retirement savings market, industry sales of tax-deferred savings products have represented, for a number of years, a significantly larger source of new premiums for the U.S. life insurance industry than have traditional life insurance products. Recognizing the growth potential of this market, the Company focuses its life operations on the sale of variable annuity contracts. In recent years, the Company has enhanced its marketing efforts and expanded its offerings of fee-based variable annuity contracts. Variable accounts within the Company's variable annuity business entail no portfolio credit risk and requires significantly less capital support than the fixed accounts of variable annuity contracts ("Fixed Options"), which generate net investment income.

     The following table shows the Company's investment income, net realized investment losses and fee income for the year ended December 31, 2004 by primary product line or service:

                         NET INVESTMENT AND FEE INCOME


                                                               AMOUNT       PERCENT           PRIMARY PRODUCT OR SERVICE
                                                              ---------     --------   -----------------------------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                 FOR PERCENTAGES)
Fee income:
  Variable annuity policy fees, net of reinsurance..........  $369,141       42.2%     Variable annuity contracts
  Asset management fees.....................................    89,569        10.2     Asset management
  Universal life policy fees, net of reinsurance............    33,899         3.9     Universal life products
  Surrender charges.........................................    26,219         3.0     Fixed and variable annuity contracts
  Other fees................................................    15,753         1.8     Asset management
                                                              --------       -----
  Total fee income..........................................   534,581        61.1
Investment income...........................................   363,594        41.6     Fixed annuity contracts and Fixed Options
Net realized investment losses..............................   (23,807)       (2.7)    Fixed annuity contracts and Fixed Options
                                                              --------       -----
Total net investment and fee income.........................  $874,368      100.0%
                                                              ========       =====



ANNUITY OPERATIONS - SEPARATE ACCOUNT


     The annuity operations principally engaged in the business of issuing variable annuity contracts directed to the market for tax-deferred, long-term savings products. It also administers closed blocks of fixed annuity contracts, universal life insurance contracts and GICs directed to the institutional marketplace.

     The Company's variable annuity products offer investors a broad spectrum of fund alternatives, with a choice of investment managers, as well as Fixed Options. The Company earns fees on the amounts earned in variable account options of its variable annuity products held in separate accounts and net investment income on the Fixed Options held in the general account. Variable annuity contracts offer retirement planning features similar to those offered by fixed annuity contracts, but differ in that the contract holder's rate of return is generally dependent upon the investment performance of the particular equity, fixed-income, money market or asset allocation fund selected by the contract holder. Because the investment risk is generally borne by the customer in all but the Fixed Options, these products require significantly less capital support than fixed annuity contracts.

     At December 31, 2004, variable product liabilities were $26.04 billion, of which $22.61 billion were held in separate accounts and $3.43 billion were the liabilities of the Fixed Options, held in the Company's general account. The Company's variable annuity products incorporate incentives, surrender charges and/or other restrictions to encourage persistency. At December 31, 2004, 71% of the Company's variable annuity liabilities held in separate accounts were subject to surrender penalties or other restrictions. The Company's variable annuity products also generally limit the number of transfers made in a specified period between account options without the assessment of a fee. The average size of a new variable annuity contract sold by the Company in 2004 was approximately $74,000.


ANNUITY OPERATIONS - GENERAL ACCOUNT


     The Company's general account obligations are fixed-rate products, principally Fixed Options, but also including fixed annuity contracts, GICs and universal life insurance contracts ("Fixed-Rate Products") issued in prior years. The Fixed Options provide interest rate guarantees of certain periods ranging up to ten years. Although the Company's annuity contracts remain in force an average of seven to ten years, approximately 77% of the reserves for fixed annuity contracts and Fixed Options, as well as the universal life insurance contracts, reprice annually at discretionary rates determined by the Company subject to a minimum rate guarantee ranging from 1.5% to 4.0%, depending on the contract. In repricing, the Company takes into account yield characteristics of its investment portfolio, surrender assumptions and competitive industry pricing, among other factors.

     In prior years, the Company augmented its retail annuity business with the sale of institutional products. At December 31, 2004, the Company had $211.4 million of fixed-maturity, variable-rate GIC obligations that reprice periodically based upon certain defined indices and $3.9 million of fixed-maturity, fixed-rate GICs.

     The Company designs its Fixed-Rate Products and conducts its investment operations in order to closely match the duration and cash flows of the assets in its investment portfolio to its fixed-rate obligations. The Company seeks to achieve a predictable spread between what it earns on its assets and what it pays on its liabilities by investing principally in fixed-rate securities. The Company's Fixed-Rate Products incorporate incentives, surrender charges and other restrictions in order to encourage persistency. Approximately 77% of the Company's reserves for Fixed-Rate Products had incentives, surrender penalties and/or other restrictions at December 31, 2004.

INVESTMENT OPERATIONS

     The Company believes a portfolio principally composed of fixed-rate investments that generate predictable rates of return should back its liabilities for Fixed-Rate Products. The Company does not have a specific target rate of return. Instead, its rates of return vary over time depending on the current interest rate environment, the slope of the yield curve, the spread at which fixed-rate investments are priced over the yield curve, default rates and general economic conditions. The majority of the Company's invested assets are managed by an affiliate of AIG. Its portfolio strategy is constructed with a view to achieve adequate risk-adjusted returns consistent with its investment objectives of effective asset-liability matching, liquidity and safety.


     For more information concerning the Company's investments, including the risks inherent in such investments, see Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Capital Resources and Liquidity."


ASSET MANAGEMENT OPERATIONS

     Effective January 1, 2004, the Parent contributed to the Company 100% of the outstanding capital stock of its consolidated subsidiary, SAAMCo, which in turn has two wholly owned subsidiaries: SACS and SFS. Pursuant to this contribution, SAAMCo became a direct wholly owned subsidiary of the Company. This contribution increased the Company's shareholder's equity by $150,653,000. Assets, liabilities and shareholder's equity at December 31, 2003 were restated to include $190,605,000, $39,952,000 and $150,653,000, respectively, of SAAMCo balances. Similarly, the results of operations and cash flows have been restated for the years ended December 31, 2003 and 2002 for the addition and subtraction to pretax income of $16,345,000 and $4,464,000, respectively, to reflect the SAAMCo activity.

     The asset management operations are conducted by the Company's registered investment advisor subsidiary, SAAMCo, and its wholly owned distributor, SACS, and its wholly owned servicing administrator, SFS. These companies earn fee income by managing, distributing and administering a diversified family of mutual funds, serving as investment advisor to certain variable investment portfolios offered within the Company's variable annuity products and providing professional management of individual, corporate and pension plan portfolios.

REGULATION

     The Company, in common with other insurers, is subject to regulation and supervision by the states and jurisdictions in which it does business. Within the United States, the method of such regulation varies but generally has its source in statutes that delegate regulatory and supervisory powers to an insurance official. The regulation and supervision relate primarily to approval of policy forms and rates, the standards of solvency that must be met and maintained, including risk based capital measurements, the licensing of insurers and their agents, the nature of and limitations on investments, restrictions on the size of risks which may be insured under a single contract, deposits of securities for the benefit of contract holders, methods of accounting, periodic examinations of the affairs of insurance companies, the form and content of reports of financial condition required to be filed, and reserves for unearned premiums, losses and other purposes. In general, such regulation is for the protection of contract holders rather than security holders.

     Risk-based capital ("RBC") standards are designed to measure the adequacy of an insurer's statutory capital and surplus in relation to the risks inherent in its business. The standards are intended to help identify inadequately capitalized companies and require specific regulatory actions in the event an insurer's RBC is deficient. The RBC formula develops a risk-adjusted target level of adjusted statutory capital and surplus by applying certain factors to various asset, premium and reserve items. Higher factors are applied to more risky items and lower factors are applied to less risky items. Thus, the target level of statutory surplus varies not only as a result of the insurer's size, but also on the risk profile of the insurer's operations. The RBC Model Law provides four incremental levels of regulatory attention for insurers whose surplus is below the calculated RBC target. These levels of attention range in severity from requiring the insurer to submit a plan for corrective action to actually placing the insurer under regulatory control. The statutory capital and surplus of the Company exceeded its RBC requirements as of December 31, 2004.

     The federal government does not directly regulate the business of insurance, however, the Company, its subsidiaries and its products are governed by federal agencies, including the Securities and Exchange Commission ("SEC"), the Internal Revenue Service and the self-regulatory organization, National Association of Securities Dealers, Inc. ("NASD"). Federal legislation and administrative policies in several areas, including financial services regulation, pension regulation and federal taxation, can significantly and adversely affect the insurance industry. The federal government has from time to time considered legislation relating to the deferral of taxation on the accretion of value within certain annuities and life insurance products, changes in the

Employee Retirement Income Security Act regulations, the alteration of the federal income tax structure and the availability of Section 401(k) and individual retirement accounts. Although the ultimate effect of any such changes, if implemented, is uncertain, both the persistency of our existing products and our ability to sell products may be materially impacted in the future.

     Recently there has been a significant increase in federal and state regulatory activity relating to financial services companies, particularly mutual fund companies and life insurers issuing variable annuity products. These inquiries have focused on a number of issues including, among other items, after-hours trading, short-term trading (sometimes referred to as market timing), suitability, revenue sharing arrangements and greater transparency regarding compensation arrangements. There are several rule proposals pending at the SEC, the NASD and on a federal level, which, if passed, could have an impact on the business of the Company and/or its subsidiaries.

COMPETITION

     The businesses conducted by the Company are highly competitive. The Company competes with other life insurers, and also competes for customers' funds with a variety of investment products offered by financial services companies other than life insurance companies, such as banks, investment advisors, mutual fund companies and other financial institutions. In 2003, net annuity premiums written among the top 100 companies ranged from approximately $79 million to approximately $20 billion annually. The Company together with its affiliates ranked third largest of this group. The Company believes the primary competitive factors among life insurance companies for investment-oriented insurance products, such as annuities include product flexibility, net return after fees, innovation in product design, the insurer financial strength rating and the name recognition of the issuing company, the availability of distribution channels and service rendered to the customer before and after a contract is issued. Other factors affecting the annuity business include the benefits (including before-tax and after-tax investment returns) and guarantees provided to the customer and the commissions paid.

AVAILABLE INFORMATION

     AIG SunAmerica Life Assurance Company (the "Company") files annual, quarterly, and current reports and other information with the Securities and Exchange Commission (the "SEC"). The SEC maintains a website that contains annual, quarterly, and current reports and other information that issuers (including the Company) file electronically with the SEC. The SEC's website is http://www.sec.gov. Additionally, any materials the Company files with the SEC may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company does not maintain a website.

     The Company makes available free of charge, Annual Reports on Form 10-K, Quarterly Reports of Form 10-Q and Current Reports of Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after such materials are electronically filed with, or furnished to the SEC.


SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION



     Indemnification for liabilities arising under the 1933 Act is provided to the Company's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Securities Act and unenforceable. If a claim for indemnification against such liabilities (other than for payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of the Company in connection with the securities registered under this prospectus, the Company will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. The Company will be governed by final judgment of the issue. However, if in the opinion of the Company's counsel this issue has been determined by controlling precedent, the Company will not submit the issue to a court for determination.


DESCRIPTION OF PROPERTY

     The Company's executive offices and its principal office are in leased premises at 1 SunAmerica Center, Los Angeles, California 90067. The Company, through an affiliate, also leases office space in Woodland Hills, California and Jersey City, New Jersey.

     The Company believes that such properties, including the equipment located therein, are suitable and adequate to meet the requirements of its businesses.

SELECTED FINANCIAL DATA

     The following selected financial data of the Company should be read in conjunction with the consolidated financial statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations, both of which are included elsewhere herein.

     The following selected financial date of the Company for years prior to December 31, 2004 have been restated as if the contribution of SAAMCo and its related subsidiaries were effective as of the earliest period reported below. The following amounts include only the subsidiaries of SAAMCo as of December 31, 2004.


                                                                            YEARS ENDED DECEMBER 31,
                                                              ----------------------------------------------------
                                                                2004       2003       2002       2001       2000
                                                              --------   --------   --------   --------   --------
                                                                                 (IN THOUSANDS)
Results of Operations
Revenues:
Fee income, net of reinsurance..............................  $534,581   $427,091   $444,002   $481,945   $549,970
Investment income...........................................   363,594    402,923    387,355    370,198    398,168
Net realized investment losses..............................   (23,807)   (30,354)   (65,811)   (59,784)   (15,177)
                                                              --------   --------   --------   --------   --------
  Total revenues............................................   874,368    799,660    765,546    792,359    932,961
Benefits and Expenses:
Interest expense............................................   222,749    240,213    238,129    244,614    264,493
Amortization of bonus interest..............................    10,357     19,776     16,277     11,938      3,824
General and administrative expenses.........................   131,612    119,093    115,210     99,232    138,955
Amortization of deferred acquisition costs and other
  deferred expenses.........................................   157,650    160,106    222,484    208,378    154,183
Annual commissions..........................................    64,323     55,661     58,389     58,278     56,473
Claims on universal life contracts, net of reinsurance
  recoveries................................................    17,420     17,766     15,716     17,566     19,914
Guaranteed minimum death benefits, net of reinsurance
  recoveries................................................    58,756     63,268     67,492     17,839        614
                                                              --------   --------   --------   --------   --------
  Total benefits & expenses.................................   662,867    675,883    733,697    657,845    638,456
                                                              --------   --------   --------   --------   --------
Pretax income before cumulative effect of accounting
  change....................................................   211,501    123,777     31,849    134,514    294,505
Income tax expense..........................................     6,410     30,247        160     21,824     94,400
                                                              --------   --------   --------   --------   --------
Net income before cumulative effect of accounting change....   205,091     93,530     31,689    112,690    200,105
                                                              --------   --------   --------   --------   --------
Cumulative effect of accounting change, net of tax..........   (62,589)        --         --    (10,342)        --
                                                              --------   --------   --------   --------   --------
Net Income..................................................  $142,502   $ 93,530   $ 31,689   $102,348   $200,105
                                                              ========   ========   ========   ========   ========



     In 2004, the Company adopted AICPA Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts ("SOP 03-1"), which was recorded as a cumulative effect of accounting change. (See Note 2 of Notes to Consolidated Financial Statements).

     In 2001, the Company adopted EITF 99-20 "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets" and Statement of Financial Accounting Standard 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133), which were recorded as a cumulative effect of accounting change.


                                                                                   DECEMBER 31,
                                                        -------------------------------------------------------------------
                                                           2004          2003          2002          2001          2000
                                                        -----------   -----------   -----------   -----------   -----------
                                                                                  (IN THOUSANDS)
Financial Position
Investments and cash..................................  $ 7,125,986   $ 7,124,633   $ 7,248,324   $ 6,294,148   $ 5,249,827
Variable annuity assets held in separate accounts.....   22,612,451    19,178,796    14,758,642    18,526,413    20,393,820
Deferred acquisition costs and other deferred
  expenses............................................    1,606,870     1,505,328     1,436,802     1,419,498     1,286,456
Other assets..........................................      150,708       162,970       309,221       258,446       177,468
                                                        -----------   -----------   -----------   -----------   -----------
Total Assets..........................................  $31,496,015   $27,971,727   $23,752,989   $26,498,505   $27,107,571
                                                        ===========   ===========   ===========   ===========   ===========
Reserves for fixed annuity and fixed accounts of
  variable annuity contracts..........................  $ 3,948,158   $ 4,274,329   $ 4,285,098   $ 3,498,917   $ 2,778,229
Reserves for universal life insurance contracts.......    1,535,905     1,609,233     1,676,073     1,738,493     1,832,667
Reserves for guaranteed investment contracts..........      215,331       218,032       359,561       483,861       610,672
Variable annuity liabilities related to separate
  accounts............................................   22,612,451    19,178,796    14,758,642    18,526,413    20,393,820
Other payables and accrued liabilities................    1,172,594       794,031       831,138       839,032       268,201
Subordinated notes payable to affiliates..............           --        40,960        40,960        47,960        55,119
Deferred income taxes.................................      257,532       242,556       341,935       211,242        81,989
Shareholder's equity..................................    1,754,044     1,613,790     1,459,582     1,152,587     1,086,874
                                                        -----------   -----------   -----------   -----------   -----------
Total Liabilities and Shareholder's Equity............  $31,496,015   $27,971,727   $23,752,989   $26,498,505   $27,107,571
                                                        ===========   ===========   ===========   ===========   ===========


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Management's discussion and analysis of financial condition and results of operations of AIG SunAmerica Life Assurance Company (the "Company") for the years ended December 31, 2004 ("2004"), 2003 ("2003") and 2002 ("2002") follows.
Certain prior period amounts have been reclassified to conform to the current period's presentation.

     In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers regarding certain forward-looking statements contained in this report and in any other statements made by, or on behalf of, the Company, whether or not in future filings with the Securities and Exchange Commission (the "SEC"). Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Statements using verbs such as "expect," "anticipate," "believe" or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements which represent the Company's beliefs concerning future levels of sales and redemptions of the Company's products, investment spreads and yields, or the earnings and profitability of the Company's activities.

     Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which are subject to change. These uncertainties and contingencies could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable developments. Some may be national in scope, such as general economic conditions, changes in tax law and changes in interest rates. Some may be related to the insurance industry generally, such as pricing, competition, regulatory developments and industry consolidation. Others may relate to the Company specifically, such as credit, volatility and other risks associated with the Company's investment portfolio. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the SEC. The Company disclaims any obligation to update forward-looking information.

CRITICAL ACCOUNTING POLICIES

     The Company considers its most critical accounting policies those policies with respect to valuation of certain financial instruments, amortization of deferred acquisition costs ("DAC") and other deferred expenses and the reserve for guaranteed benefits. In the implementation of each of the aforementioned policies, management is required to exercise its judgment on both a quantitative and qualitative basis. Further explanation of how management exercises that judgment follows.

     Valuation of Certain Financial Instruments: Gross unrealized losses on debt and equity securities available for sale amounted to $27.1 million at December 31, 2004. In determining if and when a decline in fair value below amortized cost is other than temporary, the Company evaluates at each reporting period the market conditions, offering prices, trends of earnings, price multiples, and other key measures for investments in debt and equity securities. In particular, for debt securities, the Company assesses the probability that all amounts due are collectible according to the contractual terms of the obligation. When such a decline in value is deemed to be other than temporary, the Company recognizes an impairment loss in the current period operating results to the extent of the decline (See also discussion within "Capital Resources and Liquidity" herein).


     Securities in the Company's portfolio with a carrying value of approximately $813.0 million at December 31, 2004 do not have readily determinable market prices. For these securities, the Company estimates the fair value with internally prepared valuations (including those based on estimates of future profitability). Otherwise, the Company uses its most recent purchases and sales of similar unquoted securities, independent broker quotes or comparison to similar securities with quoted prices when possible to estimate the fair value of those securities. All such securities are classified as available for sale. The Company's ability to liquidate its positions in these securities will be impacted to a significant degree by the lack of an actively traded market, and the Company may not be able to dispose of these investments in a timely manner. Although the Company believes its estimates reasonably reflect the fair value of those securities, the key assumptions about the risk-free interest rates, risk premiums, performance of underlying collateral, if any, and other factors may not reflect those of an active market.

     Amortization of Deferred Acquisition Costs and Other Deferred Expenses:
Policy acquisition costs include commissions and other costs that vary with, and are primarily related to, the production or acquisition of new business. Such costs are deferred and amortized over the estimated lives of the annuity contracts. Approximately 81% of the amortization of DAC and other deferred expenses was attributed to policy acquisition costs deferred by the annuity operations and 19% was attributed to the distribution costs deferred by the asset management operations. For the annuity operations, the Company amortizes DAC and other deferred expenses based on a percentage of expected gross profits ("EGPs") over the life of the underlying policies. EGPs are computed based on assumptions related to the underlying policies written, including their anticipated duration, the growth rate of the separate account assets (with respect to variable options of the variable annuity contracts) or general account assets (with respect to fixed annuity contracts, Fixed Options and universal life insurance contracts) supporting these obligations, costs of providing contract guarantees and the level of expenses necessary to administer the policies. The Company adjusts amortization of DAC and other deferred expenses (a "DAC unlocking") when current or estimates of future gross profits to be realized from its annuity contracts are revised as more fully described below. Substantially all of the DAC balance attributed to annuity operations at December 31, 2004 related to variable annuity contracts.

     DAC amortization on annuities is impacted by surrender rates, claims costs, and the actual and assumed future growth rate of the assets supporting the Company's obligations under annuity policies. With respect to Fixed Options, the growth rate depends on the yield on the general account assets supporting those annuity contracts. With respect to the variable options of the variable annuity contracts, the growth rate depends on the performance of the investment options available under the annuity contract and the allocation of assets among these various investment options.

     The assumption the Company uses for the long-term annual net growth rate of the separate account assets in the determination of DAC amortization with respect to its variable annuity contracts is 10% (the "long-term growth rate assumption"). The Company uses a "reversion to the mean" methodology that allows it to maintain this 10% long-term growth rate assumption, while also giving consideration to the effect of short-term swings in the equity markets. For example, if performance was 15% during the first year following the introduction of a product, the DAC model would assume that market returns for the following five years (the "short-term growth rate assumption") would be approximately 9%, resulting in an average annual growth rate of 10% during the life of the product. Similarly, following periods of below 10% performance, the model will assume a short-term growth rate higher than 10%. A DAC unlocking will occur if management deems the short-term growth rate assumption (i.e., the growth rate required to revert to the mean 10% growth rate over a five-year period) to be unreasonable. The use of a reversion to the mean assumption is common within the industry; however, the parameters used in the methodology are subject to judgment and vary within the industry.

     For the asset management operations, the Company defers distribution costs that are directly related to the sale of mutual funds that have a 12b-1 distribution plan and/or a contingent deferred sales charge feature (collectively, "Distribution Fee Revenue"). These costs are amortized on a straight-line basis, adjusted for redemptions, over a period ranging from one year to eight years depending on share class. The carrying value of the deferred asset is subject to continuous review based on projected Distribution Fee Revenue. Amortization of deferred distribution costs is increased if at any reporting period the value of the deferred amount exceeds the projected Distribution Fee Revenue. The projected Distribution Fee Revenue is impacted by estimated future withdrawal rates and the rates of market return. Management uses historical activity to estimate future withdrawal rates and average annual performance of the equity markets to estimate the rates of market return.

     Reserve for Guaranteed Benefits: Pursuant to the adoption of Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" ("SOP 03-1") which was adopted on January 1, 2004, the Company is required to recognize a liability for guaranteed minimum death benefits and other guaranteed benefits. In calculating the projected liability, five thousand stochastically generated investment performance scenarios were developed using the Company's best estimates. These assumptions included, among others, mean equity return and volatility, mortality rates and lapse rates. The estimation of cash flow and the determination of the assumptions used require judgment, which can, at times, be subjective.


     Several of the guaranteed benefits are sensitive to equity market conditions. The Company uses the purchase of reinsurance and capital market hedging strategies to mitigate the risk of paying benefits in excess of account values as a result of significant downturns in equity markets. Risk mitigation may or may not reduce the volatility of net income resulting from equity market volatility. Reinsurance or hedges are secured when the cost is less than the risk reduction. The Company expects to use either additional reinsurance or capital market hedges for risk mitigation on an opportunistic basis. Despite the purchase of reinsurance or hedges, the reinsurance or hedge secured may be inadequate to completely offset the effects of changes in equity markets.

BUSINESS SEGMENTS

     Effective January 1, 2004, SunAmerica Life Insurance Company (the "Parent"), the parent of the Company, contributed to the Company 100% of the outstanding capital stock of its consolidated subsidiary, AIG SunAmerica Asset Management Corp. ("SAAMCo"), which in turn has two wholly owned subsidiaries:
AIG SunAmerica Capital Services, Inc. ("SACS") and AIG SunAmerica Fund Services, Inc. ("SFS"). This contribution increased the Company's shareholder's equity by approximately $150.7 million (see Note 1 of Notes to Consolidated Financial Statements). Effective January 1, 2004, the Company's earnings include the asset management operations of SAAMCo, SACS and SFS. Prior year results have been restated to account for this contribution as if it had occurred at the beginning of the earliest period presented.


     The Company has two business segments: annuity operations and asset management operations. The annuity operations consist of the sale and administration of deposit-type insurance contracts, such as variable and fixed annuity contracts, universal life insurance contracts and guaranteed investment contracts. The Company focuses primarily on the marketing of variable annuity products. The variable annuity products offer investors a broad spectrum of fund alternatives, with a choice of investment managers, as well as Fixed Options. The Company earns fee income on amounts invested in the variable account options and net investment spread on the Fixed Options.


     The asset management operations are conducted by the Company's registered investment advisor subsidiary, SAAMCo, and its wholly owned distributor, SACS, and its wholly owned servicing administrator, SFS. These companies earn fee income by managing, distributing and administering a diversified family of mutual funds, servicing as investment advisor to certain variable investment portfolios offered within the Company's variable annuity products and providing professional management of individual, corporate and pension plan portfolios.

RESULTS OF OPERATIONS

     NET INCOME totaled $142.5 million in 2004, compared with $93.5 million in 2003 and $31.7 million in 2002.

     CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX reflected the adoption of SOP 03-1 on January 1, 2004. The Company recorded a loss of $62.6 million, net of tax, which is recognized in the consolidated statement of income and comprehensive income as a cumulative effect of accounting change for the year ended December 31, 2004.

     PRETAX INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE totaled $211.5 million in 2004, compared with $123.8 million in 2003 and $31.8 million in 2002. The increase in 2004 compared to 2003 was primarily due to higher variable annuity policy fee and asset management fee income, partially offset by lower investment income and higher general and administrative and other expenses. The increase in 2003 compared to 2002 was primarily due to reductions in net realized investment losses and amortization of DAC and other expenses.

     INCOME TAX EXPENSE totaled $6.4 million in 2004, $30.2 million in 2003 and $0.2 million in 2002 representing effective tax rates of 3%, 24% and 1%, respectively. The tax expense in 2004 included the benefit of $39.7 million resulting from the reduction of the prior year tax liability based on additional information becoming available. Excluding this benefit the effective tax rate is 22% in 2004. The unusually low effective tax rate for 2002 is due primarily to the lower relative pretax income without corresponding reductions in permanent tax differences. See Note 11 of the Notes to Consolidated Financial Statements for a reconciliation of income tax expense to the federal statutory rate.

ANNUITY OPERATIONS

     PRETAX INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE totaled $176.9 million in 2004, compared with $98.7 million in 2003 and $27.7 million in 2002. The increase in 2004 compared to 2003 was primarily due to higher variable annuity policy fee income and lower amortization of deferred acquisition costs and other deferred expenses partially offset by higher general and administrative and other expenses. The increase in 2003 compared to 2002 was primarily due to lower net realized investment losses and improved net investment income as customers allocated more dollars to the fixed rate portion of variable annuity contracts.

     NET INVESTMENT SPREAD, a non-GAAP measure, represents investment income less interest credited to Fixed-Rate Products is a key measurement used by the Company in evaluating the profitability of its annuity business. Investment income includes income earned on invested assets, as well as the mark-to-market on both purchased derivatives and embedded derivatives inherent in certain product guarantees. Accordingly, the Company presents an analysis of net investment spread because the Company has determined this measure to be useful and meaningful.

     In evaluating its investment yield and net investment spread, the Company calculates average invested assets using the amortized cost of bonds, notes and redeemable preferred stocks. This basis does not include unrealized gains and losses, which are reflected in the carrying value (i.e., fair value) of those investments pursuant to Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities". In the calculation of average invested assets, the Company excludes collateral received from a securities lending program, which is offset by a securities lending payable in the same amount. The Company participates in a securities lending program with an affiliated agent, pursuant to which it lends its securities and primarily takes cash as collateral with respect to the securities lent. Participation in securities lending agreements provides additional net investment income for the Company, resulting from investment income earned on the collateral, less interest paid on the securities lending agreements and the related management fees paid to an affiliate to administer the program.

     An analysis of net investment spread and a reconciliation to pretax income before cumulative effect of accounting change is presented in the following table:


                                                                  YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                2004        2003        2002
                                                              ---------   ---------   ---------
                                                                       (IN THOUSANDS)
Investment income...........................................  $ 362,631   $ 398,304   $ 377,556
Interest credited to fixed annuity contracts and Fixed
  Options...................................................   (140,889)   (153,636)   (142,973)
Interest credited to universal life insurance contracts.....    (73,745)    (76,415)    (80,021)
Interest credited to guaranteed investment contracts........     (6,034)     (7,534)    (11,267)
                                                              ---------   ---------   ---------
Net investment spread.......................................    141,963     160,719     143,295
Net realized investment losses..............................    (24,100)    (30,354)    (65,811)
Fee income, net of reinsurance..............................    429,259     344,908     358,983
Amortization of bonus interest..............................    (10,357)    (19,776)    (16,277)
General and administrative expenses.........................    (93,188)    (83,013)    (79,287)
Amortization of DAC and other deferred expenses.............   (126,142)   (137,130)   (171,583)
Annual commissions..........................................    (64,323)    (55,661)    (58,389)
Claims on UL contracts, net of reinsurance recoveries.......    (17,420)    (17,766)    (15,716)
Guaranteed benefits, net of reinsurance recoveries..........    (58,756)    (63,268)    (67,492)
                                                              ---------   ---------   ---------
Pretax income before cumulative effect of accounting
  change....................................................  $ 176,936   $  98,659   $  27,723
                                                              =========   =========   =========


     Net investment spread totaled $142.0 million in 2004, compared to $160.7 million in 2003 and $143.3 million in 2002. These amounts equal 2.28% on average invested assets (computed on a daily basis) of $6.22 billion in 2004, 2.37% on average invested assets of $6.66 billion in 2003 and 2.41% on average invested assets of $6.09 billion in 2002. The decrease in net investment spread in 2004 from 2003 reflected results from lower average invested assets as discussed below and reinvesting in the historically low prevailing interest rate environment that has persisted throughout 2003 and 2004. The increase in net investment spread in 2003 from 2002 resulted from substantial growth in average invested assets and effective management of interest crediting rates to offset lower yields available on invested assets.

     The components of net investment spread were as follows:


                                                                     YEARS ENDED DECEMBER 31,
                                                              ---------------------------------------
                                                                 2004          2003          2002
                                                              -----------   -----------   -----------
                                                                      (DOLLARS IN THOUSANDS)
Net investment spread.......................................  $   141,963   $   160,719   $   143,295
Average invested assets.....................................    6,216,792     6,656,360     6,086,517
Average interest-bearing liabilities........................   (5,942,627)   (6,407,102)   (5,962,521)
Yield on average invested assets............................         5.83%         5.98%         6.20%
Rate paid on average interest-bearing liabilities...........         3.71          3.71          3.93
                                                              -----------   -----------   -----------
Difference between yield and interest rate paid.............         2.12%         2.27%         2.27%
                                                              ===========   ===========   ===========
Net investment spread as a percentage of average invested
  assets....................................................         2.28%         2.41%         2.35%
                                                              ===========   ===========   ===========


     The decline in average invested assets resulted primarily from net exchanges from Fixed Options into the separate accounts of variable annuity contracts, partially offset by new deposits of Fixed Options. Deposits of Fixed Options and renewal deposits on its universal life insurance contracts totaled $1.41 billion 2004, $1.58 billion in 2003 and $1.78 billion in 2002, and are primarily deposits for the Fixed Options. Deposits of Fixed Options represent 24% in 2004, 27% in 2003 and 34% in 2002, of the related reserve balances at the beginning of the respective periods.

     Net investment spread includes the effect of income earned or interest paid on the difference between average invested assets and average interest-bearing liabilities. Average invested assets exceeded average interest-bearing liabilities by $274.2 million in 2004, compared with $249.3 million in 2003 and $124.0 million in 2002. The difference between the Company's yield on average invested assets and the rate paid on average interest-bearing liabilities was 2.12% in 2004 and 2.27% in 2003 and 2.27% in 2002.

     Investment income (and the related yields on average invested assets) totaled $362.6 million (5.83%) in 2004, compared with $398.3 million (5.98%) in 2003 and $377.6 million (6.20%) in 2002. The decrease in the investment yield primarily reflects the reinvesting in the historically low prevailing interest rate environment that has persisted throughout 2002, 2003 and 2004, as well as a $4.3 million reduction in income from the mark to market of the S&P 500 put options and the guaranteed minimum account value and guaranteed minimum withdrawal benefit embedded derivatives in 2004. Excluding the impact of the put options and embedded derivatives, investment income would have been $361.6 million (5.82%) and $393.0 million (5.90%) in 2004 and 2003, respectively. Expenses incurred to manage the investment portfolio amounted to $2.5 million in 2004, $2.3 million in 2003 and $2.4 million in 2002. These expenses are included as a reduction of investment income in the consolidated statement of income and comprehensive income.

     Interest expense (and the related rate paid on average interest-bearing liabilities) totaled $220.7 million (3.71%) in 2004, $237.6 million (3.71%) in 2003 and $234.3 million (3.93%) in 2002. Interest-bearing liabilities averaged $5.94 billion during 2004, $6.41 billion during 2003 and $5.96 billion during 2002.

     NET REALIZED INVESTMENT LOSSES totaled $24.1 million in 2004, $30.4 million in 2003 and $65.8 million in 2002 and include impairment writedowns of $21.1 million, $54.1 million and $57.3 million, respectively. Thus, net realized losses from sales and redemptions of investments totaled $3.0 million in 2004, compared with net realized gains of $23.7 million in 2003 and net realized losses of $8.5 million in 2002.

     The Company sold or redeemed invested assets, principally bonds and notes, aggregating $1.97 billion in 2004, $2.21 billion in 2003 and $1.60 billion in 2002. Sales of investments result from the active management of the Company's investment portfolio. Because redemptions of investments are generally involuntary and sales of investments are made in both rising and falling interest rate environments, net gains and losses from sales and redemptions of investments fluctuate from period to period, and represent 0.05%, 0.36% and 0.14% of average invested assets for 2004, 2003 and 2002, respectively. Active portfolio management involves the ongoing evaluation of asset sectors, individual securities within the investment portfolio and the reallocation of investments from sectors that are perceived to be relatively overvalued to sectors that are perceived to be relatively undervalued. The intent of the Company's active portfolio management is to maximize total returns on the investment portfolio, taking into account credit, option, liquidity and interest-rate risk.

     Impairment writedowns include $21.1 million, $54.1 million and $57.3 million of provisions principally applied to bonds in 2004, 2003 and 2002, respectively. Impairment writedowns represent 0.34%, 0.81% and 0.96% of average invested assets in the respective periods. For the five years ended December 31, 2004, impairment writedowns as a percentage of average invested assets have ranged from 0.34% to 1.27% and have averaged 0.75%. Such writedowns are based upon estimates of the fair value of invested assets and recorded when declines in the value of such assets are considered to be other than temporary. Actual realization will be dependent upon future events.

     VARIABLE ANNUITY POLICY FEES, NET OF REINSURANCE are generally based on the market value of assets in the separate accounts supporting variable annuity contracts. Such fees totaled $369.1 million in 2004, $281.4 million in 2003 and $286.9 million in 2002 and are net of reinsurance premiums of $28.6 million, $30.8 million and $22.5 million, respectively. The increased fees in 2004 compared to 2003 primarily reflect the improved equity market conditions in 2004 and the latter part of 2003, and the resulting favorable impact on market values of the assets in the separate accounts. The decreased fees in 2003 as compared to 2002 reflected increased reinsurance premiums. Variable annuity policy fees represent 1.8%, 1.7% and 1.7% of average variable annuity assets in 2004, 2003 and 2002, respectively. Variable annuity assets averaged $20.41 billion, $16.32 billion and $16.45 billion during the respective periods. Variable annuity deposits, which exclude deposits allocated to the Fixed Options, totaled $2.65 billion in 2004, $1.73 billion in 2003 and $1.18 billion in 2002. These amounts represent 14%, 12% and 6% of variable annuity reserves at the beginning of the respective periods. The increase in variable annuity deposits in 2004 and 2003 reflected increased demand for variable annuity products due to the improved equity market conditions in 2004 and the latter part of 2003. Transfers from the Fixed Options to the separate accounts are not classified as variable annuity deposits. Accordingly, changes in variable annuity deposits are not necessarily indicative of the ultimate allocation by customers among fixed and variable account options of the Company's variable annuity products.

     Sales of variable annuity products (which include deposits allocated to the Fixed Options) ("Variable Annuity Product Sales") amounted to $4.01 billion, $3.27 billion and $2.92 billion in 2004, 2003 and 2002, respectively. Such sales primarily reflect those of the Company's Polaris and Seasons families of variable annuity products. The Company's variable annuity products are primarily multi-manager variable annuities that offer investors a choice of several variable funds as well as up to seven fixed funds, depending on the product. The increase in Variable Annuity Product Sales in 2004 and 2003 reflects the generally improved equity market conditions in 2004 and the latter part of 2003.

     The Company has encountered increased competition in the variable annuity marketplace during recent years and anticipates that the market will remain highly competitive for the foreseeable future. Also, from time to time, federal initiatives are proposed that could affect the taxation of annuities (see "Regulation").

     With respect to all reinsurance agreements, the Company could become liable for all obligations of the reinsured policies if the reinsurers were to become unable to meet the obligations assumed under the respective reinsurance agreements. The Company monitors its credit exposure with respect to these agreements. Due to the high credit ratings and periodic monitoring of these ratings of the reinsurers, such risks are considered to be minimal.

     UNIVERSAL LIFE INSURANCE POLICY FEES, NET OF REINSURANCE amounted to $33.9 million in 2004, $35.8 million in 2003 and $36.3 million in 2002 and are net of reinsurance premiums of $34.3 million, $33.7 million and $34.1 million, respectively. Universal life insurance policy fees consist of mortality charges, up-front fees earned on deposits received and administrative fees, net of reinsurance premiums. The administrative fees are assessed based on the number of policies in force as of the end of each month. The Company acquired its universal life insurance contracts as part of the acquisition of business from MBL Life Assurance Corporation on December 31, 1998 and does not actively market such contracts. Such fees represent 2.20%, 2.23% and 2.17% of average reserves for universal life insurance contracts in the respective periods.

     SURRENDER CHARGES on variable annuity and universal life insurance contracts totaled $26.2 million in 2004, $27.7 million in 2003 and $32.5 million in 2002. Surrender charge periods range from zero to nine years from the date a deposit is received. Surrender charges generally are assessed on withdrawals at declining rates.

     GENERAL AND ADMINISTRATIVE EXPENSES totaled $93.2 million in 2004, $83.0 million in 2003 and $79.3 million in 2002. The increase in 2004 results from higher information technology costs and payroll related expenses resulting from the servicing of a larger block of annuity contracts. General and administrative expenses remain closely controlled through a company-wide cost containment program and continue to represent less than 1% of average total assets.


     AMORTIZATION OF DEFERRED ACQUISITION COSTS AND OTHER DEFERRED EXPENSES totaled $126.1 million in 2004, compared with $137.1 million in 2003 and $171.6 million in 2002. DAC amortization in 2003 reflected a declining market which led to higher DAC amortization (i.e. impairments on specific products) during the first nine months of 2003 and is partially offset by an $18.0 million DAC unlocking. The higher amortization in 2002 was primarily related to lower estimates of future gross profits on variable annuity contracts compared to the prior years in light of the downturn in the equity markets in 2002, and additional variable annuity product sales over the last twelve months and the subsequent amortization of related deferred commissions and other direct selling costs.


     ANNUAL COMMISSIONS totaled $64.3 million in 2004, compared with $55.7 million in 2003 and $58.4 million in 2002. Annual commissions generally represent renewal commissions paid quarterly in arrears to maintain the persistency of certain of the Company's variable annuity contracts. Substantially all of the Company's currently available variable annuity products allow for an annual commission payment option in return for a lower immediate commission. The vast majority of the Company's average balances of its variable annuity products are currently subject to such annual commissions.

     CLAIMS ON UNIVERSAL LIFE CONTRACTS, NET OF REINSURANCE RECOVERIES totaled $17.4 million in 2004, compared with $17.8 million in 2003 and $15.7 million in 2002 (net of reinsurance recoveries of $34.2 million in 2004, $34.0 million in 2003 and $29.2 million in 2002). The change in such claims resulted principally from changes in mortality experience and the reinsurance recoveries there on.

     GUARANTEED BENEFITS, NET OF REINSURANCE RECOVERIES on variable annuity contracts totaled $58.8 million in 2004, compared with $63.3 million in 2003 and $67.5 million in 2002 and are net of reinsurance recoveries of $2.7 million, $8.0 million and $8.4 million, respectively. These guaranteed benefits consist primarily of guaranteed minimum death benefits as well as immaterial amounts of earnings enhancement benefits and guaranteed minimum income benefits. These guarantees are described in more detail in the following paragraphs. The decrease during 2004 reflects the generally improved equity market conditions in 2004 and the latter part of 2003. Downturns in the equity markets could increase these expenses.


     Guaranteed minimum death benefits ("GMDB") are issued on a majority of the Company's variable annuity products. GMDB provides that, upon the death of a contract holder, the contract holder's beneficiary will receive the greater of
(1) the contract holder's account value, or (2) a guaranteed minimum death benefit that varies by product and election by the contract holder. The Company bears the risk that death claims following a decline in the debt and equity markets may exceed contract holder account balances and that the fees collected under the contract are insufficient to cover the costs of the benefit to be provided. On January 1, 2004, the Company recorded a liability for guaranteed benefits including GMDB (see Note 2 of Notes to Consolidated Financial Statements) pursuant to adoption of a new accounting standard, SOP 03-1.


     Earnings enhancement benefit ("EEB") is a feature the Company offers on certain variable annuity products. For contract holders who elect the feature, the EEB provides an additional death benefit amount equal to a fixed percentage of earnings in the contract, subject to certain maximums. The Company bears the risk that account values following favorable performance of the financial markets will result in greater EEB death claims and that the fees collected under the contract are insufficient to cover the costs of the benefit to be provided.

     Guaranteed minimum income benefit ("GMIB") is a feature the Company offers on certain variable annuity products. This feature provides a minimum fixed annuity payment guarantee for those contract holders who choose to receive fixed lifetime annuity payments after a seven, nine, or ten-year waiting period in their deferred annuity contracts. The Company bears the risk that the performance of the financial markets will not be sufficient for accumulated contract holder account balances to support GMIB benefits and that the fees collected under the contract are insufficient to cover the costs of the benefit to be provided. As there is a waiting period to annuitize using the GMIB, there are no policies eligible to receive this benefit at December 31, 2004. The Company has eliminated offering a GMIB feature that guarantees a return in excess of the amount to be annuitized in order to mitigate its exposure.

     Guaranteed minimum account value ("GMAV") is a feature the Company offers on certain variable annuity products in the third quarter of 2002. If available and elected by the contract holder at the time of contract issuance, this feature guarantees that the account value under the contract will at least equal the amount of the deposits invested during the first ninety days of the contract, adjusted for any subsequent withdrawals, at the end of a ten-year waiting period. The Company bears the risk that protracted under-performance of the financial markets could result in GMAV benefits being higher than the underlying contract holder account balance and that the fees collected under the contract are insufficient to cover the costs of the benefit to be provided. The Company purchased put options on the S&P 500 index to partially offset this risk. Changes in the market value of both the GMAV benefit and the put options are recorded in investment income in the accompanying consolidated statement of income and comprehensive income.

     Guaranteed minimum withdrawal benefit ("GMWB") is a feature the Company began offering on certain variable annuity products in May of 2004. If available and elected by the contract holder at the time of contract issuance, this feature provides a guaranteed annual withdrawal stream, regardless of market performance, equal to deposits invested during the first ninety days adjusted for any subsequent withdrawals ("Eligible Premium"). These guaranteed annual withdrawals of up to 10% of Eligible Premium are available after either a three-year or a five-year waiting period, as elected by the contract holder at the time of contract issuance, without reducing the future amounts guaranteed. If no withdrawals have been made during the waiting period of 3 or 5 years, the contract holder will realize an additional 10% or 20%, respectively, of Eligible Premium after all other amounts guaranteed under this benefit have been paid. The Company bears the risk that protracted under-performance of the financial markets could result in GMWB benefits being higher than the underlying contract holder account balance and that the fees collected under the contract are insufficient to cover the costs of the benefit to be provided. The Company purchased put options on the S&P 500 index to partially offset this risk. Changes in the market value of both the GMWB benefit and the put options are recorded in investment income in the accompanying consolidated statement of income and comprehensive income.

     Management expects substantially all of the Company's near-term exposure to guaranteed benefits will relate to GMDB and EEB. As sales of products with other guaranteed benefits increase, the Company expects these other guarantees to have an increasing impact on operating results, under current hedging strategies.

ASSET MANAGEMENT OPERATIONS

     PRETAX INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE totaled $34.6 million in 2004, compared to $25.1 million in 2003 and $4.1 million in 2002. The increases in 2004 from 2003 resulted from the impact of higher average asset base and higher margin on account servicing fees, partially offset by increased amortization of DAC and other deferred expenses. The increase in 2003 from 2002 resulted from decreased amortization of DAC and other deferred expenses.

     ASSET MANAGEMENT FEES, which include investment advisory fees and 12b-1 distribution fees, are based on the market value of assets managed by SAAMCo in its mutual funds and certain variable annuity portfolios. Such fees totaled $89.6 million on average assets managed of $9.65 billion in 2004, $66.7 million on average assets managed of $8.15 billion in 2003 and $66.4 million on average assets managed of $7.64 billion in 2002. The increase in asset management fees is primarily the result of a higher average asset base and higher margin on account servicing fees. Mutual fund sales, excluding sales of money market accounts and private accounts, totaled $2.14 billion in 2004, compared to $2.23 billion in 2003 and $1.67 billion in 2002. Redemptions of mutual funds, excluding redemptions of money market accounts, amounted to $1.56 billion in 2004, $1.55 billion in 2003 and $1.55 billion in 2002, which represent 20%, 25% and 25%, respectively, of average related mutual fund assets. The 4% decrease in mutual fund sales in 2004 compared to 2003 primarily reflects generally difficult equity market conditions in the second and third quarters of 2004. The increase in sales in 2003 principally reflects increasing demand for equity products, due to generally improved equity market conditions in the latter part of 2003.

     GENERAL AND ADMINISTRATIVE EXPENSES totaled $38.4 million in 2004, $36.1 million in 2003 and $35.9 million in 2002. General and administrative expenses increased in 2004 due primarily to higher employee-related costs.


     AMORTIZATION OF DEFERRED ACQUISITION COSTS AND OTHER DEFERRED EXPENSES includes amortization of distribution costs that totaled $31.5 million in 2004, compared with $23.0 million in 2003 and $35.9 million in 2002. The increased amortization in 2004 was primarily due to additional mutual fund sales and amortization of the deferred commissions thereon. In 2002, amortization of deferred acquisition costs and other deferred expenses included additional amortization of $24.2 million, resulting from certain distribution costs whose carrying value exceeded projected revenue.


CAPITAL RESOURCES AND LIQUIDITY

     SHAREHOLDER'S EQUITY increased to $1.75 billion at December 31, 2004 from $1.61 billion at December 31, 2003 due to $142.5 million of net income and $49.1 million of capital contribution from Parent partially offset by a $49.1 million tax effect on a distribution of investment and a $2.5 million dividend to the Parent.

     INVESTMENTS AND CASH at December 31, 2004 totaled $7.13 billion, compared with $7.14 billion at December 31, 2003. The Company's invested assets are managed by an affiliate. The following table summarizes the Company's portfolio of bonds, notes and redeemable preferred stocks (the "Bond Portfolio") and other investments and cash at December 31, 2004 and 2003:


                                                                 DECEMBER 31, 2004         DECEMBER 31, 2003
                                                              -----------------------   -----------------------
                                                                 FAIR      PERCENT OF      FAIR      PERCENT OF
                                                                VALUE      PORTFOLIO      VALUE      PORTFOLIO
                                                              ----------   ----------   ----------   ----------
BOND PORTFOLIO:                                                    (IN THOUSANDS, EXCEPT FOR PERCENTAGES)
U.S. government securities..................................  $   30,300       0.4%     $   24,292       0.3%
Mortgage-backed securities..................................     956,567      13.4       1,191,817      16.7
Securities of public utilities..............................     332,038       4.7         365,150       5.1
Corporate bonds and notes...................................   2,902,829      40.8       2,697,142      37.9
Redeemable preferred stocks.................................      21,550       0.3          22,175       0.3
Other debt securities.......................................     917,743      12.9       1,205,224      16.9
                                                              ----------     -----      ----------     -----
Total Bond Portfolio........................................   5,161,027      72.5       5,505,800      77.2
Mortgage loans..............................................     624,179       8.7         716,846      10.1
Common stocks...............................................       4,902       0.1             727       0.0
Cash and short-term investments.............................     201,117       2.8         133,105       1.9
Securities lending collateral...............................     883,792      12.4         514,145       7.2
Other invested assets.......................................     250,969       3.5         254,010       3.6
                                                              ----------     -----      ----------     -----
Total investments and cash..................................  $7,125,986     100.0%     $7,124,633     100.0%
                                                              ==========     =====      ==========     =====


     The Company's general investment philosophy is to hold fixed-rate assets for long-term investment. Thus, it does not have a trading portfolio. However, the Company has determined that all of the Bond Portfolio is available to be sold in response to changes in market interest rates, changes in relative value of asset sectors and individual securities, changes in prepayment risk, changes in the credit quality outlook for certain securities, the Company's need for liquidity and other similar factors.

     THE BOND PORTFOLIO, which constituted 72% of the Company's total investment portfolio at December 31, 2004, had an aggregate fair value that was $153.2 million greater than its amortized cost at December 31, 2004, compared with $154.6 million at December 31, 2003.

     At December 31, 2004, the Bond Portfolio had an aggregate fair value of $5.16 billion and an aggregate amortized cost of $5.01 billion. At December 31, 2004, the Bond Portfolio (excluding $21.6 million of redeemable preferred stocks) included $4.50 billion of bonds rated by Standard & Poor's ("S&P"), Moody's Investors Service ("Moody's") or Fitch ("Fitch") and $638.1 million of bonds rated by the National Association of Insurance Commissioners ("NAIC") or the Company pursuant to statutory ratings guidelines established by the NAIC. At December 31, 2004, approximately $4.75 billion of the Bond Portfolio was investment grade, including $986.8 million of mortgage-backed securities ("MBS") and U.S. government/agency securities.

     At December 31, 2004, the Bond Portfolio included $386.4 million of bonds that were not investment grade. These non-investment-grade bonds accounted for approximately 1% of the Company's total assets and approximately 5% of its invested assets. Non-investment-grade securities generally provide higher yields and involve greater risks than investment-grade securities because their issuers typically are more highly leveraged and more vulnerable to adverse economic conditions than investment-grade issuers. In addition, the trading market for these securities is usually more limited than for investment-grade securities. An economic downturn could produce higher than average issuer defaults on the non-investment-grade securities, which could cause the Company's investment returns and net income to decline. At December 31, 2004, the Company's non-investment-grade bond portfolio consisted of 171 issues with no single issuer representing more than 10% of the total non-investment-grade portfolio. These non-investment-grade securities are comprised of bonds spanning 10 industries with 19%, 16%, 16% and 10% concentrated in telecommunications, utilities, financial services and noncyclical consumer products industries, respectively. No other industry concentration constituted more than 10% of these assets.

     The table below summarizes the Company's rated bonds by rating classification as of December 31, 2004.

                      RATED BONDS BY RATING CLASSIFICATION


             ISSUES RATED BY                          ISSUES NOT RATED BY
            S&P/MOODY'S/FITCH                 S&P/MOODY'S/FITCH, BY NAIC CATEGORY                      TOTAL
------------------------------------------   -------------------------------------   ------------------------------------------
S&P/MOODY'S/FITCH  AMORTIZED    ESTIMATED        NAIC       AMORTIZED   ESTIMATED    AMORTIZED    ESTIMATED    PERCENT OF TOTAL
   CATEGORY(1)        COST      FAIR VALUE   CATEGORY(2)      COST      FAIR VALUE      COST      FAIR VALUE   INVESTED ASSETS
-----------------  ----------   ----------   ------------   ---------   ----------   ----------   ----------   ----------------
                                                    (DOLLARS IN THOUSANDS)
AAA+ to A-
(Aaa to A3)
[AAA to A-]        $2,888,647   $2,964,803        1         $266,034     $270,334    $3,154,681   $3,235,137        45.40%

BBB+ to BBB-
(Baa to Baa3)
[BBB+ to BBB-]      1,203,109    1,233,692        2          276,973      284,221     1,480,082    1,517,913        21.30%

BB+ to BB-
(Bal to Ba3)
[BB+ to BB-]          133,070      138,091        3           36,371       36,462       169,441      174,553         2.45%

B+ to B-
(Bl to B3)
[B+ to B-]            129,347      140,699        4           11,600       11,524       140,947      152,223         2.14%

CCC+ to CCC-
(Caal to Caa3)
[CCC+ to CCC-]         18,954       19,353        5            7,305        6,695        26,259       26,048         0.37%

CC to D
(Ca to C)
[CC to D]               1,842        4,722        6           14,476       28,880        16,318       33,602         0.47%
                   ----------   ----------                  --------     --------    ----------   ----------
TOTAL RATED
ISSUES             $4,374,969   $4,501,360                  $612,759     $638,116    $4,987,728   $5,139,476
                   ==========   ==========                  ========     ========    ==========   ==========


Footnotes to the table of Rated Bonds by Rating Classification


(1) S&P and Fitch rate debt securities in rating categories ranging from AAA (the highest) to D (in payment default). A plus (+) or minus (-) indicates the debt's relative standing within the rating category. A security rated BBB- or higher is considered investment grade. Moody's rates debt securities in rating categories ranging from Aaa (the highest) to C (extremely poor prospects of ever attaining any real investment standing). The number 1, 2 or 3 (with 1 the highest and 3 the lowest) indicates the debt's relative standing within the rating category. A security rated Baa3 or higher is considered investment grade. Issues are categorized based on the highest of the S&P, Moody's and Fitch ratings if rated by multiple agencies.



(2) Bonds and short-term promissory instruments are divided into six quality categories for NAIC rating purposes, ranging from 1 (highest) to 5 (lowest) for non-defaulted bonds plus one category 6, for bonds in or near default. These six categories correspond with the S&P/ Moody's/Fitch rating groups listed above, with categories 1 and 2 considered investment grade. The NAIC categories include $131.5 million of assets that were rated by the Company pursuant to applicable NAIC rating guidelines.


     The valuation of invested assets involves obtaining a fair value for each security. The source for the fair value is generally from market exchanges, with the exception of non-traded securities.

     Another aspect of valuation pertains to impairment. As a matter of policy, the determination that a security has incurred an other-than-temporary decline in value and the amount of any loss recognition requires the judgment of the Company's management and a continual review of its investments. In general, a security is considered a candidate for impairment if it meets any of the following criteria:

     - Trading at a significant discount to par, amortized cost (if lower) or cost for an extended period of time;

     - The occurrence of a discrete credit event resulting in: (i) the issuer defaulting on a material outstanding obligation; (ii) the issuer seeking protection from creditors under the bankruptcy laws or similar laws intended for the court supervised reorganization of insolvent enterprises; or (iii) the issuer proposing a voluntary reorganization pursuant to which creditors are asked to exchange their claims for cash or securities having a fair value substantially lower than the par value of their claims; or

     - In the opinion of the Company's management, it is unlikely the Company will realize a full recovery on its investment, irrespective of the occurrence of one of the foregoing events.

     Once a security has been identified as potentially impaired, the amount of such impairment is determined by reference to that security's contemporaneous market price.

     The Company has the ability to hold any security to its stated maturity. Therefore, the decision to sell reflects the judgment of the Company's management that the security sold is unlikely to provide, on a relative value basis, as attractive a return in the future as alternative securities entailing comparable risks. With respect to distressed securities, the sale decision reflects management's judgment that the risk-discounted anticipated ultimate recovery is less than the value achieved on sale.

     As a result of these policies, the Company recorded pretax impairment writedowns of $21.1 million, $54.1 million and $57.3 million in 2004, 2003 and 2002, respectively. No individual impairment loss, net of DAC and taxes, during the year exceeded 10% of the Company's net income for the year ended December 31, 2004.

     Excluding the impairments noted above, the changes in fair value for the Company's Bond Portfolio, which constitutes the vast majority of the Company's investments, were recorded as a component of other comprehensive income in shareholder's equity as unrealized gains or losses.

     At December 31, 2004, the fair value of the Company's Bond Portfolio aggregated $5.16 billion. Of this aggregate fair value, approximately 0.03% represented securities trading at or below 75% of amortized cost. The impact of unrealized losses on net income will be further mitigated upon realization, because realization will result in current decreases in the amortization of DAC and decreases in income taxes.

     At December 31, 2004, approximately $3.91 billion, at amortized cost, of the Bond Portfolio had a fair value of $4.09 billion resulting in an aggregate unrealized gain of $180.3 million. At December 31, 2004, approximately $1.10 billion, at amortized cost, of the Bond Portfolio had a fair value of $1.07 billion resulting in an aggregate unrealized loss of $27.1 million. No single issuer accounted for more than 10% of unrealized losses. Approximately 36%, 15% and 11% of unrealized losses were from the financial services, transportation and noncyclical consumer products industries, respectively. No other industry accounted for more than 10% of unrealized losses.

     The amortized cost of the Bond Portfolio in an unrealized loss position at December 31, 2004, by contractual maturity, is shown below.


                                                              AMORTIZED COST
                                                              --------------
                                                              (IN THOUSANDS)
Due in one year or less.....................................    $   46,250
Due after one year through five years.......................       422,237
Due after five years through ten years......................       389,073
Due after ten years.........................................       243,973
                                                                ----------
Total.......................................................    $1,101,533
                                                                ==========

     The aging of the Bond Portfolio in an unrealized loss position at December 31, 2004 is shown below:

                          LESS THAN OR EQUAL TO 20%         GREATER THAN 20% TO 50%              GREATER THAN 50%
                              OF AMORTIZED COST                OF AMORTIZED COST                OF AMORTIZED COST
                       -------------------------------   ------------------------------   ------------------------------
                       AMORTIZED    UNREALIZED           AMORTIZED   UNREALIZED           AMORTIZED   UNREALIZED
MONTHS                    COST         LOSS      ITEMS     COST         LOSS      ITEMS     COST         LOSS      ITEMS
------                 ----------   ----------   -----   ---------   ----------   -----   ---------   ----------   -----
                                                            (DOLLARS IN THOUSANDS)
Investment Grade
  Bonds
  0-6                  $  455,818    $ (4,128)     73     $    --     $    --       --      $ --        $  --        --
  7-12                    387,123      (6,808)     57          --          --       --        --           --        --
  >12                     171,695      (7,108)     22      17,477      (4,046)       3        --           --        --
                       ----------    --------     ---     -------     -------     ----      ----        -----      ----
  Total                $1,014,636    $(18,044)    152     $17,477     $(4,046)       3      $ --        $  --        --
                       ==========    ========     ===     =======     =======     ====      ====        =====      ====
Below Investment
  Grade Bonds
  0-6                  $   28,496    $ (1,806)     13     $    --     $    --       --      $452        $(292)        3
  7-12                      8,773        (489)      8          --          --       --        --           --        --
  >12                      31,699      (2,467)     11          --          --       --        --           --        --
                       ----------    --------     ---     -------     -------     ----      ----        -----      ----
  Total                $   68,968    $ (4,762)     32     $    --     $    --       --      $452        $(292)        3
                       ==========    ========     ===     =======     =======     ====      ====        =====      ====
Total Bonds
  0-6                  $  484,314    $ (5,934)     86     $    --     $    --       --      $452        $(292)        3
  7-12                    395,896      (7,297)     65          --          --       --        --           --        --
  >12                     203,394      (9,575)     33      17,477      (4,046)       3        --           --        --
                       ----------    --------     ---     -------     -------     ----      ----        -----      ----
  Total                $1,083,604    $(22,806)    184     $17,477     $(4,046)       3      $452        $(292)        3
                       ==========    ========     ===     =======     =======     ====      ====        =====      ====


                                    TOTAL
                       -------------------------------
                       AMORTIZED    UNREALIZED
MONTHS                    COST         LOSS      ITEMS
------                 ----------   ----------   -----
                           (DOLLARS IN THOUSANDS)
Investment Grade
  Bonds
  0-6                  $  455,818    $ (4,128)     73
  7-12                    387,123      (6,808)     57
  >12                     189,172     (11,154)     25
                       ----------    --------     ---
  Total                $1,032,113    $(22,090)    155
                       ==========    ========     ===
Below Investment
  Grade Bonds
  0-6                  $   28,948    $ (2,098)     16
  7-12                      8,773        (489)      8
  >12                      31,699      (2,467)     11
                       ----------    --------     ---
  Total                $   69,420    $ (5,054)     35
                       ==========    ========     ===
Total Bonds
  0-6                  $  484,766    $ (6,226)     89
  7-12                    395,896      (7,297)     65
  >12                     220,871     (13,621)     36
                       ----------    --------     ---
  Total                $1,101,533    $(27,144)    190
                       ==========    ========     ===

     In 2004, the pretax realized losses incurred with respect to the sale of fixed-rate securities in the Bond Portfolio was $12.6 million. The aggregate fair value of securities sold was $140.3 million, which was approximately 92% of amortized cost. The average period of time that securities sold at a loss during 2004 were trading continuously at a price below amortized cost was approximately 21 months.

     The valuation for the Company's Bond Portfolio comes from market exchanges or dealer quotations, with the exception of non-traded securities. The Company considers non-traded securities to mean certain fixed income investments and certain structured securities. The aggregate fair value of these securities at December 31, 2004 was approximately $813.0 million. The Company estimates the fair value with internally prepared valuations (including those based on estimates of future profitability). Otherwise, the Company uses its most recent purchases and sales of similar unquoted securities, independent broker quotes or comparison to similar securities with quoted prices when possible to estimate the fair value of those securities. All such securities are classified as available for sale.

     For certain structured securities, the carrying value is based on an estimate of the security's future cash flows pursuant to the requirements of Emerging Issues Task Force Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." The change in carrying value is recognized in income.

     Each of these investment categories is regularly tested to determine if impairment in value exists. Various valuation techniques are used with respect to each category in this determination.

     Senior secured loans ("Secured Loans") are included in the Bond Portfolio and aggregated $277.2 million at December 31, 2004. Secured Loans are senior to subordinated debt and equity and are secured by assets of the issuer. At December 31, 2004, Secured Loans consisted of $190.1 million of privately traded securities and $87.1 million of publicly traded securities. These Secured Loans are composed of loans to 59 borrowers spanning 10 industries, with 26%, 18%, 15%, 12% and 11% from the utilities, telecommunications, transportation, noncyclical consumer products and cyclical consumer products industries, respectively. No other industry constituted more than 10% of these assets.

     While the trading market for the Company's privately traded Secured Loans is more limited than for publicly traded issues, participation in these transactions has enabled the Company to improve its investment yield. As a result of restrictive financial covenants, these Secured Loans involve greater risk of technical default than do publicly traded investment-grade securities. However, management believes that the risk of loss upon default for these Secured Loans is mitigated by such financial covenants and the collateral values underlying the Secured Loans.

     MORTGAGE LOANS aggregated $624.2 million at December 31, 2004 and consisted of 100 commercial first mortgage loans with an average loan balance of approximately $6.2 million, collateralized by properties located in 30 states. Approximately 32% of this portfolio was office, 17% was manufactured housing, 17% was multifamily residential, 11% was industrial, 11% was hotels, and 12% was other types. At December 31, 2004, approximately 27%, 11% and 10% of this portfolio were secured by properties located in California, Michigan and Massachusetts, respectively. No more than 10% of this portfolio was secured by properties located in any other single state. At December 31, 2004, 13 mortgage loans have an outstanding balance of $10 million or more, which collectively aggregated approximately 45% of this portfolio. At December 31, 2004, approximately 42% of the mortgage loan portfolio consisted of loans with balloon payments due before January 1, 2008. During 2004 and 2003, loans delinquent by more than 90 days, foreclosed loans and structured loans have not been significant in relation to the total mortgage loan portfolio.

     Substantially all of the mortgage loan portfolio has been originated by the Company under its underwriting standards. Commercial mortgage loans on properties such as offices, hotels and shopping centers generally represent a higher level of risk than do mortgage loans secured by multifamily residences. This greater risk is due to several factors, including the larger size of such loans and the more immediate effects of general economic conditions on these commercial property types. However, due to the Company's underwriting standards, the Company believes that it has prudently managed the risk attributable to its mortgage loan portfolio while maintaining attractive yields.

     SECURITIES LENDING COLLATERAL totaled $883.8 million at December 31, 2004, compared to $514.1 million at December 31, 2003, and consisted of cash collateral invested in highly rated short-term securities received in connection with the Company's securities lending program. The increase in securities lending collateral in 2004 results from increased demand for securities in the Company's portfolio. Although the cash collateral is currently invested in highly rated short-term securities, the applicable collateral agreements permit the cash collateral to be invested in highly liquid short and long-term investment portfolios. At least 75% of the portfolio's short-term investments must have external issue ratings of A-1/P-1, one of the highest ratings for short-term credit quality. Long-term investments include corporate notes with maturities of five years or less and a credit rating by at least two nationally recognized statistical rating organizations ("NRSRO"), with no less than a S&P rating of A or equivalent by any other NRSRO.

     ASSET-LIABILITY MATCHING is utilized by the Company in an effort to minimize the risks of interest rate fluctuations and disintermediation (i.e. the risk of being forced to sell investments during unfavorable market conditions). The Company believes that its fixed-rate liabilities should be backed by a portfolio principally composed of fixed-rate investments that generate predictable rates of return. The Company does not have a specific target rate of return. Instead, its rates of return vary over time depending on the current interest rate environment, the slope of the yield curve, the spread at which fixed-rate investments are priced over the yield curve, default rates and general economic conditions. Its portfolio strategy is constructed with a view to achieve adequate risk-adjusted returns consistent with its investment objectives of effective asset-liability matching, liquidity and safety. The Company's Fixed-Rate Products incorporate incentives, surrender charges and/or other restrictions in order to encourage persistency. Approximately 77% of the Company's reserves for Fixed-Rate Products had surrender penalties or other restrictions at December 31, 2004.

     As part of its asset-liability matching discipline, the Company conducts detailed computer simulations that model its fixed-rate assets and liabilities under commonly used interest rate scenarios. With the results of these computer simulations, the Company can measure the potential gain or loss in fair value of its interest-rate sensitive instruments and seek to protect its economic value and achieve a predictable spread between what it earns on its invested assets and what it pays on its liabilities by designing its Fixed-Rate Products and conducting its investment operations to closely match the duration and cash flows of the fixed-rate assets to that of its fixed-rate liabilities. The fixed-rate assets in the Company's asset-liability modeling include: cash and short-term investments; bonds, notes and redeemable preferred stocks; mortgage loans; policy loans; and investments in limited partnerships that invest primarily in fixed-rate securities. At December 31, 2004, these assets had an aggregate fair value of $6.17 billion with an option-adjusted duration of 3.2 years. The Company's fixed-rate liabilities include Fixed Options, as well as universal life insurance, fixed annuity and GIC contracts. At December 31, 2004, these liabilities had an aggregate fair value (determined by discounting future contractual cash flows by related market rates of interest) of $5.54 billion with an option-adjusted duration of 3.6 years. The Company's potential exposure due to a relative 10% decrease in prevailing interest rates from its December 31, 2004 levels is a loss of approximately $0.3 million, representing an increase in fair value of its fixed-rate liabilities that is not offset by an increase in fair value of its fixed-rate assets. Because the Company actively manages its assets and liabilities and has strategies in place to minimize its exposure to loss as interest rate changes occur, it expects that actual losses would be less than the estimated potential loss.

     Option-adjusted duration is a common measure for the price sensitivity of a fixed-maturity portfolio to changes in interest rates. For example, if interest rates increase 1%, the fair value of an asset with a duration of 5.0 years is expected to decrease in value by approximately 5%. The Company estimates the option-adjusted duration of its assets and liabilities using a number of different interest rate scenarios, assuming continuation of existing investment and interest crediting strategies, including maintaining an appropriate level of liquidity. Actual company and contract owner behaviors may be different than was assumed in the estimate of option-adjusted duration and these differences may be material.

     A significant portion of the Company's fixed annuity contracts (including the Fixed Options) has reached or is near the minimum contractual guaranteed rate (generally 3%). Continual declines in interest rates could cause the spread between the yield on the portfolio and the interest rate credited to policyholders to deteriorate.

     The Company has had the ability, limited by minimum interest rate guarantees, to respond to the generally declining interest rate environment in the last five years by lowering crediting rates in response to lower investment returns. See the earlier discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" for additional information on the calculation of investment yield and net investment spread used by the Company's management as a key component in evaluating the profitability of its annuity business. The trends experienced during 2004, 2003 and 2002 in the Company's yield on average invested assets and rate of interest credited on average interest-bearing liabilities, compared to the market trend in long-term interest rates as illustrated by the average ten-year U.S. Treasury bond rate, are presented in the following table:

                                                              2004   2003   2002
                                                              ----   ----   ----
AVERAGE 10-YEAR U.S. TREASURY BOND RATE:....................  4.26%  4.01%  4.61%
AIG SunAmerica Life Assurance Company:
  Average yield on Bond Portfolio...........................  5.66   5.75   6.23
  Rate paid on average interest-bearing liabilities.........  3.71   3.71   3.93

     Since the Company's investing strategy is to hold fixed-rate assets for long-term investment, the Company's average yield tends to trail movements in the average U.S. treasury yield. For further discussion on average yield on the bond portfolio and the rate paid on average interest-bearing liabilities, see discussion on "Investment Spread."

     As a component of its asset-liability management strategy, the Company may utilize interest rate swap agreements ("Swap Agreements") to match assets more closely to liabilities. Swap Agreements exchange interest rate payments of differing character (for example, variable-rate payments exchanged for fixed-rate payments) with a counterparty, based on an underlying principal balance (notional principal) to hedge against interest rate changes.

     The Company seeks to enhance its spread income with dollar roll repurchase agreements ("Dollar Roll Repos"). Dollar Roll Repos involve a sale of MBS by the Company and an agreement to repurchase substantially similar MBS at a later date at an agreed upon price. No Dollar Roll Repos were outstanding at December 31, 2004. The Company also seeks to provide liquidity by investing in MBS. MBS are generally investment-grade securities collateralized by large pools of mortgage loans. MBS generally pay principal and interest monthly. The amount of principal and interest payments may fluctuate as a result of prepayments of the underlying mortgage loans.

     There are risks associated with some of the techniques the Company uses to provide liquidity, enhance its spread income and match its assets and liabilities. The primary risk associated with the Company's Dollar Roll Repos and Swap Agreements is counterparty risk. The Company believes, however, that the counterparties to its Dollar Roll Repos and Swap Agreements are financially responsible and that the counterparty risk associated with those transactions is minimal. It is the Company's policy that these agreements are entered into with counterparties who have a debt rating of A/A2 or better from both S&P and Moody's. The Company continually monitors its credit exposure with respect to these agreements. In addition to counterparty risk, Swap Agreements also have interest rate risk. However, the Company's Swap Agreements are intended to hedge variable-rate assets or liabilities. The primary risk associated with MBS is that a changing interest rate environment might cause prepayment of the underlying obligations at speeds slower or faster than anticipated at the time of their purchase. As part of its decision to purchase such a security, the Company assesses the risk of prepayment by analyzing the security's projected performance over an array of interest-rate scenarios. Once such a security is purchased, the Company monitors its actual prepayment experience monthly to reassess the relative attractiveness of the security with the intent to maximize total return.

     INVESTED ASSETS EVALUATION is routinely conducted by the Company. Management identifies monthly those investments that require additional monitoring and carefully reviews the carrying values of such investments at least quarterly to determine whether specific investments should be placed on a nonaccrual basis and to determine declines in value that may be other than temporary. In conducting these reviews for bonds, management principally considers the adequacy of any collateral, compliance with contractual covenants, the borrower's recent financial performance, news reports and other externally generated information concerning the creditor's affairs. In the case of publicly traded bonds, management also considers market value quotations, if available. For mortgage loans, management generally considers information concerning the mortgaged property and, among other things, factors impacting the current and expected payment status of the loan and, if available, the current fair value of the underlying collateral. For investments in partnerships, management reviews the financial statements and other information provided by the general partners.

     The carrying values of investments that are determined to have declines in value that are other than temporary are reduced to net realizable value and, in the case of bonds, no further accruals of interest are made. The provisions for impairment on mortgage loans are based on losses expected by management to be realized on transfers of mortgage loans to real estate, on the disposition and settlement of mortgage loans and on mortgage loans that management believes may not be collectible in full. Accrual of interest is suspended when principal and interest payments on mortgage loans are past due more than 90 days. Impairment losses on securitized assets are recognized if the fair value of the security is less than its book value, and the net present value of expected future cash flows is less than the net present value of expected future cash flows at the most recent (prior) estimation date.

     DEFAULTED INVESTMENTS, comprising all investments that are in default as to the payment of principal or interest, totaled $40.1 million of bonds at December 31, 2004, and constituted approximately 0.6% of total invested assets. At December 31, 2003, defaulted investments totaled $49.6 million of bonds, which constituted approximately 0.7% of total invested assets.

     SOURCES OF LIQUIDITY are readily available to the Company in the form of the Company's existing portfolio of cash and short-term investments, reverse repurchase agreement capacity on invested assets and, if required, proceeds from invested asset sales. The Company's liquidity is primarily derived from operating cash flows from annuity operations. At December 31, 2004, approximately $4.09 billion of the Bond Portfolio had an aggregate unrealized gain of $180.3 million, while approximately $1.07 billion of the Bond Portfolio had an aggregate unrealized loss of $27.1 million. In addition, the Company's investment portfolio currently provides approximately $44.0 million of monthly cash flow from scheduled principal and interest payments. Historically, cash flows from operations and from the sale of the Company's annuity products have been more than sufficient in amount to satisfy the Company's liquidity needs.

     Management is aware that prevailing market interest rates may shift significantly and has strategies in place to manage either an increase or decrease in prevailing rates. In a rising interest rate environment, the Company's average cost of funds would increase over time as it prices its new and renewing Fixed-Rate Products to maintain a generally competitive market rate. Management would seek to place new funds in investments that were matched in duration to, and higher yielding than, the liabilities assumed. The Company believes that liquidity to fund withdrawals would be available through incoming cash flow, the sale of short-term or floating-rate instruments or Dollar Roll Repos on the Company's substantial MBS segment of the Bond Portfolio, thereby avoiding the sale of fixed-rate assets in an unfavorable bond market.

     In a declining interest rate environment, the Company's cost of funds would decrease over time, reflecting lower interest crediting rates on its Fixed-Rate Products. Should increased liquidity be required for withdrawals, the Company believes that a significant portion of its investments could be sold without adverse consequences in light of the general strengthening that would be expected in the bond market.

     If a substantial portion of the Company's Bond Portfolio diminished significantly in value and/or defaulted, the Company would need to liquidate other portions of its investment portfolio and/or arrange financing. Such events that may cause such a liquidity strain could be the result of economic collapse or terrorist acts.

     Management believes that the Company's liquid assets and its net cash provided by operations will enable the Company to meet any foreseeable cash requirements for at least the next twelve months.

GUARANTEES AND OTHER COMMITMENTS

     The Company has six agreements outstanding in which it has provided liquidity support for certain short-term securities of municipalities and non-profit organizations by agreeing to purchase such securities in the event there is no other buyer in the short-term marketplace. In return the Company receives a fee. In addition, the Company guarantees the payment of these securities upon redemption. The maximum liability under these guarantees at December 31, 2004 is $195.4 million. These commitments have contractual maturity dates in 2005. Related to each of these agreements are participation agreements with the Parent, under which the Parent will share in $62.6 million of these liabilities in exchange for a proportionate percentage of the fees received under these agreements. The Internal Revenue Service examined the transactions underlying these commitments, including the Company's role in the transactions. The examination did not result in a material loss to the Company.

     At December 31, 2004, the Company held reserves for GICs with maturity dates as follows: $186.5 million in 2005 and $28.8 million in 2024.

RECENTLY ISSUED ACCOUNTING STANDARDS


     In July 2003, the American Institute of Certified Public Accountants issued Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts." (For further discussion see Note 2 of Notes to Consolidated Financial Statements.)

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES

     The quantitative and qualitative disclosures about market risk are contained in the Asset-Liability Matching section of Management's Discussion and Analysis of Financial Condition and Results of Operations.

DIRECTORS AND OFFICERS

     Directors are elected for one year terms at the annual meeting of the shareholder. They receive no additional compensation for serving as directors. The board of directors elects executive officers to one year terms subject to removal at the board's discretion. The directors and principal officers of AIG SunAmerica Life Assurance Company (the "Company") as of March 31, 2005 are listed below, together with information as to their ages, dates of election and principal business occupations during the last five years (if other than their present business occupations).

                                                           YEAR
                                                         ASSUMED    OTHER POSITIONS AND OTHER BUSINESS EXPERIENCE
NAME                       AGE      PRESENT POSITION     POSITION              WITHIN LAST FIVE YEARS               FROM-TO
----                       ---   ----------------------  --------   ---------------------------------------------  ---------
Jay S. Wintrob*..........  48    Chairman and Chief        2001     Chief Executive Officer, AIGRS, SunAmerica     2001-
                                 Executive Officer                  Life Insurance Company ("SALIC") and First     2001-
                                                                    SunAmerica Life Insurance Company ("FSA")
                                                                    President, FSA                                 2001-
                                                                    President, AIGRS                               2000-
                                                                    Chief Operating Officer, AIGRS                 1998-2000
                                                                    Vice Chairman, AIGRS (Joined AIGRS in 1987)    1995-2000
James R. Belardi*........  48    Senior Vice President     1994     President, SALIC                               2002-
                                                                    Executive Vice President, AIGRS (Joined AIGRS  1995-
                                                                    in 1986)
Marc H. Gamsin*..........  49    Senior Vice President     1999     Executive Vice President, AIGRS                2001-
                                                                    Senior Vice President, SALIC and FSA           1999-
                                                                    Executive Vice President SunAmerica            1998-
                                                                    Investments, Inc.
N. Scott Gillis*.........  51    Senior Vice President     2003     Chief Financial Officer, AIGRS, SALIC and FSA  2003-
                                 and Chief Financial                Senior Vice President, AIGRS                   2002-
                                 Officer                            Controller, AIGRS                              2000-
                                                                    Vice President, AIGRS (Joined AIGRS in 1985)   1998-2002
Jana W. Greer*...........  53    President                 2002     Executive Vice President, AIGRS                2001-
                                                                    President, SunAmerica Retirement Markets,      1996-
                                                                    Inc.                                           1994-
                                                                    Senior Vice President, SALIC and FSA           1992-2000
                                                                    Senior Vice President, AIGRS (Joined AIGRS in
                                                                    1974)
Michael J. Akers.........  55    Senior Vice President     2003     Chief Actuary, AIGRS                           2003-
                                                                    Senior Vice President, SALIC and FSA           2003-
                                                                    Senior Vice President, AIGRS                   2002-
                                                                    Senior Vice President and Chief Actuary, The   1999-2002
                                                                    Variable Annuity Life Insurance Company
Christine A. Nixon.......  40    Senior Vice President,    2003     Senior Vice President, General Counsel and     2003-
                                 General Counsel and                Secretary, SALIC and FSA
                                 Secretary                          Chief Compliance Officer, AIGRS                2003
                                                                    Secretary and Deputy Chief Legal Counsel,      2002-
                                                                    AIGRS                                          2000-
                                                                    Vice President, AIGRS (Joined AIGRS in 1993)   1997-2000
                                                                    Associate General Counsel, AIGRS
Gregory M. Outcalt.......  42    Senior Vice President     2000     Vice President, SunAmerica Investments, Inc.   2002-
                                                                    Senior Vice President, SALIC and FSA (Joined   2000-
                                                                    AIGRS in 1986)


                           DIRECTOR
NAME                        SINCE
----                       --------
Jay S. Wintrob*..........    1990
James R. Belardi*........    1990
Marc H. Gamsin*..........    2000
N. Scott Gillis*.........    2000
Jana W. Greer*...........    1993
Michael J. Akers.........      --
Christine A. Nixon.......      --
Gregory M. Outcalt.......      --

                                                           YEAR
                                                         ASSUMED    OTHER POSITIONS AND OTHER BUSINESS EXPERIENCE
NAME                       AGE      PRESENT POSITION     POSITION              WITHIN LAST FIVE YEARS               FROM-TO
----                       ---   ----------------------  --------   ---------------------------------------------  ---------
Stewart Polakov..........  45    Senior Vice President     2003     Senior Vice President and Controller, FSA and  2003-
                                 and Controller                     SALIC
                                                                    Vice President, SALIC and FSA (Joined AIGRS    1997-2003
                                                                    in 1991)
Edwin R. Raquel..........  47    Senior Vice President     1995     Senior Vice President and Chief Actuary,       1995-
                                 and Chief Actuary                  SALIC and FSA (Joined AIGRS in 1990)
Mallary L. Reznik........  36    Vice President            2005     Vice President, FSA                            2005-
                                                                    Associate General Counsel, AIGRS               1998-
Stephen J. Stone.........  46    Vice President            2005     Vice President, FSA                            2005-
                                                                    Senior Portfolio Manager, Allstate Insurance   1989-2004
                                                                    Company
Edward T. Texeria........  40    Vice President            2003     Vice President, SALIC and FSA                  2003-
                                                                    Assistant Controller, AIGRS                    2003-
                                                                    Assistant Controller, SALIC and FSA            2000-2003
                                                                    Senior Manager, Assurance and Advisory         1994-2000
                                                                    Business Services, Ernst & Young LLP


                           DIRECTOR
NAME                        SINCE
----                       --------
Stewart Polakov..........      --
Edwin R. Raquel..........      --
Mallary L. Reznik........      --
Stephen J. Stone.........      --
Edward T. Texeria........      --


---------------

* Also serves as a director

     The Company does not have an audit committee and relies on the Audit Committee of the Board of Directors of AIG.

EXECUTIVE COMPENSATION

     The Company's executive officers provide services for the Company, its subsidiaries and, for certain officers, its affiliates. Allocations have been made to the Company and its subsidiaries based upon each individual's time devoted to his or her duties for the Company and its subsidiaries. All compensation information provided under this Item 11 is based on these allocations.

     The following table sets forth allocable compensation awarded to, earned by or paid to the Company's chief executive officer and four other most highly compensated executive officers for the years ended December 31, 2004, 2003 and 2002:

                           SUMMARY COMPENSATION TABLE


                                                                          LONG TERM COMPENSATION
                                          ANNUAL COMPENSATION           ---------------------------
                                   ----------------------------------     SECURITIES
NAME AND                                                 OTHER ANNUAL     UNDERLYING        LTIP         ALL OTHER      SICO LTIP
PRINCIPAL POSITION          YEAR    SALARY    BONUS(1)   COMPENSATION   OPTIONS (#)(2)   PAYOUTS(3)   COMPENSATION(4)   AWARDS(5)
------------------          ----   --------   --------   ------------   --------------   ----------   ---------------   ---------
Jay S. Wintrob............  2004   $ 84,500   $104,000     $21,580           6,500        $194,526      $    5,068      $341,484
  Chief Executive Officer   2003     86,125     71,500      18,330          10,400         183,365           3,041            --
                            2002    316,050    215,600      56,840          19,600         719,992       2,467,413       907,088
Jana W. Greer.............  2004    329,648    517,634          --           6,762         417,973          18,109       695,051
  President                 2003    318,000    371,353          --          10,560         327,366          17,208            --
                            2002    220,789    111,250          --           4,005         363,902       2,014,889       556,054
Peter A. Harbeck..........  2004    254,567    442,500          --           7,500         364,920          14,475       531,927
  President & Chief
  Executive                 2003    331,250    390,000          --          13,000         389,782          18,950            --
  Officer, Asset
  Management                2002    223,269    160,000      50,000           6,500         444,581       1,512,950       590,070
N. Scott Gillis...........  2004     69,863     65,138          --           1,782          36,437           5,360       170,217
  Senior Vice President
  and                       2003     69,317     58,050          --           3,240          24,726           6,448            --
  Chief Financial Officer   2002     61,027     71,750          --           2,460          49,230         169,465       104,361
Christine A. Nixon........  2004     92,250     50,840          --           2,009          20,997           7,558        64,619
  Senior Vice President,
  General                   2003     89,038     39,600          --           3,600          15,860           7,889            --
  Counsel and Secretary     2002     46,142     27,900          --           1,395          14,839          65,863        57,387


---------------

(1) Amounts represent year-end and bonuses paid quarterly pursuant to a quarterly bonus program sponsored by AIG and marketing incentives.

(2) Amounts represent the number of shares of common stock of AIG subject to options granted during the year indicated.

(3) Amounts shown represent payments under the Company's 2000 and 2001 Five-Year Deferred Bonus Plans. Awards were granted under these plans in 2000 and 2001 and additional grants are not anticipated. Each award pays out in 20% installments over five years of continued employment. The last installment is to be paid in 2006.

(4) Amounts shown primarily represent Company matching contributions under the 401(k) Plan and the Executive Savings Plan. Additionally, the 2002 amounts shown for Mr. Wintrob, Ms. Greer, Mr. Harbeck, Mr. Gillis and Ms. Nixon include allocated retention bonuses awarded in connection with the acquisition of SunAmerica Inc. by AIG consummated on January 1, 1999.

(5) The SICO LTIP awards were granted by Starr International Company, Inc. pursuant to its Deferred Compensation Profit Participation Plan (the "SICO Plan").

     The following table summarizes certain information with respect to the allocable portion of grants of options to purchase AIG common stock which were granted during 2004 to the individuals named in the Summary Compensation Table.

                             OPTION GRANTS IN 2004

                                                                                                     POTENTIAL REALIZABLE VALUE*
                                                           PERCENTAGE OF                              AT ASSUMED ANNUAL RATES OF
                                              NUMBER OF    TOTAL OPTIONS                                STOCK APPRECIATION FOR
                                              SECURITIES   GRANTED TO AIG   EXERCISE                         OPTION TERM
                                  DATE OF     UNDERLYING     EMPLOYEES      PRICE PER   EXPIRATION   ----------------------------
NAME                               GRANT      OPTIONS(1)   DURING 2004(2)     SHARE        DATE      5 PERCENT(3)   10 PERCENT(4)
----                             ----------   ----------   --------------   ---------   ----------   ------------   -------------
Jay S. Wintrob.................  12/16/2004     6,500           0.19%        $64.47      12/16/14      $263,510       $667,875
Jana W. Greer..................  12/16/2004     6,762           0.20%         64.47      12/16/14       274,131        694,795
Peter A. Harbeck...............  12/16/2004     7,500           0.22%         64.47      12/16/14       304,050        770,625
N. Scott Gillis................  12/16/2004     1,782           0.05%         64.47      12/16/14        72,242        183,101
Christine A. Nixon.............  12/16/2004     2,009           0.06%         64.47      12/16/14        81,445        206,425

---------------

 * Options would have no realizable value if there were no appreciation or if there were depreciation from the price at which options were granted.

(1) All options relate to shares of common stock of AIG and were granted pursuant to AIG's Amended and Restated 1999 Stock Option Plan at an exercise price equal to the fair market value of such stock at the date of grant. The option grants in 2004 provide that 25 percent of the options granted on any date become exercisable on each anniversary date in each of the successive four years and expire ten years from the date of grant.

(2) It is impractical to determine the percent the grant represents of total options granted to the Company's employees, since the Company has no employees. The percentage is provided with regard to options granted to employees of AIG and its subsidiaries.

(3) The appreciated price per share at 5 percent is $105.01 per share.

(4) The appreciated price per share at 10 percent is $167.22 per share.

     The following table summarizes certain information with respect to the allocable exercise of options to purchase AIG common stock during 2004 by the individuals named in the Summary Compensation Table and the allocable unexercised options to purchase AIG common stock held by such individuals at December 31, 2004 based on the allocations described above.


      AGGREGATED OPTION EXERCISES DURING THE YEAR ENDED DECEMBER 31, 2004


                      AND DECEMBER 31, 2004 OPTION VALUES


                                                                                 NUMBER OF
                                                                           SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                          UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                              SHARES                         DECEMBER 31, 2004           DECEMBER 31, 2004(2)
                                            ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                                         EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                        -----------   -----------   -----------   -------------   -----------   -------------
Jay S. Wintrob............................    21,101      $1,368,055       95,143        21,288       $ 4,474,328      $98,683
Jana W. Greer.............................    53,023       3,315,702      259,354        61,642        11,565,498       87,719
Peter A. Harbeck..........................    14,428         710,616       57,373        45,471         1,464,499       94,203
N. Scott Gillis...........................     1,144          50,969       12,170         8,937           275,270       30,452
Christine A. Nixon........................     3,549         203,628       12,983         9,364           377,754       34,657


---------------

(1) Aggregate market value on date of exercise (closing sale price as reported in the New York Stock Exchange Composite Transactions Report) less aggregate exercise price.

(2) Aggregate market value on December 31, 2004 (closing sale price as reported in the New York Stock Exchange Composite Transactions Report) less aggregate exercise price.

     The following table summarizes certain information with respect to benefits granted under the SICO Plan which were granted during 2002 (with respect to the 2003-2004 period) to the individuals named in the Summary Compensation Table.


                       SICO LONG-TERM INCENTIVE PLANS(1)


                                                               NUMBER    UNIT AWARD      ESTIMATED
NAME                                                          OF UNITS     PERIOD      FUTURE PAYOUTS
----                                                          --------   ----------   ----------------
Jay S. Wintrob..............................................    325      Two years        5,200 shares
Jana W. Greer...............................................    882      Two years       10,584 shares
Peter A. Harbeck............................................    675      Two years        8,100 shares
N. Scott Gillis.............................................    216      Two years        2,592 shares
Christine A. Nixon..........................................    123      Two years          984 shares

---------------

(1) Awards represent grants of units under the SICO Plan with respect to the two-year period from January 1, 2003 through December 31, 2004. The SICO Plan contains neither threshold amounts nor maximum payout limitations. The number of shares of AIG common stock, if any, allocated to a unit for the benefit of a participant in the SICO Plan is primarily dependent upon two factors: the growth in future earnings of AIG during the unit award period and the book value of AIG at the end of the award period. Prior to earning the right to payout, the participant is not entitled to any equity interest with respect to such shares, and the shares are subject to forfeiture under certain conditions, including but not limited to the participant's voluntary termination of employment with AIG or its subsidiaries prior to normal retirement age other than by death or disability.

EMPLOYEE BENEFIT PLANS

     The Company participates in several employee benefit plans sponsored by AIG.

     RETIREMENT PLANS: The American International Group, Inc. Retirement Plan (the "AIG Plan") is a non-contributory, qualified, defined benefit plan. For employees of AIGRS and its subsidiaries, the formula equals .925% times Average Final Compensation (defined as the average annual compensation, which includes base pay and sales commissions, subject to limitations for certain highly compensated employees imposed by law, during the three consecutive years in the last ten years of credited service affording the highest such average) up to 150% of the employee's "covered compensation" (the average of the Social Security Wage Bases during the 35 years preceding the Social Security retirement age), plus 1.425% times Average Final Compensation in excess of 150% of the employee's "covered compensation" times years of credited service up to 35 years; plus 1.425% times Average Final Compensation times years of credited service in excess of 35 years but limited to 44 years.

     AIG also has in place the AIG Excess Retirement Income Plan ("AIG Excess Plan") for employees participating in the AIG Plan whose benefits under the AIG Plan are limited by applicable tax laws. The AIG Excess Plan provides benefits in excess of the AIG Plan benefits determined as if the benefit under the AIG Plan has been calculated without the limitations imposed by applicable tax laws. The AIG Excess Plan is a nonqualified, unfunded plan.

     AIG also has approved a Supplemental Executive Retirement Plan ("AIG SERP") which provides annual benefits to certain employees of AIGRS and its subsidiaries, not to exceed 60% of Average Final Compensation, that accrue at a rate of 2.4% of Average Final Compensation for each year of service or fraction thereof for each full month of active employment. The benefit payable under the AIG SERP is reduced by payments from the AIG Plan, the AIG Excess Plan, Social Security and any payments from a qualified pension plan of a prior employer.

     Annual amounts of normal retirement pension commencing at normal retirement age of 65 based upon Average Final Compensation and credited service under the AIG Plan and the AIG Excess Plan are illustrated in the following table:

                       ESTIMATED ANNUAL PENSION AT AGE 65

AVERAGE FINAL
COMPENSATION    10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS    40 YEARS
-------------   --------   --------   --------   --------   --------   --------   ----------
 $  125,000     $ 14,341   $ 21,512   $ 28,682   $ 35,853   $ 43,024   $ 50,194   $   59,100
 $  150,000       17,904     26,856     35,807     44,759     53,711     62,663       73,350
 $  175,000       21,466     32,199     42,932     53,666     64,399     75,132       87,600
 $  200,000       25,029     37,543     50,057     62,572     75,086     87,600      101,850
 $  225,000       28,591     42,887     57,182     71,478     85,774    100,069      116,100
 $  250,000       32,154     48,231     64,307     80,384     96,461    112,538      130,350
 $  300,000       39,279     58,918     78,557     98,197    117,836    137,475      158,850
 $  375,000       49,966     74,949     99,932    124,916    149,899    174,882      201,600
 $  400,000       53,529     80,293    107,057    133,822    160,586    187,350      215,850
 $  500,000       67,779    101,668    135,557    169,447    203,336    237,225      272,850
 $  750,000      103,404    155,106    206,807    258,509    310,211    361,913      415,350
 $1,000,000      139,029    208,543    278,057    347,572    417,086    486,600      557,850
 $1,200,000      167,529    251,293    335,057    418,822    502,586    586,350      671,850
 $1,400,000      196,029    294,043    392,057    490,072    588,086    686,100      785,850
 $1,600,000      224,529    336,793    449,057    561,322    673,586    785,850      899,850
 $1,800,000      253,029    379,543    506,057    632,572    759,086    885,600    1,013,850
 $2,000,000      281,529    422,293    563,057    703,822    844,586    985,350    1,127,850


     Each of the individuals named in the Summary Compensation Table have 2.0 years of credited service (under both plans) through December 31, 2004. Pensionable salary includes the regular salary paid by AIG and its subsidiaries and does not include amounts attributable to supplementary bonuses or overtime pay. For such named individuals, pensionable salary allocable to the Company during 2004 was as follows: Mr. Wintrob - $84,500; Ms. Greer - $329,648; Mr. Harbeck - $339,423; Mr. Gillis - $69,863; and Ms. Nixon - $92,250.


     Employees of AIGRS and its subsidiaries participate in the American International Group, Inc. Incentive Savings Plan (the "Incentive Savings Plan"), a 401(k) plan established by AIG which includes salary reduction contributions by employees and matching contributions. Matching contributions vary based on the number of years the employee has been employed.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors of the Company does not have a Compensation Committee. Compensation decisions regarding the Chief Executive Officer are made by AIG. Compensation decisions regarding other executive officers are made by the Chief Executive Officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Company is an indirect wholly owned subsidiary of American International Group, Inc.

     The number of shares of AIG common stock beneficially owned as of January 31, 2005, by directors, executive officers named in the Summary Compensation Table (as set forth in Item 11) and directors and executive officers as a group were as follows:


                                                                 AIG COMMON STOCK
                                                               --------------------
                                                               AMOUNT AND NATURE OF
                                                               BENEFICIAL OWNERSHIP
DIRECTOR OR EXECUTIVE OFFICER                                      (1)(2)(3)(5)
-----------------------------                                  --------------------
Jay S. Wintrob(4)...........................................        2,087,506
James R. Belardi............................................          861,222
Marc H. Gamsin..............................................          140,616
N. Scott Gillis.............................................           47,439
Jana W. Greer...............................................          304,877
Peter A. Harbeck............................................          132,846
Christine A. Nixon..........................................           33,003
All Directors and Executive Officers as a Group.............        3,607,509

---------------

(1) The number of shares of AIG common stock owned by each individual and by all directors and executive officers as a group represents less than 1% of the outstanding shares of AIG common stock.


(2) The number of shares of AIG common stock shown includes shares with respect to which the individual shares voting and investment power as follows: Mr. Belardi - 237 shares with his spouse; Ms. Greer - 39,105 shares with co-trustee.



(3) The number of shares of AIG common stock shown includes shares subject to options which may be exercised within 60 days as follows: Mr.
    Wintrob - 741,870; Mr. Belardi - 305,397; Ms. Greer - 265,772; Mr.
    Gillis - 46,575; Mr. Gamsin - 140,216; Mr. Harbeck - 78,122; Ms.
    Nixon - 32,790; and all directors and executive officers as a group - 1,610,742.


(4) Mr. Wintrob holds equity securities of C.V. Starr & Co., Inc. of 750 shares of Common Stock and 3,750 shares of various series of Preferred Stock.


(5) The number of shares of AIG common stock shown excludes the following shares owned by members of the named individual's immediate family as to which such individual has disclaimed beneficial ownership: Mr. Wintrob - 4,009 shares held by various family members.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     During 2004, the Company paid cash dividends to its shareholder aggregating $2.5 million and received a capital contribution of 100% of the outstanding capital stock of its consolidated subsidiary, AIG SunAmerica Asset Management Corp. ("SAAMCo") (formerly SunAmerica Asset Management Corp.) which in turn has two wholly owned subsidiaries: AIG SunAmerica Capital Services, Inc. ("SACS") (formerly SunAmerica Capital Services, Inc.) and AIG SunAmerica Fund Services, Inc. ("SFS") (formerly SunAmerica Fund Services, Inc.). This capital contribution increased the Company's equity by $150,653,000.


     Beginning in 2004, the Company and its subsidiaries are included in the consolidated federal income tax return of its ultimate parent, AIG. The Company is a party to a written agreement (the "Tax Sharing Agreement") with AIG setting forth the manner in which the total consolidated U.S. Federal income tax is allocated to each entity that joins in the consolidated return. The Tax Sharing Agreement provides that AIG agrees not to charge us a greater portion of the consolidated tax liability than would have been paid by us had the Company filed a separate federal income tax return. Additionally, AIG agrees to reimburse the Company for any tax benefits arising out of net losses or tax credits, if any, within ninety days after the filing of the consolidated federal income tax return for the year in which such losses or tax credits are utilized by AIG.

     The Company paid commissions totaling $60,674,000 in 2004 to nine affiliated broker-dealers: Royal Alliance Associates, Inc.; SunAmerica Securities, Inc.; Advantage Capital Corporation; FSC Services Corporation; Sentra Securities Corporation; Spelman & Co., Inc.; VALIC Financial Advisors; American General Equity Securities Corporation and American General Securities Inc. These affiliated broker-dealers distribute a significant portion of the Company's variable annuity products amounting to approximately 23% of deposits in 2004. Of the Company's mutual fund sales, approximately 25% were distributed by these affiliated broker-dealers in 2004.

     On February 1, 2004, SAAMCo entered into an administrative services agreement with FSA whereby SAAMCo will pay to FSA a fee based on a percentage of all assets invested through FSA's variable annuity products in exchange for services performed. SAAMCo is the investment advisor for certain trusts that serve as investment options for FSA's variable annuity products. Amounts incurred by the Company under this agreement totaled $1,537,000 in 2004.

     On October 1, 2001, SAAMCo entered into two administrative services agreements with business trusts established by its affiliate, The Variable Annuity Life Insurance Company ("VALIC"), whereby the trust pays to SAAMCo a fee based on a percentage of average daily net assets invested through VALIC's annuity products in exchange for services performed. Amounts earned by SAAMCo under this agreement totaled $9,074,000 in 2004 and are net of certain administrative costs incurred by VALIC of $2,593,000.

     Pursuant to a cost allocation agreement, the Company purchases administrative, investment management, accounting, legal, marketing and data processing services from the Parent, AIGRS and AIG. The allocation of such costs for investment management services is based on the level of assets under management. The allocation of costs for other services is based on estimated levels of usage, transactions or time incurred in providing the respective services. Amounts paid for such services totaled $148,554,000 in 2004.

     The majority of the Company's invested assets are managed by an affiliate of the Company. The investment management fees incurred were $3,712,000 in 2004. Additionally, the Company incurred $1,113,000 of management fees to an affiliate of the Company to administer its securities lending program for 2004.

FINANCIAL STATEMENTS

     The consolidated financial statements of AIG SunAmerica Life Assurance Company which are included in this prospectus should be considered only as bearing on the ability AIG SunAmerica Life to meet its obligations with respect to amounts allocated to the fixed investment options and with respect to the death and other living benefits and our assumption of the mortality and expense risks and the risks that withdrawal charge will not be sufficient to cover the cost of distributing the contracts. They should not be considered as bearing on the investment performance of the variable Portfolios. The value of the variable Portfolios is affected primarily by the performance of the underlying investments.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholder of

AIG SunAmerica Life Assurance Company:


     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income and comprehensive income and of cash flows, in all material respects, the financial position of AIG SunAmerica Life Assurance Company (the "Company"), an indirect wholly owned subsidiary of American International Group, Inc., at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting and reporting for certain nontraditional long-duration contracts in 2004.

PricewaterhouseCoopers LLP
Los Angeles, California
April 15, 2005

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

                           CONSOLIDATED BALANCE SHEET


                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2004           2003
                                                              ------------   ------------
                                                                    (IN THOUSANDS)
Assets
Investments and cash:
  Cash and short-term investments...........................  $   201,117    $   133,105
  Bonds, notes and redeemable preferred stocks available for sale, at fair value (amortized cost: December 31, 2004,
    $5,007,868; December 31, 2003, $5,351,183)..............    5,161,027      5,505,800
  Mortgage loans............................................      624,179        716,846
  Policy loans..............................................      185,958        200,232
  Mutual funds..............................................        6,131         21,159
  Common stocks available for sale, at fair value (cost:
    December 31, 2004, $4,876; December 31, 2003, $635).....        4,902            727
  Real estate...............................................       20,091         22,166
  Securities lending collateral.............................      883,792        514,145
  Other invested assets.....................................       38,789         10,453
                                                              -----------    -----------
  Total investments and cash................................    7,125,986      7,124,633
Variable annuity assets held in separate accounts...........   22,612,451     19,178,796
Accrued investment income...................................       73,769         74,647
Deferred acquisition costs..................................    1,349,089      1,268,621
Other deferred expenses.....................................      257,781        236,707
Income taxes currently receivable from Parent...............        9,945         15,455
Receivable from brokers for sales of securities.............          161             --
Goodwill....................................................       14,038         14,038
Other assets................................................       52,795         58,830
                                                              -----------    -----------
Total Assets................................................  $31,496,015    $27,971,727
                                                              ===========    ===========


          See accompanying notes to consolidated financial statements.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2004           2003
                                                              ------------   ------------
                                                                    (IN THOUSANDS)
Liabilities and Shareholder's Equity
Reserves, payables and accrued liabilities:
  Reserves for fixed annuity and fixed accounts of variable
    annuity contracts.......................................  $ 3,948,158    $ 4,274,329
  Reserves for universal life insurance contracts...........    1,535,905      1,609,233
  Reserves for guaranteed investment contracts..............      215,331        218,032
  Reserves for guaranteed benefits..........................       76,949         12,022
  Securities lending payable................................      883,792        514,145
  Due to affiliates.........................................       21,655         19,289
  Payable to brokers........................................           --          1,140
  Other liabilities.........................................      190,198        247,435
                                                              -----------    -----------
  Total reserves, payables and accrued liabilities..........    6,871,988      6,895,625
Variable annuity liabilities related to separate accounts...   22,612,451     19,178,796
Subordinated notes payable to affiliates....................           --         40,960
Deferred income taxes.......................................      257,532        242,556
                                                              -----------    -----------
Total liabilities...........................................   29,741,971     26,357,937
                                                              -----------    -----------
Shareholder's equity:
  Common stock..............................................        3,511          3,511
  Additional paid-in capital................................      758,346        709,246
  Retained earnings.........................................      919,612        828,423
  Accumulated other comprehensive income....................       72,575         72,610
                                                              -----------    -----------
  Total shareholder's equity................................    1,754,044      1,613,790
                                                              -----------    -----------
Total Liabilities and Shareholder's Equity..................  $31,496,015    $27,971,727
                                                              ===========    ===========


          See accompanying notes to consolidated financial statements.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

           CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME


                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2004       2003       2002
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
Revenues:
  Fee income:
    Variable annuity policy fees, net of reinsurance........  $369,141   $281,359   $286,919
    Asset management fees...................................    89,569     66,663     66,423
    Universal life insurance fees, net of reinsurance.......    33,899     35,816     36,253
    Surrender charges.......................................    26,219     27,733     32,507
    Other fees..............................................    15,753     15,520     21,900
                                                              --------   --------   --------
      Total fee income......................................   534,581    427,091    444,002
Investment income...........................................   363,594    402,923    387,355
Net realized investment losses..............................   (23,807)   (30,354)   (65,811)
                                                              --------   --------   --------
Total revenues..............................................   874,368    799,660    765,546
                                                              ========   ========   ========
Benefits and Expenses:
Interest expense:
  Fixed annuity and fixed accounts of variable annuity
    contracts...............................................   140,889    153,636    142,973
  Universal life insurance contracts........................    73,745     76,415     80,021
  Guaranteed investment contracts...........................     6,034      7,534     11,267
  Subordinated notes payable to affiliates..................     2,081      2,628      3,868
                                                              --------   --------   --------
Total interest expense......................................   222,749    240,213    238,129
Amortization of bonus interest..............................    10,357     19,776     16,277
General and administrative expenses.........................   131,612    119,093    115,210
Amortization of deferred acquisition costs and other
  deferred expenses.........................................   157,650    160,106    222,484
Annual commissions..........................................    64,323     55,661     58,389
Claims on universal life contracts, net of reinsurance
  recoveries................................................    17,420     17,766     15,716
Guaranteed minimum death benefits, net of reinsurance
  recoveries................................................    58,756     63,268     67,492
                                                              --------   --------   --------
Total benefits and expenses.................................   662,867    675,883    733,697
                                                              ========   ========   ========
Pretax Income Before Cumulative Effect of Accounting
  Change....................................................   211,501    123,777     31,849
Income tax expense..........................................     6,410     30,247        160
                                                              --------   --------   --------
Net Income Before Cumulative Effect of Accounting Change....   205,091     93,530     31,689
Cumulative effect of accounting change, net of tax..........   (62,589)        --         --
                                                              --------   --------   --------
Net Income..................................................  $142,502   $ 93,530   $ 31,689
                                                              ========   ========   ========
Other Comprehensive Income (Loss),
  Net of Tax:
  Net unrealized gains (losses) on debt and equity
    securities available for sale identified in the current
    period less related amortization of deferred acquisition
    costs and other deferred expenses.......................  $(20,487)  $ 67,125   $ 20,358
  Less reclassification adjustment for net realized losses
    included in net income..................................    19,263     19,194     52,285
  Net unrealized gains (losses) on foreign currency.........     1,170         --         --
  Change related to cash flow hedges........................        --         --     (2,218)
  Income tax (benefit) expense..............................        19    (30,213)   (24,649)
                                                              --------   --------   --------
Other Comprehensive Income (Loss)...........................       (35)    56,106     45,776
                                                              --------   --------   --------
Comprehensive Income........................................  $142,467   $149,636   $ 77,465
                                                              ========   ========   ========


          See accompanying notes to consolidated financial statements.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                    YEARS ENDED DECEMBER 31,
                                                              -------------------------------------
                                                                2004         2003          2002
                                                              ---------   -----------   -----------
                                                                         (IN THOUSANDS)
Cash Flow from Operating Activities:
Net income..................................................  $ 142,502   $    93,530   $    31,689
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Cumulative effect of accounting change, net of tax........     62,589            --            --
  Interest credited to:
    Fixed annuity and fixed accounts of variable annuity
     contracts..............................................    140,889       153,636       142,973
    Universal life insurance contracts......................     73,745        76,415        80,021
    Guaranteed investment contracts.........................      6,034         7,534        11,267
  Net realized investment losses............................     23,807        30,354        65,811
  Accretion of net discounts on investments.................     (1,277)       (9,378)       (2,412)
  Loss on other invested assets.............................        572         2,859         3,932
  Amortization of deferred acquisition costs and other
    expenses................................................    168,007       179,882       238,761
  Acquisition costs deferred................................   (246,033)     (212,251)     (204,833)
  Other expenses deferred...................................    (62,906)      (70,158)      (77,602)
  Depreciation of fixed assets..............................      1,619         1,718           860
  Provision for deferred income taxes.......................     49,337      (129,591)      106,044
  Change in:
    Accrued investment income...............................        878           679        13,907
    Other assets............................................      4,416       (12,349)        4,736
    Income taxes currently payable to/receivable from
     Parent.................................................      5,157       148,898       (43,629)
    Due from/to affiliates..................................      2,366       (36,841)       (7,743)
    Other liabilities.......................................      7,485        10,697        (7,143)
  Other, net................................................      2,284        14,885        10,877
                                                              ---------   -----------   -----------
Net Cash Provided by Operating Activities...................    381,471       250,519       367,516
                                                              ---------   -----------   -----------
Cash Flows from Investing Activities:
Purchases of:
  Bonds, notes and redeemable preferred stocks..............   (964,705)   (2,078,310)   (2,403,362)
  Mortgage loans............................................    (31,502)      (44,247)     (128,764)
  Other investments, excluding short-term investments.......    (33,235)      (20,266)      (65,184)
Sales of:
  Bonds, notes and redeemable preferred stocks..............    383,695     1,190,299       849,022
  Other investments, excluding short-term investments.......     22,283        12,835           825
Redemptions and maturities of:
  Bonds, notes and redeemable preferred stocks..............    898,682       994,014       615,798
  Mortgage loans............................................    125,475        67,506        82,825
  Other investments, excluding short-term investments.......     10,915        72,970       114,347
                                                              ---------   -----------   -----------
Net Cash Provided By (Used in) Investing Activities.........  $ 411,608   $   194,801   $  (934,493)
                                                              =========   ===========   ===========


          See accompanying notes to consolidated financial statements.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

                                                                     YEARS ENDED DECEMBER 31,
                                                              --------------------------------------
                                                                 2004          2003          2002
                                                              -----------   -----------   ----------
                                                                          (IN THOUSANDS)
Cash Flow from Financing Activities:
Deposits received on:
  Fixed annuity and fixed accounts of variable annuity
    contracts...............................................  $ 1,360,319   $ 1,553,000   $1,731,597
  Universal life insurance contracts........................       45,183        45,657       49,402
Net exchanges from the fixed accounts of variable annuity
  contracts.................................................   (1,332,240)   (1,108,030)    (503,221)
Withdrawal payments on:
  Fixed annuity and fixed accounts of variable annuity
    contracts...............................................     (458,052)     (464,332)    (529,466)
  Universal life insurance contracts........................      (69,185)      (61,039)     (68,444)
  Guaranteed investment contracts...........................       (8,614)     (148,719)    (135,084)
Claims and annuity payments, net of reinsurance, on:
  Fixed annuity and fixed accounts of variable annuity
    contracts...............................................     (108,691)     (109,412)     (98,570)
  Universal life insurance contracts........................     (105,489)     (111,380)    (100,995)
Net receipt from (repayments of) other short-term
  financings................................................      (41,060)       14,000           --
Net payment related to a modified coinsurance transaction...       (4,738)      (26,655)     (30,282)
Capital contribution received from Parent...................           --            --      200,000
Dividends paid to Parent....................................       (2,500)      (12,187)     (10,000)
                                                              -----------   -----------   ----------
Net Cash (Used in) Provided by Financing Activities.........     (725,067)     (429,097)     504,937
                                                              -----------   -----------   ----------
Net Increase (Decrease) in Cash and Short-term
  Investments...............................................       68,012        16,223      (62,040)
Cash and Short-term Investments at Beginning of Period......      133,105       116,882      178,922
                                                              -----------   -----------   ----------
Cash and Short-term Investments at End of Period............  $   201,117   $   133,105   $  116,882
                                                              ===========   ===========   ==========
Supplemental Cash Flow Formation:
Interest paid on indebtedness...............................  $     2,081   $     2,628   $    3,868
                                                              ===========   ===========   ==========
Net income taxes (received) paid to Parent..................  $   (47,749)  $    10,989   $    5,856
                                                              ===========   ===========   ==========


          See accompanying notes to consolidated financial statements.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

    AIG SunAmerica Life Assurance Company (formerly Anchor National Life Insurance Company) (the "Company") is a direct wholly owned subsidiary of SunAmerica Life Insurance Company (the "Parent"), which is a wholly owned subsidiary of AIG Retirement Services, Inc. ("AIGRS") (formerly AIG SunAmerica Inc.), a wholly owned subsidiary of American International Group, Inc. ("AIG"). AIG is a holding company which through its subsidiaries is engaged in a broad range of insurance and insurance-related activities, financial services, retirement services and asset management. The Company is an Arizona-domiciled life insurance company principally engaged in the business of writing variable annuity contracts directed to the market for tax-deferred, long-term savings products.

    The Company changed its name to AIG SunAmerica Life Assurance Company on January 24, 2002. The Company continued to do business as Anchor National Life Insurance Company until February 28, 2003, at which time it began doing business under its new name.


    Effective January 1, 2004, the Parent contributed to the Company 100% of the outstanding capital stock of its consolidated subsidiary, AIG SunAmerica Asset Management Corp. ("SAAMCo") (formerly SunAmerica Asset Management Corp.) which in turn has two wholly owned subsidiaries: AIG SunAmerica Capital Services, Inc. ("SACS") (formerly SunAmerica Capital Services, Inc.) and AIG SunAmerica Fund Services, Inc. ("SFS") (formerly SunAmerica Fund Services, Inc.). Pursuant to this contribution, SAAMCo became a direct wholly owned subsidiary of the Company. Assets, liabilities and shareholder's equity at December 31, 2003 were restated to include $190,605,000, $39,952,000 and $150,653,000, respectively, of SAAMCo balances. Similarly, the results of operations and cash flows for the years ended December 31, 2003 and 2002 have been restated for the addition and subtraction to pretax income of $16,345,000 and $4,464,000 to reflect the SAAMCo activity. Prior to this capital contribution to the Company, SAAMCo distributed certain investments with a tax effect of $49,100,000 which was indemnified by its then parent, SALIC. See Note 10 of the Notes to Consolidated Financial Statements.


    SAAMCo and its wholly owned distributor, SACS, and its wholly owned servicing administrator, SFS, are included in the Company's asset management segment (see Note 13). These companies earn fee income by managing, distributing and administering a diversified family of mutual funds, managing certain subaccounts offered within the Company's variable annuity products and providing professional management of individual, corporate and pension plan portfolios.

    The operations of the Company are influenced by many factors, including general economic conditions, monetary and fiscal policies of the federal government, and policies of state and other regulatory authorities. The level of sales of the Company's financial products is influenced by many factors, including general market rates of interest, the strength, weakness and volatility of equity markets, and terms and conditions of competing financial products. The Company is exposed to the typical risks normally associated with a portfolio of fixed-income securities, namely interest rate, option, liquidity and credit risk. The Company controls its exposure to these risks by, among other things, closely monitoring and matching the duration of its assets and liabilities, monitoring and limiting prepayment and extension risk in its portfolio, maintaining a large percentage of its portfolio in highly liquid securities, and engaging in a disciplined process of underwriting, reviewing and monitoring credit risk. The Company also is exposed to market risk, as market volatility may result in reduced fee income in the case of assets held in separate accounts.


    Products for the annuity operations and asset management operations are marketed through affiliated and independent broker-dealers, full-service securities firms and financial institutions. One independent selling organization in the annuity operations represented 24.8% of deposits in the year ended December 31, 2004, 14.6% of deposits in the year ended December 31, 2003 and 11.9% of deposits in the year ended December 31, 2002. No other independent selling organization was responsible for 10% or more of deposits for any such period. One independent selling organization in the asset management operations represented 16.0% of deposits in the year ended December 31, 2004 and 10.8% of deposits in the year ended December 31, 2003. No other independent selling organization was responsible for 10% or more of deposits for any such period.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION: The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The preparation of financial statements in conformity with GAAP requires the use of estimates and assumptions that affect the amounts reported in the financial

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    statements and the accompanying notes. Actual results could differ from those estimates. Certain prior period items have been reclassified to conform to the current period's presentation.

    INVESTMENTS: Cash and short-term investments primarily include cash, commercial paper, money market investments and short-term bank participations. All such investments are carried at cost plus accrued interest, which approximates fair value, have maturities of three months or less and are considered cash equivalents for purposes of reporting cash flows.

    Bonds, notes and redeemable preferred stocks available for sale and common stocks are carried at aggregate fair value and changes in unrealized gains or losses, net of deferred acquisition costs, deferred other expenses and income tax, are credited or charged directly to the accumulated other comprehensive income or loss component of shareholder's equity. Bonds, notes, redeemable preferred stocks and common stocks are reduced to estimated net fair value when declines in such values are considered to be other than temporary. Estimates of net fair value are subjective and actual realization will be dependent upon future events.

    Mortgage loans are carried at amortized unpaid balances, net of provisions for estimated losses. Policy loans are carried at unpaid balances. Mutual funds consist of seed money for mutual funds used as investment vehicles for the Company's variable annuity separate accounts and is carried at market value. Real estate is carried at the lower of cost or net realizable value.

    Securities lending collateral consist of securities provided as collateral with respect to the Company's securities lending program. The Company has entered into a securities lending agreement with an affiliated lending agent, which authorizes the agent to lend securities held in the Company's portfolio to a list of authorized borrowers. The fair value of securities pledged under the securities lending agreement were $862,481,000 and $502,885,000 as of December 31, 2004 and 2003, respectively, and represents securities included in bonds, notes and redeemable preferred stocks available for sale caption in the consolidated balance sheet as of December 31, 2004 and 2003, respectively. The Company receives primarily cash collateral in an amount in excess of the market value of the securities loaned. The affiliated lending agent monitors the daily market value of securities loaned with respect to the collateral value and obtains additional collateral when necessary to ensure that collateral is maintained at a minimum of 102% of the value of the loaned securities. Such collateral is not available for the general use of the Company. Income earned on the collateral, net of interest paid on the securities lending agreements and the related management fees paid to administer the program, is recorded as investment income in the consolidated statement of income and comprehensive income.


    Other invested assets consist principally of investments in limited partnerships and put options on the S&P 500 index purchased to partially offset the risk of Guaranteed Minimum Account Value ("GMAV") benefits and Guaranteed Minimum Withdrawal ("GMWB") benefits (see Note 7). Limited partnerships are carried at cost. The put options do not qualify for hedge accounting and accordingly are marked to market and changes in market value are recorded through investment income.


    Realized gains and losses on the sale of investments are recognized in operations at the date of sale and are determined by using the specific cost identification method. Premiums and discounts on investments are amortized to investment income by using the interest method over the contractual lives of the investments.

    The Company regularly reviews its investments for possible impairment based on criteria including economic conditions, market prices, past experience and other issuer-specific developments among other factors. If there is a decline in a security's net realizable value, a determination is made as to whether that decline is temporary or "other than temporary". If it is believed that a decline in the value of a particular investment is temporary, the decline is recorded as an unrealized loss in accumulated other comprehensive income. If it is believed that the decline is "other than temporary", the Company writes down the carrying value of the investment and records a realized loss in the consolidated statement of income and comprehensive income. Impairments writedowns totaled $21,050,000, $54,092,000 and $57,273,000 in the years ending December 31, 2004, 2003 and
    2002.

    DERIVATIVE FINANCIAL INSTRUMENTS: Derivative financial instruments primarily used by the Company include interest rate swap agreements and put options on the S&P 500 index entered into to partially offset the risk of certain guarantees of annuity contract values. The Company is neither a dealer nor a trader in derivative financial instruments.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    The Company recognizes all derivatives in the consolidated balance sheet at fair value. Hedge accounting requires a high correlation between changes in fair values or cash flows of the derivative financial instrument and the specific item being hedged, both at inception and throughout the life of the hedge. For fair value hedges, gains and losses in the fair value of both the derivative and the hedged item attributable to the risk being hedged are recognized in earnings. For cash flow hedges, to the extent the hedge is effective, gains and losses in the fair value of both the derivative and the hedged item attributable to the risk being hedged are recognized as component of accumulated other comprehensive income in shareholder's equity.

    Any ineffective portion of cash flow hedges is reported in investment income. On the date a derivative contract is entered into, the Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives designated as fair value or cash flow hedges to specific assets and liabilities on the balance sheet.

    Interest rate swap agreements convert specific investment securities from a floating-rate to a fixed-rate basis, or vice versa, and hedge against the risk of declining rates on anticipated security purchases. Interest rate swaps in which the Company agrees to pay a fixed rate and receive a floating rate are accounted for as fair value hedges. Interest rate swaps in which the Company agrees to pay a floating rate and receive a fixed rate are accounted for as cash flow hedges. The difference between amounts paid and received on swap agreements is recorded as an adjustment to investment income or interest expense, as appropriate, on an accrual basis over the periods covered by the agreements. The related amount payable to or receivable from counterparties is included in other liabilities or other assets.

    The Company issues certain variable annuity products that offer an optional GMAV and GMWB living benefit. If elected by the contract holder at the time of contract issuance, the GMAV feature guarantees that the account value under the contract will equal or exceed the amount of the initial principal invested, adjusted for withdrawals, at the end of a ten-year waiting period. If elected by the contract holder at the time of contract issuance, the GMWB feature guarantees an annual withdrawal stream, regardless of market performance, equal to deposits invested during the first ninety days, adjusted for any subsequent withdrawals. There is a separate charge to the contract holder for these features. The Company bears the risk that protracted under-performance of the financial markets could result in GMAV and GMWB benefits being higher than the underlying contract holder account balance and that the fees collected under the contract are insufficient to cover the costs of the benefit to be provided.

    Under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities"("FAS 133"), the GMAV and GMWB benefits are considered embedded derivatives that are bifurcated and marked to market and recorded in other liabilities in the consolidated balance sheet. Changes in the market value of the estimated GMAV and GMWB benefits are recorded through investment income.

    DEFERRED ACQUISITION COSTS ("DAC"): Policy acquisition costs are deferred and amortized over the estimated lives of the annuity and universal life insurance contracts. Policy acquisition costs include commissions and other costs that vary with, and are primarily related to, the production or acquisition of new business.

    DAC is amortized based on a percentage of expected gross profits ("EGPs") over the life of the underlying contracts. EGPs are computed based on assumptions related to the underlying contracts, including their anticipated duration, the growth rate of the separate account assets (with respect to variable options of the variable annuity contracts) or general account assets (with respect to fixed options of variable annuity contracts ("Fixed Options") and universal life insurance contracts) supporting the annuity obligations, costs of providing for contract guarantees and the level of expenses necessary to maintain the contracts. The Company adjusts amortization of DAC and other deferred expenses (a "DAC unlocking") when estimates of future gross profits to be realized from its annuity contracts are revised.

    The assumption for the long-term annual net growth of the separate account assets used by the Company in the determination of DAC amortization with respect to its variable annuity contracts is 10% (the "long-term growth rate assumption"). The Company uses a "reversion to the mean" methodology that allows the Company to maintain this 10% long-term growth rate assumption, while also giving consideration to the effect of short-term swings in the equity markets. For example, if performance were 15% during the first year following the introduction of a product, the DAC model would assume that market returns for the following five years (the "short-term growth rate assumption") would approximate 9%, resulting in an average annual growth rate of 10% during the life of the product. Similarly, following periods of below 10%

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    performance, the model will assume a short-term growth rate higher than 10%. A DAC unlocking will occur if management deems the short-term growth rate (i.e., the growth rate required to revert to the mean 10% growth rate over a five-year period) to be unreasonable. The use of a reversion to the mean assumption is common within the industry; however, the parameters used in the methodology are subject to judgment and vary within the industry.

    As debt and equity securities available for sale are carried at aggregate fair value, an adjustment is made to DAC equal to the change in amortization that would have been recorded if such securities had been sold at their stated aggregate fair value and the proceeds reinvested at current yields. The change in this adjustment, net of tax, is included with the change in net unrealized gains or losses on debt and equity securities available for sale which is a component of accumulated other comprehensive income (loss) and is credited or charged directly to shareholder's equity.

    The Company reviews the carrying value of DAC on at least an annual basis. Management considers estimated future gross profit margins as well as expected mortality, interest earned and credited rates, persistency and expenses in determining whether the carrying amount is recoverable. Any amounts deemed unrecoverable are charged to amortization expense on the consolidated statement of income and comprehensive income.


    OTHER DEFERRED EXPENSES: The annuity operations currently offers enhanced crediting rates or bonus payments to contract holders on certain of its products. Such amounts are deferred and amortized over the life of the contract using the same methodology and assumptions used to amortize DAC. The Company previously deferred these expenses as part of DAC and reported the amortization of such amounts as part of DAC amortization. Upon implementation of Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" ("SOP 03-1"), the Company reclassified $155,695,000 of these expenses from DAC to other deferred expenses, which is reported on the consolidated balance sheet. The prior period consolidated balance sheet and consolidated statements of income and comprehensive income presentation has been reclassified to conform to the new presentation. See Recently Issued Accounting Standards below.


    The asset management operations defer distribution costs that are directly related to the sale of mutual funds that have a 12b-1 distribution plan and/or contingent deferred sales charge feature (collectively, "Distribution Fee Revenue"). The Company amortizes these deferred distribution costs on a straight-line basis, adjusted for redemptions, over a period ranging from one year to eight years depending on share class. Amortization of these deferred distribution costs is increased if at any reporting period the value of the deferred amount exceeds the projected Distribution Fee Revenue. The projected Distribution Fee Revenue is impacted by estimated future withdrawal rates and the rates of market return. Management uses historical activity to estimate future withdrawal rates and average annual performance of the equity markets to estimate the rates of market return.

    The Company reviews the carrying value of other deferred expenses on at least an annual basis. Management considers estimated future gross profit margins as well as expected mortality, interest earned, credited rates, persistency, withdrawal rates, rates of market return and expenses in determining whether the carrying amount is recoverable. Any amounts deemed unrecoverable are charged to expense.


    VARIABLE ANNUITY ASSETS AND LIABILITIES RELATED TO SEPARATE ACCOUNTS: The assets and liabilities resulting from the receipt of variable annuity deposits are segregated in separate accounts. The Company receives administrative fees for managing the funds and other fees for assuming mortality and certain expense risks. Such fees are included in variable annuity policy fees in the consolidated statement of income and comprehensive income.


    GOODWILL: Goodwill amounted to $14,038,000 (net of accumulated amortization of $18,838,000) at December 31, 2004 and 2003. In accordance with Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), the Company assesses goodwill for impairment on an annual basis, or more frequently if circumstances indicate that a possible impairment has occurred. The assessment of impairment involves a two-step process whereby an initial assessment for potential impairment is performed, followed by a measurement of the amount of the impairment, if any. The Company has evaluated goodwill for impairment as of December 31, 2004 and 2003, and has determined that no impairment provision is necessary.


    RESERVES FOR FIXED ANNUITY CONTRACTS, FIXED ACCOUNTS OF VARIABLE ANNUITY CONTRACTS, UNIVERSAL LIFE INSURANCE CONTRACTS AND GICS: Reserves for fixed annuity, Fixed Options, universal life insurance and GIC contracts are accounted for in accordance with Statement of Financial Accounting Standards No. 97,

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," and are recorded at accumulated value (deposits received, plus accrued interest, less withdrawals and assessed fees). Under GAAP, deposits collected on non-traditional life and annuity insurance products, such as those sold by the Company, are not reflected as revenues in the Company's consolidated statement of income and comprehensive income, as they are recorded directly to contract holders' liabilities upon receipt.


    RESERVES FOR GUARANTEED BENEFITS: Reserves for guaranteed minimum death benefits ("GMDB"), earnings enhancement benefit and guaranteed minimum income benefits are accounted for in accordance with SOP 03-1. See Recently Issued Accounting Standards below.



    FEE INCOME: Fee income includes variable annuity policy fees, asset management fees, universal life insurance fees, commissions and surrender charges. Variable annuity policy fees are generally based on the market value of assets in the separate accounts supporting the variable annuity contracts. Asset management fees include investment advisory fees and 12b-1 distribution fees and are based on the market value of assets managed in mutual funds and certain variable annuity portfolios by SAAMCo. Universal life insurance policy fees consist of mortality charges, up-front fees earned on deposits received and administrative fees, net of reinsurance premiums. Surrender charges are assessed on withdrawals occurring during the surrender charge period. All fee income is recorded as income when earned with net retained commissions are recognized as income on a trade date basis.


    INCOME TAXES: Prior to the 2004, the Company was included in a consolidated federal income tax return with its Parent. Also, prior to 2004, SAAMCO, SFS and SACS were included in a separate consolidated federal income tax return with their parent, Saamsun Holdings Corporation. Beginning in 2004, all of these companies are included in the consolidated federal income tax return of their ultimate parent, AIG. Income taxes have been calculated as if each entity files a separate return. Deferred income tax assets and liabilities are recognized based on the difference between financial statement carrying amounts and income tax basis of assets and liabilities using enacted income tax rates and laws.

    RECENTLY ISSUED ACCOUNTING STANDARDS: In July 2003, the American Institute of Certified Public Accountants issued SOP 03-1. This statement was effective as of January 1, 2004, and requires the Company to recognize a liability for GMDB and certain living benefits related to its variable annuity contracts, account for enhanced crediting rates or bonus payments to contract holders and modifies certain disclosures and financial statement presentations for these products. In addition, SOP 03-1 addresses the presentation and reporting of separate accounts and the capitalization and amortization of certain other expenses. The Company reported for the first quarter of 2004 a one-time cumulative accounting charge upon adoption of $62,589,000 ($96,291,000 pre-tax) to reflect the liability and the related impact of DAC and reinsurance as of January 1, 2004.

3.  INVESTMENTS

    The amortized cost and estimated fair value of bonds, notes and redeemable preferred stocks by major category follow:


                                                                  AMORTIZED    ESTIMATED
                                                                     COST      FAIR VALUE
                                                                  ----------   ----------
                                                                      (IN THOUSANDS)
    At December 31, 2004:
    U.S. government securities..................................  $   28,443   $   30,300
    Mortgage-backed securities..................................     926,274      956,567
    Securities of public utilities..............................     321,381      332,038
    Corporate bonds and notes...................................   2,797,943    2,902,829
    Redeemable preferred stocks.................................      20,140       21,550
    Other debt securities.......................................     913,687      917,743
                                                                  ----------   ----------
      Total.....................................................  $5,007,868   $5,161,027
                                                                  ==========   ==========

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

3.  INVESTMENTS (Continued)



                                                                  AMORTIZED    ESTIMATED
                                                                     COST      FAIR VALUE
                                                                  ----------   ----------
                                                                      (IN THOUSANDS)
    At December 31, 2003:
    U.S. government securities..................................  $   22,393   $   24,292
    Mortgage-backed securities..................................   1,148,452    1,191,817
    Securities of public utilities..............................     352,998      365,150
    Corporate bonds and notes...................................   2,590,254    2,697,142
    Redeemable preferred stocks.................................      21,515       22,175
    Other debt securities.......................................   1,215,571    1,205,224
                                                                  ----------   ----------
      Total.....................................................  $5,351,183   $5,505,800
                                                                  ==========   ==========


    At December 31, 2004, bonds, notes and redeemable preferred stocks included $386,426,000 that were not rated investment grade. These non-investment-grade securities are comprised of bonds spanning 10 industries with 19%, 16%, 16% and 10% concentrated in telecommunications, utilities, financial institutions and noncyclical consumer products industries, respectively. No other industry concentration constituted more than 10% of these assets.

    At December 31, 2004, mortgage loans were collateralized by properties located in 30 states, with loans totaling approximately 27%, 11% and 10% of the aggregate carrying value of the portfolio secured by properties located in California, Michigan and Massachusetts, respectively. No more than 10% of the portfolio was secured by properties in any other single state.

    At December 31, 2004, the carrying value, which approximates its estimated fair value, of all investments in default as to the payment of principal or interest totaled $40,051,000 of bonds.

    As a component of its asset and liability management strategy, the Company utilizes interest rate swap agreements to match assets more closely to liabilities. Interest rate swap agreements exchange interest rate payments of differing character (for example, variable-rate payments exchanged for fixed-rate payments) with a counterparty, based on an underlying principal balance (notional principal) to hedge against interest rate changes.

    The Company typically utilizes swap agreements to create a hedge that effectively converts floating-rate assets and liabilities to fixed-rate instruments.

    At December 31, 2004, $10,505,000 of bonds, at amortized cost, were on deposit with regulatory authorities in accordance with statutory requirements.

    At December 31, 2004, no investments in any one entity or its affiliates exceeded 10% of the Company's shareholder's equity.

    The amortized cost and estimated fair value of bonds, notes and redeemable preferred stocks by contractual maturity, as of December 31, 2004, follow:


                                                                  AMORTIZED    ESTIMATED
                                                                     COST      FAIR VALUE
                                                                  ----------   ----------
                                                                      (IN THOUSANDS)
    Due in one year or less.....................................  $  278,939   $  281,954
    Due after one year through five years.......................   2,076,145    2,138,574
    Due after five years through ten years......................   1,299,345    1,339,499
    Due after ten years.........................................     427,165      444,433
    Mortgage-backed securities..................................     926,274      956,567
                                                                  ----------   ----------
      Total.....................................................  $5,007,868   $5,161,027
                                                                  ==========   ==========


    Actual maturities of bonds, notes and redeemable preferred stocks may differ from those shown above due to prepayments and redemptions.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

3.  INVESTMENTS (Continued)

    Gross unrealized gains and losses on bonds, notes and redeemable preferred stocks by major category follow:


                                                                    GROSS        GROSS
                                                                  UNREALIZED   UNREALIZED
                                                                    GAINS        LOSSES
                                                                  ----------   ----------
                                                                      (IN THOUSANDS)
    At December 31, 2004:
    U.S. government securities..................................   $  1,857     $     --
    Mortgage-backed securities..................................     32,678       (2,385)
    Securities of public utilities..............................     11,418         (761)
    Corporate bonds and notes...................................    118,069      (13,183)
    Redeemable preferred stocks.................................      1,410           --
    Other debt securities.......................................     14,871      (10,815)
                                                                   --------     --------
      Total.....................................................   $180,303     $(27,144)
                                                                   ========     ========



                                                                    GROSS        GROSS
                                                                  UNREALIZED   UNREALIZED
                                                                    GAINS        LOSSES
                                                                  ----------   ----------
                                                                      (IN THOUSANDS)
    At December 31, 2003:
    U.S. government securities..................................   $  1,898     $     --
    Mortgage-backed securities..................................     46,346       (2,980)
    Securities of public utilities..............................     13,467       (1,315)
    Corporate bonds and notes...................................    127,996      (21,108)
    Redeemable preferred stocks.................................        660           --
    Other debt securities.......................................     24,366      (34,713)
                                                                   --------     --------
      Total.....................................................   $214,733     $(60,116)
                                                                   ========     ========


    Gross unrealized gains on equity securities aggregated $26,000 at December 31, 2004 and $112,000 at December 31, 2003. There were no unrealized losses on equity securities at December 31, 2004 and gross unrealized losses on equity securities aggregated $20,000 at December 31, 2003.

    The following tables summarize the Company's gross unrealized losses and estimated fair values on investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2004 and 2003.


                                       LESS THAN 12 MONTHS              12 MONTHS OR MORE                      TOTAL
                                  -----------------------------   -----------------------------   -------------------------------
                                    FAIR     UNREALIZED             FAIR     UNREALIZED              FAIR      UNREALIZED
                                   VALUE        LOSS      ITEMS    VALUE        LOSS      ITEMS     VALUE         LOSS      ITEMS
                                  --------   ----------   -----   --------   ----------   -----   ----------   ----------   -----
                                                                      (DOLLARS IN THOUSANDS)
    December 31, 2004
    Mortgage-backed
      securities...............   $125,589    $ (1,282)     23    $ 40,275    $ (1,103)     9     $  165,864    $ (2,385)     32
    Securities of public
      utilities................     46,249        (761)      9           0           0      0         46,249        (761)      9
    Corporate bonds and
      notes....................    487,923      (7,418)     86      87,194      (5,765)    15        575,117     (13,183)    101
    Other debt securities......    207,378      (4,062)     36      79,782      (6,753)    12        287,160     (10,815)     48
                                  --------    --------     ---    --------    --------     --     ----------    --------     ---
      Total....................   $867,139    $(13,523)    154    $207,251    $(13,621)    36     $1,074,390    $(27,144)    190
                                  ========    ========     ===    ========    ========     ==     ==========    ========     ===

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

3.  INVESTMENTS (Continued)


                                          LESS THAN 12 MONTHS             12 MONTHS OR MORE                     TOTAL
                                     -----------------------------   ----------------------------   -----------------------------
                                       FAIR     UNREALIZED            FAIR     UNREALIZED             FAIR     UNREALIZED
                                      VALUE        LOSS      ITEMS    VALUE       LOSS      ITEMS    VALUE        LOSS      ITEMS
                                     --------   ----------   -----   -------   ----------   -----   --------   ----------   -----
    December 31, 2003
    Mortgage-backed securities.....  $180,559    $ (2,882)     49    $13,080    $   (98)      6     $193,639    $ (2,980)     55
    Securities of public
      utilities....................    67,626      (1,315)      8         --         --      --       67,626      (1,315)      8
    Corporate bonds and notes......   276,373     (17,086)     54     30,383     (4,022)      5      306,756     (21,108)     59
    Other debt securities..........   302,230     (33,951)     54     41,523       (762)      5      343,753     (34,713)     59
                                     --------    --------     ---    -------    -------      --     --------    --------     ---
      Total........................  $826,788    $(55,234)    165    $84,986    $(4,882)     16     $911,774    $(60,116)    181
                                     ========    ========     ===    =======    =======      ==     ========    ========     ===

    Realized investment gains and losses on sales of investments are as follows:


                                                                     YEARS ENDED DECEMBER 31,
                                                                  ------------------------------
                                                                    2004       2003       2002
                                                                  --------   --------   --------
                                                                          (IN THOUSANDS)
    Bonds, Notes and Redeemable Preferred Stocks:
      Realized gains............................................  $ 12,240   $ 30,896   $ 25,013
      Realized losses...........................................   (12,623)   (11,818)   (32,865)
    Common Stocks:
      Realized gains............................................         5        561         --
      Realized losses...........................................      (247)      (117)      (169)


    The sources and related amounts of investment income are as follows:


                                                                     YEARS ENDED DECEMBER 31,
                                                                  ------------------------------
                                                                    2004       2003       2002
                                                                  --------   --------   --------
                                                                          (IN THOUSANDS)
    Short-term investments......................................  $  2,483   $  1,363   $  5,447
    Bonds, notes and redeemable preferred stocks................   293,258    321,493    305,480
    Mortgage loans..............................................    50,825     53,951     55,417
    Partnerships................................................       417       (478)    12,344
    Policy loans................................................    17,130     15,925     18,796
    Real estate.................................................      (202)      (331)      (276)
    Other invested assets.......................................     2,149     13,308     (7,496)
    Less: investment expenses...................................    (2,466)    (2,308)    (2,357)
                                                                  --------   --------   --------
      Total investment income...................................  $363,594   $402,923   $387,355
                                                                  ========   ========   ========


    Investment income was attributable to the following products:


                                                                     YEARS ENDED DECEMBER 31,
                                                                  ------------------------------
                                                                    2004       2003       2002
                                                                  --------   --------   --------
                                                                          (IN THOUSANDS)
    Fixed annuity contracts.....................................  $ 34,135   $ 37,762   $ 41,856
    Variable annuity contracts..................................   222,660    239,863    201,766
    Guaranteed investment contracts.............................    13,191     20,660     28,056
    Universal life insurance contracts..........................    92,645    100,019    105,878
    Asset management............................................       963      4,619      9,799
                                                                  --------   --------   --------
      Total.....................................................  $363,594   $402,923   $387,355
                                                                  ========   ========   ========


4.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following estimated fair value disclosures are limited to reasonable estimates of the fair value of only the Company's financial instruments. The disclosures do not address the value of the Company's recognized and unrecognized non-financial

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

4.  FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

    assets (including its real estate investments and other invested assets except for partnerships) and liabilities or the value of anticipated future business. The Company does not plan to sell most of its assets or settle most of its liabilities at these estimated fair values.

    The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Selling expenses and potential taxes are not included. The estimated fair value amounts were determined using available market information, current pricing information and various valuation methodologies. If quoted market prices were not readily available for a financial instrument, management determined an estimated fair value. Accordingly, the estimates may not be indicative of the amounts the financial instruments could be exchanged for in a current or future market transaction.

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

    CASH AND SHORT-TERM INSTRUMENTS: Carrying value is considered to be a reasonable estimate of fair value.

    BONDS, NOTES AND REDEEMABLE PREFERRED STOCKS: Fair value is based principally on independent pricing services, broker quotes and other independent information. For securities that do not have readily determinable market prices, the fair value is estimated with internally prepared valuations (including those based on estimates of future profitability). Otherwise, the most recent purchases and sales of similar unquoted securities, independent broker quotes or comparison to similar securities with quoted prices when possible is used to estimate the fair value of those securities.

    MORTGAGE LOANS: Fair values are primarily determined by discounting future cash flows to the present at current market rates, using expected prepayment rates.

    POLICY LOANS: Carrying value is considered a reasonable estimate of fair value.

    MUTUAL FUNDS: Fair value is considered to be the market value of the underlying securities.

    COMMON STOCKS: Fair value is based principally on independent pricing services, broker quotes and other independent information.

    PARTNERSHIPS: Fair value of partnerships that invest in debt and equity securities is based upon the fair value of the net assets of the partnerships as determined by the general partners.

    VARIABLE ANNUITY ASSETS HELD IN SEPARATE ACCOUNTS: Variable annuity assets are carried at the market value of the underlying securities.


    RESERVES FOR FIXED ANNUITY AND FIXED ACCOUNTS OF VARIABLE ANNUITY
    CONTRACTS: Deferred annuity contracts are assigned a fair value equal to current net surrender value. Annuitized contracts are valued based on the present value of future cash flows at current pricing rates.


    RESERVES FOR GUARANTEED INVESTMENT CONTRACTS: Fair value is based on the present value of future cash flows at current pricing rates.

    SECURITIES LENDING COLLATERAL/PAYABLE: Carrying value is considered to be a reasonable estimate of fair value.

    VARIABLE ANNUITY LIABILITIES RELATED TO SEPARATE ACCOUNTS: Variable annuity liabilities are carried at the market value of the underlying securities of the variable annuity assets held in separate accounts.

    SUBORDINATED NOTES TO/FROM AFFILIATES: Fair value is estimated based on the quoted market prices for similar issues.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

4.  FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

    The estimated fair values of the Company's financial instruments at December 31, 2004 and 2003 compared with their respective carrying values, are as follows:


                                                                   CARRYING        FAIR
                                                                     VALUE         VALUE
                                                                  -----------   -----------
                                                                       (IN THOUSANDS)
    December 31, 2004:
    Assets:
      Cash and short-term investments...........................  $   201,117   $   201,117
      Bonds, notes and redeemable preferred stocks..............    5,161,027     5,161,027
      Mortgage loans............................................      624,179       657,828
      Policy loans..............................................      185,958       185,958
      Mutual funds..............................................        6,131         6,131
      Common stocks.............................................        4,902         4,902
      Partnerships..............................................        1,084         1,084
      Securities lending collateral.............................      883,792       883,792
      Put options hedging guaranteed benefits...................       37,705        37,705
      Variable annuity assets held in separate accounts.........   22,612,451    22,612,451
    Liabilities:
      Reserves for fixed annuity and fixed accounts of variable
        annuity contracts.......................................  $ 3,948,158   $ 3,943,265
      Reserves for guaranteed investment contracts..............      215,331       219,230
      Securities lending payable................................      883,792       883,792
      Variable annuity liabilities related to separate
        accounts................................................   22,612,451    22,612,451



                                                                   CARRYING        FAIR
                                                                     VALUE         VALUE
                                                                  -----------   -----------
                                                                       (IN THOUSANDS)
    December 31, 2003:
    Assets:
      Cash and short-term investments...........................  $   133,105   $   133,105
      Bonds, notes and redeemable preferred stocks..............    5,505,800     5,505,800
      Mortgage loans............................................      716,846       774,758
      Policy loans..............................................      200,232       200,232
      Mutual funds..............................................       21,159        21,159
      Common stocks.............................................          727           727
      Partnerships..............................................        1,312         1,685
      Securities lending collateral.............................      514,145       514,145
      Put options hedging guaranteed benefits...................        9,141         9,141
      Variable annuity assets held in separate accounts.........   19,178,796    19,178,796
    Liabilities:
      Reserves for fixed annuity and fixed accounts of variable
        annuity contracts.......................................  $ 4,274,329   $ 4,225,329
      Reserves for guaranteed investment contracts..............      218,032       223,553
      Securities lending payable................................      514,145       514,145
      Variable annuity liabilities related to separate
        accounts................................................   19,178,796    19,178,796
      Subordinated note payable to affiliate....................       40,960        40,960

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

5.  DEFERRED ACQUISITION COSTS

    The following table summarizes the activity in deferred acquisition costs:


                                                                  YEARS ENDED DECEMBER 31,
                                                                  -------------------------
                                                                     2004          2003
                                                                  -----------   -----------
                                                                       (IN THOUSANDS)
    Balance at beginning of year................................  $1,268,621    $1,224,101
    Acquisition costs deferred..................................     246,033       212,250
    Effect of net unrealized gains (losses) on securities.......         267       (30,600)
    Amortization charged to income..............................    (126,142)     (137,130)
    Cumulative effect of SOP 03-1...............................     (39,690)           --
                                                                  ----------    ----------
    Balance at end of year......................................  $1,349,089    $1,268,621
                                                                  ==========    ==========


6.  OTHER DEFERRED EXPENSES

    The annuity operations defer enhanced crediting rates or bonus payments to contract holders on certain of its products ("Bonus Payments"). The asset management operations defer distribution costs that are directly related to the sale of mutual funds that have a 12b-1 distribution plan and/or contingent deferred sales charge feature. The following table summarizes the activity in these deferred expenses:


                                                                   BONUS     DISTRIBUTION
                                                                  PAYMENTS      COSTS        TOTAL
                                                                  --------   ------------   --------
                                                                            (IN THOUSANDS)
    Year Ended December 31, 2004
    Balance at beginning of year................................  $155,695     $ 81,012     $236,707
    Expenses deferred...........................................    36,732       26,174       62,906
    Effect of net unrealized gains (losses) on securities.......        33           --           33
    Amortization charged in income..............................   (10,357)     (31,508)     (41,865)
                                                                  --------     --------     --------
    Balance at end of year......................................  $182,103     $ 75,678     $257,781
                                                                  ========     ========     ========
    Year Ended December 31, 2003
    Balance at beginning of year................................  $140,647     $ 72,054     $212,701
    Expenses deferred...........................................    38,224       31,934       70,158
    Effect of net unrealized gains (losses) on securities.......    (3,400)          --       (3,400)
    Amortization charged in income..............................   (19,776)     (22,976)     (42,752)
                                                                  --------     --------     --------
    Balance at end of year......................................  $155,695     $ 81,012     $236,707
                                                                  ========     ========     ========


7.  GUARANTEED BENEFITS

    The Company issues variable annuity contracts for which the investment risk is generally borne by the contract holder, except with respect to amounts invested in the Fixed Options. For many of the Company's variable annuity contracts, the Company offers contractual guarantees in the event of death, at specified dates during the accumulation period, upon certain withdrawals or at annuitization. Such benefits are referred to as GMDB, GMAV, GMWB and guaranteed minimum income benefits ("GMIB"), respectively. The Company also issues certain variable annuity products that offer an optional earnings enhancement benefit ("EEB") feature that provides an additional death benefit amount equal to a fixed percentage of earnings in the contract, subject to certain maximums.

    The assets supporting the variable portion of variable annuity contracts are carried at fair value and reported as summary total "variable annuity assets held in separate accounts" with an equivalent summary total reported for liabilities. Amounts assessed against the contract holders for mortality, administrative, other services and certain features are included in variable annuity policy fees, net of reinsurance, in the consolidated statement of income and comprehensive income. Changes in liabilities for minimum guarantees are included in guaranteed benefits, net of reinsurance, in the consolidated statement of income and comprehensive income. Separate account net investment income, net investment gains and losses and the related liability charges are offset within the same line item in the consolidated statement of income and comprehensive income.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

7.  GUARANTEED BENEFITS (Continued)

    The Company offers GMDB options that guarantee for virtually all contract holders, that upon death, the contract holder's beneficiary will receive the greater of (1) the contract holder's account value, or (2) a guaranteed minimum death benefit that varies by product and election by policy owner. The GMDB liability is determined each period end by estimating the expected value of death benefits in excess of the projected account balance and recognizing the excess ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to guaranteed benefits, net of reinsurance recoveries, if actual experience or other evidence suggests that earlier assumptions should be revised.

    EEB is a feature the Company offers on certain variable annuity products. For contract holders who elect the feature, the EEB provides an additional death benefit amount equal to a fixed percentage of earnings in the contract, subject to certain maximums. The Company bears the risk that account values following favorable performance of the financial markets will result in greater EEB death claims and that the fees collected under the contract are insufficient to cover the costs of the benefit to be provided.

    If available and elected by the contract holder, GMIB provides a minimum fixed annuity payment guarantee after a seven, nine or ten-year waiting period. As there is a waiting period to annuitize using the GMIB, there are no policies eligible to receive this benefit at December 31, 2004. The GMIB liability is determined each period end by estimating the expected value of the annuitization benefits in excess of the projected account balance at the date of annuitization and recognizing the excess ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to guaranteed benefits, net of reinsurance recoveries, if actual experience or other evidence suggests that earlier assumptions should be revised.

    GMAV is a feature offered on certain variable annuity products. If available and elected by the contract holder at the time of contract issuance, GMAV guarantees that the account value under the contract will at least equal the amount of deposits invested during the first ninety days, adjusted for any subsequent withdrawals, at the end of a ten-year waiting period. The Company purchases put options on the S&P 500 index to partially offset this risk. GMAVs are considered to be derivatives under FAS 133, and are recognized at fair value in the consolidated balance sheet and through investment income in the consolidated statement of income and comprehensive income.

    GMWB is a feature offered on certain variable annuity products. If available and elected by the contract holder at the time of contract issuance, this feature provides a guaranteed annual withdrawal stream, regardless of market performance, equal to deposits invested during the first ninety days adjusted for any subsequent withdrawals ("Eligible Premium"). These guaranteed annual withdrawals of up to 10% of Eligible Premium are available after either a three-year or a five-year waiting period as elected by the contract holder at time of contract issuance, without reducing the future amounts guaranteed. If no withdrawals have been made during the waiting period of three or five years, the contract holder will realize an additional 10% or 20%, respectively, of Eligible Premium after all other amounts guaranteed under this benefit have been paid. GMWBs are considered to be derivatives under FAS 133 and are recognized at fair value in the consolidated balance sheet and through investment income in the consolidated statement of income and comprehensive income.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

7.  GUARANTEED BENEFITS (Continued)

    Details concerning the Company's guaranteed benefit exposures as of December 31, 2004 are as follows:


                                                                                     HIGHEST SPECIFIED
                                                                   RETURN OF NET    ANNIVERSARY ACCOUNT
                                                                  DEPOSITS PLUS A       VALUE MINUS
                                                                      MINIMUM        WITHDRAWALS POST
                                                                      RETURN            ANNIVERSARY
                                                                  ---------------   -------------------
                                                                          (DOLLARS IN MILLIONS)
    In the event of death (GMDB and EEB):
      Account value.............................................    $    12,883           $12,890
      Net amount at risk(a).....................................    $       933           $ 1,137
      Average attained age of contract holders..................             67                64
      Range of guaranteed minimum return rates..................          0%-5%                0%
    At annuitization (GMIB):
      Account value.............................................    $     6,942
      Net amount at risk(b).....................................    $         3
      Weighted average period remaining until earliest                3.8 Years
        annuitization...........................................
      Range of guaranteed minimum return rates..................        0%-6.5%
    Accumulation at specified date (GMAV):
      Account value.............................................    $     1,533
      Net amount at risk(c).....................................    $        --
      Weighted average period remaining until guaranteed              9.0 Years
        payment.................................................
    Annual withdrawals at specified date (GMWB):
      Account value.............................................    $       294
      Net amount at risk(d).....................................    $        --
      Weighted average period remaining until expected payout...     13.9 Years


    -------------------

    (a) Net amount at risk represents the guaranteed benefit exposure in excess of the current account value, net of reinsurance, if all contract holders died at the same balance sheet date. The net amount at risk does not take into account the effect of caps and deductibles from the various reinsurance treaties.

    (b) Net amount at risk represents the present value of the expected annuitization payments at the expected annuitization dates in excess of the present value of the expected account value at the expected annuitization dates, net of reinsurance.

    (c) Net amount at risk represents the guaranteed benefit exposure in excess of the current account value, if all contract holders reached the specified date at the same balance sheet date.

    (d) Net amount at risk represents the guaranteed benefit exposure in excess of the current account value if all contract holders exercise the maximum withdrawal benefits at the same balance sheet date. If no withdrawals have been made during the waiting period of 3 or 5 years, the contract holder will realize an additional 10% or 20% of Eligible Premium, respectively, after all other amounts guaranteed under this benefit have been paid. The additional 10% or 20% enhancement increases the net amount at risk by $26.3 million and is payable no sooner than 13 or 15 years from contract issuance for the 3 or 5 year waiting periods, respectively.

       The following summarizes the reserve for guaranteed benefits, net of reinsurance, on variable contracts reflected in the general account:


                                                                      (IN THOUSANDS)
        Balance at January 1, 2004 before reinsurance(e)............     $ 92,873
        Guaranteed benefits incurred................................       61,472
        Guaranteed benefits paid....................................      (49,947)
                                                                         --------
        Balance at December 31, 2004 before reinsurance.............      104,398
          Less reinsurance..........................................      (27,449)
                                                                         --------
        Balance at December 31, 2004, net of reinsurance............     $ 76,949
                                                                         ========



    (e) Includes amounts from the one-time cumulative accounting change resulting from the adoption of SOP 03-1.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

7.  GUARANTEED BENEFITS (Continued)

    The following assumptions and methodology were used to determine the reserve for guaranteed benefits at December 31, 2004:


     - Data used was 5,000 stochastically generated investment performance scenarios.



     -   Mean investment performance assumption was 10%.



     -   Volatility assumption was 16%.



     -   Mortality was assumed to be 64% of the 75-80 ALB table.



     - Lapse rates vary by contract type and duration and range from 0% to 40%.



     -   The discount rate was approximately 8%.


8.  REINSURANCE

    Reinsurance contracts do not relieve the Company from its obligations to contract holders. The Company could become liable for all obligations of the reinsured policies if the reinsurers were to become unable to meet the obligations assumed under the respective reinsurance agreements. The Company monitors its credit exposure with respect to these agreements. However, due to the high credit ratings of the reinsurers, such risks are considered to be minimal. The Company has no reinsurance recoverable or related concentration of credit risk greater than 10% of shareholder's equity.

    Variable policy fees are net of reinsurance premiums of $28,604,000, $30,795,000 and $22,500,000 in 2004, 2003 and 2002, respectively. Universal life insurance fees are net of reinsurance premiums of $34,311,000, $33,710,000 and $34,098,000 in 2004, 2003 and 2002, respectively.

    The Company has a reinsurance treaty under which the Company retains no more than $100,000 of risk on any one insured life in order to limit the exposure to loss on any single insured. Reinsurance recoveries recognized as a reduction of claims on universal life insurance contracts amounted to $34,163,000, $34,036,000 and $29,171,000 in 2004, 2003 and 2002,
    respectively. Guaranteed benefits were reduced by reinsurance recoveries of $2,716,000, $8,042,000 and $8,362,000 in 2004, 2003 and 2002, respectively.

9.  COMMITMENTS AND CONTINGENT LIABILITIES

    The Company has six agreements outstanding in which it has provided liquidity support for certain short-term securities of municipalities and non-profit organizations by agreeing to purchase such securities in the event there is no other buyer in the short-term marketplace. In return the Company receives a fee. In addition, the Company guarantees the payment of these securities upon redemption. The maximum liability under these guarantees at December 31, 2004 is $195,442,000. These commitments have contractual maturity dates in 2005. Related to each of these agreements are participation agreements with the Parent under which the Parent will share in $62,590,000 of these liabilities in exchange for a proportionate percentage of the fees received under these agreements. The Internal Revenue Service has completed its examinations into the transactions underlying these commitments, including the Company's role in the transactions. The examination did not result in a material loss to the Company.

    At December 31, 2004, the Company has commitments to purchase a total of approximately $10,000,000 of asset- backed securities in the ordinary course of business. The expiration dates of these commitments are as follows:
    $2,000,000 in 2005 and $8,000,000 in 2007.

    Various federal, state and other regulatory agencies are reviewing certain transactions and practices of the Company and its subsidiaries in connection with industry-wide and other inquiries. In the opinion of the Company's management, based on the current status of these inquiries, it is not likely that any of these inquiries will have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows of the Company.

    Various lawsuits against the Company and its subsidiaries have arisen in the ordinary course of business. Contingent liabilities arising from litigation, income taxes and regulatory and other matters are not considered material in relation to the consolidated financial position, results of operations or cash flows of the Company.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

9.  COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

    On April 5, 2004, a purported class action captioned Nitika Mehta, as Trustee of the N.D. Mehta Living Trust vs. AIG SunAmerica Life Assurance Company, Case 04L0199, was filed in the Circuit Court, Twentieth Judicial District in St. Clair County, Illinois. The lawsuit alleges certain improprieties in conjunction with alleged market timing activities. The probability of any particular outcome cannot be reasonably estimated at this time. The Company cannot estimate a range because the litigation has not progressed beyond the preliminary stage.

10. SHAREHOLDER'S EQUITY

    The Company is authorized to issue 4,000 shares of its $1,000 par value Common Stock. At December 31, 2004 and 2003, 3,511 shares were outstanding.

    Changes in shareholder's equity are as follows:


                                                                     YEARS ENDED DECEMBER 31,
                                                                  ------------------------------
                                                                    2004       2003       2002
                                                                  --------   --------   --------
                                                                          (IN THOUSANDS)
    Additional Paid-in Capital:
      Beginning balances........................................  $709,246   $709,246   $509,246
      Capital contributions by Parent...........................    49,100         --    200,000
                                                                  --------   --------   --------
      Ending balances...........................................  $758,346   $709,246   $709,246
                                                                  ========   ========   ========
    Retained Earnings:
      Beginning balances........................................  $828,423   $730,321   $669,103
      Net income................................................   142,502     93,530     31,689
      Dividends paid to Parent..................................    (2,500)   (12,187)   (10,000)
      Adjustment for tax benefit of distributed subsidiary......       287     16,759     39,529
      Tax effect on a distribution of investment................   (49,100)        --         --
                                                                  --------   --------   --------
      Ending balances...........................................  $919,612   $828,423   $730,321
                                                                  ========   ========   ========
    Accumulated Other Comprehensive Income (Loss):
      Beginning balances........................................  $ 72,610   $ 16,504   $(29,272)
      Change in net unrealized gains (losses) on debt securities
        available for sale......................................    (1,459)   118,725     98,718
      Change in net unrealized gains (losses) on equity
        securities available for sale...........................       (65)     1,594     (1,075)
      Change in net unrealized gains on foreign currency........     1,170         --         --
      Change in adjustment to deferred acquisition costs and
        other deferred expenses.................................       300    (34,000)   (25,000)
      Net change related to cash flow hedges....................        --         --     (2,218)
      Tax effects of net changes................................        19    (30,213)   (24,649)
                                                                  --------   --------   --------
      Ending balances...........................................  $ 72,575   $ 72,610   $ 16,504
                                                                  ========   ========   ========


    Gross unrealized gains (losses) on fixed maturity and equity securities included in accumulated other comprehensive income are as follows:


                                                                  DECEMBER 31,   DECEMBER 31,
                                                                      2004           2003
                                                                  ------------   ------------
                                                                        (IN THOUSANDS)
    Gross unrealized gains......................................    $180,329       $214,845
    Gross unrealized losses.....................................     (27,144)       (60,136)
    Unrealized gain on foreign currency.........................       1,170             --
    Adjustment to DAC and other deferred expenses...............     (42,700)       (43,000)
    Deferred income taxes.......................................     (39,080)       (39,099)
                                                                    --------       --------
    Accumulated other comprehensive income......................    $ 72,575       $ 72,610
                                                                    ========       ========


    On October 30, 2002, the Company received a capital contribution of $200,000,000 in cash from the Parent.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

10. SHAREHOLDER'S EQUITY (Continued)

    Dividends that the Company may pay to its shareholder in any year without prior approval of the Arizona Department of Insurance are limited by statute. The maximum amount of dividends which can be paid to shareholders of insurance companies domiciled in the state of Arizona without obtaining the prior approval of the Insurance Commissioner is limited to the lesser of either 10% of the preceding year's statutory surplus or the preceding year's statutory net gain from operations if, after paying the dividend, the Company's capital and surplus would be adequate in the opinion of the Arizona Department of Insurance. Accordingly, the maximum amount of dividends that can be paid to stockholder in the year 2005 without obtaining prior approval is $83,649,000. Dividends of $2,500,000 were paid in 2004. Prior to the capital contribution of SAAMCo to the Company, SAAMCo paid dividends to its parent, SunAmerica Life Insurance Company, of $12,187,000 and $10,000,000 in 2003 and 2002, respectively.

    Under statutory accounting principles utilized in filings with insurance regulatory authorities, the Company's net income totaled $99,288,000 for the year ended December 31, 2004, net income of $89,071,000 and net loss of $180,737,000 for the years ended December 31, 2003 and 2002, respectively. The Company's statutory capital and surplus totaled $840,001,000 at December 31, 2004 and $602,348,000 at December 31, 2003.

11. INCOME TAXES

    The components of the provisions for income taxes on pretax income consist of the following:


                                                                     YEARS ENDED DECEMBER 31,
                                                                  -------------------------------
                                                                    2004       2003       2002
                                                                  --------   --------   ---------
                                                                          (IN THOUSANDS)
    Current expense (benefit)...................................  $(42,927)  $127,655   $(105,369)
    Deferred expense (benefit)..................................    49,337    (97,408)    105,529
                                                                  --------   --------   ---------
    Total income tax expense....................................  $  6,410   $ 30,247   $     160
                                                                  ========   ========   =========


    Income taxes computed at the United States federal income tax rate of 35% and income tax expenses reflected in statement of income and comprehensive income provided differ as follows:


                                                                     YEARS ENDED DECEMBER 31,
                                                                  ------------------------------
                                                                    2004       2003       2002
                                                                  --------   --------   --------
                                                                          (IN THOUSANDS)
    Amount computed at statutory rate...........................  $ 74,025   $ 43,322   $ 11,147
    Increases (decreases) resulting from:
      State income taxes, net of federal tax benefit............     4,020      2,273       (567)
      Dividends received deduction..............................   (19,058)   (15,920)   (10,117)
      Tax credits...............................................    (4,000)        --         --
      Adjustment to prior year tax liability(a).................   (39,730)        --         --
      Other, net................................................    (8,847)       572       (303)
                                                                  --------   --------   --------
      Total income tax expense..................................  $  6,410   $ 30,247   $    160
                                                                  ========   ========   ========


   ------------------

   (a) In 2004, the Company revised its estimate of tax contingency amount for prior year based on additional information that became available.

    Under prior federal income tax law, one-half of the excess of a life insurance company's income from operations over its taxable investment income was not taxed, but was set aside in a special tax account designated as "policyholders' surplus". At December 31, 2004, the Company had approximately $14,300,000 of policyholders' surplus on which no deferred tax liability has been recognized, as federal income taxes are not required unless this amount is distributed as a dividend or recognized under other specified conditions. The American Jobs Creation Act of 2004 modified federal income tax law to allow life insurance companies to distribute amounts from policyholders' surplus during 2005 and 2006 without incurring federal income tax on the distributions. The Company eliminated its policyholders' surplus balance in January 2005.

    At December 31, 2004, the Company had net operating carryforwards, capital loss carryforwards and tax credit carryforwards for Federal income tax purposes of $15,515,000, $63,774,000 and $44,604,000, respectively, arising from

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

11. INCOME TAXES (Continued)

    affordable housing investments no longer owned by SAAMCo. Such carryforwards expire in 2018, 2006 to 2008 and 2018, respectively.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes. The significant components of the liability for deferred income taxes are as follows:


                                                                  DECEMBER 31,   DECEMBER 31,
                                                                      2004           2003
                                                                  ------------   ------------
                                                                        (IN THOUSANDS)
    Deferred Tax Liabilities:
    Deferred acquisition costs and other deferred expenses......   $ 432,868      $ 473,387
    State income taxes..........................................      10,283          5,744
    Other liabilities...........................................      15,629            350
    Net unrealized gains on debt and equity securities available
      for sale..................................................      39,080         39,098
                                                                   ---------      ---------
    Total deferred tax liabilities..............................     497,860        518,579
                                                                   ---------      ---------
    Deferred Tax Assets:
    Investments.................................................     (28,915)       (25,213)
    Contract holder reserves....................................    (122,691)      (158,112)
    Guaranty fund assessments...................................      (3,402)        (3,408)
    Deferred income.............................................      (5,604)        (3,801)
    Other assets................................................      (1,068)        (7,446)
    Net operating loss carryforward.............................      (5,430)            --
    Capital loss carryforward...................................     (22,321)       (20,565)
    Low income housing credit carryforward......................     (44,604)       (36,600)
    Partnership income/loss.....................................      (6,293)       (20,878)
                                                                   ---------      ---------
    Total deferred tax assets...................................    (240,328)      (276,023)
                                                                   ---------      ---------
    Deferred income taxes.......................................   $ 257,532      $ 242,556
                                                                   =========      =========


    The Company has concluded that the deferred tax asset will be fully realized and no valuation allowance is necessary.

12. RELATED-PARTY MATTERS

    As of December 31, 2004, subordinated notes payable to affiliates were paid off except for accrued interest totaling $460,000 which is included in other liabilities on the consolidated balance sheet.

    On February 15, 2004, the Company entered into a short-term financing arrangement with the Parent whereby the Company has the right to borrow up to $500,000,000 from the Parent and vice versa. Any advances made under this arrangement must be repaid within 30 days. There were no balances outstanding under this agreement at December 31, 2004.

    On February 15, 2004, the Company entered into a short-term financing arrangement with its affiliate, First SunAmerica Life Insurance Company ("FSA"), whereby the Company has the right to borrow up to $15,000,000 from FSA and vice versa. Any advances made under this arrangement must be repaid within 30 days. There were no balances outstanding under this agreement at December 31, 2004.

    On December 19, 2001, the Company entered into a short-term financing arrangement with AIGRS whereby AIGRS has the right to borrow up to $500,000,000. Any advances made under this arrangement must be repaid within 30 days. There were no balances outstanding under this agreement at December 31, 2004.

    On December 19, 2001, the Company entered into a short-term financing arrangement with SunAmerica Investments, Inc. ("SAII"), whereby SAII has the right to borrow up to $500,000,000 from the Company. Any advances made under this agreement must be repaid within 30 days. There were no balances outstanding under this agreement at December 31, 2004.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

12. RELATED-PARTY MATTERS (Continued)

    On September 26, 2001, the Company entered into a short-term financing arrangement with AIGRS. Under the terms of this agreement, the Company has immediate access of up to $500,000,000. Any advances made under this arrangement must be repaid within 30 days. There were no balances outstanding under this agreement at December 31, 2004.

    On September 26, 2001, the Company entered into a short-term financing arrangement with SAII, whereby the Company has the right to borrow up to $500,000,000. Any advances made under this agreement must be repaid within 30 days. At December 31, 2004 and 2003, the Company owed $0 and $14,000,000, respectively, under this agreement, which was included in due to affiliates.

    On October 31, 2003, the Company became a party to an existing credit agreement under which the Company agreed to make loans to AIG in an aggregate amount of up to $60,000,000. This commitment expires on October 28, 2005. There were no balances outstanding under this agreement at December 31, 2004.

    For the years ended December 31, 2004, 2003 and 2002, the Company paid commissions totaling $60,674,000, $51,716,000 and $59,058,000, respectively, to nine affiliated broker-dealers: Royal Alliance Associates, Inc.; SunAmerica Securities, Inc.; Advantage Capital Corporation; FSC Services Corporation; Sentra Securities Corporation; Spelman & Co., Inc.; VALIC Financial Advisors; American General Equity Securities Corporation and American General Securities Inc. These affiliated broker-dealers distribute a significant portion of the Company's variable annuity products amounting to approximately 23%, 24% and 31% of deposits for each of the respective years. Of the Company's mutual fund sales, approximately 25%, 23% and 28% were distributed by these affiliated broker-dealers for the years ended December 31, 2004, 2003 and 2002, respectively.

    On February 1, 2004, SAAMCo entered into an administrative services agreement with FSA whereby SAAMCo will pay to FSA a fee based on a percentage of all assets invested through FSA's variable annuity products in exchange for services performed. SAAMCo is the investment advisor for certain trusts that serve as investment options for FSA's variable annuity products. Amounts incurred by the Company under this agreement totaled $1,537,000 in 2004 and are included in the Company's consolidated statement of income and comprehensive income. A fee of $150,000, $1,620,000 and $1,777,000 was paid under a different agreement in 2004, 2003 and 2002, respectively.


    On October 1, 2001, SAAMCo entered into two administrative services agreements with business trusts established by its affiliate, The Variable Annuity Life Insurance Company ("VALIC"), whereby the trust pays to SAAMCo a fee based on a percentage of average daily net assets invested through VALIC's annuity products in exchange for services performed. Amounts earned by SAAMCo under this agreement totaled $9,074,000, $7,587,000 and $7,614,000 in 2004, 2003 and 2002, respectively, and are net of certain administrative costs incurred by VALIC of $2,593,000, $2,168,000 and $2,175,000, respectively. The net amounts earned by SAAMCo are included in other fees in the consolidated statement of income and comprehensive income.


    The Company has a support agreement in effect between the Company and AIG (the "Support Agreement"), pursuant to which AIG has agreed that AIG will cause the Company to maintain a policyholder's surplus of not less than $1,000,000 or such greater amount as shall be sufficient to enable the Company to perform its obligations under any policy issued by it. The Support Agreement also provides that if the Company needs funds not otherwise available to it to make timely payment of its obligations under policies issued by it, AIG will provide such funds at the request of the Company. The Support Agreement is not a direct or indirect guarantee by AIG to any person of any obligations of the Company. AIG may terminate the Support Agreement with respect to outstanding obligations of the Company only under circumstances where the Company attains, without the benefit of the Support Agreement, a financial strength rating equivalent to that held by the Company with the benefit of the Support Agreement. Contract holders have the right to cause the Company to enforce its rights against AIG and, if the Company fails or refuses to take timely action to enforce the Support Agreement or if the Company defaults in any claim or payment owed to such contract holder when due, have the right to enforce the Support Agreement directly against AIG.

    The Company's insurance policy obligations are guaranteed by American Home Assurance Company ("American Home"), a subsidiary of AIG, and a member of an AIG intercompany pool. This guarantee is unconditional and irrevocable, and the Company's contract holders have the right to enforce the guarantee directly against American Home. While American Home does not publish financial statements, it does file statutory annual and quarterly reports with the New York State Insurance Department, where such reports are available to the public. AIG is a reporting company under the Securities Exchange Act of

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

12. RELATED-PARTY MATTERS (Continued)

    1934, and publishes annual reports on Form 10-K and quarterly reports on Form 10-Q, which are available from the Securities and Exchange Commission.

    The Company's ultimate parent, AIG, has announced that it has delayed filing its Annual Report on Form 10-K for the year ended December 31, 2004 to allow AIG's Board of Directors and new management adequate time to complete an extensive review of AIG's books and records. The review includes issues arising from pending investigations into non-traditional insurance products and certain assumed reinsurance transactions by the Office of the Attorney General for the State of New York and the SEC and from AIG's decision to review the accounting treatment of certain additional items. Circumstances affecting AIG can have an impact on the Company. For example, the recent downgrades and ratings actions taken by the major rating agencies with respect to AIG, resulted in corresponding downgrades and ratings actions being taken with respect to the Company's ratings. Accordingly, we can give no assurance that any further changes in circumstances for AIG will not impact us. While the outcome of this investigation is not determinable at this time, management believes that the ultimate outcome will not have a material adverse effect on Company operating results, cash flows or financial position.

    Pursuant to a cost allocation agreement, the Company purchases administrative, investment management, accounting, legal, marketing and data processing services from its Parent, AIGRS and AIG. The allocation of such costs for investment management services is based on the level of assets under management. The allocation of costs for other services is based on estimated levels of usage, transactions or time incurred in providing the respective services. Amounts paid for such services totaled $148,554,000 for the year ended December 31, 2004, $126,531,000 for the year ended December 31, 2003 and $119,981,000 for the year ended December 31, 2002. The component of such costs that relate to the production or acquisition of new business during these periods amounted to $60,183,000, $48,733,000 and $49,004,000 respectively, and is deferred and amortized as part of deferred acquisition costs. The other components of such costs are included in general and administrative expenses in the consolidated statement of income and comprehensive income.

    The majority of the Company's invested assets are managed by an affiliate of the Company. The investment management fees incurred were $3,712,000, $3,838,000 and $3,408,000 for the years ended December 31, 2004, 2003 and
    2002, respectively.

    The Company incurred $1,113,000, $500,000 and $790,000 of management fees to an affiliate of the Company to administer its securities lending program for the years ended December 31, 2004, 2003 and 2002, respectively (see Note 2).

    In December 2003, the Company purchased an affiliated bond with a carrying value of $37,129,000. At December 31, 2004, the affiliated bond has a market value of $34,630,000.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

13. BUSINESS SEGMENTS

    The Company conducts its business through two business segments, annuity operations and asset management operations. Annuity operations consists of the sale and administration of deposit-type insurance contracts, including fixed and variable annuity contracts, universal life insurance contracts and GICs. Asset management operations, which includes the managing, distributing and administering a diversified family of mutual funds, managing certain subaccounts offered within the Company's variable annuity products and providing professional management of individual, corporate and pension plan portfolios, is conducted by SAAMCo and its subsidiary and distributor, SACS, and its subsidiary and servicing administrator, SFS. Following is selected information pertaining to the Company's business segments.


                                                                                   ASSET
                                                                     ANNUITY     MANAGEMENT
                                                                   OPERATIONS    OPERATIONS      TOTAL
                                                                   -----------   ----------   -----------
                                                                               (IN THOUSANDS)
     Year Ended December 31, 2004:
     Revenues:
     Fee income:
       Variable annuity policy fees, net of reinsurance..........  $   369,141    $     --    $   369,141
       Asset management fees.....................................           --      89,569         89,569
       Universal life insurance policy fees, net of
         reinsurance.............................................       33,899          --         33,899
       Surrender charges.........................................       26,219          --         26,219
       Other fees................................................           --      15,753         15,753
                                                                   -----------    --------    -----------
     Total fee income............................................      429,259     105,322        534,581
     Investment income...........................................      362,631         963        363,594
     Net realized investment gains (losses)......................      (24,100)        293        (23,807)
                                                                   -----------    --------    -----------
     Total revenues..............................................      767,790     106,578        874,368
                                                                   -----------    --------    -----------
     Benefits and Expenses:
     Interest expense............................................      220,668       2,081        222,749
     Amortization of bonus interest..............................       10,357          --         10,357
     General and administrative expenses.........................       93,188      38,424        131,612
     Amortization of deferred acquisition costs and other
       deferred expenses.........................................      126,142      31,508        157,650
     Annual commissions..........................................       64,323          --         64,323
     Claims on universal life contracts, net of reinsurance
       recoveries................................................       17,420          --         17,420
     Guaranteed benefits, net of reinsurance recoveries..........       58,756          --         58,756
                                                                   -----------    --------    -----------
     Total benefits and expenses.................................      590,854      72,013        662,867
                                                                   -----------    --------    -----------
     Pretax income before cumulative effect of accounting
       change....................................................  $   176,936    $ 34,565    $   211,501
                                                                   ===========    ========    ===========
     Total assets................................................  $31,323,462    $217,155    $31,540,617
                                                                   ===========    ========    ===========
     Expenditures for long-lived assets..........................  $        --    $    132    $       132
                                                                   ===========    ========    ===========

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

13. BUSINESS SEGMENTS (Continued)



                                                                                   ASSET
                                                                     ANNUITY     MANAGEMENT
                                                                   OPERATIONS    OPERATIONS      TOTAL
                                                                   -----------   ----------   -----------
                                                                               (IN THOUSANDS)
     Year Ended December 31, 2003:
     Revenues:
     Fee income:
       Variable annuity policy fees, net of reinsurance..........  $   281,359    $     --    $   281,359
       Asset management fees.....................................           --      66,663         66,663
       Universal life insurance policy fees, net of
         reinsurance.............................................       35,816          --         35,816
       Surrender charges.........................................       27,733          --         27,733
       Other fees................................................           --      15,520         15,520
                                                                   -----------    --------    -----------
     Total fee income............................................      344,908      82,183        427,091
     Investment income...........................................      398,304       4,619        402,923
     Net realized investment losses..............................      (30,354)         --        (30,354)
                                                                   -----------    --------    -----------
     Total revenues..............................................      712,858      86,802        799,660
                                                                   -----------    --------    -----------
     Benefits and Expenses:
     Interest expense............................................      237,585       2,628        240,213
     Amortization of bonus interest..............................       19,776          --         19,776
     General and administrative expenses.........................       83,013      36,080        119,093
     Amortization of deferred acquisition costs and other
       deferred expenses.........................................      137,130      22,976        160,106
     Annual commissions..........................................       55,661          --         55,661
     Claims on universal life contracts, net of reinsurance
       recoveries................................................       17,766          --         17,766
     Guaranteed benefits, net of reinsurance recoveries..........       63,268          --         63,268
                                                                   -----------    --------    -----------
     Total benefits and expenses.................................      614,199      61,684        675,883
                                                                   -----------    --------    -----------
     Pretax income before cumulative effect of accounting
       change....................................................  $    98,659    $ 25,118    $   123,777
                                                                   ===========    ========    ===========
     Total assets................................................  $27,781,457    $190,270    $27,971,727
                                                                   ===========    ========    ===========
     Expenditures for long-lived assets..........................  $        --    $  2,977    $     2,977
                                                                   ===========    ========    ===========

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

13. BUSINESS SEGMENTS (Continued)



                                                                                   ASSET
                                                                     ANNUITY     MANAGEMENT
                                                                   OPERATIONS    OPERATIONS      TOTAL
                                                                   -----------   ----------   -----------
                                                                               (IN THOUSANDS)
     Year Ended December 31, 2002:
     Revenues:
     Fee income:
       Variable annuity policy fees, net of reinsurance..........  $   286,919    $     --    $   286,919
       Asset management fees.....................................           --      66,423         66,423
       Universal life insurance policy fees, net of
         reinsurance.............................................       36,253          --         36,253
       Surrender charges.........................................       32,507          --         32,507
       Other fees................................................        3,304      18,596         21,900
                                                                   -----------    --------    -----------
     Total fee income............................................      358,983      85,019        444,002
     Investment income...........................................      377,556       9,799        387,355
     Net realized investment losses..............................      (65,811)         --        (65,811)
                                                                   -----------    --------    -----------
     Total revenues..............................................      670,728      94,818        765,546
                                                                   -----------    --------    -----------
     Benefits and Expenses:
     Interest expense............................................      234,261       3,868        238,129
     Amortization of bonus interest..............................       16,277          --         16,277
     General and administrative expenses.........................       79,287      35,923        115,210
     Amortization of deferred acquisition costs and other
       deferred expenses.........................................      171,583      50,901        222,484
     Annual commissions..........................................       58,389          --         58,389
     Claims on universal life contracts, net of reinsurance
       recoveries................................................       15,716          --         15,716
     Guaranteed benefits, net of reinsurance recoveries..........       67,492          --         67,492
                                                                   -----------    --------    -----------
     Total benefits and expenses.................................      643,005      90,692        733,697
                                                                   -----------    --------    -----------
     Pretax income before cumulative effect of accounting
       change....................................................  $    27,723    $  4,126    $    31,849
                                                                   ===========    ========    ===========
     Total assets................................................  $23,538,832    $214,157    $23,752,989
                                                                   ===========    ========    ===========
     Expenditures for long-lived assets..........................  $        --    $  7,297    $     7,297
                                                                   ===========    ========    ===========

TABLE OF CONTENTS OF
STATEMENT OF ADDITIONAL INFORMATION




Separate Account............................................     3
General Account.............................................     3
Support Agreement Between the Company and AIG...............     4
Performance Data............................................     4
Income Payments.............................................     7
Income Protector Feature....................................     7
Hypothetical Example of the Operation of the Income
  Protector Program.........................................     7
Annuity Unit Values.........................................     8
Taxes.......................................................    11
Distribution of Contracts...................................    16
Financial Statements........................................    16

APPENDIX A - CONDENSED FINANCIALS

--------------------------------------------------------------------------------


                                         FISCAL                      FISCAL          FISCAL       FISCAL       FISCAL
                                          YEAR      ONE MONTH         YEAR            YEAR         YEAR         YEAR
                         INCEPTION TO     ENDED       ENDED          ENDED           ENDED        ENDED         ENDED
  SEASONS STRATEGIES       3/31/99       3/31/00     4/30/00        4/30/01         4/30/02      4/30/03       4/30/04
-----------------------  ------------   ---------   ---------   ----------------   ----------   ----------   -----------
------------------------------------------------------------------------------------------------------------------------
Growth (Inception Date: 4/15/97)
  Beginning AUV........      15.05          15.89       21.30    (a)  $    20.24   $   17.039   $   14.356   $    12.715
                                                                 (b)  $    20.24   $   17.018   $   14.302   $    12.635
  Ending AUV...........      15.89          21.30       20.24    (a)  $    17.04   $   14.356   $   12.715   $    14.878
                                                                 (b)  $    17.02   $   14.302   $   12.635   $    14.748
  Ending Number of
     AUs...............     31,169      1,653,495   1,871,300    (a)     398,040    1,596,999    2,178,753     3,020,703
                                                                 (b)   1,431,268    5,159,748    5,698,422     6,514,187
------------------------------------------------------------------------------------------------------------------------
Moderate Growth (Inception Date: 4/15/97)
  Beginning AUV........      14.25          15.09       19.48    (a)  $    18.62   $   16.288   $   14.164   $    12.833
                                                                 (b)  $    18.62   $   16.267   $   14.111   $    12.753
  Ending AUV...........      15.09          19.48       18.62    (a)  $    16.29   $   14.164   $   12.833   $    14.722
                                                                 (b)  $    16.27   $   14.111   $   12.753   $    14.594
  Ending Number of
     AUs...............     93,136      1,559,019   1,760,865    (a)     483,256    2,793,004    4,278,227     6,054,737
                                                                 (b)   1,692,012    7,849,672    9,973,728    11,785,293
------------------------------------------------------------------------------------------------------------------------
Balanced Growth (Inception Date: 4/15/97)
  Beginning AUV........      13.80          14.05       16.68    (a)  $    16.11   $   14.973   $   13.695   $    12.870
                                                                 (b)  $    16.11   $   14.956   $   13.645   $    12.791
  Ending AUV...........      14.05          16.68       16.11    (a)  $    14.97   $   13.695   $   12.870   $    14.390
                                                                 (b)  $    14.96   $   13.645   $   12.791   $    14.265
  Ending Number of
     AUs...............     85,553        991,695   1,061,795    (a)     375,068    2,883,697    4,762,059     6,508,746
                                                                 (b)   1,049,088    5,761,721    7,977,286    10,269,407
------------------------------------------------------------------------------------------------------------------------
Conservative Growth (Inception Date: 4/15/97)
  Beginning AUV........      13.03          13.21       14.89    (a)  $    14.50   $   14.127   $   13.410   $    13.016
                                                                 (b)  $    14.50   $   14.101   $   13.353   $    12.928
  Ending AUV...........      13.21          14.89       14.50    (a)  $    14.13   $   13.410   $   13.016   $    14.214
                                                                 (b)  $    14.10   $   13.353   $   12.928   $    14.082
  Ending Number of
     AUs...............     33,892        623,175     629,067    (a)     181,135    2,004,171    3,771,996     4,522,063
                                                                 (b)     795,377    3,915,976    6,606,977     7,653,618
------------------------------------------------------------------------------------------------------------------------



     (a) Without election of optional enhanced death benefit.


     (b) With election of optional enhanced death benefit, which became available for sale on October 16, 2000.


         AUV-Accumulation Unit Value


         AU-Accumulation Units

                                         FISCAL                         FISCAL          FISCAL       FISCAL       FISCAL
                                          YEAR       ONE MONTH           YEAR            YEAR         YEAR         YEAR
                         INCEPTION TO     ENDED        ENDED            ENDED           ENDED        ENDED        ENDED
   SELECT PORTFOLIOS       3/31/99       3/31/00      4/30/00          4/30/01         4/30/02      4/30/03      4/30/04
-----------------------  ------------   ---------   ------------   ----------------   ----------   ----------   ----------
--------------------------------------------------------------------------------------------------------------------------
Large Cap Growth (Inception Date: 3/1/99)
  Beginning AUV........      10.00          10.68        14.94      (a)  $    13.99   $   10.121   $    7.931   $    6.806
                                                                    (b)  $    13.99   $   10.107   $    7.900   $    6.763
  Ending AUV...........      10.68          14.94        13.99      (a)  $    10.12   $    7.931   $    6.806   $    8.101
                                                                    (b)  $    10.11   $    7.900   $    6.763   $    8.029
  Ending Number of
     AUs...............     85,647      1,058,317    1,158,071      (a)     138,746      858,299    1,469,235    2,278,875
                                                                    (b)   1,108,465    3,700,885    4,665,791    5,712,326
--------------------------------------------------------------------------------------------------------------------------
Large Cap Composite (Inception Date: 3/1/99)
  Beginning AUV........      10.00          10.41        12.88      (a)  $    12.30   $   10.419   $    8.858   $    7.441
                                                                    (b)  $    12.30   $   10.405   $    8.825   $    7.394
  Ending AUV...........      10.41          12.88        12.30      (a)  $    10.42   $    8.858   $    7.441   $    8.814
                                                                    (b)  $    10.40   $    8.825   $    7.394   $    8.736
  Ending Number of
     AUs...............     33,347        316,855      361,941      (a)      30,196      358,258      763,947    1,088,687
                                                                    (b)     397,804    1,315,528    1,546,325    1,800,336
--------------------------------------------------------------------------------------------------------------------------
Large Cap Value (Inception Date: 3/1/99)
  Beginning AUV........      10.00          10.32        10.75      (a)  $    10.79   $   12.354   $   11.297   $    9.433
                                                                    (b)  $    10.79   $   12.338   $   11.254   $    9.374
  Ending AUV...........      10.32          10.75        10.79      (a)  $    12.35   $   11.297   $    9.433   $   11.652
                                                                    (b)  $    12.34   $   11.254   $    9.374   $   11.550
  Ending Number of
     AUs...............     34,004        531,732      571,490      (a)     110,091      957,260    1,479,497    2,077,059
                                                                    (b)     899,551    3,590,415    4,109,010    4,937,302
--------------------------------------------------------------------------------------------------------------------------
Mid Cap Growth (Inception Date: 3/1/99)
  Beginning AUV........      10.00          10.62        18.41      (a)  $    16.85   $   13.691   $   12.185   $   10.242
                                                                    (b)  $    16.85   $   13.674   $   12.140   $   10.178
  Ending AUV...........      10.62          18.41        16.85      (a)  $    13.69   $   12.185   $   10.242   $   13.748
                                                                    (b)  $    13.67   $   12.140   $   10.178   $   13.627
  Ending Number of
     AUs...............     27,096        529,844      612,249      (a)      80,629      523,422      776,963    1,315,460
                                                                    (b)     678,174    2,223,309    2,421,115    3,257,802
--------------------------------------------------------------------------------------------------------------------------



     (a) Without election of optional enhanced death benefit.


     (b) With election of optional enhanced death benefit, which became available for sale on October 16, 2000.


         AUV-Accumulation Unit Value


         AU-Accumulation Units

                                         FISCAL                      FISCAL          FISCAL       FISCAL       FISCAL
                                          YEAR      ONE MONTH         YEAR            YEAR         YEAR         YEAR
                         INCEPTION TO     ENDED       ENDED          ENDED           ENDED        ENDED        ENDED
   SELECT PORTFOLIOS       3/31/99       3/31/00     4/30/00        4/30/01         4/30/02      4/30/03      4/30/04
-----------------------  ------------   ---------   ---------   ----------------   ----------   ----------   ----------

-----------------------------------------------------------------------------------------------------------------------
Mid Cap Value (Inception Date: 3/1/99)
  Beginning AUV........      10.00          10.10      10.93     (a)  $    11.14   $   14.202   $   15.629   $   13.157
                                                                 (b)  $    11.14   $   14.184   $   15.569   $   13.073
  Ending AUV...........      10.10          10.93      11.14     (a)  $    14.20   $   15.629   $   13.157   $   17.260
                                                                 (b)  $    14.18   $   15.569   $   13.073   $   17.107
  Ending Number of
     AUs...............     11,278        297,306    318,151     (a)      98,363      661,329    1,014,719    1,300,186
                                                                 (b)     598,874    2,517,897    2,482,363    3,090,567
-----------------------------------------------------------------------------------------------------------------------
Small Cap (Inception Date: 3/1/99)
  Beginning AUV........      10.00          10.35      15.00     (a)  $    13.56   $   11.201   $   10.455   $    8.091
                                                                 (b)  $    13.56   $   11.186   $   10.415   $    8.040
  Ending AUV...........      10.35          15.00      13.56     (a)  $    11.20   $   10.455   $    8.091   $   10.387
                                                                 (b)  $    11.19   $   10.415   $    8.040   $   10.295
  Ending Number of
     AUs...............     22,807        432,850    481,239     (a)      61,891      553,867      893,438    1,608,225
                                                                 (b)     499,597    2,317,632    2,518,712    3,597,088
-----------------------------------------------------------------------------------------------------------------------
International Equity (Inception Date: 3/1/99)
  Beginning AUV........      10.00          10.51      13.61     (a)  $    12.46   $    9.608   $    7.768   $    5.829
                                                                 (b)  $    12.46   $    9.595   $    7.742   $    5.802
  Ending AUV...........      10.51          13.61      12.46     (a)  $     9.61   $    7.768   $    5.829   $    7.817
                                                                 (b)  $     9.60   $    7.742   $    5.802   $    7.762
  Ending Number of
     AUs...............     23,961        314,634    384,946     (a)      87,318      833,895    1,625,696    2,159,492
                                                                 (b)     532,261    1,773,503    2,547,690    4,127,078
-----------------------------------------------------------------------------------------------------------------------
Diversified Fixed Income (Inception Date:
  3/10/99)
  Beginning AUV........      10.00          10.02      10.00     (a)  $     9.96   $   10.570   $   10.912   $   11.733
                                                                 (b)  $     9.96   $   10.555   $   10.870   $   11.658
  Ending AUV...........      10.02          10.00       9.96     (a)  $    10.57   $   10.912   $   11.733   $   11.680
                                                                 (b)  $    10.56   $   10.870   $   11.658   $   11.577
  Ending Number of
     AUs...............     31,762        474,014    513,721     (a)     217,162    1,388,027    3,232,484    3,279,348
                                                                 (b)     732,849    3,049,466    8,024,390    6,462,854
-----------------------------------------------------------------------------------------------------------------------
Cash Management (Inception Date: 3/26/99)
  Beginning AUV........      10.00          10.00      10.32     (a)  $    10.35   $   10.774   $   10.836   $   10.753
                                                                 (b)  $    10.35   $   10.759   $   10.794   $   10.685
  Ending AUV...........      10.00          10.32      10.35     (a)  $    10.77   $   10.836   $   10.753   $   10.620
                                                                 (b)  $    10.76   $   10.794   $   10.685   $   10.526
  Ending Number of
     AUs...............        970        380,169    235,608     (a)     713,829    1,156,309    1,444,740    2,008,414
                                                                 (b)   1,188,716    1,692,359    2,232,294    2,166,413
-----------------------------------------------------------------------------------------------------------------------



     (a) Without election of optional enhanced death benefit.


     (b) With election of optional enhanced death benefit, which became available for sale on October 16, 2000.


       AUV-Accumulation Unit Value


       AU-Accumulation Units

                                         FISCAL                     FISCAL          FISCAL       FISCAL       FISCAL
                                          YEAR     ONE MONTH         YEAR            YEAR         YEAR         YEAR
                          INCEPTION TO    ENDED      ENDED          ENDED           ENDED        ENDED        ENDED
   FOCUSED PORTFOLIOS       3/31/99      3/31/00    4/30/00        4/30/01         4/30/02      4/30/03      4/30/04
------------------------  ------------   -------   ---------   ----------------   ----------   ----------   ----------

----------------------------------------------------------------------------------------------------------------------
Focus Growth (Inception Date: 7/7/00)
  Beginning AUV.........         --           --        --     (a)   $    10.00   $    7.642   $    6.570   $    5.576
                                                               (b)   $    10.00   $    7.633   $    6.545   $    5.541
  Ending AUV............         --           --        --     (a)   $     7.64   $    6.570   $    5.576   $    7.134
                                                               (b)   $     7.63   $    6.545   $    5.541   $    7.071
  Ending Number of AUs..         --           --        --     (a)      336,517      977,193    2,176,848    3,296,151
                                                               (b)    1,598,717    4,088,242    3,979,461    5,224,743
----------------------------------------------------------------------------------------------------------------------
Focus Growth and Income (Inception Date: 12/29/00)
  Beginning AUV.........         --           --        --     (a)   $    10.00   $    9.354   $    8.537   $    7.467
                                                               (b)   $    10.00   $    8.942   $    8.140   $    7.102
  Ending AUV............         --           --        --     (a)   $     9.35   $    8.537   $    7.467   $    9.044
                                                               (b)   $     8.94   $    8.140   $    7.102   $    8.581
  Ending Number of AUs..         --           --        --     (a)       22,928      343,267      902,816    1,733,568
                                                               (b)      197,045    1,284,539    1,860,715    3,312,701
----------------------------------------------------------------------------------------------------------------------
Focus Value (Inception Date: 10/04/01)
  Beginning AUV.........         --           --        --     (a)   $        0   $   10.000   $   10.740   $    9.425
                                                               (b)            0   $   10.000   $   10.727   $    9.390
  Ending AUV............         --           --        --     (a)   $        0   $   10.740   $    9.425   $   12.277
                                                               (b)   $        0   $   10.727   $    9.390   $   12.188
  Ending Number of AUs..         --           --        --     (a)            0      216,178      848,182      213,874
                                                               (b)            0      990,167    1,081,447      170,927
----------------------------------------------------------------------------------------------------------------------
Focus TechNet (Inception Date: 12/29/00)
  Beginning AUV.........         --           --        --     (a)   $    10.00   $    6.327   $    3.299   $    2.800
                                                               (b)   $    10.00   $    7.009   $    3.646   $    3.087
  Ending AUV............         --           --        --     (a)   $     6.33   $    3.299   $    2.800   $    4.294
                                                               (b)   $     7.01   $    3.646   $    3.087   $    4.725
  Ending Number of AUs..         --           --        --     (a)       55,512      295,604    1,567,573      621,963
                                                               (b)      233,849    1,089,889    1,582,813      293,811
----------------------------------------------------------------------------------------------------------------------



     (a) Without election of optional enhanced death benefit.


     (b) With election of optional enhanced death benefit, which became available for sale on October 16, 2000.


         AUV-Accumulation Unit Value


         AU-Accumulation Units

APPENDIX B - SEASONS REWARDS PROGRAM EXAMPLES

--------------------------------------------------------------------------------


The following examples assume an initial $125,000 Purchase Payment is made and that the Company is offering Upfront and Deferred Payment Enhancements in accordance with this chart:



--------------------------------------------------------------------------------------------------------
                                 UPFRONT PAYMENT    DEFERRED PAYMENT           DEFERRED PAYMENT
       ENHANCEMENT LEVEL         ENHANCEMENT RATE   ENHANCEMENT RATE           ENHANCEMENT DATE
--------------------------------------------------------------------------------------------------------
 Under $100,000                         2%                 0%          N/A
--------------------------------------------------------------------------------------------------------
 $100,000 - $499,999                    2%                 1%          Nine years from the date we
                                                                       receive each Purchase Payment.
--------------------------------------------------------------------------------------------------------
 $500,000 - more                        2%                 2%          Nine years from the date we
                                                                       receive each Purchase Payment.
--------------------------------------------------------------------------------------------------------



I.  DEFERRED PAYMENT ENHANCEMENT



If you elect to participate in the Seasons Rewards Program at contract issue, we contribute at least 2% of each Purchase Payment to your contract for each Purchase Payment we receive, as an Upfront Payment Enhancement. Any applicable Deferred Payment Enhancement is allocated to your contract on the corresponding Deferred Payment Enhancement Date and, if declared by the Company, is a percentage of your remaining Purchase Payment on the Deferred Payment Enhancement Date. Deferred Purchase Payment Enhancements are reduced proportionately by partial withdrawals of that Purchase Payment prior to the Deferred Payment Enhancement Date.



The following examples assume an initial Purchase Payment of $125,000 and that the Deferred Payment Enhancement is 1%.



For purposes of the example, the Deferred Payment Enhancement Date is the 9th anniversary of the Purchase Payment.



EXAMPLE 1 - NO WITHDRAWALS ARE MADE



The Upfront Payment Enhancement allocated to your contract is $2,500 (2% of $125,000).



On your 9th contract anniversary, the Deferred Payment Enhancement Date, your Deferred Payment Enhancement of $1,250 (1% of your remaining Purchase Payment or $125,000) will be allocated to your contract.



EXAMPLE 2 - WITHDRAWAL MADE PRIOR TO DEFERRED PAYMENT ENHANCEMENT DATE



As in Example 1, your Upfront Payment Enhancement is $2,500.



This example also assumes the following:



     (1) Your contract value on your 5th contract anniversary is $190,000.



     (2) You request a withdrawal of $75,000 on your 5th contract anniversary.



     (3) No subsequent Purchase Payments have been made.



     (4) No prior withdrawals have been taken.



     (5)Funds are not allocated to any of the MVA Fixed Accounts.



On your 5th contract anniversary, your penalty-free earnings in the contract are $65,000 ($190,000 contract value less your $125,000 investment in the contract). Therefore, you are withdrawing $10,000 of your initial Purchase Payment. Your contract value will also be reduced by a $300 withdrawal charge on the $10,000 Purchase Payment (3% of $10,000). Your gross withdrawal is $75,300 of which $10,300 constitutes part of your Purchase Payment.

The withdrawal of $10,300 of your $125,000 Purchase Payment is a withdrawal of 8.24% of your Purchase Payment. Therefore, only 91.76% or $114,700 of your initial Purchase Payment remains in your contract.



On your 9th contract anniversary, the Deferred Payment Enhancement Date, assuming no other transactions occur affecting the Purchase Payment, we allocate your Deferred Payment Enhancement of $1,147 (1% of your remaining Purchase Payment, $114,700) to your contract.



II.  90 DAY WINDOW



The following hypothetical examples assume that the Company is offering Upfront and Deferred Payment Enhancements in accordance with this chart at the time each Purchase Payment is received:



--------------------------------------------------------------------------------------------------------
                                 UPFRONT PAYMENT    DEFERRED PAYMENT           DEFERRED PAYMENT
       ENHANCEMENT LEVEL         ENHANCEMENT RATE   ENHANCEMENT RATE           ENHANCEMENT DATE
--------------------------------------------------------------------------------------------------------
 Under $499,999                         4%                 0%          N/A
--------------------------------------------------------------------------------------------------------
 $500,000 or more                       5%                 1%          Nine years from the date we
                                                                       receive each Purchase Payment.
--------------------------------------------------------------------------------------------------------



Contracts issued with the Seasons Rewards feature may be eligible for a "Look-Back Adjustment." As of the 90th day after your contract was issued, we will total your Purchase Payments remaining in your contract at that time, without considering any investment gain or loss in contract value on those Purchase Payments. If your total Purchase Payments bring you to an Enhancement Level which, as of the date we issued your contract, would have provided for a higher Upfront and/or Deferred Payment Enhancement Rate on each Purchase Payment, you will get the benefit of the Enhancement Rate(s) that were applicable to that higher Enhancement Level at the time your contract was issued.



This example assumes the following:



     (1)Above Enhancement Levels, Rates, and Dates throughout the first 90 days.



     (2)No withdrawal in the first 90 days.



     (3)Initial Purchase Payment of $435,000 on December 1, 2000.



     (4)Subsequent Purchase Payment of $40,000 on January 15, 2001.



     (5)Subsequent Purchase Payment of $25,000 on January 30, 2001.



     (6)Subsequent Purchase Payment of $7,500 on February 12, 2001.



ENHANCEMENT AT THE TIME PURCHASE PAYMENT RECEIVED



--------------------------------------------------------------------------------------------------
                                                                                     DEFERRED
                                        PURCHASE      UPFRONT       DEFERRED          PAYMENT
                                         PAYMENT      PAYMENT        PAYMENT        ENHANCEMENT
       DATE OF PURCHASE PAYMENT          AMOUNT     ENHANCEMENT    ENHANCEMENT         DATE
--------------------------------------------------------------------------------------------------
December 1, 2000                        $435,000         4%             0%       N/A
--------------------------------------------------------------------------------------------------
January 15, 2001                        $ 40,000         4%             0%       N/A
--------------------------------------------------------------------------------------------------
January 30, 2001                        $ 25,000         5%             1%       January 30, 2010
--------------------------------------------------------------------------------------------------
January 12, 2001                        $  7,500         5%             1%       February 12, 2010
--------------------------------------------------------------------------------------------------



ENHANCEMENT ADJUSTMENTS ON THE 90TH DAY FOLLOWING CONTRACT ISSUE



The sum of all Purchase Payments made in the first 90 days of the contract equals $507,500. According to the Enhancement Levels in effect at the time this contract was issued, a $507,500 Purchase Payment would have received a 5% Upfront Payment Enhancement and a 1% Deferred Payment Enhancement. Under the 90 Day Window provision all Purchase Payments made within those first 90 days would receive the benefit of the parameters in place at the time the contract was issued, as if all of the Purchase Payments were received on the date of issue. Thus, the first two payment enhancements would be adjusted at the end of the 90 days as follows:



--------------------------------------------------------------------------------------------------
                                                                                     DEFERRED
                                        PURCHASE      UPFRONT       DEFERRED          PAYMENT
                                         PAYMENT      PAYMENT        PAYMENT        ENHANCEMENT
       DATE OF PURCHASE PAYMENT          AMOUNT     ENHANCEMENT    ENHANCEMENT         DATE
--------------------------------------------------------------------------------------------------
December 1, 2000                        $435,000         4%             1%       December 1, 2009
--------------------------------------------------------------------------------------------------
January 15, 2001                        $ 40,000         4%             1%       January 15, 2010
--------------------------------------------------------------------------------------------------
January 30, 2001                        $ 25,000         4%             1%       January 30, 2010
--------------------------------------------------------------------------------------------------
February 12, 2001                       $  7,500         4%             1%       February 12, 2010
--------------------------------------------------------------------------------------------------

APPENDIX C - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION

--------------------------------------------------------------------------------


IF YOU PURCHASED YOUR CONTRACT ON OR AFTER AUGUST 2, 2004, THE DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION ARE AS FOLLOWS:



Capitalized terms used in this Appendix have the same meaning as they have in the prospectus.


The term "Continuation Net Purchase Payment" is used frequently to describe the death benefit options payable to the beneficiary of the Continuing Spouse. We define Continuation Net Purchase Payment as Net Purchase Payments made as of the Continuation Date. For the purpose of calculating Continuation Net Purchase Payments, the amount that equals the contract value on the Continuation Date, including the Continuation Contribution is considered a Purchase Payment. If the Continuing Spouse makes no additional Purchase Payments or withdrawal, Continuation Net Purchase Payments equals the contract value on the Continuation Date, including the Continuation Contribution.

The term "withdrawals" as used in describing the death benefit options below is defined as withdrawals and any fees and charges applicable to those withdrawals.

The following details the death benefit options and EstatePlus benefit upon the Continuing Spouse's death:


The death benefit we will pay the Continuing Spouse's Beneficiary varies depending on the death benefit option elected by the original owner of the contract and the age of the Continuing Spouse Continuation Date.



A.  DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH:



  1. STANDARD DEATH BENEFIT



If the original owner of the contract elected the standard death benefit and the Continuing Spouse is age 82 or younger on the Continuation Date, then upon the death of the Continuing Spouse, the death benefit will be the greater of:



     a.Contract value; or



     b.Contract value on the Continuation Date plus any Continuation Net
       Purchase Payments received prior to the Continuing Spouse's 86th birthday.



If the Continuing Spouse is age 83-85 on the Continuation Date, the death benefit will be the greater of:



     a.Contract value; or



     b.The lesser of:



      (1)Contract value on the Continuation Date plus Continuation Net Purchase Payments received prior to the Continuing Spouse's 86th birthday; or



      (2)125% of the contract value.



If the Continuing Spouse is age 86 and older on the Continuation Date, the death benefit is equal to the contract value.



  2. PURCHASE PAYMENT ACCUMULATION OPTION



If the original owner of the contract elected the Purchase Payment Accumulation Option, and the Continuing Spouse is age 74 or younger on the Continuation Date, then upon the death of the Continuing Spouse, the death benefit will be the greatest of:


     a. Contract value; or


     b. Contract value on the Continuation Date plus Continuation Net Purchase Payments, compounded at 3% annual growth rate, to the earlier of the Continuing Spouse's 75th birthday or date of death; plus any Continuation Net Purchase Payment received after the Continuing Spouse's 75th birthday to the earlier of the Continuing Spouse's 86th birthday or date of death; or

     c. Contract value on the seventh contract anniversary (based on the original contract issue date), reduced for withdrawals since the seventh contract anniversary in the same proportion that the contract value was reduced on the date of each such withdrawal that occurs after the seventh contract anniversary, plus Net Purchase Payments received between the seventh contract anniversary date but prior to the Continuing Spouse's 86th birthday.



If the Continuing Spouse is age 75-82 on the Continuation Date and the Continuing Spouse dies prior to his/her 86th birthday, then the death benefit will be the greatest of:


     a. Contract value; or

     b. Contract value on the Continuation Date plus any Continuation Net Purchase Payments received prior to the Continuing Spouse's 86th birthday; or


     c. Maximum anniversary value on any contract anniversary that occurred after the Continuation Date, but prior to the Continuing Spouse's 83rd birthday. The anniversary value for any year is equal to the contract value on the applicable contract anniversary date, plus any Net Purchase Payments received since that anniversary date but prior to the Continuing Spouse's 86th birthday, and reduced for any Gross Withdrawals since that contract anniversary in the same proportion that the withdrawal reduced the contract value on the date of such withdrawal.



If the Continuing Spouse is age 83-85 on the Continuation Date, the death benefit will be the Standard Death Benefit described above and the fee for the Purchase Payment Accumulation option will no longer be deducted as of the Continuation Date.



  3. MAXIMUM ANNIVERSARY VALUE OPTION



If the original owner of the contract elected the Maximum Anniversary Option, and the Continuing Spouse is age 82 or younger on the Continuation Date and the Continuing Spouse dies prior to his/her 86th birthday, then upon the death of the Continuing Spouse, the death benefit will be the greatest of:


     a. Contract value; or

     b. Contract value on the Continuation Date plus Continuation Net Purchase Payments received prior to the Continuing Spouse's 86th birthday; or


     c. Maximum anniversary value on any contract anniversary that occurred after the Continuation Date, but prior to the Continuing Spouse's 83rd birthday. The anniversary value for any year is equal to the contract value on the applicable contract anniversary date after the Continuation Date, plus any Continuation Net Purchase Payments received since that anniversary date but prior to the Continuing Spouse's 86th birthday, and reduced for any Gross Withdrawals since that contract anniversary in the same proportion that the withdrawal reduced the contract value on the date of withdrawal.



If the Continuing Spouse is age 83-85 on the Continuation Date, the death benefit will be the Standard Death Benefit described above and the fee for the Maximum Anniversary Value option will no longer be deducted as of the Continuation Date.



If the Continuing Spouse is age 86 or older on the Continuation Date or on the date of death, the death benefit under both the Purchase Payment Accumulation and Maximum Anniversary options is equal to the contract value.



B.  THE ESTATEPLUS BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH:



The EstatePlus benefits may increase the death benefit amount. The EstatePlus is only available if the original owner elected EstatePlus, and it has not been terminated. If the Continuing Spouse had earnings in the contract at the time of his/her death, we will add a percentage of those earnings (the "EstatePlus Percentage"), subject to a maximum dollar amount (the "Maximum EstatePlus Percentage"), to the death benefit payable, based on the number of years the Continuing Spouse has held the contract since the Continuation Date. The EstatePlus, if any, is added to the death benefit payable under the Purchase Payment Accumulation or the Maximum Anniversary option.

On the Continuation Date, if the Continuing Spouse is 69 or younger and a Continuation Contribution is added, the table below shows the available EstatePlus benefit:



----------------------------------------------------------------------------------------------
CONTRACT YEAR OF DEATH   ESTATEPLUS PERCENTAGE             MAXIMUM ESTATEPLUS AMOUNT
----------------------------------------------------------------------------------------------
 Years 0-4               25% of Earnings         40% of Continuation Net Purchase Payments
----------------------------------------------------------------------------------------------
 Years 5-9               40% of Earnings         65% of Continuation Net Purchase Payments*
----------------------------------------------------------------------------------------------
 Years 10+               50% of Earnings         75% of Continuation Net Purchase Payments*
----------------------------------------------------------------------------------------------



On the Continuation Date, if the Continuing Spouse is between your 70th and 81st birthdays and a Continuation Contribution is added, table below shows the available EstatePlus benefit:



---------------------------------------------------------------------------------------------
CONTRACT YEAR OF DEATH   ESTATEPLUS PERCENTAGE            MAXIMUM ESTATEPLUS AMOUNT
---------------------------------------------------------------------------------------------
 All Contract Years      25% of Earnings        40% of Continuation Net Purchase Payments*
---------------------------------------------------------------------------------------------



*PURCHASE PAYMENTS RECEIVED AFTER THE 5TH ANNIVERSARY OF THE CONTINUATION DATE
 MUST REMAIN IN THE CONTRACT FOR AT LEAST 6 FULL MONTHS TO BE INCLUDED AS PART OF THE CONTINUATION NET PURCHASE PAYMENTS FOR THE PURPOSE OF THE MAXIMUM ESTATEPLUS PERCENTAGE CALCULATION.



If a Continuation Contribution is not added on the Continuation Date, the Continuing Spouse's age as of the original contract issue date is used to calculate the EstatePlus, if any.



What is the Contract Year of Death?


Contract Year of Death is the number of full 12 month periods starting on the Continuation Date and ending on the Continuing Spouse's date of death.



What is the EstatePlus amount?


We determine the EstatePlus amount based upon a percentage of earnings in the contract at the time of the Continuing Spouse's death. For the purpose of this calculation, earnings are defined as (1) minus (2) where:



  (1) equals the contract value on the Continuing Spouse's date of death;



  (2) equals the Continuation Net Purchase Payment(s).



What is the Maximum EstatePlus amount?


The EstatePlus is subject to a maximum dollar amount. The Maximum EstatePlus amount is a percentage of the Continuation Net Purchase Payments.



WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME WITH RESPECT TO PROSPECTIVELY ISSUED CONTRACTS.



IF YOU PURCHASED YOUR CONTRACT PRIOR TO AUGUST 2, 2004, THE DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION ARE AS FOLLOWS:



The term "Continuation Net Purchase Payment" is used frequently to describe the death benefit options payable to the beneficiary of a Continuing Spouse. We define Continuation Net Purchase Payment as Net Purchase Payments made as of the Continuation Date plus any Purchase Payments recorded after the Continuation Date; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the Continuation Date, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal. For the purposes of calculating Continuation Net Purchase Payments, the amount that equals the contract value on the Continuation Date, including the Continuation Contribution is considered a Purchase Payment. If the Continuing Spouse makes no additional Purchase Payments or withdrawals, Continuation Net Purchase Payments equal the contract value on the Continuation Date, including the Continuation Contribution. All other capitalized terms have the meanings defined in the glossary and/or prospectus.

STANDARD DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH



I. If the Standard Death Benefit is applicable upon the Continuing Spouse's death and a Continuation Contribution was made:



     A.If the Continuing Spouse is age 74 or younger at the time of death, we will pay the beneficiary the greater of:



        1.Continuation Net Purchase Payments compounded at a 3% annual growth rate from the Continuation Date until the date of death of the Continuing Spouse, plus any Purchase Payments recorded after the date of death of the Continuing Spouse; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.



        2.The contract value on the date we receive all required paperwork and satisfactory proof of death.



     B.If the Continuing Spouse is age 75 or older at the time of death the Standard Death Benefit is the greater of:



        1.Continuation Net Purchase Payments compounded at a 3% annual growth rate from the Continuation Date until the Continuing Spouse's 75th birthday, plus any Purchase Payments recorded after the Continuing Spouse's 75th birthday; and reduced for any withdrawal (and fees and charges applicable to those withdrawals) recorded after the 75th birthday, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.



        2.The contract value on the date we receive all required paperwork and satisfactory proof of death.



II. If the Standard Death Benefit is applicable upon the Continuing Spouse's death and no Continuation Contributions was made:



     A.If the Continuing Spouse is age 74 or younger at the time of death, the death benefit is the greater of:



        1.Net Purchase Payments compounded at a 3% annual growth rate from the date of issue until the date of death, plus any Purchase Payments recorded after the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death, in the same proportion that the withdrawal reduced the contract value on the date of withdrawal.



        2.the contract value on the date we receive all required paperwork and satisfactory proof of death.



     B.If the Continuing Spouse is age 75 or older at the time of death, the death benefit is the greater of:



        1.Net Purchase Payments compounded at a 3% annual growth rate from the date of issue until your Continuing Spouse's 75(th) birthday, plus any Purchase Payments recorded after the 75(th) birthday, and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 75(th) birthday, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.



        2.the contract value at the time we receive all required paperwork and satisfactory proof of death.



OPTIONAL ENHANCED DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH



If the optional enhanced death benefit is applicable upon the Continuing Spouse's death, we will pay the Beneficiary the sum of A plus B, where:



     A.equals the amount payable under the selected enhanced death benefit
       (option 1 or 2 below, as selected by the original owner); and



     B.equals the amount payable, if any, under the EstatePlus benefit.

A.  ENHANCED DEATH BENEFIT OPTIONS FOR SPOUSAL CONTINUATION:



     I.If the 5% Accumulation option is selected and a Continuation Contribution was made the death benefit is the greater of:



        a.The contract value on the date we receive all required paperwork and satisfactory proof of the Continuing Spouse's death; or



        b.Continuation Net Purchase Payments made from the Continuation Date including the Continuation Contribution, compounded to the earlier of the Continuing Spouse's 80th birthday or the date of death at a 5% annual growth rate, plus any Purchase Payments recorded after the 80th birthday or the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 80th birthday or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal, up to a maximum benefit of two times the Continuation Net Purchase Payments.



     II.If 5% Accumulation Option is selected and no Continuation Contribution was made:



        a.the contract value on the date we receive all required paperwork and satisfactory proof of the Continuing Spouse's death; or



        b.Net Purchase Payments made from the date of issue compounded to the earlier of the Continuing Spouse's 80th birthday or the date of death at a 5% annual growth rate, plus any Purchase Payments recorded after the 80th birthday or the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 80th birthday or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal, up to a maximum of two times the Net Purchase Payments.



If the Continuing Spouse dies after the latest Annuity Date and the 5% Accumulation option applied, any death benefit payable under the contract will be the Standard Death Benefit as described above. The Continuing Spouse's beneficiary will not receive any benefit from the optional enhanced death benefit.



     III.If the Maximum Anniversary Value option is selected and if the Continuing Spouse is younger than age 90 at the time of death and a Continuation Contribution was made, the death benefit is the greater of:



        a.Continuation Net Purchase Payments; or



        b.The contract value on the date we receive all required paperwork and satisfactory proof of the Continuing Spouse's death; or



        c.The maximum anniversary value on any contract anniversary (of the original issue date) occurring after the Continuation Date but prior to the Continuing Spouse's 81st birthday. The anniversary value equals the value on the contract anniversary plus any Purchase Payments recorded after that anniversary; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after that anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.



     IV.If the Maximum Anniversary Value option is selected and no Continuation
        Contribution was made the death benefit is the greater of:



        a.Net Purchase Payments; or



        b.The contract value on the date we receive all required paperwork and satisfactory proof of the Continuing Spouse's death; or



        c.The maximum anniversary value on any contract anniversary (of the original issue date) occurring after the issue date but before the Continuing Spouse's 81st birthday. The anniversary value equals the value on the contract anniversary plus any Purchase Payments recorded after that anniversary; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after that anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.



If the Continuing Spouse is age 90 or older at the time of death and the Maximum Anniversary Value option applied, the death benefit will be equal to the contract value at the time we receive all required paperwork and satisfactory proof of death. The Continuing Spouse's beneficiary will not receive any benefit from the optional enhanced death benefit. However, the Continuing Spouse's Beneficiary may still receive a benefit from EstatePlus if the date of death is prior to the Latest Annuity Date.



B.  ESTATEPLUS BENEFIT FOR SPOUSAL CONTINUATION:



The EstatePlus benefit may increase the death benefit amount. The EstatePlus benefit is only available if the original owner elected the optional enhanced death benefit and it has not been discontinued or terminated. If the Continuing Spouse had earnings in the contract at the time of his/her death, we will add a percentage of those earnings (the "EstatePlus Percentage"), subject to a maximum dollar amount (the "Maximum EstatePlus Percentage"), to the death benefit payable.



If a Continuation Contribution has been made, the Contract Year of Death will determine the EstatePlus Percentage and the Maximum EstatePlus amount, as set forth below:



----------------------------------------------------------------------------------------------
CONTRACT YEAR OF DEATH   ESTATEPLUS PERCENTAGE             MAXIMUM ESTATEPLUS AMOUNT
----------------------------------------------------------------------------------------------
 Years 0-4               25% of earnings         25% of Continuation Net Purchase Payments
----------------------------------------------------------------------------------------------
 Years 5-9               40% of earnings         40% of Continuation Net Purchase Payments*
----------------------------------------------------------------------------------------------
 Years 10+               50% of earnings         50% of Continuation Net Purchase Payments*
----------------------------------------------------------------------------------------------



* PURCHASE PAYMENTS MUST BE INVESTED FOR AT LEAST SIX MONTHS AT THE TIME OF YOUR DEATH TO BE INCLUDED AS PART OF CONTINUATION NET PURCHASE PAYMENTS FOR PURPOSES OF THE MAXIMUM ESTATEPLUS CALCULATION.


What is the Contract Year of Death?
Contract Year of Death is the number of full 12 month periods starting on the Continuation Date and ending on the Continuing Spouse's date of death.


What is the EstatePlus Amount?


We determine the EstatePlus amount based upon a percentage of earnings in the contract at the time of the Continuing Spouse's death. For the purpose of this calculation, earnings are defined as (1) minus (2) where:


  (1) equals the contract value on the Continuing Spouse's date of death;

  (2) equals the Continuation Net Purchase Payment(s).


What is the Maximum EstatePlus Amount?


The EstatePlus amount is subject to a maximum. The Maximum EstatePlus amount is a percentage of the Continuation Net Purchase Payments.



The EstatePlus benefit will only be paid if the Continuing Spouse's date of death is prior to reaching age 95.



WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME ON PROSPECTIVELY ISSUED CONTRACTS.

APPENDIX D - SEASONS INCOME REWARDS EXAMPLES

--------------------------------------------------------------------------------


     The following examples demonstrate the operation of the Seasons Income Rewards feature:



     EXAMPLE 1



     Assume you elect Seasons Income Rewards Option 2 and you invest a single Purchase Payment of $100,000. If you make no additional Purchase Payments and no withdrawals, your Withdrawal Benefit Base is $100,000 on the Benefit Availability Date. Your Stepped-Up Benefit Base equals Withdrawal Benefit Base plus the Step-Up Amount ($100,000 + (20% X $100,000) = $120,000). Your
     Maximum Annual Withdrawal Amount as of the Benefit Availability Date is 10% of your Withdrawal Benefit Base ($100,000 X 10% = $10,000). The Minimum Withdrawal Period is equal to the Stepped-Up Benefit Base divided by the Maximum Annual Withdrawal Amount, which is 12 years ($120,000/$10,000). Therefore, you may take $120,000 in withdrawals of up to $10,000 annually over a minimum of 12 years beginning on or after the Benefit Availability Date.



     EXAMPLE 2 - IMPACT OF WITHDRAWALS PRIOR TO THE BENEFIT AVAILABILITY DATE
                 FOR OPTIONS 1 AND 2:



     Assume you elect Seasons Income Rewards Option 2 and you invest a single Purchase Payment of $100,000. You make a withdrawal of $11,000 prior to the Benefit Availability Date. Prior to the withdrawal, your contract value is $110,000. You make no other withdrawals before the Benefit Availability Date. Immediately following the withdrawal, your Withdrawal Benefit Base is recalculated by first determining the proportion by which your contract value was reduced by the withdrawal ($11,000/$110,000 = 10%). Next, we reduce your Withdrawal Benefit Base by the percentage by which the contract value was reduced by the withdrawal ($100,000 - (10% X 100,000) = $90,000).
     Since the Step-Up Amount is zero because a withdrawal was made prior to the Benefit Availability Date, your Stepped-Up Benefit Base on the Benefit Availability Date equals your Withdrawal Benefit Base. Therefore, the Stepped-Up Benefit Base also equals $90,000. Your Maximum Annual Withdrawal Amount is 10% of the Withdrawal Benefit Base on the Benefit Availability Date ($90,000). This equals $9,000. Therefore, you may take withdrawals of up to $9,000 annually over a minimum of 10 years ($90,000/$9,000 = 10).



     EXAMPLE 3 - IMPACT OF WITHDRAWALS PRIOR TO THE BENEFIT AVAILABILITY DATE
                FOR OPTION 3:



     Assume you elect Seasons Income Rewards Option 3 and you invest a single Purchase Payment of $100,000. You make a withdrawal of $11,000 prior to the Benefit Availability Date. Prior to the withdrawal, your contract value is $110,000. You make no other withdrawals before the Benefit Availability Date. Immediately following the withdrawal, your Withdrawal Benefit Base is recalculated by first determining the proportion by which your contract value was reduced by the withdrawal ($11,000/$110,000 = 10%). Next, we reduce your Withdrawal Benefit Base by the percentage by which the contract value was reduced by the withdrawal ($100,000 - (10% X 100,000) = $90,000).
     Since the withdrawal occurred prior to the Benefit Availability Date, your Step-Up Amount will be reduced to 30% of your Withdrawal Benefit Base ((30% X $90,000) = $27,000). Therefore, your Stepped-Up Benefit Base on the Benefit Availability Date equals the Withdrawal Benefit Base plus the Step-Up Amount (($90,000 + $27,000) = $117,000). Your Maximum Annual
     Withdrawal Amount is 10% of the Withdrawal Benefit Base on the Benefit Availability Date ($90,000). This equals $9,000. Therefore, you may take withdrawals of up to $9,000 annually over a minimum of 13 years ($117,000/$9,000 = 13).



     EXAMPLE 4 - IMPACT OF WITHDRAWALS LESS THAN OR EQUAL TO MAXIMUM ANNUAL
                WITHDRAWAL AMOUNT AFTER THE BENEFIT AVAILABILITY DATE:



     Assume you elect Seasons Income Rewards Option 2 and you invest a single Purchase Payment of $100,000. You make a withdrawal of $7,500 during the first year after the Benefit Availability Date. Because the withdrawal is less than or equal to your Maximum Annual Withdrawal Amount ($10,000), your Stepped-Up Benefit Base ($120,000) is reduced by the total dollar amount of the withdrawal ($7,500). Your new Stepped-Up Benefit Base equals $112,500. Your Maximum Annual Withdrawal Amount remains $10,000. Your new Minimum Withdrawal Period following the withdrawal is equal to the new Stepped-Up Benefit Base divided by your current Maximum Annual Withdrawal Amount, ($112,500/$10,000). Therefore, you may take withdrawals of up to $10,000 over a minimum of 11 years and 3 months.



     EXAMPLE 5 - IMPACT OF WITHDRAWALS IN EXCESS OF MAXIMUM ANNUAL WITHDRAWAL AMOUNT AFTER THE BENEFIT AVAILABILITY DATE:



     Assume you elect Seasons Income Rewards Option 2 and you invest a single Purchase Payment of $100,000. Your Withdrawal Benefit Base is $100,000 and your Stepped-Up Benefit Base is $120,000. You make a withdrawal of $15,000 during the first year after the Benefit Availability Date. Your contract value is $125,000 at the time of the withdrawal. Because the withdrawal is greater than your Maximum Annual Withdrawal Amount ($10,000), we recalculate your Stepped-Up Benefit Base ($120,000) by taking the lesser of two calculations. For the first calculation, we deduct the amount of the withdrawal from the Stepped-Up Benefit Base ($120,000 - $15,000 = $105,000). For the second calculation, we deduct the amount of the Maximum Annual Withdrawal Amount from the Stepped-Up Benefit Base ($120,000 - $10,000 = $110,000). Next, we calculate the excess portion of the withdrawal ($5,000) and determine the proportion by which the contract value was reduced by the excess portion of the withdrawal ($5,000 /$125,000 = 4%). Finally we reduce $110,000 by that proportion (4%) which equals $105,600. Your Stepped-Up Benefit Base is the lesser of these two calculations or $105,000. The Minimum Withdrawal Period following the withdrawal is equal to the Minimum Withdrawal Period at the end of the prior year (12 years) reduced by one year (11 years). Your Maximum Annual Withdrawal Amount is your Stepped-Up Benefit Base divided by your Minimum Withdrawal Period ($105,000/11), which equals $9,545.45.

APPENDIX E - MARKET VALUE ADJUSTMENT

--------------------------------------------------------------------------------


Multi-year FAGPs subject to a MVA are only available if you purchased your contract prior to August 2, 2004.



This information applies only if you take money out of a FAGP (with a duration longer than 1 year) before the end of the guarantee period.



We calculate the MVA by doing a comparison between current rates and the rate being credited to you in the FAGP. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the FAGP from which you seek withdrawal. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number between the interest rates currently offered for the two closest periods available.



Where the MVA is negative, we first deduct the adjustment from any money remaining in the FAGP. If there is not enough money in the FAGP to meet the negative deduction, we deduct the remainder from your withdrawal. Where the MVA is positive, we add the adjustment to your withdrawal amount. If a withdrawal charge applies, it is deducted before the MVA calculation. The MVA is assessed on the amount withdrawn less any withdrawal charges.



The MVA is computed by multiplying the amount withdrawn, transferred or taken under an income option by the following factor:



                    [(1+I/(1+J+L)][to the power of N/12] - 1



where:



              I is the interest rate you are earning on the money invested in the FAGP;



              J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the FAGP;



              N is the number of full months remaining in the term you initially agreed to leave your money in the FAGP; and



              L is 0.005 (Some states require a different value. Please see your contract.)



We do not assess an MVA against withdrawals under the following circumstances:



-If a withdrawal is made within 30 days after the end of a guarantee period;



-If a withdrawal is made to pay contract fees and charges;



-To pay a death benefit; and



-Upon beginning an income option, if occurring on the Latest Annuity Date.



EXAMPLES OF THE MVA



    The purpose of the examples below is to show how the MVA adjustments are calculated and may not reflect the Guarantee periods available or Withdrawal
                    Charges applicable under your contract.



The examples below assume the following:



     (1) You made an initial Purchase Payment of $10,000 and allocated it to a FAGP at a rate of 5%;



     (2) You make a partial withdrawal of $4,000 when 1 1/2 years (18 months) remain in the term you initially agreed to leave your money in the FAGP (N=18);



     (3) You have not made any other transfers, additional Purchase Payments, or withdrawals; and



     (4) Your contract was issued in a state where L=0.005.



POSITIVE ADJUSTMENT, NO WITHDRAWAL CHARGE APPLIES



Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year FAGP is 3.5% and the 3-year FAGP is 4.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 4%. No withdrawal charge is reflected in this example, assuming that the Purchase Payment withdrawn falls within the free withdrawal amount.

The MVA factor is              = [(1+I/(1+J+0.005)][to the power of N/12] - 1


                               = [(1.05)/(1.04+0.005)][to the power of 18/12] -
                               1


                               = (1.004785)[to the power of 1.5] - 1


                               = 1.007186 - 1


                               = +0.007186



The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:



                         $4,000 X (+0.007186) = +$28.74



$28.74 represents the positive MVA that would be added to the withdrawal.



NEGATIVE ADJUSTMENT, NO WITHDRAWAL CHARGE APPLIES



Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year FAGP is 5.5% and the 3-year FAGP is 6.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 6%. No withdrawal charge is reflected in this example, assuming that the Purchase Payment withdrawn falls with the free withdrawal amount.



The MVA factor is    = [(1+I)/(1+J+0.005)][to the power of N/12] - 1


                     = [(1.05)/(1.06+0.005)][to the power of 18/12] - 1


                     = (0.985915)[to the power of 1.5] - 1


                     = 0.978948 - 1


                     = -0.021052



The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:



                         $4,000 X (-0.021052) = -$84.21



$84.21 represents the negative MVA that will be deducted from the withdrawal.



POSITIVE ADJUSTMENT, WITHDRAWAL CHARGE APPLIES



Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year FAGP is 3.5% and the 3-year FAGP is 4.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 4%. A withdrawal charge of 6% is reflected in this example, assuming that the Purchase Payment withdrawn exceeds the free withdrawal amount.



The MVA factor is    = [(1+I)/(I+J+0.005)][to the power of N/12] - 1


                     = [(1.05)/(1.04+0.005)][to the power of 18/12] - 1


                     = (1.004785)[to the power of 1.5] - 1


                     = 1.007186 - 1


                     = +0.007186



The requested withdrawal amount, less the withdrawal charge ($4,000 - 6% = $3,760) is multiplied by the MVA factor to determine the MVA:



                         $3,760 X (+0.007186) = +$27.02



$27.02 represents the positive MVA that would be added to the withdrawal.



NEGATIVE ADJUSTMENT, WITHDRAWAL CHARGE APPLIES



Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year FAGP is 5.5% and the 3-year FAGP is 6.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 6%. A withdrawal charge of 6% is reflected in this example, assuming that the Purchase Payment withdrawn exceeds the free withdrawal amount.



The MVA factor is    = [(1+I)/(I+J+0.005)][to the power of N/12] - 1


                     = [(1.05)/(1.06+0.005)][to the power of 18/12] - 1


                     = (0.985916)[to the power of 1.5] - 1


                     = 0.978949 - 1


                     = -0.021051

The requested withdrawal amount, less the withdrawal charge ($4,000 -- 6% = $3,760) is multiplied by the MVA factor to determine the MVA:



                         $3,760 X (-0.021052) = -$79.16



$79.16 represents the negative MVA that would be deducted from the withdrawal.

Please forward a copy (without charge) of the Seasons Select(II) Variable Annuity Statement of Additional Information to:


              (Please print or type and fill in all information.)

       ------------------------------------------------------------------
         Name

       ------------------------------------------------------------------
         Address

       ------------------------------------------------------------------
         City/State/Zip

       ------------------------------------------------------------------

       Date: ------------ Signed: ---------------------------------------

Return to: AIG SunAmerica Life Assurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299

                      AIG SUNAMERICA LIFE ASSURANCE COMPANY
--------------------------------------------------------------------------------
                          VARIABLE ANNUITY ACCOUNT FIVE
                                SUPPLEMENT TO THE
                SEASONS VARIABLE ANNUITY (J-1580-PRO.1 (R-7/04))
                         PROSPECTUS DATED AUGUST 2, 2004
--------------------------------------------------------------------------------

The date of the Prospectus has been changed to April 29, 2005.

All references in the Prospectus to the date of the Statement of Additional Information are hereby changed to April 29, 2005.

THE FOLLOWING IS ADDED TO THE GLOSSARY IN THE PROSPECTUS:

Fixed Account - An account that we may offer in which you may invest money and earn a fixed rate of return.

Market Close - The close of the New York Stock Exchange, usually 1:00 p.m. Pacific Time.

Trust - Refers to the Seasons Series Trust.

Underlying Funds - The underlying investment portfolios of the Trust in which the Variable Portfolios invest.

THE FOLLOWING REPLACES THE SECTION ENTITLED TRANSFERS DURING THE ACCUMULATION PHASE ON PAGE 14 IN THE PROSPECTUS:

TRANSFERS DURING THE ACCUMULATION PHASE

Subject to our rules, restrictions and policies, during the Accumulation Phase you may transfer funds between the Variable Portfolios and/or any available Fixed Account options by telephone or through the Company's website (http://www.aigsunamerica.com) or in writing by mail or facsimile. All transfer instructions submitted via facsimile must be sent to (818) 615-1543, otherwise they will not be considered received by us. We may accept transfers by telephone or the Internet unless you tell us not to on your contract application. When receiving instructions over the telephone or the Internet, we follow procedures we have adopted to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone or the Internet. If we fail to follow our procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.

Any transfer request will be priced as of the day it is confirmed in good order by us if the request is processed before Market Close. If the transfer request is processed after Market Close, the request will be priced as of the next business day.

Funds already in your contract cannot be transferred into the DCA Fixed Accounts. You must transfer at least $100 per transfer. If less than $100 remains in any Variable Portfolio after a transfer, that amount must be transferred as well.

TRANSFER POLICIES

We do not want to issue this variable annuity contract to contract owners engaged in trading strategies that seek to benefit from short-term price fluctuations or price inefficiencies in the Variable Portfolios of this product ("Short-Term Trading") and we discourage Short-Term Trading as more fully described below. However, we cannot always anticipate if a potential contract owner intends to engage in Short-Term Trading. Short-Term Trading may create risks that may result in adverse effects on investment return of an underlying fund. Such risks may include, but are not limited to: (1) interference with the management and planned investment strategies of an Underlying Fund and/or (2) increased brokerage and administrative costs due to forced and unplanned fund turnover; both of which may dilute the value of the shares in the Underlying Fund and reduce value for all investors in the Variable Portfolio. In addition to negatively impacting the contract owner, a reduction in contract value may also be harmful to annuitants and/or beneficiaries.



                Please Keep this Supplement with your Prospectus
                                  Page 1 of 4

We have adopted the following administrative procedures to discourage Short-Term Trading.

We charge for transfers in excess of 15 in any contract year. Currently, the fee is $25 for each transfer exceeding this limit. Transfers resulting from your participation in the DCA or Asset Rebalancing programs are not counted towards the number of free transfers per contract year.

In addition to charging a fee when you exceed 15 transfers as described in the preceding paragraph, all transfer request in excess of 15 transfers per contract year must be submitted in writing by United States Postal Service first-class mail ("U.S. Mail") until your next contract anniversary ("Standard U. S. Mail Policy"). We will not accept transfer requests sent by any other medium except U.S. Mail until your next contract anniversary. Transfer requests required to be submitted by U.S. Mail can only be cancelled by a written request sent by U.S. Mail with the appropriate paperwork received prior to the execution of the transfer. All transfers made on the same day prior to Market Close are considered one transfer request. Transfers resulting from your participation in the DCA or Asset Rebalancing programs are not included for the purposes of determining the number of transfers before applying the Standard U.S. Mail Policy. We apply the Standard U.S. Mail Policy uniformly and consistently to all contract owners except for omnibus group contracts and contracts utilizing third party asset allocation services as described below.

We believe that the Standard U. S. Mail Policy is a sufficient deterrent to Short-Term Trading and we do not conduct any additional routine monitoring. However, we may become aware of transfer patterns among the Variable Portfolios and/or available Fixed Accounts which reflect what we consider to be Short-Term Trading or otherwise detrimental to the Variable Portfolios but have not triggered the limitations of the Standard U.S. Mail Policy described above. If such transfer activity cannot be controlled by the Standard U.S. Mail Policy, we may require you to adhere to our Standard U.S. Mail Policy prior to reaching the specified number of transfers ("Accelerated U.S. Mail Policy"). To the extent we become aware of Short-Term Trading activities which cannot be reasonably controlled by the Standard U.S. Mail Policy or the Accelerated U.S. Mail Policy, we also reserve the right to evaluate, in our sole discretion, whether to impose further limits on the number and frequency of transfers you can make, impose minimum holding periods and/or reject any transfer request or terminate your transfer privileges. We will notify you in writing if your transfer privileges are terminated. In addition, we reserve the right to not accept transfers from a third party acting for you and not to accept preauthorized transfer forms. Some of the factors we may consider when determining whether to accelerate the Standard U.S. Mail Policy, reject or impose other conditions on transfer privileges include:

   (1) the number of transfers made in a defined period;

   (2) the dollar amount of the transfer;

   (3) the total assets of the Variable Portfolio involved in the transfer and/or transfer requests that represent a significant portion of the total assets of the Variable Portfolio;

   (4) the investment objectives and/or asset classes of the particular Variable Portfolio involved in your transfers;

   (5) whether the transfer appears to be part of a pattern of transfers to take advantage of short-term market fluctuations or market inefficiencies; and/or

   (6) other activity, as determined by us, that creates an appearance, real or perceived, of Short-Term Trading.

Notwithstanding the administrative procedures above, there are limitations on the effectiveness of these procedures. Our ability to detect and/or deter Short-Term Trading is limited by operational systems and technological limitations. We cannot guarantee that we will detect and/or deter all Short-Term Trading. To the extent that we are unable to detect and/or deter Short-Term Trading, the Variable Portfolios may be negatively impacted as described above. Additionally, the Variable Portfolios may be harmed by transfer activity related to other insurance companies and/or retirement plans or other investors that invest in shares of the Underlying Fund. You should be aware that the design of our administrative procedures involves inherently subjective decisions, which we attempt to make in a fair


                Please Keep this Supplement with your Prospectus and reasonable manner consistent with the interests of all owners of this contract. We do not enter into agreements with contract owners whereby we permit or intentionally disregard Short-Term Trading.

The Standard and Accelerated U.S. Mail Policies are applied uniformly and consistently to contract owners utilizing third party trading services performing asset allocation services for a number of contract owners at the same time except for purposes of calculating the number of transfers for the Standard U.S. Mail Policy. A calendar year will be used (instead of a contract year) for these contracts. You should be aware that such third party trading services may engage in transfer activities that can also be detrimental to the Variable Portfolios. These transfer activities may not be intended to take advantage of short-term price fluctuations or price inefficiencies. However, such activities can create the same or similar risks to Short-Term Trading and negatively impact the Variable Portfolios as described above.

Omnibus group contracts may invest in the same Underlying Funds available in your contract but on an aggregate, not individual basis. Thus, we have limited ability to detect Short-Term Trading in omnibus group contracts and the Standard U.S. Mail Policy does not apply to these contracts. Our inability to detect Short-Term Trading may negatively impact the Variable Portfolios as described above.

WE RESERVE THE RIGHT TO MODIFY THE POLICIES AND PROCEDURES DESCRIBED IN THIS SECTION AT ANY TIME. To the extent that we exercise this reservation of rights, we will do so uniformly and consistently unless we disclose otherwise.

For information regarding transfers during the Income Phase, SEE INCOME OPTIONS BELOW.

THE FOLLOWING REPLACES THE SECTION ENTITLED GENERAL ACCOUNT ON PAGE 26 IN THE
PROSPECTUS:

Money allocated to any Fixed Account options goes into the Company's general account. The general account consists of all of the company's assets other than assets attributable to a Separate Account. All of the assets in the general account are chargeable with the claims of any of the Company's contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

The Company has a support agreement in effect between the Company and its ultimate parent company, American International Group, Inc. ("AIG"), and the Company's insurance policy obligations are guaranteed by American Home Assurance Company, a subsidiary of AIG. See the Statement of Additional Information for more information regarding these arrangements.


THE FOLLOWING REPLACES THE SECTION ENTITLED PAYMENTS IN CONNECTION WITH DISTRIBUTION OF THE CONTRACT ON PAGE 27 IN THE PROSPECTUS:

Payments in Connection with Distribution of the Contract

    Payments to Broker-Dealers

Registered representatives of broker-dealers sell the contract. We pay commissions to the broker-dealers for the sale of your contract ("Contract Commissions"). There are different structures by which a broker-dealer can choose to have their Contract Commissions paid. For example, as one option, we may pay upfront Contract Commission only that may be up to a maximum 6.0% of each Purchase Payment you invest (which may include promotional amounts). Another option may be a lower upfront Contract Commission on each Purchase Payment, with a trail commission of up to a maximum 1.50% of contract value annually. Generally, the higher the upfront commissions, the lower the trail and vice versa. We pay Contract Commissions directly to the broker-dealer with whom your registered representative is affiliated. Registered representatives may receive a portion of these amounts we pay in accordance with any agreement in place between the registered representative and his/her broker-dealer firm.

We may pay broker-dealers support fees in the form of additional cash or non-cash compensation. These payments may be intended to reimburse for specific expenses incurred or may be based on sales, certain assets under management, longevity of assets invested with us or a flat fee. These payments may be consideration for, among other things, product placement/preference, greater access to train and educate the firm's registered representatives



                Please Keep this Supplement with your Prospectus
                                  Page 3 of 4
about our products, our participation in sales conferences and educational seminars and allowing broker-dealers to perform due diligence on our products. The amount of these fees may be tied to the anticipated level of our access in that firm. We enter into such arrangements in our discretion and we may negotiate customized arrangements with firms, including affiliated and non-affiliated broker-dealers based on various factors. We do not deduct these amounts directly from your Purchase Payments. We anticipate recovering these amounts from the fees and charges collected under the contract.

Contract commissions and other support fees may influence the way that a broker-dealer and its registered representatives market the contracts and service customers who purchase the contracts and may influence the broker-dealer and its registered representatives to present this contract over others available in the market place. You should discuss with your broker-dealer and/or registered representative how they are compensated for sales of a contract and/or any resulting real or perceived conflicts of interest.

AIG SunAmerica Capital Services, Inc., Harborside Financial Center, 3200 Plaza 5, Jersey City, NJ 07311-4992, distributes the contracts. AIG SunAmerica Capital Services, an affiliate of AIG SunAmerica Life, is a registered broker-dealer under the Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. No underwriting fees are paid in connection with the distribution of the contracts.

    Payments We Receive

In addition to amounts received pursuant to established 12b-1 Plans from the Underlying Funds, we receive compensation from the Trust's investment advisor related to the availability of the Underlying Funds in the contract. Such amounts received from our affiliate, AIG SAAMCo, are paid pursuant to a profit sharing agreement and are not expected to exceed 0.50% annually based on assets under management. Furthermore, AIG SAAMCo and/or certain subadvisers may help offset the costs we incur for training to support sales of the Underlying Funds in the contract.

THE FOLLOWING REPLACES THE SECTION ENTITLED LEGAL PROCEEDINGS ON PAGE 28 IN THE
PROSPECTUS:

There are no pending legal proceedings affecting the Separate Account. The Company and its subsidiaries are parties to various kinds of litigation incidental to their respective business operations. In management's opinion, these matters are not material in relation to the financial position of the Company with the exception of the matter disclosed below.

A purported class action captioned Nitika Mehta, as Trustee of the N.D. Mehta Living Trust vs. AIG SunAmerica Life Assurance Company, Case 04L0199, was filed on April 5, 2004 in the Circuit Court, Twentieth Judicial District in St. Clair County, Illinois. The action has been transferred to and is currently pending in the United States District Court for the District of Maryland, Case No. 04-md-15863, as part of a Multi-District Litigation proceeding. The lawsuit alleges certain improprieties in conjunction with alleged market timing activities. The probability of any particular outcome cannot be reasonably estimated at this time.

AIG has announced that it has delayed filing its Annual Report on Form 10-K for the year ended December 31, 2004 to allow AIG's Board of Directors and new management adequate time to complete an extensive review of AIG's books and records. The review includes issues arising from pending investigations into non-traditional insurance products and certain assumed reinsurance transactions by the Office of the Attorney General for the State of New York and the Securities and Exchange Commission and from AIG's decision to review the accounting treatment of certain additional items. Circumstances affecting AIG can have an impact on the Company. For example, the recent downgrades and ratings actions taken by the major rating agencies with respect to AIG resulted in corresponding downgrades and ratings actions being taken with respect to the Company's ratings. Accordingly, we can give no assurance that any further changes in circumstances for AIG will not impact us.

Date: April 29, 2005



                Please Keep this Supplement with your Prospectus

                                 [SEASONS LOGO]

                                   PROSPECTUS

                   ALLOCATED FIXED AND VARIABLE GROUP ANNUITY
                                   issued by
                         VARIABLE ANNUITY ACCOUNT FIVE
                                      and
                     AIG SUNAMERICA LIFE ASSURANCE COMPANY


                                 August 2, 2004


The annuity contract has several investment choices - fixed account options which offer interest rates guaranteed by AIG SunAmerica Life for different periods of time and Variable Portfolios:


                                GROWTH STRATEGY


    (WHICH INVESTS IN STOCK PORTFOLIO, ASSET ALLOCATION: DIVERSIFIED GROWTH
                 PORTFOLIO AND MULTI-MANAGED GROWTH PORTFOLIO)


                            MODERATE GROWTH STRATEGY


    (WHICH INVESTS IN STOCK PORTFOLIO, ASSET ALLOCATION: DIVERSIFIED GROWTH
             PORTFOLIO AND MULTI-MANAGED MODERATE GROWTH PORTFOLIO)


                            BALANCED GROWTH STRATEGY


    (WHICH INVESTS IN STOCK PORTFOLIO, ASSET ALLOCATION: DIVERSIFIED GROWTH
              PORTFOLIO AND MULTI-MANAGED INCOME/EQUITY PORTFOLIO)


                          CONSERVATIVE GROWTH STRATEGY


    (WHICH INVESTS IN STOCK PORTFOLIO, ASSET ALLOCATION: DIVERSIFIED GROWTH
                 PORTFOLIO AND MULTI-MANAGED INCOME PORTFOLIO)


                  which invest in the underlying portfolios of
                              SEASONS SERIES TRUST
                              which is managed by:

                       PUTNAM INVESTMENT MANAGEMENT, INC.
                         T. ROWE PRICE ASSOCIATES, INC.
                         JANUS CAPITAL MANAGEMENT LLC.
                     AIG SUNAMERICA ASSET MANAGEMENT CORP.
                       WELLINGTON MANAGEMENT COMPANY, LLP

You can put your money into any one or all of the Variable Portfolios and/or fixed account options.

Please read this prospectus carefully before investing and keep it for your future reference. It contains important information you should know about the Seasons Variable Annuity.


To learn more about the annuity offered by this prospectus, you can obtain a copy of the Statement of Additional Information ("SAI") dated August 2, 2004. The SAI has been filed with the Securities and Exchange Commission ("SEC") and can be considered part of this prospectus.


The table of contents of the SAI appears below in this prospectus. For a free copy of the SAI, call us at 800/445-SUN2 or write our Annuity Service Center at, P.O. Box 54299, Los Angeles, California 90054-0299.

A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC.

ANNUITIES INVOLVE RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL, AND ARE NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THEY ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS


GLOSSARY....................................................      3
HIGHLIGHTS..................................................      4
FEE TABLES..................................................      5
    Maximum Owner Transaction Expenses......................      5
    Separate Account Annual Expenses........................      5
    Portfolio Expenses......................................      5
MAXIMUM AND MINIMUM EXPENSE EXAMPLES........................      6
THE SEASONS VARIABLE ANNUITY................................      7
PURCHASING A SEASONS VARIABLE ANNUITY.......................      8
    Allocation of Purchase Payments.........................      8
    Accumulation Units......................................      9
    Free Look...............................................      9
    Exchange Offers.........................................      9
INVESTMENT OPTIONS..........................................     10
    Variable Portfolios.....................................     10
      Seasons Strategies....................................     10
      Seasons Strategy Rebalancing..........................     12
    Fixed Account Options...................................     12
    Transfers During the Accumulation Phase.................     13
    Dollar Cost Averaging Program...........................     14
    Return Plus Program.....................................     15
    Voting Rights...........................................     15
    Substitution............................................     15
ACCESS TO YOUR MONEY........................................     16
    Systematic Withdrawal Program...........................     17
    Minimum Contract Value..................................     17
    Qualified Contract Owners...............................     17
DEATH BENEFIT...............................................     17
    Death of the Annuitant..................................     18
EXPENSES....................................................     18
    Separate Account Charges................................     18
    Withdrawal Charges......................................     18
    Investment Charges......................................     19
    Contract Maintenance Fee................................     19
    Transfer Fee............................................     19
    Premium Tax.............................................     19
    Income Taxes............................................     19
    Reduction or Elimination of Charges and Expenses and
     Additional Amounts Credited............................     19
INCOME OPTIONS..............................................     20
    Annuity Date............................................     20
    Income Options..........................................     20
    Allocation of Income Payments...........................     21
    Fixed or Variable Income Payments.......................     21
    Income Payments.........................................     21
    Transfers During the Income Phase.......................     22
    Deferment of Payments...................................     22
TAXES.......................................................     22
    Annuity Contracts in General............................     22
    Tax Treatment of Distributions--Non-Qualified
     Contracts..............................................     22
    Tax Treatment of Distributions--Qualified Contracts.....     23
    Minimum Distributions...................................     23
    Tax Treatment of Death Benefits.........................     24
    Contracts Owned by a Trust or Corporation...............     24
    Gifts, Pledges and/or Assignments of a Contract.........     24
    Diversification and Investor Control....................     25
PERFORMANCE.................................................     25
OTHER INFORMATION...........................................     25
    The Separate Account....................................     25
    The General Account.....................................     26
    Payments in Connection with Distribution of the
     Contract...............................................     26
    Administration..........................................     26
    Legal Proceeding........................................     27
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION....   F-56
APPENDIX A--CONDENSED FINANCIALS............................    A-1
APPENDIX B--MARKET VALUE ADJUSTMENT.........................    B-1

GLOSSARY

We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, we define them in this glossary.

ACCUMULATION PHASE--The period during which you invest money in your contract.

ACCUMULATION UNITS--A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.

ANNUITANT(S)--The person(s) on whose life (lives) we base annuity payments.

ANNUITY DATE--The date on which annuity payments are to begin, as selected by you.

ANNUITY UNITS--A measurement we use to calculate the amount of annuity payments you receive from the variable portion of your contract during the Income Phase.

BENEFICIARY (IES)--The person(s) designated to receive any benefits under the contract if you or the Annuitant dies.


COMPANY--AIG SunAmerica Life Assurance Company (AIG SunAmerica Life), we, us, the insurer that issues this contract. Only "AIG SunAmerica Life" is the capitalized term in the prospectus.


INCOME PHASE--The period during which we make annuity payments to you.

IRS--The Internal Revenue Service.

LATEST ANNUITY DATE--Your 90th birthday or tenth contract anniversary, whichever is later.

NON-QUALIFIED (CONTRACT)--A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").

PURCHASE PAYMENTS--The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.

QUALIFIED (CONTRACT)--A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or individual retirement account ("IRA").


SEASONS STRATEGY (IES)--A sub-account of Variable Annuity Account Five which provides for the variable investment options available under the contract. Each Seasons Strategy has its own investment objective and is invested in the underlying investment portfolios of the Seasons Series Trust.

AIG SUNAMERICA LIFE OFFERS SEVERAL DIFFERENT VARIABLE ANNUITY PRODUCTS TO MEET THE DIVERSE NEEDS OF OUR INVESTORS. EACH PRODUCT MAY PROVIDE DIFFERENT FEATURES AND BENEFITS AND CORRESPONDINGLY DIFFERENT FEES, CHARGES AND EXPENSES. WHEN WORKING WITH YOUR FINANCIAL REPRESENTATIVE TO DETERMINE THE BEST PRODUCT TO MEET YOUR NEEDS YOU SHOULD CONSIDER, AMONG OTHER THINGS, WHETHER THE FEATURES OF THIS CONTRACT AND THE RELATED FEES PROVIDE THE MOST APPROPRIATE PACKAGE TO HELP MEET YOUR LONG-TERM RETIREMENT SAVINGS GOALS.


HIGHLIGHTS
--------------------------------------------------------------------------------

The Seasons Variable Annuity is a contract between you and AIG SunAmerica Life Assurance Company ("AIG SunAmerica"). It is designed to help you invest on a tax-deferred basis and meet long-term financial goals. There are minimum Purchase Payment amounts required to purchase a contract. Purchase payments may be invested in any combination of the four pre-allocated Strategies ("Variable Portfolios") and fixed account options. Like all deferred annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. The Income Phase begins when you start receiving income payments from your annuity to provide for your retirement.


FREE LOOK: If you cancel your contract within 10 days after receiving it (or whatever period is required in your state), we will cancel the contract without charging a withdrawal charge. Your will receive whatever your contract is worth on the day that we receive your request. This amount may be more or less than your original Purchase Payment. We will return your original Purchase Payment if required by law. Please see PURCHASING A SEASONS VARIABLE ANNUITY in the prospectus.



EXPENSES: There are fees and charges associated with the contract. Each year, we deduct a $35 contract maintenance fee from your contract, which is currently waived for contracts of $50,000 or more. We also deduct insurance charges, which equal 1.40% annually of the average daily value of your contract allocated to the Variable Portfolios. There are investment charges on amounts invested in the Variable Portfolios. A separate withdrawal charge schedule applies to each Purchase Payment. The amount of the withdrawal charge declines over time. After a Purchase Payment has been in the contract for seven complete years, withdrawals charges no longer apply to that portion of the Purchase Payment. Please see the FEE TABLE, PURCHASING A SEASONS VARIABLE ANNUITY and EXPENSES in the prospectus.



ACCESS TO YOUR MONEY: You may withdraw money from your contract during the Accumulation Phase. If you do so, earnings are deemed to be withdrawn first. You will pay income taxes on earnings and untaxed contributions when you withdraw them. Payments received during the Income Phase are considered partly a return of your original investment. A federal tax penalty may apply if you make withdrawals before age 59 1/2. As noted above, a withdrawal charge may apply. Please see ACCESS TO YOUR MONEY and TAXES in the prospectus.



DEATH BENEFIT: A death benefit feature is available under the contract to protect your Beneficiaries in the event of your death during the Accumulation Phase. Please see DEATH BENEFITS in the prospectus.



INCOME OPTIONS: When you are ready to begin taking income, you can choose to receive income payments on a variable basis, fixed basis or a combination of both. You may also chose from five different income options, including an option for income that you cannot outlive. Please see INCOME OPTIONS in the prospectus.



INQUIRIES: If you have questions about your contract call your financial representative or contact us at AIG SunAmerica Life Assurance Company Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299. Telephone
Number: (800) 445-SUN2.


PLEASE READ THE PROSPECTUS CAREFULLY FOR MORE DETAILED INFORMATION REGARDING THESE AND OTHER FEATURES AND BENEFITS OF THE CONTRACT, AS WELL AS THE RISKS OF INVESTING.

FEE TABLES
--------------------------------------------------------------------------------


THE FOLLOWING DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, TRANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS OR SURRENDER THE CONTRACT. IF APPLICABLE, YOU MAY ALSO BE SUBJECT TO STATE PREMIUM TAXES.


MAXIMUM OWNER TRANSACTION EXPENSES

WITHDRAWAL CHARGES
(as a percentage of each Purchase Payment)(1)...   7%


TRANSFER FEE
No charge for the first 4 transfers each contract year; thereafter, the fee is $25 ($10 in Pennsylvania and Texas) per transfer


THE FOLLOWING DESCRIBES THE FEES AND EXPENSES THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING UNDERLYING PORTFOLIO FEES AND EXPENSES, WHICH ARE OUTLINED IN THE NEXT SECTION.


CONTRACT MAINTENANCE FEE
$35 ($30 in North Dakota) which is currently waived if contract value $50,000 or more



FOOTNOTE TO FEE TABLES:



(1) Withdrawal Charge Schedule
 (as a percentage of each Purchase Payment)
 Years:..............    1     2     3     4     5     6     7    8+
                         7%    6%    6%    5%    4%    3%    2%    0%


SEPARATE ACCOUNT ANNUAL EXPENSES
(deducted daily as a percentage of your average daily net asset value)

Mortality and Expense Risk Fees..............  1.25%
Distribution Expense Charge..................  0.15%
                                               -----
Total Separate Account Annual Expenses.......  1.40%


THE NEXT ITEM SHOWS THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED BY THE UNDERLYING PORTFOLIO OF THE TRUST BEFORE ANY WAIVER OR REIMBURSEMENTS THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT. MORE DETAIL CONCERNING TRUST'S FEES AND EXPENSES IS CONTAINED IN THE ATTACHED TRUST PROSPECTUS. PLEASE READ IT CAREFULLY BEFORE INVESTING.


PORTFOLIO EXPENSES


TOTAL ANNUAL TRUST OPERATING EXPENSES  MINIMUM   MAXIMUM
-------------------------------------  -------   -------
(expenses that are deducted from
underlying portfolios of the Trust,
including management fees, other
expenses and 12b-1 fees, if
applicable).......................      0.96%     1.04%

MAXIMUM AND MINIMUM EXPENSE EXAMPLES
--------------------------------------------------------------------------------

These Examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include owner transaction expenses, contract maintenance fee, separate account annual expenses and expenses for the underlying portfolios of the Trust.


The Examples assumes that you invest $10,000 in the contract for the time periods indicated; that your investment has a 5% return each year; and that the maximum and minimum fees and expenses of the underlying portfolios of the Trust are reflected. Although your actual costs may be higher or lower, based on these assumptions, your costs at the end of the stated period would be:



MAXIMUM EXPENSE EXAMPLES
(assuming maximum separate account annual expenses of 1.40% and investment in an underlying portfolio with total expenses of 1.04%)


(1) If you surrender your contract at the end of the applicable time period:


1 YEAR   3 YEARS   5 YEARS   10 YEARS
------   -------   -------   --------
 $952    $1,376    $1,726     $2,826



(2) If you annuitize your contract at the end of the applicable time period:



1 YEAR   3 YEARS   5 YEARS   10 YEARS
------   -------   -------   --------
 $247     $761     $1,301     $2,776



(3) If you do not surrender your contract:



1 YEAR   3 YEARS   5 YEARS   10 YEARS
------   -------   -------   --------
 $252     $776     $1,326     $2,826


MINIMUM EXPENSE EXAMPLES
(assuming minimum separate account annual expenses of 1.40% and investment in an underlying portfolio with total expenses of 0.96%)

(1) If you surrender your contract at the end of the applicable time period:

1 YEAR   3 YEARS   5 YEARS   10 YEARS
------   -------   -------   --------
 $944    $1,351    $1,685     $2,746


(2) If you annuitize your contract at the end of the applicable time period:


1 YEAR   3 YEARS   5 YEARS   10 YEARS
------   -------   -------   --------
 $239     $736     $1,260     $2,696


(3) If you do not surrender your contract:



1 YEAR   3 YEARS   5 YEARS   10 YEARS
------   -------   -------   --------
 $244     $751     $1,285     $2,746


                     EXPLANATION OF FEE TABLES AND EXAMPLES


1. The purpose of the Fee Tables is to show you the various expenses you will incur directly and indirectly by investing in the contract. We converted the contract administration fee to a percentage (0.05%). The actual impact of the administration charge may differ from the percentage and which is currently waived for contract values over $50,000. The Examples assume separate account expenses as indicated and that no transfer fees were imposed. Premium taxes are not reflected but may be applicable. Additional information on the portfolio company fees can be found in the Trust prospectus located behind this prospectus.

2. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.


         CONDENSED FINANCIALS APPEAR IN APPENDIX A OF THIS PROSPECTUS.

THE SEASONS VARIABLE ANNUITY
--------------------------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

     - Tax Deferral: You do not pay taxes on your earnings from the annuity until you withdraw them.

     - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

     - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.


Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawal. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your financial representative.


This annuity was developed to help you contribute to your retirement savings. The flexibility and diversification offered by this annuity can help you reach your retirement savings goals. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making payments to you out of the money accumulated in your contract.

The Contract is called a "variable" annuity because it allows you to invest in Variable Portfolios which, like mutual funds, vary with market conditions. You can gain or lose money if you invest in these Variable Portfolios. If you allocate money to the Variable Portfolios, the amount of money you accumulate in your contract depends on the performance of the Variable Portfolios in which you invest.


The Contract may also offer several fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by AIG SunAmerica Life. If you allocate money to the fixed account options, the amount of money that accumulates in the Contract depends on the total interest credited to the particular fixed account option(s) in which you are invested.


For more information on Seasons Variable Portfolios and fixed account options available under this contract, SEE INVESTMENT OPTIONS BELOW.


AIG SunAmerica Life Assurance Company (AIG SunAmerica Life, The Company, us, we) issues the Seasons Variable Annuity. When you purchase a Seasons Variable Annuity, a contract exists between you and AIG SunAmerica Life. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. AIG SunAmerica Life is an indirect, wholly owned subsidiary of American International Group, Inc., a Delaware corporation.



This annuity is designed for investors whose personal circumstances allow for a long-term investment time horizon, to assist in contributing to retirement savings. As a function of the federal tax code you may be assessed a 10% federal tax penalty on any withdrawal made prior to your reaching age 59 1/2. Additionally, this contract provides that you will be charged a withdrawal charge on each Purchase Payment withdrawn if that Purchase Payment has not been invested in this contract for at least 7 years. Because of these potential penalties, you should fully discuss all of the benefits and risks of this contract with your financial adviser prior to purchase. This variable annuity may not be available for sale in your state. Please check with your financial representative regarding availability.

PURCHASING A SEASONS VARIABLE ANNUITY
--------------------------------------------------------------------------------

A Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.

This chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes.

                                               MINIMUM
                       MINIMUM INITIAL        SUBSEQUENT
                       PURCHASE PAYMENT    PURCHASE PAYMENT
                       ----------------    ----------------
Qualified                   $2,000               $500
Non-qualified               $5,000               $500


We reserve the right to require Company approval prior to accepting Purchase Payments greater than $1,000,000. For contracts owned by a non-natural owner, we reserve the right to require prior Company approval to accept Purchase Payments greater than $250,000. Subsequent Purchase Payments that would cause total Purchase Payments in all contracts issued by the Company and First SunAmerica Life Insurance Company, an affiliate of the Company, to the same owner to exceed these limits may also be subject to company pre-approval. We reserve the right to change the amount at which pre-approval is required, at any time.



Once you have contributed at least the minimum initial Purchase Payment, you can establish an optional automatic payment plan that allows you to make subsequent Purchase Payments of as little as $50.


We may refuse any Purchase Payment. In general, we will not issue a contract to anyone who is age 70 1/2 or older, unless they certify to us that the minimum distribution required by the IRS is being made. In addition, we may not issue a contract to anyone over age 90.


We allow spouses to jointly own this contract. However, the age of the older spouse is used to determine the availability of any age driven benefits. The addition of a joint owner after the contract has been issued is contingent upon prior review and approval by the Company. If we discover a misstatement of age with respect to the contract issue age and any age-driven features in the contract, we reserve the right to fully pursue our remedies including termination of the contract and/or revocation of any age-driven benefit.



You may assign this contract before beginning the Income Phase by sending us a written request for an assignment. Your rights and those of any other person with rights under this contract will be subject to the assignment. WE RESERVE THE RIGHT TO NOT RECOGNIZE ASSIGNMENTS IF IT CHANGES THE RISK PROFILE OF THE OWNER OF THE CONTRACT, AS DETERMINED IN OUR SOLE DISCRETION. Please see the Statement of Additional Information for details on the tax consequences of an assignment.


This contract is no longer available for purchase by new policyowners.

ALLOCATION OF PURCHASE PAYMENTS

We invest your Purchase Payments in the fixed accounts and Variable Portfolios according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. Purchase Payments are credited based upon the Accumulation Unit Value (AUV) next determined after receipt. SEE INVESTMENT OPTIONS BELOW.

In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paper work at our Annuity Service Center. We allocate your initial Purchase Payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days, we will send your money back to you, or ask your permission to keep your money until we get the information necessary to issue the contract.

ACCUMULATION UNITS


The value of the variable portion of your contract will go up or down depending upon the investment performance of the Variable Portfolios you select. In order to keep track of the value of your contract, we use a unit of measure called an Accumulation Unit which works like a share of a mutual fund. During the Income Phase, we call them Annuity Units. We base the number of Annuity Units you receive on the unit value of the Variable Portfolios as of the day we receive your money, if we receive it before 1 p.m. Pacific Time, or on the next business day's unit value if we receive your money after 1 p.m. Pacific Time.


An Accumulation Unit value is determined each day that the New York Stock Exchange ("NYSE") is open. We calculate an Accumulation Unit for each Variable Portfolio after the NYSE closes each day. We do this by:

     1. determining the total value of money invested in a particular Variable Portfolio;

     2. subtracting from that amount any asset-based charges and any other charges such as taxes we have deducted; and

     3. dividing this amount by the number of outstanding Accumulation Units.


The value of an Accumulation Unit may go up or down from day to day. When you make a Purchase Payment, we credit your contract with Accumulation Units. The number of Accumulation Units credited is determined by dividing the amount of the Purchase Payment allocated to a Variable Portfolio by the value of the Accumulation Unit for that Seasons Strategy.


     EXAMPLE:


     We receive a $25,000 Purchase Payment from you on Wednesday. You want your money to be invested in the Moderate Growth Strategy. We determine that the value of an Accumulation Unit for the Moderate Growth Strategy is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2,252.252 Accumulation Units for the Moderate Growth Strategy.


FREE LOOK

You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299. Unless otherwise required by state law, you will receive back the value of the money allocated to the Variable Portfolios on the day we receive your request plus any Purchase Payment in the fixed account options. This value may be more or less than the money you initially invested. Thus, the investment risk is borne by you during the free look period.

Certain states (and under all contracts issued as IRAs) require us to return your Purchase Payments upon a free look request. With respect to those contracts, we reserve the right to put your money in the 1-year fixed account option during the free look period. If you cancel your contract during the free look period, we return the greater of (1) your Purchase Payments, or (2) the value of your contract. At the end of the free look period, we reallocate your money according to your instructions.

EXCHANGE OFFERS

From time to time, we may offer to allow you to exchange an older variable annuity issued by AIG SunAmerica Life or one of its affiliates, for a newer product with more current features and benefits, also issued by AIG SunAmerica Life or one of its affiliates. Such an Exchange Offer will be made in accordance with the applicable state and federal securities and insurance rules and regulations. We will explain the specific terms and conditions of any such Exchange Offer at the time the offer is made.

INVESTMENT OPTIONS
--------------------------------------------------------------------------------

VARIABLE PORTFOLIOS

The contract offers Variable Portfolios which we call Strategies and fixed account options. We designed the contract to meet your varying investment needs over time.


SEASONS STRATEGIES



The contract offers multi-manager variable investment Seasons Strategies, each with a different investment objective. We designed the Seasons Strategies to meet your investment needs over time, considering factors such as your age, goals and risk tolerance. However, each Seasons Strategy is designed to achieve different levels of growth over time.



Each Seasons Strategy invests in three of the six underlying investment portfolios of the Seasons Series Trust. The allocation of money among these investment portfolios varies depending on the objective of the Strategy.


AIG SunAmerica Asset Management Corp. ("AIG SAAMCo"), which is affiliated with AIG SunAmerica Life manages Seasons Series Trust. AIG SAAMCo engaged sub-advisers to provide investment advice for certain investment portfolios.

The underlying investment portfolios of Seasons Series Trust include the Asset
Allocation: Diversified Growth Portfolio, the Stock Portfolio and the Multi-Managed Growth, Multi-Managed Moderate Growth, Multi-Managed Income/Equity and Multi-Managed Income Portfolios (the "Multi-Managed Portfolios"). Seasons Series Trust contains other underlying investment portfolios in addition to those listed here which are not available for investment under this contract.

The Asset Allocation: Diversified Growth Portfolio is managed by Putnam Investment Management, Inc. The Stock Portfolio is managed by T. Rowe Price Associates, Inc. All of the Multi-Managed Portfolios include the same three basic investment components: a growth component managed by Janus Capital Management LLC., a balanced component managed by AIG SAAMCo and a fixed income component managed by Wellington Management Company, LLP. The Growth Strategy and the Moderate Growth Strategy also have an aggressive growth component which AIG SAAMCo manages. The percentage that any one of these components represents in the Multi-Managed Portfolio varies in accordance with the investment objective.

YOU SHOULD READ THE PROSPECTUS FOR SEASONS SERIES TRUST CAREFULLY BEFORE INVESTING. THE TRUST PROSPECTUS CONTAINS DETAILED INFORMATION ABOUT THE INVESTMENT PORTFOLIOS AND IS ATTACHED TO THIS PROSPECTUS.


Each Seasons Strategy uses an investment approach based on asset allocation. This approach is achieved by each Seasons Strategy investing in distinct percentages in three specific underlying funds of the Seasons Series Trust. In turn, the underlying funds invest in a combination of domestic and international stocks, bonds and cash. Based on the percentage allocation to each specific underlying fund and each underlying fund's investment approach, each Seasons Strategy has a neutral asset allocation mix of stocks, bonds and cash. At the beginning of each quarter a rebalancing occurs among the underlying funds to realign each Seasons Strategy with its distinct percentage investment in the three underlying funds. This rebalancing is designed to help maintain the neutral asset allocation mix for each Seasons Strategy. The pie charts on the following pages demonstrate:



     - the neutral asset allocation mix for each Seasons Strategy; and



     - the percentage allocation in which each Seasons Strategy invests.


GROWTH STRATEGY                                                      MODERATE GROWTH STRATEGY
      GOAL: Long-term growth of capital, allocating its assets           GOAL: Growth of capital through investments in equities,
  primarily to stocks. This Strategy may be best suited for          with a secondary objective of conservation of principal by
  those with longer periods to invest.                               allocating more of its assets to bonds than the Growth
                                                                     Strategy. This Strategy may be best suited for those nearing
  Target Asset Allocation:                                           retirement years but still earning income.
      Stocks 80%             Bonds 15%             Cash 5%           Target Asset Allocation:
  [GROWTH CHART]                                                         Stocks 70%              Bonds 25%              Cash 5%
                                                                     [MODERATE GROWTH CHART]


BALANCED GROWTH STRATEGY                                             CONSERVATIVE GROWTH STRATEGY
      GOAL: Focuses on conservation of principal by investing            GOAL: Capital preservation while maintaining some
  in a more balanced weighting of stocks and bonds, with a           potential for growth over the long term. This Strategy may be
  secondary objective of seeking a high total return. This           best suited for those with lower investment risk tolerance.
  Strategy may be best suited for those approaching retirement
  and with less tolerance for investment risk.                       Target Asset Allocation:
  Target Asset Allocation:                                               Stocks 42%              Bonds 53%              Cash 5%
      Stocks 55%             Bonds 40%             Cash 5%           [CONSERVATIVE GROWTH CHART]
  [BALANCED GROWTH CHART]

SEASONS STRATEGY REBALANCING


Each Strategy is designed to meet its investment objective by allocating a portion of your money to three different investment portfolios. In order to maintain the mix of investment portfolios consistent with each Strategy's objective, each Strategy within your contract will be rebalanced each quarter. On the first business day of each quarter (or as close to such date as is administratively practicable) your money will be allocated among the various investment portfolios according to the percentages set forth on the prior pages. Additionally, within each Multi-Managed Portfolio, your money will be rebalanced among the various components. We also reserve the right to rebalance any Strategy more frequently if rebalancing is, deemed necessary and not adverse to the interests of contract owners invested in such Strategy. Rebalancing a Strategy may involve shifting a portion of assets out of underlying investment portfolios with higher returns into underlying investment portfolios with relatively lower returns. Transfers made as a result of rebalancing a Strategy are not counted against your four free transfers per year.

FIXED ACCOUNT OPTIONS


Your contract may offer Fixed Account Guarantee Periods ("FAGP") to which you may allocate certain Purchase Payments or contract value. Available guarantee periods may be for different lengths of time (such as 1, 3 or 5 years) and may have different guaranteed interest rates, as noted below. We guarantee the interest rate credited to amounts allocated to any available FAGP and that the rate will never be less than the minimum guaranteed interest rate as specified in your contract. Once established, the rates for specified payments do not change during the guarantee period. We determine the FAGPs offered at any time in our sole discretion and we reserve the right to change the FAGPs that we make available at any time, unless state law requires us to do otherwise. Please check with your financial representative to learn if any FAGPs are currently offered.


There are three interest rate scenarios for money allocated to the FAGPs. Each of these rates may differ from one another. Once declared, the applicable rate is guaranteed until the corresponding guarantee period expires. Under each scenario your money may be credited a different rate of interest as follows:

     - INITIAL RATE: The rate credited to any portion of the initial Purchase Payment allocated to a FAGP.

     - CURRENT RATE: The rate credited to any portion of the subsequent Purchase Payments allocated to a FAGP.

     - RENEWAL RATE: The rate credited to money transferred from a FAGP or a Variable Portfolio into a FAGP and to money remaining in a FAGP after expiration of a guarantee period.


When a FAGP ends, you may leave your money in the same FAGP or you may reallocate your money to another FAGP or to the Variable Portfolios. If you want to reallocate your money, you must contact us within 30 days after the end of the current interest guarantee period and instruct us as to where you would like the money invested. We do not contact you. If we do not hear from you, your money will remain in the same FAGP where it will earn interest at the renewal rate then in effect for that FAGP.



If you take money out of any available multi-year FAGP before the end of the guarantee period, we make an adjustment to your contract. We refer to the adjustment as a market value adjustment ("MVA"). The MVA reflects any difference in the interest rate environment between the time you place your money in the FAGP and the time when you withdraw or transfer that money. This adjustment can increase or decrease your contract value. Generally, if interest rates drop between the time you put your money into a FAGP and the time you take it out, we credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, we post a negative adjustment to your contract. You have 30 days after the end of each guarantee period to reallocate your funds without incurring any MVA. APPENDIX B SHOWS HOW WE CALCULATE AND APPLY THE MVA.



If available, you may systematically transfer interest in available FAGPs into any of the Variable Portfolios on certain periodic schedules offered by us. Systematic transfers may be started, changed or terminated at any time by contacting our Annuity Service Center. Check with your financial representative about the current availability of this service.

All FAGPs may not be available in all states. We reserve the right to refuse any Purchase Payment to available FAGPs if we are crediting a rate equal to the minimum guaranteed interest rate specified in your contract. We may also offer Dollar Cost Averaging Fixed Accounts ("DCAFA"). The rules, restrictions and operation of DCAFAs may differ from the standard FAGPs described above, please see DOLLAR COST AVERAGING below for more details.

DOLLAR COST AVERAGING FIXED ACCOUNTS


You may invest initial and/or subsequent Purchase Payments in DCAFAs, if available. DCAFAs also credit a fixed rate of interest but are specifically designed to facilitate a dollar cost averaging program. Interest is credited to amounts allocated to the DCAFAs while your investment is transferred to the Variable Portfolios over certain specified time frames. The interest rates applicable to the DCAFA may differ from those applicable to any available FAGPs but will never be less than the minimum annual guaranteed interest rate as specified in your contract. However, when using a DCAFA the annual interest rate is paid on a declining balance as you systematically transfer your investment to the Variable Portfolios. Therefore, the actual effective yield will be less than the annual crediting rate. We determine the DCAFAs offered at any time in our sole discretion and we reserve the right to change to DCAFAs that we make available at any time, unless state law requires us to do otherwise. See DOLLAR COST AVERAGING below for more information.



TRANSFERS DURING THE ACCUMULATION PHASE



During the Accumulation Phase you may transfer funds between the Variable Portfolios and/or any available fixed account options. Funds already in your contract cannot be transferred into the DCA fixed accounts. You must transfer at least $500 per transfer. If less than $500 remains in any Variable Portfolio after a transfer, that amount must be transferred as well. We will process any transfer request as of the day we receive it in good order if the request is received before the New York Stock Exchange ("NYSE") closes, generally at 1:00 p.m. Pacific Time. If the transfer request is received after the close of the NYSE, the request will be processed on the next business day.



Subject to our rules, restrictions and policies, you may request transfers of your account value between the Variable Portfolios and/or the available fixed account options by telephone or through AIG SunAmerica's website (http://www.aigsunamerica.com)or in writing by mail or facsimile. We allow 4 free transfers per contract per year. We charge $25 ($10 in Pennsylvania and Texas) for each additional transfer in any contract year. Transfers resulting from your participation in the DCA or Asset Rebalancing programs do not count against your 4 free transfers per contract year.



This product is not designed for professional organizations or individuals engaged in trading strategies that seek to benefit from short term price fluctuations or price irregularities by making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio in which the Variable Portfolios invest. These types of trading strategies can be disruptive to the underlying portfolios in which the Variable Portfolios invest and thereby potentially harmful to investors.



In connection with our efforts to control harmful trading, we may monitor your trading activity. If we determine, in our sole discretion, that your transfer patterns among the Variable Portfolios and/or available fixed accounts reflect a potentially harmful trading strategy, we reserve the right to take action to protect other investors. Such action may include, but may not be limited to, restricting the way you can request transfers among the Variable Portfolios, imposing penalty fees on such trading activity, and/or otherwise restricting transfer capability in accordance with state and federal rules and regulations. We will notify you, in writing, if we determine in our sole discretion that we must terminate your transfer privileges. Some of the factors we may consider when determining our transfer policies and/or other transfer restrictions may include, but are not limited to:



     - the number of transfers made in a defined period;



     - the dollar amount of the transfer;



     - the total assets of the Variable Portfolio involved in the transfer;

     - the investment objectives of the particular Variable Portfolios involved in your transfers; and/or



     - whether the transfer appears to be part of a pattern of transfers to take advantage of short-term market fluctuations or market inefficiencies.



All transfer request in excess of 15 transfers per contract year must be submitted in writing by United States Postal Service first-class mail ("U.S. Mail") until your next contract anniversary. Transfer requests sent by same day mail, overnight mail or courier services will not be accepted. Transfer requests that are required to be submitted by U.S. Mail can only be cancelled by a written request sent by U.S. Mail. Transfers resulting from your participation in the DCA or Asset Rebalancing programs are not included for the purposes of determining the number of transfers for the U.S. Mail requirement.



We may accept transfers by telephone or the Internet unless you tell us not to on your contract application. When receiving instructions over the telephone or the Internet, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone or the Internet. If we fail to follow our procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.



For information regarding transfers during the Income Phase, SEE INCOME OPTIONS BELOW.



WE RESERVE THE RIGHT TO MODIFY, SUSPEND, WAIVE OR TERMINATE THIS TRANSFER PROVISION AT ANY TIME.



DOLLAR COST AVERAGING PROGRAM



The Dollar Cost Averaging ("DCA") Program allows you to systematically transfer a set percentage or amount from any Variable Portfolio or the one year fixed account option (source accounts) to another Variable Portfolio (target account). You can also select to transfer the entire value in a Variable Portfolio or the one year fixed investment option in a stated number of transfers. Transfers may occur on such periodic schedules such as monthly or weekly. You can change the amount or frequency to available options at any time by notifying us in writing. The minimum transfer amount is $500, unless you use the DCAFAs (see below). Fixed Account options are not available as target accounts for the DCA program.



We may also offer DCAFAs for a specified time period exclusively to facilitate this program. The DCAFAs only accept new Purchase Payments. You cannot transfer money already in your contract into these options. If you allocate a Purchase Payment into DCAFAs, we transfer all your money allocated to that account into the Variable Portfolios you select over the selected time period at an offered frequency of your choosing.


You may terminate your DCA program at any time. If money remains in the DCAFAs, we transfer the remaining money according to your instructions or to your current allocation on file. Transfers under this program do not count against your four free transfers per year.

The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

THERE IS NO FEE FOR PARTICIPATING IN THE DCA PROGRAM. WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THIS PROGRAM AT ANY TIME.


     EXAMPLE:

     Assume that you want to gradually move $750 each month from the Conservative Growth Strategy to the Growth Strategy over six months. You set up dollar cost averaging and purchase Accumulation Units at the following values:

MONTHS     ACCUMULATION UNIT    UNITS PURCHASED
-------    -----------------    ---------------
 1              $ 7.50                100
 2              $ 5.00                150
 3              $10.00                 75
 4              $ 7.50                100
 5              $ 5.00                150
 6              $ 7.50                100

     You paid an average price of only $6.67 per Accumulation Unit over six months, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.


RETURN PLUS PROGRAM



The Return Plus Program allows you to invest in one or more of the Variable Portfolios without putting the amount of your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed account options (other than the DCA fixed accounts) and the Variable Portfolios you select. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment needs to be allocated to the particular fixed account option to ensure that it grows to an amount equal to your total principal invested under this program.



The Return Plus Program is only available if we are offering multi-year FAGPs. We reserve the right to modify, suspend or terminate this program at any time.


     EXAMPLE:

     Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed account option. You want the amount allocated to the fixed account option to grow to $100,000 in 7 years. If the 7-year fixed account option is offering a 5% interest rate, we will allocate $71,069 to the 7-year fixed account option to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $28,931 may be allocated among the Strategy, as determined by you, to provide opportunity for greater growth.

VOTING RIGHTS

AIG SunAmerica Life is the legal owner of the Seasons Series Trust shares. However, when the underlying investment portfolios of the Seasons Series Trust solicit proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION

We may amend your contract due to changes to the Variable Portfolios offered under your contract. For example, we may offer new Variable Portfolios, delete Variable Portfolios, or stop accepting allocations and/or investments in a particular Variable Portfolios. We may move assets and/or re-direct future premium allocations from one Variable Portfolios to another if we receive investor approval through a proxy vote or SEC approval for a fund substitution. This would occur if a Variable Portfolios is no longer an appropriate investment for the contract, for reason such as continuing substandard performance, or for changes to the portfolio manager, investment objectives, risks and strategies, or federal or state laws. The new Variable Portfolios offered may have different fees and expenses. You will be notified of any upcoming proxies or substitutions that affect your Variable Portfolios choices.

ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can access money in your contract by making a partial or total withdrawal, and/or by receiving income payments during the Income Phase. SEE INCOME OPTIONS BELOW.

Generally, we deduct a withdrawal charge applicable to any total or partial withdrawal and a market value adjustment if a withdrawal comes from the 3, 5, 7 or 10 year fixed account options. If you withdraw your entire contract value, we also deduct any applicable premium taxes and a contract maintenance fee. SEE EXPENSES BELOW.

Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a surrender penalty. However, upon a future full surrender of your contract we will recoup any surrender charges which would have been due at the time the free withdrawals were taken if your free withdrawal had not been free.

Generally, each contract year you may withdraw up to 10% of your Purchase Payments which are subject to a withdrawal charge free of any withdrawal charge. This is the free withdrawal amount.


Purchase payments, above and beyond the amount of your free withdrawal amount, that are invested for less than 7 years and withdrawn will result in your paying a penalty in the form of a surrender charge. The amount of the charge and how it applies are discussed more fully below. You should consider, before purchasing this contract, the effect this charge will have on your investment if you need to withdraw more money than the free withdrawal amount. You should fully discuss this decision with your financial representative.


The withdrawal charge percentage is determined by the age of the Purchase Payment remaining in the contract at the time of the withdrawal. For the purpose of calculating the withdrawal charge, any prior Free Withdrawal is not subtracted from the total Purchase Payments still subject to withdrawal charges.

For example, you make an initial Purchase Payment of $100,000. For purposes of this example we will assume a 0% growth rate over the life of the contract and no subsequent Purchase Payments. In contract year 2 and year 3, you take out your maximum free withdrawal of $10,000 for each year. After that free withdrawal your contract value is $80,000. In contract year 5 you request a full surrender of your contract. We will apply the following calculation, A - (B X C) = D, where:

A = Your contract value at the time of your request for surrender ($80,000) B = The amount of your Purchase Payments still subject to withdrawal charge ($100,000)

C = The withdrawal charge percentage applicable to the age of each Purchase Payment (6%) [B X C = $6,000]

D = Your full surrender value ($74,000)

We calculate charges due on a total withdrawal on the day after we receive your request and your contract. We return your contract value less any applicable fees and charges.


Under most circumstances, the minimum partial withdrawals amount is $1,000. We require that the value left in any Seasons Strategy or fixed account be at least $500, after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made in equal amounts from each Seasons Strategy and fixed account option in which your contract is invested.


Washington residents should consult their financial adviser for additional information.

We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted;

(3) an emergency exists such that disposal of or determination of the value of shares of the Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed account option. Such deferrals are limited to six months.

SYSTEMATIC WITHDRAWAL PROGRAM

If you elect, we use money in your contract to pay you monthly, quarterly, semi-annual or annual payments during the Accumulation Phase. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $250. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% IRS tax penalty may apply if you are under age 59 1/2. Any withdrawals you make using this program count against your free withdrawal amount as described above. Withdrawals in excess of the free withdrawal amount may incur a withdrawal charge. There is no additional charge for participating in this program.

The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

WITHDRAWAL CHARGES, MARKET VALUE ADJUSTMENTS, INCOME TAXES, TAX PENALTIES AND CERTAIN RESTRICTIONS MAY APPLY TO ANY WITHDRAWAL YOU MAKE, INCLUDING SYSTEMATIC WITHDRAWALS.

MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you.

QUALIFIED CONTRACT OWNERS

Certain qualified plans restrict and/or prohibit your ability to withdraw money from your contract. PLEASE SEE TAXES BELOW for a more detailed explanation.

DEATH BENEFIT
--------------------------------------------------------------------------------

If you should die during the Accumulation Phase of your contract, we will pay a death benefit to your Beneficiary. If you die during the Income Phase, your beneficiary will receive any remaining guaranteed income payments in accordance with the income options you choose. SEE INCOME OPTIONS BELOW.

If you should die prior to reaching age 75 or, in the case of joint owners, if an owner should die prior to the youngest owner reaching age 75, the death benefit will be equal to the greater of:

     1. Contract Value at the time we receive all required paperwork and satisfactory proof of death; or

     2. Total Purchase Payments less withdrawals, applicable charges, market value adjustments and taxes, accumulated at 3% from the date your contract was issued until the date of death, plus any Purchase Payments received, less any withdrawals, applicable charges, market value adjustments and taxes made or charged, after the date of death.

If the contract was issued after your 75th birthday or if you should die after you reach age 75, or, in the case of joint owners, if the contract was issued after both owners' 75th birthday or if an owner dies after the youngest owner reaches age 75, the death benefit will be the greater of:

     1. Contract value at the time we receive all required paperwork and satisfactory proof of death; or

     2. Total Purchase Payments received by us before age 75 (in the case of joint owners, before the younger owner reaches age 75) less any withdrawals, applicable charges, market value adjustments and taxes, accumulated at 3% from the date your contract was issued until your 75th birthday (or, if there is a joint owner, the 75th Birthday of the youngest owner), plus any subsequent Purchase Payments received, less any withdrawals, applicable charges, market value adjustments and taxes made or charged, after your 75th birthday.

You select the Beneficiary to receive any amounts payable on death. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

The death benefit must be paid within 5 years of the date of death, unless the Beneficiary elects to have the death benefit payable in the form of an income option. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Income payments must begin within one year of your death. If the Beneficiary is the spouse of the owner, he or she can elect to continue the contract at the then current value.

The death benefit will be calculated and paid out when we receive all required paperwork and satisfactory proof of death. We consider satisfactory proof of death one of the following: (1) a certified copy of a death certificate; (2) a certified copy of a decree of court of competent jurisdiction as to the finding of death; (3) a written statement by a medical doctor who attended the deceased at the time of death; or (4) any other proof satisfactory to us.

DEATH OF THE ANNUITANT

If the Annuitant dies before annuity payments begin, you can name a new Annuitant. If no Annuitant is named within 30 days, you will become the Annuitant. However, if the owner is a non-natural person (for example, a corporation), then the death of the Annuitant will be treated as the death of the owner, no new Annuitant may be named and the death benefit will be paid.

EXPENSES
--------------------------------------------------------------------------------

There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee and withdrawal charges. However, the investment charges under your contract may increase or decrease. Some states may require that we charge less than the amounts described below.

SEPARATE ACCOUNT CHARGES

The Company deducts separate account charges in the amount of 1.40%, annually of the value of your contract invested in the Variable Portfolios. We deduct the charge daily. These charges compensate the Company for the mortality and expense risk and the costs of contract distribution assumed by the Company.

Generally, the mortality risks assumed by the Company arise from its contractual obligations to make income payments after the Annuity Date and to provide a death benefit. The expense risk assumed by the Company is that the costs of administering the contracts and the Separate Account will exceed the amount received from the administrative fees and charges assessed under the contract.

If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference. The Insurance Charge is expected to result in a profit. Profit may be used for any legitimate cost/expense including distribution, depending upon market conditions.

WITHDRAWAL CHARGES

The contract provides a Free Withdrawal Amount every year. SEE ACCESS TO YOUR MONEY ABOVE. If you take money out in excess of the Free Withdrawal Amount, you may incur a withdrawal charge.

We apply a withdrawal charge against each Purchase Payment you put into the contract. After a Purchase Payment has been in the contract for seven complete years, no withdrawal charge applies. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The withdrawal charge percentage declines each year a Purchase Payment is in the contract, as follows:

      YEAR          1    2    3    4    5    6    7    8
-----------------  ---  ---  ---  ---  ---  ---  ---  ---
Withdrawal
  Charge.........  7%   6%   6%   5%   4%   3%   2%   0%

When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn.

We will not assess a withdrawal charge for money withdrawn to pay a death benefit. We will not assess a withdrawal charge upon election to receive income payments from your contract.

Withdrawals made prior to age 59 1/2 may result in tax penalties SEE TAXES
BELOW.

INVESTMENT CHARGES

Charges are deducted from the assets of the investment portfolios underlying the STRATEGIES for the advisory and other expenses of the portfolios. SEE FEE TABLES ABOVE. FOR MORE DETAILED INFORMATION ON THESE INVESTMENT CHARGES, REFER TO THE ATTACHED TRUST PROSPECTUS.

CONTRACT MAINTENANCE FEE

During the Accumulation Phase, we subtract a contract maintenance fee from your account once per year. This charge compensates us for the cost of contract administration. We will deduct the $35 contract maintenance fee ($30 in North Dakota) from your account value on your contract anniversary. If you withdraw your entire contract value, we deduct the fee from that withdrawal.

If your contract value is $50,000 or more on your contract anniversary date, we will waive the charge. This waiver is subject to change without notice.

TRANSFER FEE


We currently permit four free transfers between investment options, every contract year. We charge you $25 for each transfer over four in any one year ($10 in Pennsylvania and Texas). We deduct the transfer fee from the Seasons Strategy and/or fixed account option from which you request the transfer SEE INVESTMENT OPTIONS ABOVE.


PREMIUM TAX

Certain states charge the Company a tax on the premiums you pay into the contract ranging from 0% to 3.5%. We deduct from your contract these premium tax charges where applicable. Currently we deduct the charge for premium taxes when you take a full withdrawal or annuitize the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.

INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES AND ADDITIONAL AMOUNTS CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

AIG SunAmerica Life may make such a determination regarding sales to its employees, its affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.

INCOME OPTIONS
--------------------------------------------------------------------------------

ANNUITY DATE

During the Income Phase, the money in your Contract is used to make regular income payments to you. You may switch to the Income Phase any time after your second contract anniversary. You select the month and year in which you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your Income Option. Except to the extent discussed under Option 5, once you begin receiving income payments you cannot otherwise access your money through a withdrawal or surrender.

Income payments must begin on or before the Latest Annuity Date. If you do not choose an Annuity Date, your income payments will automatically begin on the Latest Annuity Date. Certain states may require your income payments to start earlier.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences. In addition, certain Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES BELOW.

INCOME OPTIONS

Currently, this Contract offers five standard Income Options. Other payout options may be available. Contact the Annuity Service Center for more information. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with option 4 for a period of 10 years. For income payments selected for joint lives, we pay according to option 3.

We base our calculation of income payments on the life of the Annuitant and the annuity factors set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and then designate a new Annuitant.

OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop whenever the survivor dies.

OPTION 3 - JOINT AND SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEAR PERIOD CERTAIN

This option is similar to option 2 above, with an additional guarantee of payments for at least 10 years. If the Annuitant and the Survivor die before all of the guaranteed payments have been made, the remaining payments are made to the Beneficiary under your Contract.

OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEAR PERIOD CERTAIN

This option is similar to option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your Contract.

OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all of the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed payments being made) may redeem the contract value after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed payments.

The value of an Annuity Unit, regardless of the option chosen, takes into account the Mortality and Expense Risk Charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

Please read the Statement of Additional Information ("SAI") for a more detailed discussion of the income options.

ALLOCATION OF INCOME PAYMENTS

You can choose income payments that are fixed, variable or both. If payments are fixed, AIG SunAmerica Life guarantees the amounts of each payment. If the payments are variable, the amounts are not guaranteed. They will go up and/or down based upon the performance of your Variable Portfolios.

FIXED OR VARIABLE INCOME PAYMENTS

You can choose income payments that are fixed, variable or both. If at the date when income payments begin you are invested in the Variable Portfolios only, your income payments will be variable. If your money is only in fixed accounts at that time, your income payments will be fixed in amount.

INCOME PAYMENTS

We make income payments on a monthly, quarterly, semi-annual or annual basis. You instruct us to send you a check or to have the payments directly deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in income payments of less than $50 per payment, we may decrease the frequency of the payments, state law allowing.

If you are invested in the Variable Portfolios after the Annuity date, your income payments will vary depending on four things:

     - for life options, your age when payments begin, and;

     - the value of your contract in the Variable Portfolios on the Annuity Date, and;

     - the 3.5% assumed investment rate used in the annuity table for the contract, and;

     - the performance of the Variable Portfolios in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the Variable Portfolios after the Annuity Date, the allocation of funds between the fixed accounts and Variable Portfolios also impacts the amount of your annuity payments.

The value of variable income payments, if elected, is based on an assumed interest rate ("AIR") of 3.5% compounded annually. Variable income payments generally increase or decrease from one income payment date to the next based upon the performance of the applicable Variable Portfolios. If the performance of the Variable Portfolios selected is equal to the AIR, the income payments will remain constant. If performance of Variable Portfolios is greater than the AIR, the income payments will increase and if it is less than the AIR, the income payments will decline.

TRANSFERS DURING THE INCOME PHASE

You may transfer money among the Variable Portfolios during the Income Phase. Transfers are subject to the same limitations as transfers during the Accumulation Phase. However, you may not transfer money from the fixed account into the Variable Portfolios or from the Variable Portfolios into the fixed accounts during the Income Phase. SEE EXPENSES ABOVE.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period. SEE ALSO ACCESS TO YOUR MONEY ABOVE.

Please read the Statement of Additional Information ("SAI") for a more detailed discussion of the income payments.


TAXES

--------------------------------------------------------------------------------


NOTE: THE BASIC SUMMARY BELOW ADDRESSES BROAD FEDERAL TAXATION MATTERS, AND GENERALLY DOES NOT ADDRESS STATE TAXATION ISSUES OR QUESTIONS. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE; THEREFORE, WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE. WE HAVE INCLUDED AN ADDITIONAL DISCUSSION REGARDING TAXES IN THE SAI.



ANNUITY CONTRACTS IN GENERAL



The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments that satisfy specific tax and ERISA requirements automatically provide tax deferral regardless of whether the underlying contract is an annuity, a trust, or a custodial account. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-Qualified.



If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-Qualified contract. A Non-Qualified contract receives different tax treatment than a Qualified contract. In general, your cost in a Non-Qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.



If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans or arrangements are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), plans of self-employed individuals (often referred to as H.R.10 Plans or Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically, for employer plans and tax-deductible IRA contributions, you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract. However, you normally will have cost basis in a Roth IRA, and you may have cost basis in a traditional IRA or in another Qualified Contract.



TAX TREATMENT OF DISTRIBUTIONS--NON-QUALIFIED CONTRACTS



If you make a partial or total withdrawal from a Non-Qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. Purchase payments made prior to August 14, 1982, however, are an important exception to this general rule, and for tax purposes are treated as being distributed before the earnings on those contributions. If you annuitize your contract, a portion of each income payment will be considered, for tax purposes, to be a return of a portion of your Purchase Payment(s). Any portion of each income payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) when paid in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) under an immediate annuity; or (6) which are attributable to Purchase Payments made prior to August 14, 1982.



TAX TREATMENT OF DISTRIBUTIONS--QUALIFIED CONTRACTS



Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. As a result, with certain limited exceptions, any amount of money you take out as a withdrawal or as income payments is taxable income. In the case of certain Qualified contracts, the IRC further provides for a 10% penalty tax on any taxable withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2;
(2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments, made for your life or for the joint lives of you and your Beneficiary, that begins after separation from service with the employer sponsoring the plan; (5) to the extent such withdrawals do not exceed limitations set by the IRC for deductible amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in the IRC; only from an IRA); (7) to fund certain first-time home purchase expenses (only from an IRA); (8) when you separate from service after attaining age 55 (does not apply to an IRA); (9) when paid for health insurance, if you are unemployed and meet certain requirements; and (10) when paid to an alternate payee pursuant to a qualified domestic relations order. This 10% penalty tax does not apply to withdrawals or income payments from governmental 457(b) eligible deferred compensation plans, except to the extent that such withdrawals or income payments are attributable to a prior rollover to the plan (or earnings thereon) from another plan or arrangement that was subject to the 10% penalty tax.



The IRC limits the withdrawal of an employee's voluntary Purchase Payments from a Tax-Sheltered Annuity (TSA). Withdrawals can only be made when an owner: (1) reaches age 59 1/2; (2) severs employment with the employer; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) experiences a financial hardship (as defined in the IRC). In the case of hardship, the owner can only withdraw Purchase Payments. Additional plan limitations may also apply. Amounts held in a TSA annuity contract as of December 31, 1988 are not subject to these restrictions. Qualifying transfers of amounts from one TSA contract to another TSA contract under section 403(b) or to a custodial account under section 403(b)(7), and qualifying transfers to a state defined benefit plan to purchase service credits, are not considered distributions, and thus are not subject to these withdrawal limitations. If amounts are transferred from a custodial account described in Code section 403(b)(7) to this contract the transferred amount will retain the custodial account withdrawal restrictions.



Withdrawals from other Qualified Contracts are often limited by the IRC and by the employer's plan.



MINIMUM DISTRIBUTIONS



Generally, the IRC requires that you begin taking annual distributions from qualified annuity contracts by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you separate from service from the employer sponsoring the plan. If you own an IRA, you must begin taking distributions when you attain age 70 1/2 regardless of when you separate from service from the employer sponsoring the plan. If you own more than one TSA, you may be permitted to take your annual distributions in any combination from your TSAs. A similar rule applies if you own more than one IRA. However, you cannot satisfy this distribution requirement for your TSA contract by taking a distribution from an IRA, and you cannot satisfy the requirement for your IRA by taking a distribution from a TSA.



You may be subject to a surrender charge on withdrawals taken to meet minimum distribution requirements, if the withdrawals exceed the contract's maximum penalty free amount.

Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should consult your tax advisor for more information.



You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select monthly, quarterly, semiannual, or annual withdrawals for this purpose. This service is provided as a courtesy and we do not guarantee the accuracy of our calculations. Accordingly, we recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to our Annuity Service Center. We reserve the right to change or discontinue this service at any time.



The IRS issued new regulations, effective January 1, 2003, regarding required minimum distributions from qualified annuity contracts. One of the regulations requires that the annuity contract value used to determine required minimum distributions include the actuarial value of other benefits under the contract, such as optional death benefits. This regulation does not apply to required minimum distributions made under an irrevocable annuity income option. We are currently awaiting further clarification from the IRS on this regulation, including how the value of such benefits is determined. You should discuss the effect of these new regulations with your tax advisor.



TAX TREATMENT OF DEATH BENEFITS



Any death benefits paid under the contract are taxable to the Beneficiary. The rules governing the taxation of payments from an annuity contract, as discussed above, generally apply whether the death benefits are paid as lump sum or annuity payments. Estate taxes may also apply.



Certain enhanced death benefits may be purchased under your contract. Although these types of benefits are used as investment protection and should not give rise to any adverse tax effects, the IRS could take the position that some or all of the charges for these death benefits should be treated as a partial withdrawal from the contract. In that case, the amount of the partial withdrawal may be includible in taxable income and subject to the 10% penalty if the owner is under 59 1/2.



If you own a Qualified contract and purchase these enhanced death benefits, the IRS may consider these benefits "incidental death benefits." The IRC imposes limits on the amount of the incidental death benefits allowable for Qualified contracts. If the death benefit(s) selected by you are considered to exceed these limits, the benefit(s)could result in taxable income to the owner of the Qualified contract. Furthermore, the IRC provides that the assets of an IRA (including a Roth IRA) may not be invested in life insurance, but may provide, in the case of death during the Accumulation Phase, for a death benefit payment equal to the greater of Purchase Payments or Contract Value. This contract offers death benefits, which may exceed the greater of Purchase Payments or Contract Value. If the IRS determines that these benefits are providing life insurance, the contract may not qualify as an IRA (including Roth IRAs). You should consult your tax advisor regarding these features and benefits prior to purchasing a contract.



CONTRACTS OWNED BY A TRUST OR CORPORATION



A Trust or Corporation ("Non-Natural Owner") that is considering purchasing this contract should consult a tax advisor. Generally, the IRC does not treat a Non-Qualified contract owned by a non-natural owner as an annuity contract for Federal income tax purposes. The non-natural owner pays tax currently on the contract's value in excess of the owner's cost basis. However, this treatment is not applied to a contract held by a trust or other entity as an agent for a natural person nor to contracts held by Qualified Plans. See the SAI for a more detailed discussion of the potential adverse tax consequences associated with non-natural ownership of a non-qualified annuity contract.



GIFTS, PLEDGES AND/OR ASSIGNMENTS OF A CONTRACT



If you transfer ownership of your Non-Qualified contract to a person other than your spouse (or former spouse incident to divorce) as a gift you will pay federal income tax on the contract's cash value to the extent it exceeds your cost basis. The recipient's cost basis will be increased by the amount on which you will pay federal taxes. In addition, the IRC treats any assignment or pledge (or agreement to assign or pledge) of any portion of a Non-

Qualified contract as a withdrawal. See the SAI for a more detailed discussion regarding potential tax consequences of gifting, assigning, or pledging a Non-Qualified contract.



The IRC prohibits Qualified annuity contracts including IRAs from being transferred, assigned or pledged as security for a loan. This prohibition, however, generally does not apply to loans under an employer-sponsored plan (including loans from the annuity contract) that satisfy certain requirements, provided that: (a) the plan is not an unfunded deferred compensation plan; and
(b) the plan funding vehicle is not an IRA.



DIVERSIFICATION AND INVESTOR CONTROL



The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that the management of the Underlying Funds monitors the Funds so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.



The diversification regulations do not provide guidance as to the circumstances under which you, and not the Company, would be considered the owner of the shares of the Variable Portfolios under your Non-Qualified Contract, because of the degree of control you exercise over the underlying investments. This diversification requirement is sometimes referred to as "investor control." It is unknown to what extent owners are permitted to select investments, to make transfers among Variable Portfolios or the number and type of Variable Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance should generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean that you, as the owner of the Non-qualified Contract, could be treated as the owner of the underlying Variable Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.



These investor control limitations generally do not apply to Qualified Contracts, which are referred to as "Pension Plan Contracts" for purposes of this rule, although the limitations could be applied to Qualified Contracts in the future.


PERFORMANCE
--------------------------------------------------------------------------------

From time to time we will advertise the performance of the Variable Portfolios. Any such performance results are based on historical earnings and are not intended to indicate future performance.


We may show performance of each Variable Portfolio in comparison to various appropriate indices and the performance of other similar variable annuity products with similar objectives as reported by such independent reporting services as Morningstar, Inc., Lipper Analytical Services, Inc. and the Variable Annuity Research Data Service ("VARDS").



Please see the Statement of Additional Information for additional information regarding the methods used to calculate performance data.


OTHER INFORMATION
--------------------------------------------------------------------------------


THE SEPARATE ACCOUNT


AIG SunAmerica Life originally established Variable Annuity Account Five (the "Separate Account"), under Arizona law on July 8, 1996. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

AIG SunAmerica Life owns the assets in the Separate Account. However, the assets in the Separate Account are not chargeable with liabilities arising out of any other business conducted by AIG SunAmerica Life. Income gains and losses (realized and unrealized) resulting from assets in the Separate Account are credited to or charged against the Separate Account without regard to other income, gains or losses of AIG SunAmerica Life. Assets in the Separate Account are not guaranteed for AIG SunAmerica Life.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into AIG SunAmerica Life's general account. The general account consists of all of AIG SunAmerica Life's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any AIG SunAmerica Life contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.


PAYMENTS IN CONNECTION WITH DISTRIBUTION OF THE CONTRACT



PAYMENTS TO BROKER-DEALERS



Registered representatives of broker-dealers sell the contract. We pay commissions to the broker-dealers for the sale of your contract ("Contract Commissions"). There are different structures by which a broker-dealer can choose to have their Contract Commissions paid. For example, as one option, we may pay upfront Contract Commission, only, that may be up to a maximum 7.0% of each Purchase Payment you invest (which may include promotional amounts). Another option may be a lower upfront Contract Commission on each Purchase Payment, with a trail commission of up to a maximum 1.00% of contract value, annually. We pay Contract Commissions directly to the broker-dealer with whom your registered representative is affiliated. Registered representatives may receive a portion of these amounts we pay in accordance with any agreement in place between the registered representative and his/her broker-dealer firm.



We (or our affiliates) may pay broker-dealers or permitted third parties cash or non-cash compensation, including reimbursement of expenses incurred in connection with the sale of these contracts. These payments may be intended to reimburse for specific expenses incurred or may be based on sales, certain assets under management or longevity of assets invested with us. For example, we may pay additional amounts in connection with contracts that remain invested with us for a particular period of time. We enter into such arrangements in our discretion and we may negotiate customized arrangements with firms, including affiliated and non-affiliated broker-dealers based on various factors. Promotional incentives may change at any time.



We do not deduct these amounts directly from your Purchase Payments. We anticipate recovering these amounts from the fees and charges collected under the contract. Certain compensation payments may increase our cost of doing business in a particular firm and may result in higher contractual fees and charges if you purchase your contract through such a firm. SEE EXPENSES, ABOVE.



AIG SunAmerica Capital Services, Inc., Harborside Financial Center, 3200 Plaza 5, Jersey City, NJ 07311-4992, distributes the contracts. AIG SunAmerica Capital Services, an affiliate of AIG SunAmerica Life, is a registered broker-dealer under the Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. No underwriting fees are paid in connection with the distribution of the contracts.



PAYMENTS WE RECEIVE



In addition to amounts received pursuant to established 12b-1 Plans, we may receive compensation of up to 0.60% from the investment advisers, subadvisers or their affiliates of certain of the underlying Trusts and/or portfolios for services related to the availability of the underlying portfolios in the contract. Furthermore, certain advisers and/or subadvisers may offset the costs we incur for training to support sales of the underlying funds in the contract.


ADMINISTRATION

We are responsible for the administrative servicing of your contract. Please contact our Annuity Service Center at 1-800-445-SUN2, if you have any comment, question or service request.

We send out transaction confirmations and quarterly statements. During the accumulation phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase payments received through the automatic payment plan or a salary reduction arrangement, may also be confirmed quarterly. For other transactions, we send confirmations immediately.

During the accumulation and income phases, you will receive a statement of your transactions over the past quarter and a summary of your account values. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.

LEGAL PROCEEDINGS


There are no pending legal proceedings affecting the Separate Account. AIG SunAmerica Life engages in various kinds of routine litigation. In management's opinion, these matters are not material in relation to the financial position of the Company. A purported class action captioned NIKITA Mehta. as Trustee of the N.D. Mehta Living. Trust vs. AIG SunAmerica Life Assurance Company, Case 04L0199, was filed on April 5, 2004 in the Circuit Court, Twentieth Judicial District in St. Clair County, Illinois. The lawsuit alleges certain improprieties in conjunction with alleged market timing activities. The probability of any particular outcome cannot be reasonably estimated at this time.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                     AIG SUNAMERICA LIFE ASSURANCE COMPANY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     AIG SunAmerica Life Assurance Company (the "Company") was incorporated as Anchor National Life Insurance Company under the laws of the State of Arizona on April 12, 1965 while the Company changed its name to AIG SunAmerica Life Assurance Company on January 24, 2002. The Company continued to do business as Anchor National Life Insurance Company until February 28, 2003, after which time it began doing business under its new name, AIG SunAmerica Life Assurance Company.

     The Company is a direct wholly owned subsidiary of SunAmerica Life Insurance Company (the "Parent"), which is a wholly owned subsidiary of AIG Retirement Services, Inc. ("AIGRS") (formerly AIG SunAmerica Inc.), a wholly owned subsidiary of American International Group, Inc. ("AIG"). AIG is a holding company, which through its subsidiaries is engaged in a broad range of insurance and insurance-related activities, financial services and retirement services and asset management.

     The Company has no employees; however, employees of AIGRS and other affiliates of the Company perform various services for the Company. AIGRS had approximately 1,900 employees at December 31, 2004, approximately 1,100 of whom perform services for the Company as well as for certain of its affiliates.

     The Company's primary activities are retirement services, herein discussed as annuity operations and asset management operations. The annuity operations consist of the sale and administration of deposit-type insurance contracts, such as variable and fixed annuity contracts, universal life insurance contracts and guaranteed investment contracts ("GICs"). The asset management operations are conducted by the Company's registered investment advisor subsidiary, AIG SunAmerica Asset Management Corp ("SAAMCo"), and its wholly owned distributor, AIG SunAmerica Capital Services, Inc. ("SACS"), and its wholly owned servicing administrator, AIG SunAmerica Fund Services, Inc. ("SFS"). See Note 13 of Notes to the Consolidated Financial Statements for operating results by segment.

     The Company ranks among the largest U.S. issuers of variable annuity contracts. The Company distributes its products and services through an extensive network of independent broker-dealers, full-service securities firms and financial institutions. In prior years, GICs were marketed directly to banks, municipalities, asset management firms and direct plan sponsors and through intermediaries, such as managers or consultants servicing these groups. In addition to distributing its variable annuity products through its nine affiliated broker-dealers, the Company distributes its products through a vast network of independent broker-dealers, full-service securities firms and financial institutions. In total, more than 84,000 independent sales representatives are appointed to sell the Company's annuity products. The Company's nine affiliated broker-dealers are among the largest networks of registered representatives in the nation. Sales through affiliated broker-dealers accounted for approximately a quarter of the Company's total annuity sales in 2004.

     The Company believes that demographic trends have produced strong consumer demand for long-term, investment-oriented products. According to U.S. Census Bureau projections, the number of individuals between the ages of 45 to 64 grew from 51 million to 69 million from 1994 to 2003, making this age group the fastest-growing segment of the U.S. population. Between 1994 and 2003, annual industry premiums from fixed and variable annuities increased from $155 billion to $267 billion.

     Benefiting from continued strong growth of the retirement savings market, industry sales of tax-deferred savings products have represented, for a number of years, a significantly larger source of new premiums for the U.S. life insurance industry than have traditional life insurance products. Recognizing the growth potential of this market, the Company focuses its life operations on the sale of variable annuity contracts. In recent years, the Company has enhanced its marketing efforts and expanded its offerings of fee-based variable annuity contracts. Variable accounts within the Company's variable annuity business entail no portfolio credit risk and requires significantly less capital support than the fixed accounts of variable annuity contracts ("Fixed Options"), which generate net investment income.

     The following table shows the Company's investment income, net realized investment losses and fee income for the year ended December 31, 2004 by primary product line or service:

                         NET INVESTMENT AND FEE INCOME


                                                               AMOUNT       PERCENT           PRIMARY PRODUCT OR SERVICE
                                                              ---------     --------   -----------------------------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                 FOR PERCENTAGES)
Fee income:
  Variable annuity policy fees, net of reinsurance..........  $369,141       42.2%     Variable annuity contracts
  Asset management fees.....................................    89,569        10.2     Asset management
  Universal life policy fees, net of reinsurance............    33,899         3.9     Universal life products
  Surrender charges.........................................    26,219         3.0     Fixed and variable annuity contracts
  Other fees................................................    15,753         1.8     Asset management
                                                              --------       -----
  Total fee income..........................................   534,581        61.1
Investment income...........................................   363,594        41.6     Fixed annuity contracts and Fixed Options
Net realized investment losses..............................   (23,807)       (2.7)    Fixed annuity contracts and Fixed Options
                                                              --------       -----
Total net investment and fee income.........................  $874,368      100.0%
                                                              ========       =====



ANNUITY OPERATIONS - SEPARATE ACCOUNT


     The annuity operations principally engaged in the business of issuing variable annuity contracts directed to the market for tax-deferred, long-term savings products. It also administers closed blocks of fixed annuity contracts, universal life insurance contracts and GICs directed to the institutional marketplace.

     The Company's variable annuity products offer investors a broad spectrum of fund alternatives, with a choice of investment managers, as well as Fixed Options. The Company earns fees on the amounts earned in variable account options of its variable annuity products held in separate accounts and net investment income on the Fixed Options held in the general account. Variable annuity contracts offer retirement planning features similar to those offered by fixed annuity contracts, but differ in that the contract holder's rate of return is generally dependent upon the investment performance of the particular equity, fixed-income, money market or asset allocation fund selected by the contract holder. Because the investment risk is generally borne by the customer in all but the Fixed Options, these products require significantly less capital support than fixed annuity contracts.

     At December 31, 2004, variable product liabilities were $26.04 billion, of which $22.61 billion were held in separate accounts and $3.43 billion were the liabilities of the Fixed Options, held in the Company's general account. The Company's variable annuity products incorporate incentives, surrender charges and/or other restrictions to encourage persistency. At December 31, 2004, 71% of the Company's variable annuity liabilities held in separate accounts were subject to surrender penalties or other restrictions. The Company's variable annuity products also generally limit the number of transfers made in a specified period between account options without the assessment of a fee. The average size of a new variable annuity contract sold by the Company in 2004 was approximately $74,000.


ANNUITY OPERATIONS - GENERAL ACCOUNT


     The Company's general account obligations are fixed-rate products, principally Fixed Options, but also including fixed annuity contracts, GICs and universal life insurance contracts ("Fixed-Rate Products") issued in prior years. The Fixed Options provide interest rate guarantees of certain periods ranging up to ten years. Although the Company's annuity contracts remain in force an average of seven to ten years, approximately 77% of the reserves for fixed annuity contracts and Fixed Options, as well as the universal life insurance contracts, reprice annually at discretionary rates determined by the Company subject to a minimum rate guarantee ranging from 1.5% to 4.0%, depending on the contract. In repricing, the Company takes into account yield characteristics of its investment portfolio, surrender assumptions and competitive industry pricing, among other factors.

     In prior years, the Company augmented its retail annuity business with the sale of institutional products. At December 31, 2004, the Company had $211.4 million of fixed-maturity, variable-rate GIC obligations that reprice periodically based upon certain defined indices and $3.9 million of fixed-maturity, fixed-rate GICs.

     The Company designs its Fixed-Rate Products and conducts its investment operations in order to closely match the duration and cash flows of the assets in its investment portfolio to its fixed-rate obligations. The Company seeks to achieve a predictable spread between what it earns on its assets and what it pays on its liabilities by investing principally in fixed-rate securities. The Company's Fixed-Rate Products incorporate incentives, surrender charges and other restrictions in order to encourage persistency. Approximately 77% of the Company's reserves for Fixed-Rate Products had incentives, surrender penalties and/or other restrictions at December 31, 2004.

INVESTMENT OPERATIONS

     The Company believes a portfolio principally composed of fixed-rate investments that generate predictable rates of return should back its liabilities for Fixed-Rate Products. The Company does not have a specific target rate of return. Instead, its rates of return vary over time depending on the current interest rate environment, the slope of the yield curve, the spread at which fixed-rate investments are priced over the yield curve, default rates and general economic conditions. The majority of the Company's invested assets are managed by an affiliate of AIG. Its portfolio strategy is constructed with a view to achieve adequate risk-adjusted returns consistent with its investment objectives of effective asset-liability matching, liquidity and safety.


     For more information concerning the Company's investments, including the risks inherent in such investments, see Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Capital Resources and Liquidity."


ASSET MANAGEMENT OPERATIONS

     Effective January 1, 2004, the Parent contributed to the Company 100% of the outstanding capital stock of its consolidated subsidiary, SAAMCo, which in turn has two wholly owned subsidiaries: SACS and SFS. Pursuant to this contribution, SAAMCo became a direct wholly owned subsidiary of the Company. This contribution increased the Company's shareholder's equity by $150,653,000. Assets, liabilities and shareholder's equity at December 31, 2003 were restated to include $190,605,000, $39,952,000 and $150,653,000, respectively, of SAAMCo balances. Similarly, the results of operations and cash flows have been restated for the years ended December 31, 2003 and 2002 for the addition and subtraction to pretax income of $16,345,000 and $4,464,000, respectively, to reflect the SAAMCo activity.

     The asset management operations are conducted by the Company's registered investment advisor subsidiary, SAAMCo, and its wholly owned distributor, SACS, and its wholly owned servicing administrator, SFS. These companies earn fee income by managing, distributing and administering a diversified family of mutual funds, serving as investment advisor to certain variable investment portfolios offered within the Company's variable annuity products and providing professional management of individual, corporate and pension plan portfolios.

REGULATION

     The Company, in common with other insurers, is subject to regulation and supervision by the states and jurisdictions in which it does business. Within the United States, the method of such regulation varies but generally has its source in statutes that delegate regulatory and supervisory powers to an insurance official. The regulation and supervision relate primarily to approval of policy forms and rates, the standards of solvency that must be met and maintained, including risk based capital measurements, the licensing of insurers and their agents, the nature of and limitations on investments, restrictions on the size of risks which may be insured under a single contract, deposits of securities for the benefit of contract holders, methods of accounting, periodic examinations of the affairs of insurance companies, the form and content of reports of financial condition required to be filed, and reserves for unearned premiums, losses and other purposes. In general, such regulation is for the protection of contract holders rather than security holders.

     Risk-based capital ("RBC") standards are designed to measure the adequacy of an insurer's statutory capital and surplus in relation to the risks inherent in its business. The standards are intended to help identify inadequately capitalized companies and require specific regulatory actions in the event an insurer's RBC is deficient. The RBC formula develops a risk-adjusted target level of adjusted statutory capital and surplus by applying certain factors to various asset, premium and reserve items. Higher factors are applied to more risky items and lower factors are applied to less risky items. Thus, the target level of statutory surplus varies not only as a result of the insurer's size, but also on the risk profile of the insurer's operations. The RBC Model Law provides four incremental levels of regulatory attention for insurers whose surplus is below the calculated RBC target. These levels of attention range in severity from requiring the insurer to submit a plan for corrective action to actually placing the insurer under regulatory control. The statutory capital and surplus of the Company exceeded its RBC requirements as of December 31, 2004.

     The federal government does not directly regulate the business of insurance, however, the Company, its subsidiaries and its products are governed by federal agencies, including the Securities and Exchange Commission ("SEC"), the Internal Revenue Service and the self-regulatory organization, National Association of Securities Dealers, Inc. ("NASD"). Federal legislation and administrative policies in several areas, including financial services regulation, pension regulation and federal taxation, can significantly and adversely affect the insurance industry. The federal government has from time to time considered legislation relating to the deferral of taxation on the accretion of value within certain annuities and life insurance products, changes in the

Employee Retirement Income Security Act regulations, the alteration of the federal income tax structure and the availability of Section 401(k) and individual retirement accounts. Although the ultimate effect of any such changes, if implemented, is uncertain, both the persistency of our existing products and our ability to sell products may be materially impacted in the future.

     Recently there has been a significant increase in federal and state regulatory activity relating to financial services companies, particularly mutual fund companies and life insurers issuing variable annuity products. These inquiries have focused on a number of issues including, among other items, after-hours trading, short-term trading (sometimes referred to as market timing), suitability, revenue sharing arrangements and greater transparency regarding compensation arrangements. There are several rule proposals pending at the SEC, the NASD and on a federal level, which, if passed, could have an impact on the business of the Company and/or its subsidiaries.

COMPETITION

     The businesses conducted by the Company are highly competitive. The Company competes with other life insurers, and also competes for customers' funds with a variety of investment products offered by financial services companies other than life insurance companies, such as banks, investment advisors, mutual fund companies and other financial institutions. In 2003, net annuity premiums written among the top 100 companies ranged from approximately $79 million to approximately $20 billion annually. The Company together with its affiliates ranked third largest of this group. The Company believes the primary competitive factors among life insurance companies for investment-oriented insurance products, such as annuities include product flexibility, net return after fees, innovation in product design, the insurer financial strength rating and the name recognition of the issuing company, the availability of distribution channels and service rendered to the customer before and after a contract is issued. Other factors affecting the annuity business include the benefits (including before-tax and after-tax investment returns) and guarantees provided to the customer and the commissions paid.

AVAILABLE INFORMATION

     AIG SunAmerica Life Assurance Company (the "Company") files annual, quarterly, and current reports and other information with the Securities and Exchange Commission (the "SEC"). The SEC maintains a website that contains annual, quarterly, and current reports and other information that issuers (including the Company) file electronically with the SEC. The SEC's website is http://www.sec.gov. Additionally, any materials the Company files with the SEC may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company does not maintain a website.

     The Company makes available free of charge, Annual Reports on Form 10-K, Quarterly Reports of Form 10-Q and Current Reports of Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after such materials are electronically filed with, or furnished to the SEC.


SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION



     Indemnification for liabilities arising under the 1933 Act is provided to the Company's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Securities Act and unenforceable. If a claim for indemnification against such liabilities (other than for payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of the Company in connection with the securities registered under this prospectus, the Company will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. The Company will be governed by final judgment of the issue. However, if in the opinion of the Company's counsel this issue has been determined by controlling precedent, the Company will not submit the issue to a court for determination.


DESCRIPTION OF PROPERTY

     The Company's executive offices and its principal office are in leased premises at 1 SunAmerica Center, Los Angeles, California 90067. The Company, through an affiliate, also leases office space in Woodland Hills, California and Jersey City, New Jersey.

     The Company believes that such properties, including the equipment located therein, are suitable and adequate to meet the requirements of its businesses.

SELECTED FINANCIAL DATA

     The following selected financial data of the Company should be read in conjunction with the consolidated financial statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations, both of which are included elsewhere herein.

     The following selected financial date of the Company for years prior to December 31, 2004 have been restated as if the contribution of SAAMCo and its related subsidiaries were effective as of the earliest period reported below. The following amounts include only the subsidiaries of SAAMCo as of December 31, 2004.


                                                                            YEARS ENDED DECEMBER 31,
                                                              ----------------------------------------------------
                                                                2004       2003       2002       2001       2000
                                                              --------   --------   --------   --------   --------
                                                                                 (IN THOUSANDS)
Results of Operations
Revenues:
Fee income, net of reinsurance..............................  $534,581   $427,091   $444,002   $481,945   $549,970
Investment income...........................................   363,594    402,923    387,355    370,198    398,168
Net realized investment losses..............................   (23,807)   (30,354)   (65,811)   (59,784)   (15,177)
                                                              --------   --------   --------   --------   --------
  Total revenues............................................   874,368    799,660    765,546    792,359    932,961
Benefits and Expenses:
Interest expense............................................   222,749    240,213    238,129    244,614    264,493
Amortization of bonus interest..............................    10,357     19,776     16,277     11,938      3,824
General and administrative expenses.........................   131,612    119,093    115,210     99,232    138,955
Amortization of deferred acquisition costs and other
  deferred expenses.........................................   157,650    160,106    222,484    208,378    154,183
Annual commissions..........................................    64,323     55,661     58,389     58,278     56,473
Claims on universal life contracts, net of reinsurance
  recoveries................................................    17,420     17,766     15,716     17,566     19,914
Guaranteed minimum death benefits, net of reinsurance
  recoveries................................................    58,756     63,268     67,492     17,839        614
                                                              --------   --------   --------   --------   --------
  Total benefits & expenses.................................   662,867    675,883    733,697    657,845    638,456
                                                              --------   --------   --------   --------   --------
Pretax income before cumulative effect of accounting
  change....................................................   211,501    123,777     31,849    134,514    294,505
Income tax expense..........................................     6,410     30,247        160     21,824     94,400
                                                              --------   --------   --------   --------   --------
Net income before cumulative effect of accounting change....   205,091     93,530     31,689    112,690    200,105
                                                              --------   --------   --------   --------   --------
Cumulative effect of accounting change, net of tax..........   (62,589)        --         --    (10,342)        --
                                                              --------   --------   --------   --------   --------
Net Income..................................................  $142,502   $ 93,530   $ 31,689   $102,348   $200,105
                                                              ========   ========   ========   ========   ========



     In 2004, the Company adopted AICPA Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts ("SOP 03-1"), which was recorded as a cumulative effect of accounting change. (See Note 2 of Notes to Consolidated Financial Statements).

     In 2001, the Company adopted EITF 99-20 "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets" and Statement of Financial Accounting Standard 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133), which were recorded as a cumulative effect of accounting change.


                                                                                   DECEMBER 31,
                                                        -------------------------------------------------------------------
                                                           2004          2003          2002          2001          2000
                                                        -----------   -----------   -----------   -----------   -----------
                                                                                  (IN THOUSANDS)
Financial Position
Investments and cash..................................  $ 7,125,986   $ 7,124,633   $ 7,248,324   $ 6,294,148   $ 5,249,827
Variable annuity assets held in separate accounts.....   22,612,451    19,178,796    14,758,642    18,526,413    20,393,820
Deferred acquisition costs and other deferred
  expenses............................................    1,606,870     1,505,328     1,436,802     1,419,498     1,286,456
Other assets..........................................      150,708       162,970       309,221       258,446       177,468
                                                        -----------   -----------   -----------   -----------   -----------
Total Assets..........................................  $31,496,015   $27,971,727   $23,752,989   $26,498,505   $27,107,571
                                                        ===========   ===========   ===========   ===========   ===========
Reserves for fixed annuity and fixed accounts of
  variable annuity contracts..........................  $ 3,948,158   $ 4,274,329   $ 4,285,098   $ 3,498,917   $ 2,778,229
Reserves for universal life insurance contracts.......    1,535,905     1,609,233     1,676,073     1,738,493     1,832,667
Reserves for guaranteed investment contracts..........      215,331       218,032       359,561       483,861       610,672
Variable annuity liabilities related to separate
  accounts............................................   22,612,451    19,178,796    14,758,642    18,526,413    20,393,820
Other payables and accrued liabilities................    1,172,594       794,031       831,138       839,032       268,201
Subordinated notes payable to affiliates..............           --        40,960        40,960        47,960        55,119
Deferred income taxes.................................      257,532       242,556       341,935       211,242        81,989
Shareholder's equity..................................    1,754,044     1,613,790     1,459,582     1,152,587     1,086,874
                                                        -----------   -----------   -----------   -----------   -----------
Total Liabilities and Shareholder's Equity............  $31,496,015   $27,971,727   $23,752,989   $26,498,505   $27,107,571
                                                        ===========   ===========   ===========   ===========   ===========


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Management's discussion and analysis of financial condition and results of operations of AIG SunAmerica Life Assurance Company (the "Company") for the years ended December 31, 2004 ("2004"), 2003 ("2003") and 2002 ("2002") follows.
Certain prior period amounts have been reclassified to conform to the current period's presentation.

     In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers regarding certain forward-looking statements contained in this report and in any other statements made by, or on behalf of, the Company, whether or not in future filings with the Securities and Exchange Commission (the "SEC"). Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Statements using verbs such as "expect," "anticipate," "believe" or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements which represent the Company's beliefs concerning future levels of sales and redemptions of the Company's products, investment spreads and yields, or the earnings and profitability of the Company's activities.

     Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which are subject to change. These uncertainties and contingencies could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable developments. Some may be national in scope, such as general economic conditions, changes in tax law and changes in interest rates. Some may be related to the insurance industry generally, such as pricing, competition, regulatory developments and industry consolidation. Others may relate to the Company specifically, such as credit, volatility and other risks associated with the Company's investment portfolio. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the SEC. The Company disclaims any obligation to update forward-looking information.

CRITICAL ACCOUNTING POLICIES

     The Company considers its most critical accounting policies those policies with respect to valuation of certain financial instruments, amortization of deferred acquisition costs ("DAC") and other deferred expenses and the reserve for guaranteed benefits. In the implementation of each of the aforementioned policies, management is required to exercise its judgment on both a quantitative and qualitative basis. Further explanation of how management exercises that judgment follows.

     Valuation of Certain Financial Instruments: Gross unrealized losses on debt and equity securities available for sale amounted to $27.1 million at December 31, 2004. In determining if and when a decline in fair value below amortized cost is other than temporary, the Company evaluates at each reporting period the market conditions, offering prices, trends of earnings, price multiples, and other key measures for investments in debt and equity securities. In particular, for debt securities, the Company assesses the probability that all amounts due are collectible according to the contractual terms of the obligation. When such a decline in value is deemed to be other than temporary, the Company recognizes an impairment loss in the current period operating results to the extent of the decline (See also discussion within "Capital Resources and Liquidity" herein).


     Securities in the Company's portfolio with a carrying value of approximately $813.0 million at December 31, 2004 do not have readily determinable market prices. For these securities, the Company estimates the fair value with internally prepared valuations (including those based on estimates of future profitability). Otherwise, the Company uses its most recent purchases and sales of similar unquoted securities, independent broker quotes or comparison to similar securities with quoted prices when possible to estimate the fair value of those securities. All such securities are classified as available for sale. The Company's ability to liquidate its positions in these securities will be impacted to a significant degree by the lack of an actively traded market, and the Company may not be able to dispose of these investments in a timely manner. Although the Company believes its estimates reasonably reflect the fair value of those securities, the key assumptions about the risk-free interest rates, risk premiums, performance of underlying collateral, if any, and other factors may not reflect those of an active market.

     Amortization of Deferred Acquisition Costs and Other Deferred Expenses:
Policy acquisition costs include commissions and other costs that vary with, and are primarily related to, the production or acquisition of new business. Such costs are deferred and amortized over the estimated lives of the annuity contracts. Approximately 81% of the amortization of DAC and other deferred expenses was attributed to policy acquisition costs deferred by the annuity operations and 19% was attributed to the distribution costs deferred by the asset management operations. For the annuity operations, the Company amortizes DAC and other deferred expenses based on a percentage of expected gross profits ("EGPs") over the life of the underlying policies. EGPs are computed based on assumptions related to the underlying policies written, including their anticipated duration, the growth rate of the separate account assets (with respect to variable options of the variable annuity contracts) or general account assets (with respect to fixed annuity contracts, Fixed Options and universal life insurance contracts) supporting these obligations, costs of providing contract guarantees and the level of expenses necessary to administer the policies. The Company adjusts amortization of DAC and other deferred expenses (a "DAC unlocking") when current or estimates of future gross profits to be realized from its annuity contracts are revised as more fully described below. Substantially all of the DAC balance attributed to annuity operations at December 31, 2004 related to variable annuity contracts.

     DAC amortization on annuities is impacted by surrender rates, claims costs, and the actual and assumed future growth rate of the assets supporting the Company's obligations under annuity policies. With respect to Fixed Options, the growth rate depends on the yield on the general account assets supporting those annuity contracts. With respect to the variable options of the variable annuity contracts, the growth rate depends on the performance of the investment options available under the annuity contract and the allocation of assets among these various investment options.

     The assumption the Company uses for the long-term annual net growth rate of the separate account assets in the determination of DAC amortization with respect to its variable annuity contracts is 10% (the "long-term growth rate assumption"). The Company uses a "reversion to the mean" methodology that allows it to maintain this 10% long-term growth rate assumption, while also giving consideration to the effect of short-term swings in the equity markets. For example, if performance was 15% during the first year following the introduction of a product, the DAC model would assume that market returns for the following five years (the "short-term growth rate assumption") would be approximately 9%, resulting in an average annual growth rate of 10% during the life of the product. Similarly, following periods of below 10% performance, the model will assume a short-term growth rate higher than 10%. A DAC unlocking will occur if management deems the short-term growth rate assumption (i.e., the growth rate required to revert to the mean 10% growth rate over a five-year period) to be unreasonable. The use of a reversion to the mean assumption is common within the industry; however, the parameters used in the methodology are subject to judgment and vary within the industry.

     For the asset management operations, the Company defers distribution costs that are directly related to the sale of mutual funds that have a 12b-1 distribution plan and/or a contingent deferred sales charge feature (collectively, "Distribution Fee Revenue"). These costs are amortized on a straight-line basis, adjusted for redemptions, over a period ranging from one year to eight years depending on share class. The carrying value of the deferred asset is subject to continuous review based on projected Distribution Fee Revenue. Amortization of deferred distribution costs is increased if at any reporting period the value of the deferred amount exceeds the projected Distribution Fee Revenue. The projected Distribution Fee Revenue is impacted by estimated future withdrawal rates and the rates of market return. Management uses historical activity to estimate future withdrawal rates and average annual performance of the equity markets to estimate the rates of market return.

     Reserve for Guaranteed Benefits: Pursuant to the adoption of Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" ("SOP 03-1") which was adopted on January 1, 2004, the Company is required to recognize a liability for guaranteed minimum death benefits and other guaranteed benefits. In calculating the projected liability, five thousand stochastically generated investment performance scenarios were developed using the Company's best estimates. These assumptions included, among others, mean equity return and volatility, mortality rates and lapse rates. The estimation of cash flow and the determination of the assumptions used require judgment, which can, at times, be subjective.


     Several of the guaranteed benefits are sensitive to equity market conditions. The Company uses the purchase of reinsurance and capital market hedging strategies to mitigate the risk of paying benefits in excess of account values as a result of significant downturns in equity markets. Risk mitigation may or may not reduce the volatility of net income resulting from equity market volatility. Reinsurance or hedges are secured when the cost is less than the risk reduction. The Company expects to use either additional reinsurance or capital market hedges for risk mitigation on an opportunistic basis. Despite the purchase of reinsurance or hedges, the reinsurance or hedge secured may be inadequate to completely offset the effects of changes in equity markets.

BUSINESS SEGMENTS

     Effective January 1, 2004, SunAmerica Life Insurance Company (the "Parent"), the parent of the Company, contributed to the Company 100% of the outstanding capital stock of its consolidated subsidiary, AIG SunAmerica Asset Management Corp. ("SAAMCo"), which in turn has two wholly owned subsidiaries:
AIG SunAmerica Capital Services, Inc. ("SACS") and AIG SunAmerica Fund Services, Inc. ("SFS"). This contribution increased the Company's shareholder's equity by approximately $150.7 million (see Note 1 of Notes to Consolidated Financial Statements). Effective January 1, 2004, the Company's earnings include the asset management operations of SAAMCo, SACS and SFS. Prior year results have been restated to account for this contribution as if it had occurred at the beginning of the earliest period presented.


     The Company has two business segments: annuity operations and asset management operations. The annuity operations consist of the sale and administration of deposit-type insurance contracts, such as variable and fixed annuity contracts, universal life insurance contracts and guaranteed investment contracts. The Company focuses primarily on the marketing of variable annuity products. The variable annuity products offer investors a broad spectrum of fund alternatives, with a choice of investment managers, as well as Fixed Options. The Company earns fee income on amounts invested in the variable account options and net investment spread on the Fixed Options.


     The asset management operations are conducted by the Company's registered investment advisor subsidiary, SAAMCo, and its wholly owned distributor, SACS, and its wholly owned servicing administrator, SFS. These companies earn fee income by managing, distributing and administering a diversified family of mutual funds, servicing as investment advisor to certain variable investment portfolios offered within the Company's variable annuity products and providing professional management of individual, corporate and pension plan portfolios.

RESULTS OF OPERATIONS

     NET INCOME totaled $142.5 million in 2004, compared with $93.5 million in 2003 and $31.7 million in 2002.

     CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX reflected the adoption of SOP 03-1 on January 1, 2004. The Company recorded a loss of $62.6 million, net of tax, which is recognized in the consolidated statement of income and comprehensive income as a cumulative effect of accounting change for the year ended December 31, 2004.

     PRETAX INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE totaled $211.5 million in 2004, compared with $123.8 million in 2003 and $31.8 million in 2002. The increase in 2004 compared to 2003 was primarily due to higher variable annuity policy fee and asset management fee income, partially offset by lower investment income and higher general and administrative and other expenses. The increase in 2003 compared to 2002 was primarily due to reductions in net realized investment losses and amortization of DAC and other expenses.

     INCOME TAX EXPENSE totaled $6.4 million in 2004, $30.2 million in 2003 and $0.2 million in 2002 representing effective tax rates of 3%, 24% and 1%, respectively. The tax expense in 2004 included the benefit of $39.7 million resulting from the reduction of the prior year tax liability based on additional information becoming available. Excluding this benefit the effective tax rate is 22% in 2004. The unusually low effective tax rate for 2002 is due primarily to the lower relative pretax income without corresponding reductions in permanent tax differences. See Note 11 of the Notes to Consolidated Financial Statements for a reconciliation of income tax expense to the federal statutory rate.

ANNUITY OPERATIONS

     PRETAX INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE totaled $176.9 million in 2004, compared with $98.7 million in 2003 and $27.7 million in 2002. The increase in 2004 compared to 2003 was primarily due to higher variable annuity policy fee income and lower amortization of deferred acquisition costs and other deferred expenses partially offset by higher general and administrative and other expenses. The increase in 2003 compared to 2002 was primarily due to lower net realized investment losses and improved net investment income as customers allocated more dollars to the fixed rate portion of variable annuity contracts.

     NET INVESTMENT SPREAD, a non-GAAP measure, represents investment income less interest credited to Fixed-Rate Products is a key measurement used by the Company in evaluating the profitability of its annuity business. Investment income includes income earned on invested assets, as well as the mark-to-market on both purchased derivatives and embedded derivatives inherent in certain product guarantees. Accordingly, the Company presents an analysis of net investment spread because the Company has determined this measure to be useful and meaningful.

     In evaluating its investment yield and net investment spread, the Company calculates average invested assets using the amortized cost of bonds, notes and redeemable preferred stocks. This basis does not include unrealized gains and losses, which are reflected in the carrying value (i.e., fair value) of those investments pursuant to Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities". In the calculation of average invested assets, the Company excludes collateral received from a securities lending program, which is offset by a securities lending payable in the same amount. The Company participates in a securities lending program with an affiliated agent, pursuant to which it lends its securities and primarily takes cash as collateral with respect to the securities lent. Participation in securities lending agreements provides additional net investment income for the Company, resulting from investment income earned on the collateral, less interest paid on the securities lending agreements and the related management fees paid to an affiliate to administer the program.

     An analysis of net investment spread and a reconciliation to pretax income before cumulative effect of accounting change is presented in the following table:


                                                                  YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                2004        2003        2002
                                                              ---------   ---------   ---------
                                                                       (IN THOUSANDS)
Investment income...........................................  $ 362,631   $ 398,304   $ 377,556
Interest credited to fixed annuity contracts and Fixed
  Options...................................................   (140,889)   (153,636)   (142,973)
Interest credited to universal life insurance contracts.....    (73,745)    (76,415)    (80,021)
Interest credited to guaranteed investment contracts........     (6,034)     (7,534)    (11,267)
                                                              ---------   ---------   ---------
Net investment spread.......................................    141,963     160,719     143,295
Net realized investment losses..............................    (24,100)    (30,354)    (65,811)
Fee income, net of reinsurance..............................    429,259     344,908     358,983
Amortization of bonus interest..............................    (10,357)    (19,776)    (16,277)
General and administrative expenses.........................    (93,188)    (83,013)    (79,287)
Amortization of DAC and other deferred expenses.............   (126,142)   (137,130)   (171,583)
Annual commissions..........................................    (64,323)    (55,661)    (58,389)
Claims on UL contracts, net of reinsurance recoveries.......    (17,420)    (17,766)    (15,716)
Guaranteed benefits, net of reinsurance recoveries..........    (58,756)    (63,268)    (67,492)
                                                              ---------   ---------   ---------
Pretax income before cumulative effect of accounting
  change....................................................  $ 176,936   $  98,659   $  27,723
                                                              =========   =========   =========


     Net investment spread totaled $142.0 million in 2004, compared to $160.7 million in 2003 and $143.3 million in 2002. These amounts equal 2.28% on average invested assets (computed on a daily basis) of $6.22 billion in 2004, 2.37% on average invested assets of $6.66 billion in 2003 and 2.41% on average invested assets of $6.09 billion in 2002. The decrease in net investment spread in 2004 from 2003 reflected results from lower average invested assets as discussed below and reinvesting in the historically low prevailing interest rate environment that has persisted throughout 2003 and 2004. The increase in net investment spread in 2003 from 2002 resulted from substantial growth in average invested assets and effective management of interest crediting rates to offset lower yields available on invested assets.

     The components of net investment spread were as follows:


                                                                     YEARS ENDED DECEMBER 31,
                                                              ---------------------------------------
                                                                 2004          2003          2002
                                                              -----------   -----------   -----------
                                                                      (DOLLARS IN THOUSANDS)
Net investment spread.......................................  $   141,963   $   160,719   $   143,295
Average invested assets.....................................    6,216,792     6,656,360     6,086,517
Average interest-bearing liabilities........................   (5,942,627)   (6,407,102)   (5,962,521)
Yield on average invested assets............................         5.83%         5.98%         6.20%
Rate paid on average interest-bearing liabilities...........         3.71          3.71          3.93
                                                              -----------   -----------   -----------
Difference between yield and interest rate paid.............         2.12%         2.27%         2.27%
                                                              ===========   ===========   ===========
Net investment spread as a percentage of average invested
  assets....................................................         2.28%         2.41%         2.35%
                                                              ===========   ===========   ===========


     The decline in average invested assets resulted primarily from net exchanges from Fixed Options into the separate accounts of variable annuity contracts, partially offset by new deposits of Fixed Options. Deposits of Fixed Options and renewal deposits on its universal life insurance contracts totaled $1.41 billion 2004, $1.58 billion in 2003 and $1.78 billion in 2002, and are primarily deposits for the Fixed Options. Deposits of Fixed Options represent 24% in 2004, 27% in 2003 and 34% in 2002, of the related reserve balances at the beginning of the respective periods.

     Net investment spread includes the effect of income earned or interest paid on the difference between average invested assets and average interest-bearing liabilities. Average invested assets exceeded average interest-bearing liabilities by $274.2 million in 2004, compared with $249.3 million in 2003 and $124.0 million in 2002. The difference between the Company's yield on average invested assets and the rate paid on average interest-bearing liabilities was 2.12% in 2004 and 2.27% in 2003 and 2.27% in 2002.

     Investment income (and the related yields on average invested assets) totaled $362.6 million (5.83%) in 2004, compared with $398.3 million (5.98%) in 2003 and $377.6 million (6.20%) in 2002. The decrease in the investment yield primarily reflects the reinvesting in the historically low prevailing interest rate environment that has persisted throughout 2002, 2003 and 2004, as well as a $4.3 million reduction in income from the mark to market of the S&P 500 put options and the guaranteed minimum account value and guaranteed minimum withdrawal benefit embedded derivatives in 2004. Excluding the impact of the put options and embedded derivatives, investment income would have been $361.6 million (5.82%) and $393.0 million (5.90%) in 2004 and 2003, respectively. Expenses incurred to manage the investment portfolio amounted to $2.5 million in 2004, $2.3 million in 2003 and $2.4 million in 2002. These expenses are included as a reduction of investment income in the consolidated statement of income and comprehensive income.

     Interest expense (and the related rate paid on average interest-bearing liabilities) totaled $220.7 million (3.71%) in 2004, $237.6 million (3.71%) in 2003 and $234.3 million (3.93%) in 2002. Interest-bearing liabilities averaged $5.94 billion during 2004, $6.41 billion during 2003 and $5.96 billion during 2002.

     NET REALIZED INVESTMENT LOSSES totaled $24.1 million in 2004, $30.4 million in 2003 and $65.8 million in 2002 and include impairment writedowns of $21.1 million, $54.1 million and $57.3 million, respectively. Thus, net realized losses from sales and redemptions of investments totaled $3.0 million in 2004, compared with net realized gains of $23.7 million in 2003 and net realized losses of $8.5 million in 2002.

     The Company sold or redeemed invested assets, principally bonds and notes, aggregating $1.97 billion in 2004, $2.21 billion in 2003 and $1.60 billion in 2002. Sales of investments result from the active management of the Company's investment portfolio. Because redemptions of investments are generally involuntary and sales of investments are made in both rising and falling interest rate environments, net gains and losses from sales and redemptions of investments fluctuate from period to period, and represent 0.05%, 0.36% and 0.14% of average invested assets for 2004, 2003 and 2002, respectively. Active portfolio management involves the ongoing evaluation of asset sectors, individual securities within the investment portfolio and the reallocation of investments from sectors that are perceived to be relatively overvalued to sectors that are perceived to be relatively undervalued. The intent of the Company's active portfolio management is to maximize total returns on the investment portfolio, taking into account credit, option, liquidity and interest-rate risk.

     Impairment writedowns include $21.1 million, $54.1 million and $57.3 million of provisions principally applied to bonds in 2004, 2003 and 2002, respectively. Impairment writedowns represent 0.34%, 0.81% and 0.96% of average invested assets in the respective periods. For the five years ended December 31, 2004, impairment writedowns as a percentage of average invested assets have ranged from 0.34% to 1.27% and have averaged 0.75%. Such writedowns are based upon estimates of the fair value of invested assets and recorded when declines in the value of such assets are considered to be other than temporary. Actual realization will be dependent upon future events.

     VARIABLE ANNUITY POLICY FEES, NET OF REINSURANCE are generally based on the market value of assets in the separate accounts supporting variable annuity contracts. Such fees totaled $369.1 million in 2004, $281.4 million in 2003 and $286.9 million in 2002 and are net of reinsurance premiums of $28.6 million, $30.8 million and $22.5 million, respectively. The increased fees in 2004 compared to 2003 primarily reflect the improved equity market conditions in 2004 and the latter part of 2003, and the resulting favorable impact on market values of the assets in the separate accounts. The decreased fees in 2003 as compared to 2002 reflected increased reinsurance premiums. Variable annuity policy fees represent 1.8%, 1.7% and 1.7% of average variable annuity assets in 2004, 2003 and 2002, respectively. Variable annuity assets averaged $20.41 billion, $16.32 billion and $16.45 billion during the respective periods. Variable annuity deposits, which exclude deposits allocated to the Fixed Options, totaled $2.65 billion in 2004, $1.73 billion in 2003 and $1.18 billion in 2002. These amounts represent 14%, 12% and 6% of variable annuity reserves at the beginning of the respective periods. The increase in variable annuity deposits in 2004 and 2003 reflected increased demand for variable annuity products due to the improved equity market conditions in 2004 and the latter part of 2003. Transfers from the Fixed Options to the separate accounts are not classified as variable annuity deposits. Accordingly, changes in variable annuity deposits are not necessarily indicative of the ultimate allocation by customers among fixed and variable account options of the Company's variable annuity products.

     Sales of variable annuity products (which include deposits allocated to the Fixed Options) ("Variable Annuity Product Sales") amounted to $4.01 billion, $3.27 billion and $2.92 billion in 2004, 2003 and 2002, respectively. Such sales primarily reflect those of the Company's Polaris and Seasons families of variable annuity products. The Company's variable annuity products are primarily multi-manager variable annuities that offer investors a choice of several variable funds as well as up to seven fixed funds, depending on the product. The increase in Variable Annuity Product Sales in 2004 and 2003 reflects the generally improved equity market conditions in 2004 and the latter part of 2003.

     The Company has encountered increased competition in the variable annuity marketplace during recent years and anticipates that the market will remain highly competitive for the foreseeable future. Also, from time to time, federal initiatives are proposed that could affect the taxation of annuities (see "Regulation").

     With respect to all reinsurance agreements, the Company could become liable for all obligations of the reinsured policies if the reinsurers were to become unable to meet the obligations assumed under the respective reinsurance agreements. The Company monitors its credit exposure with respect to these agreements. Due to the high credit ratings and periodic monitoring of these ratings of the reinsurers, such risks are considered to be minimal.

     UNIVERSAL LIFE INSURANCE POLICY FEES, NET OF REINSURANCE amounted to $33.9 million in 2004, $35.8 million in 2003 and $36.3 million in 2002 and are net of reinsurance premiums of $34.3 million, $33.7 million and $34.1 million, respectively. Universal life insurance policy fees consist of mortality charges, up-front fees earned on deposits received and administrative fees, net of reinsurance premiums. The administrative fees are assessed based on the number of policies in force as of the end of each month. The Company acquired its universal life insurance contracts as part of the acquisition of business from MBL Life Assurance Corporation on December 31, 1998 and does not actively market such contracts. Such fees represent 2.20%, 2.23% and 2.17% of average reserves for universal life insurance contracts in the respective periods.

     SURRENDER CHARGES on variable annuity and universal life insurance contracts totaled $26.2 million in 2004, $27.7 million in 2003 and $32.5 million in 2002. Surrender charge periods range from zero to nine years from the date a deposit is received. Surrender charges generally are assessed on withdrawals at declining rates.

     GENERAL AND ADMINISTRATIVE EXPENSES totaled $93.2 million in 2004, $83.0 million in 2003 and $79.3 million in 2002. The increase in 2004 results from higher information technology costs and payroll related expenses resulting from the servicing of a larger block of annuity contracts. General and administrative expenses remain closely controlled through a company-wide cost containment program and continue to represent less than 1% of average total assets.


     AMORTIZATION OF DEFERRED ACQUISITION COSTS AND OTHER DEFERRED EXPENSES totaled $126.1 million in 2004, compared with $137.1 million in 2003 and $171.6 million in 2002. DAC amortization in 2003 reflected a declining market which led to higher DAC amortization (i.e. impairments on specific products) during the first nine months of 2003 and is partially offset by an $18.0 million DAC unlocking. The higher amortization in 2002 was primarily related to lower estimates of future gross profits on variable annuity contracts compared to the prior years in light of the downturn in the equity markets in 2002, and additional variable annuity product sales over the last twelve months and the subsequent amortization of related deferred commissions and other direct selling costs.


     ANNUAL COMMISSIONS totaled $64.3 million in 2004, compared with $55.7 million in 2003 and $58.4 million in 2002. Annual commissions generally represent renewal commissions paid quarterly in arrears to maintain the persistency of certain of the Company's variable annuity contracts. Substantially all of the Company's currently available variable annuity products allow for an annual commission payment option in return for a lower immediate commission. The vast majority of the Company's average balances of its variable annuity products are currently subject to such annual commissions.

     CLAIMS ON UNIVERSAL LIFE CONTRACTS, NET OF REINSURANCE RECOVERIES totaled $17.4 million in 2004, compared with $17.8 million in 2003 and $15.7 million in 2002 (net of reinsurance recoveries of $34.2 million in 2004, $34.0 million in 2003 and $29.2 million in 2002). The change in such claims resulted principally from changes in mortality experience and the reinsurance recoveries there on.

     GUARANTEED BENEFITS, NET OF REINSURANCE RECOVERIES on variable annuity contracts totaled $58.8 million in 2004, compared with $63.3 million in 2003 and $67.5 million in 2002 and are net of reinsurance recoveries of $2.7 million, $8.0 million and $8.4 million, respectively. These guaranteed benefits consist primarily of guaranteed minimum death benefits as well as immaterial amounts of earnings enhancement benefits and guaranteed minimum income benefits. These guarantees are described in more detail in the following paragraphs. The decrease during 2004 reflects the generally improved equity market conditions in 2004 and the latter part of 2003. Downturns in the equity markets could increase these expenses.


     Guaranteed minimum death benefits ("GMDB") are issued on a majority of the Company's variable annuity products. GMDB provides that, upon the death of a contract holder, the contract holder's beneficiary will receive the greater of
(1) the contract holder's account value, or (2) a guaranteed minimum death benefit that varies by product and election by the contract holder. The Company bears the risk that death claims following a decline in the debt and equity markets may exceed contract holder account balances and that the fees collected under the contract are insufficient to cover the costs of the benefit to be provided. On January 1, 2004, the Company recorded a liability for guaranteed benefits including GMDB (see Note 2 of Notes to Consolidated Financial Statements) pursuant to adoption of a new accounting standard, SOP 03-1.


     Earnings enhancement benefit ("EEB") is a feature the Company offers on certain variable annuity products. For contract holders who elect the feature, the EEB provides an additional death benefit amount equal to a fixed percentage of earnings in the contract, subject to certain maximums. The Company bears the risk that account values following favorable performance of the financial markets will result in greater EEB death claims and that the fees collected under the contract are insufficient to cover the costs of the benefit to be provided.

     Guaranteed minimum income benefit ("GMIB") is a feature the Company offers on certain variable annuity products. This feature provides a minimum fixed annuity payment guarantee for those contract holders who choose to receive fixed lifetime annuity payments after a seven, nine, or ten-year waiting period in their deferred annuity contracts. The Company bears the risk that the performance of the financial markets will not be sufficient for accumulated contract holder account balances to support GMIB benefits and that the fees collected under the contract are insufficient to cover the costs of the benefit to be provided. As there is a waiting period to annuitize using the GMIB, there are no policies eligible to receive this benefit at December 31, 2004. The Company has eliminated offering a GMIB feature that guarantees a return in excess of the amount to be annuitized in order to mitigate its exposure.

     Guaranteed minimum account value ("GMAV") is a feature the Company offers on certain variable annuity products in the third quarter of 2002. If available and elected by the contract holder at the time of contract issuance, this feature guarantees that the account value under the contract will at least equal the amount of the deposits invested during the first ninety days of the contract, adjusted for any subsequent withdrawals, at the end of a ten-year waiting period. The Company bears the risk that protracted under-performance of the financial markets could result in GMAV benefits being higher than the underlying contract holder account balance and that the fees collected under the contract are insufficient to cover the costs of the benefit to be provided. The Company purchased put options on the S&P 500 index to partially offset this risk. Changes in the market value of both the GMAV benefit and the put options are recorded in investment income in the accompanying consolidated statement of income and comprehensive income.

     Guaranteed minimum withdrawal benefit ("GMWB") is a feature the Company began offering on certain variable annuity products in May of 2004. If available and elected by the contract holder at the time of contract issuance, this feature provides a guaranteed annual withdrawal stream, regardless of market performance, equal to deposits invested during the first ninety days adjusted for any subsequent withdrawals ("Eligible Premium"). These guaranteed annual withdrawals of up to 10% of Eligible Premium are available after either a three-year or a five-year waiting period, as elected by the contract holder at the time of contract issuance, without reducing the future amounts guaranteed. If no withdrawals have been made during the waiting period of 3 or 5 years, the contract holder will realize an additional 10% or 20%, respectively, of Eligible Premium after all other amounts guaranteed under this benefit have been paid. The Company bears the risk that protracted under-performance of the financial markets could result in GMWB benefits being higher than the underlying contract holder account balance and that the fees collected under the contract are insufficient to cover the costs of the benefit to be provided. The Company purchased put options on the S&P 500 index to partially offset this risk. Changes in the market value of both the GMWB benefit and the put options are recorded in investment income in the accompanying consolidated statement of income and comprehensive income.

     Management expects substantially all of the Company's near-term exposure to guaranteed benefits will relate to GMDB and EEB. As sales of products with other guaranteed benefits increase, the Company expects these other guarantees to have an increasing impact on operating results, under current hedging strategies.

ASSET MANAGEMENT OPERATIONS

     PRETAX INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE totaled $34.6 million in 2004, compared to $25.1 million in 2003 and $4.1 million in 2002. The increases in 2004 from 2003 resulted from the impact of higher average asset base and higher margin on account servicing fees, partially offset by increased amortization of DAC and other deferred expenses. The increase in 2003 from 2002 resulted from decreased amortization of DAC and other deferred expenses.

     ASSET MANAGEMENT FEES, which include investment advisory fees and 12b-1 distribution fees, are based on the market value of assets managed by SAAMCo in its mutual funds and certain variable annuity portfolios. Such fees totaled $89.6 million on average assets managed of $9.65 billion in 2004, $66.7 million on average assets managed of $8.15 billion in 2003 and $66.4 million on average assets managed of $7.64 billion in 2002. The increase in asset management fees is primarily the result of a higher average asset base and higher margin on account servicing fees. Mutual fund sales, excluding sales of money market accounts and private accounts, totaled $2.14 billion in 2004, compared to $2.23 billion in 2003 and $1.67 billion in 2002. Redemptions of mutual funds, excluding redemptions of money market accounts, amounted to $1.56 billion in 2004, $1.55 billion in 2003 and $1.55 billion in 2002, which represent 20%, 25% and 25%, respectively, of average related mutual fund assets. The 4% decrease in mutual fund sales in 2004 compared to 2003 primarily reflects generally difficult equity market conditions in the second and third quarters of 2004. The increase in sales in 2003 principally reflects increasing demand for equity products, due to generally improved equity market conditions in the latter part of 2003.

     GENERAL AND ADMINISTRATIVE EXPENSES totaled $38.4 million in 2004, $36.1 million in 2003 and $35.9 million in 2002. General and administrative expenses increased in 2004 due primarily to higher employee-related costs.


     AMORTIZATION OF DEFERRED ACQUISITION COSTS AND OTHER DEFERRED EXPENSES includes amortization of distribution costs that totaled $31.5 million in 2004, compared with $23.0 million in 2003 and $35.9 million in 2002. The increased amortization in 2004 was primarily due to additional mutual fund sales and amortization of the deferred commissions thereon. In 2002, amortization of deferred acquisition costs and other deferred expenses included additional amortization of $24.2 million, resulting from certain distribution costs whose carrying value exceeded projected revenue.


CAPITAL RESOURCES AND LIQUIDITY

     SHAREHOLDER'S EQUITY increased to $1.75 billion at December 31, 2004 from $1.61 billion at December 31, 2003 due to $142.5 million of net income and $49.1 million of capital contribution from Parent partially offset by a $49.1 million tax effect on a distribution of investment and a $2.5 million dividend to the Parent.

     INVESTMENTS AND CASH at December 31, 2004 totaled $7.13 billion, compared with $7.14 billion at December 31, 2003. The Company's invested assets are managed by an affiliate. The following table summarizes the Company's portfolio of bonds, notes and redeemable preferred stocks (the "Bond Portfolio") and other investments and cash at December 31, 2004 and 2003:


                                                                 DECEMBER 31, 2004         DECEMBER 31, 2003
                                                              -----------------------   -----------------------
                                                                 FAIR      PERCENT OF      FAIR      PERCENT OF
                                                                VALUE      PORTFOLIO      VALUE      PORTFOLIO
                                                              ----------   ----------   ----------   ----------
BOND PORTFOLIO:                                                    (IN THOUSANDS, EXCEPT FOR PERCENTAGES)
U.S. government securities..................................  $   30,300       0.4%     $   24,292       0.3%
Mortgage-backed securities..................................     956,567      13.4       1,191,817      16.7
Securities of public utilities..............................     332,038       4.7         365,150       5.1
Corporate bonds and notes...................................   2,902,829      40.8       2,697,142      37.9
Redeemable preferred stocks.................................      21,550       0.3          22,175       0.3
Other debt securities.......................................     917,743      12.9       1,205,224      16.9
                                                              ----------     -----      ----------     -----
Total Bond Portfolio........................................   5,161,027      72.5       5,505,800      77.2
Mortgage loans..............................................     624,179       8.7         716,846      10.1
Common stocks...............................................       4,902       0.1             727       0.0
Cash and short-term investments.............................     201,117       2.8         133,105       1.9
Securities lending collateral...............................     883,792      12.4         514,145       7.2
Other invested assets.......................................     250,969       3.5         254,010       3.6
                                                              ----------     -----      ----------     -----
Total investments and cash..................................  $7,125,986     100.0%     $7,124,633     100.0%
                                                              ==========     =====      ==========     =====


     The Company's general investment philosophy is to hold fixed-rate assets for long-term investment. Thus, it does not have a trading portfolio. However, the Company has determined that all of the Bond Portfolio is available to be sold in response to changes in market interest rates, changes in relative value of asset sectors and individual securities, changes in prepayment risk, changes in the credit quality outlook for certain securities, the Company's need for liquidity and other similar factors.

     THE BOND PORTFOLIO, which constituted 72% of the Company's total investment portfolio at December 31, 2004, had an aggregate fair value that was $153.2 million greater than its amortized cost at December 31, 2004, compared with $154.6 million at December 31, 2003.

     At December 31, 2004, the Bond Portfolio had an aggregate fair value of $5.16 billion and an aggregate amortized cost of $5.01 billion. At December 31, 2004, the Bond Portfolio (excluding $21.6 million of redeemable preferred stocks) included $4.50 billion of bonds rated by Standard & Poor's ("S&P"), Moody's Investors Service ("Moody's") or Fitch ("Fitch") and $638.1 million of bonds rated by the National Association of Insurance Commissioners ("NAIC") or the Company pursuant to statutory ratings guidelines established by the NAIC. At December 31, 2004, approximately $4.75 billion of the Bond Portfolio was investment grade, including $986.8 million of mortgage-backed securities ("MBS") and U.S. government/agency securities.

     At December 31, 2004, the Bond Portfolio included $386.4 million of bonds that were not investment grade. These non-investment-grade bonds accounted for approximately 1% of the Company's total assets and approximately 5% of its invested assets. Non-investment-grade securities generally provide higher yields and involve greater risks than investment-grade securities because their issuers typically are more highly leveraged and more vulnerable to adverse economic conditions than investment-grade issuers. In addition, the trading market for these securities is usually more limited than for investment-grade securities. An economic downturn could produce higher than average issuer defaults on the non-investment-grade securities, which could cause the Company's investment returns and net income to decline. At December 31, 2004, the Company's non-investment-grade bond portfolio consisted of 171 issues with no single issuer representing more than 10% of the total non-investment-grade portfolio. These non-investment-grade securities are comprised of bonds spanning 10 industries with 19%, 16%, 16% and 10% concentrated in telecommunications, utilities, financial services and noncyclical consumer products industries, respectively. No other industry concentration constituted more than 10% of these assets.

     The table below summarizes the Company's rated bonds by rating classification as of December 31, 2004.

                      RATED BONDS BY RATING CLASSIFICATION


             ISSUES RATED BY                          ISSUES NOT RATED BY
            S&P/MOODY'S/FITCH                 S&P/MOODY'S/FITCH, BY NAIC CATEGORY                      TOTAL
------------------------------------------   -------------------------------------   ------------------------------------------
S&P/MOODY'S/FITCH  AMORTIZED    ESTIMATED        NAIC       AMORTIZED   ESTIMATED    AMORTIZED    ESTIMATED    PERCENT OF TOTAL
   CATEGORY(1)        COST      FAIR VALUE   CATEGORY(2)      COST      FAIR VALUE      COST      FAIR VALUE   INVESTED ASSETS
-----------------  ----------   ----------   ------------   ---------   ----------   ----------   ----------   ----------------
                                                    (DOLLARS IN THOUSANDS)
AAA+ to A-
(Aaa to A3)
[AAA to A-]        $2,888,647   $2,964,803        1         $266,034     $270,334    $3,154,681   $3,235,137        45.40%

BBB+ to BBB-
(Baa to Baa3)
[BBB+ to BBB-]      1,203,109    1,233,692        2          276,973      284,221     1,480,082    1,517,913        21.30%

BB+ to BB-
(Bal to Ba3)
[BB+ to BB-]          133,070      138,091        3           36,371       36,462       169,441      174,553         2.45%

B+ to B-
(Bl to B3)
[B+ to B-]            129,347      140,699        4           11,600       11,524       140,947      152,223         2.14%

CCC+ to CCC-
(Caal to Caa3)
[CCC+ to CCC-]         18,954       19,353        5            7,305        6,695        26,259       26,048         0.37%

CC to D
(Ca to C)
[CC to D]               1,842        4,722        6           14,476       28,880        16,318       33,602         0.47%
                   ----------   ----------                  --------     --------    ----------   ----------
TOTAL RATED
ISSUES             $4,374,969   $4,501,360                  $612,759     $638,116    $4,987,728   $5,139,476
                   ==========   ==========                  ========     ========    ==========   ==========


Footnotes to the table of Rated Bonds by Rating Classification


(1) S&P and Fitch rate debt securities in rating categories ranging from AAA (the highest) to D (in payment default). A plus (+) or minus (-) indicates the debt's relative standing within the rating category. A security rated BBB- or higher is considered investment grade. Moody's rates debt securities in rating categories ranging from Aaa (the highest) to C (extremely poor prospects of ever attaining any real investment standing). The number 1, 2 or 3 (with 1 the highest and 3 the lowest) indicates the debt's relative standing within the rating category. A security rated Baa3 or higher is considered investment grade. Issues are categorized based on the highest of the S&P, Moody's and Fitch ratings if rated by multiple agencies.



(2) Bonds and short-term promissory instruments are divided into six quality categories for NAIC rating purposes, ranging from 1 (highest) to 5 (lowest) for non-defaulted bonds plus one category 6, for bonds in or near default. These six categories correspond with the S&P/ Moody's/Fitch rating groups listed above, with categories 1 and 2 considered investment grade. The NAIC categories include $131.5 million of assets that were rated by the Company pursuant to applicable NAIC rating guidelines.


     The valuation of invested assets involves obtaining a fair value for each security. The source for the fair value is generally from market exchanges, with the exception of non-traded securities.

     Another aspect of valuation pertains to impairment. As a matter of policy, the determination that a security has incurred an other-than-temporary decline in value and the amount of any loss recognition requires the judgment of the Company's management and a continual review of its investments. In general, a security is considered a candidate for impairment if it meets any of the following criteria:

     - Trading at a significant discount to par, amortized cost (if lower) or cost for an extended period of time;

     - The occurrence of a discrete credit event resulting in: (i) the issuer defaulting on a material outstanding obligation; (ii) the issuer seeking protection from creditors under the bankruptcy laws or similar laws intended for the court supervised reorganization of insolvent enterprises; or (iii) the issuer proposing a voluntary reorganization pursuant to which creditors are asked to exchange their claims for cash or securities having a fair value substantially lower than the par value of their claims; or

     - In the opinion of the Company's management, it is unlikely the Company will realize a full recovery on its investment, irrespective of the occurrence of one of the foregoing events.

     Once a security has been identified as potentially impaired, the amount of such impairment is determined by reference to that security's contemporaneous market price.

     The Company has the ability to hold any security to its stated maturity. Therefore, the decision to sell reflects the judgment of the Company's management that the security sold is unlikely to provide, on a relative value basis, as attractive a return in the future as alternative securities entailing comparable risks. With respect to distressed securities, the sale decision reflects management's judgment that the risk-discounted anticipated ultimate recovery is less than the value achieved on sale.

     As a result of these policies, the Company recorded pretax impairment writedowns of $21.1 million, $54.1 million and $57.3 million in 2004, 2003 and 2002, respectively. No individual impairment loss, net of DAC and taxes, during the year exceeded 10% of the Company's net income for the year ended December 31, 2004.

     Excluding the impairments noted above, the changes in fair value for the Company's Bond Portfolio, which constitutes the vast majority of the Company's investments, were recorded as a component of other comprehensive income in shareholder's equity as unrealized gains or losses.

     At December 31, 2004, the fair value of the Company's Bond Portfolio aggregated $5.16 billion. Of this aggregate fair value, approximately 0.03% represented securities trading at or below 75% of amortized cost. The impact of unrealized losses on net income will be further mitigated upon realization, because realization will result in current decreases in the amortization of DAC and decreases in income taxes.

     At December 31, 2004, approximately $3.91 billion, at amortized cost, of the Bond Portfolio had a fair value of $4.09 billion resulting in an aggregate unrealized gain of $180.3 million. At December 31, 2004, approximately $1.10 billion, at amortized cost, of the Bond Portfolio had a fair value of $1.07 billion resulting in an aggregate unrealized loss of $27.1 million. No single issuer accounted for more than 10% of unrealized losses. Approximately 36%, 15% and 11% of unrealized losses were from the financial services, transportation and noncyclical consumer products industries, respectively. No other industry accounted for more than 10% of unrealized losses.

     The amortized cost of the Bond Portfolio in an unrealized loss position at December 31, 2004, by contractual maturity, is shown below.


                                                              AMORTIZED COST
                                                              --------------
                                                              (IN THOUSANDS)
Due in one year or less.....................................    $   46,250
Due after one year through five years.......................       422,237
Due after five years through ten years......................       389,073
Due after ten years.........................................       243,973
                                                                ----------
Total.......................................................    $1,101,533
                                                                ==========

     The aging of the Bond Portfolio in an unrealized loss position at December 31, 2004 is shown below:

                          LESS THAN OR EQUAL TO 20%         GREATER THAN 20% TO 50%              GREATER THAN 50%
                              OF AMORTIZED COST                OF AMORTIZED COST                OF AMORTIZED COST
                       -------------------------------   ------------------------------   ------------------------------
                       AMORTIZED    UNREALIZED           AMORTIZED   UNREALIZED           AMORTIZED   UNREALIZED
MONTHS                    COST         LOSS      ITEMS     COST         LOSS      ITEMS     COST         LOSS      ITEMS
------                 ----------   ----------   -----   ---------   ----------   -----   ---------   ----------   -----
                                                            (DOLLARS IN THOUSANDS)
Investment Grade
  Bonds
  0-6                  $  455,818    $ (4,128)     73     $    --     $    --       --      $ --        $  --        --
  7-12                    387,123      (6,808)     57          --          --       --        --           --        --
  >12                     171,695      (7,108)     22      17,477      (4,046)       3        --           --        --
                       ----------    --------     ---     -------     -------     ----      ----        -----      ----
  Total                $1,014,636    $(18,044)    152     $17,477     $(4,046)       3      $ --        $  --        --
                       ==========    ========     ===     =======     =======     ====      ====        =====      ====
Below Investment
  Grade Bonds
  0-6                  $   28,496    $ (1,806)     13     $    --     $    --       --      $452        $(292)        3
  7-12                      8,773        (489)      8          --          --       --        --           --        --
  >12                      31,699      (2,467)     11          --          --       --        --           --        --
                       ----------    --------     ---     -------     -------     ----      ----        -----      ----
  Total                $   68,968    $ (4,762)     32     $    --     $    --       --      $452        $(292)        3
                       ==========    ========     ===     =======     =======     ====      ====        =====      ====
Total Bonds
  0-6                  $  484,314    $ (5,934)     86     $    --     $    --       --      $452        $(292)        3
  7-12                    395,896      (7,297)     65          --          --       --        --           --        --
  >12                     203,394      (9,575)     33      17,477      (4,046)       3        --           --        --
                       ----------    --------     ---     -------     -------     ----      ----        -----      ----
  Total                $1,083,604    $(22,806)    184     $17,477     $(4,046)       3      $452        $(292)        3
                       ==========    ========     ===     =======     =======     ====      ====        =====      ====


                                    TOTAL
                       -------------------------------
                       AMORTIZED    UNREALIZED
MONTHS                    COST         LOSS      ITEMS
------                 ----------   ----------   -----
                           (DOLLARS IN THOUSANDS)
Investment Grade
  Bonds
  0-6                  $  455,818    $ (4,128)     73
  7-12                    387,123      (6,808)     57
  >12                     189,172     (11,154)     25
                       ----------    --------     ---
  Total                $1,032,113    $(22,090)    155
                       ==========    ========     ===
Below Investment
  Grade Bonds
  0-6                  $   28,948    $ (2,098)     16
  7-12                      8,773        (489)      8
  >12                      31,699      (2,467)     11
                       ----------    --------     ---
  Total                $   69,420    $ (5,054)     35
                       ==========    ========     ===
Total Bonds
  0-6                  $  484,766    $ (6,226)     89
  7-12                    395,896      (7,297)     65
  >12                     220,871     (13,621)     36
                       ----------    --------     ---
  Total                $1,101,533    $(27,144)    190
                       ==========    ========     ===

     In 2004, the pretax realized losses incurred with respect to the sale of fixed-rate securities in the Bond Portfolio was $12.6 million. The aggregate fair value of securities sold was $140.3 million, which was approximately 92% of amortized cost. The average period of time that securities sold at a loss during 2004 were trading continuously at a price below amortized cost was approximately 21 months.

     The valuation for the Company's Bond Portfolio comes from market exchanges or dealer quotations, with the exception of non-traded securities. The Company considers non-traded securities to mean certain fixed income investments and certain structured securities. The aggregate fair value of these securities at December 31, 2004 was approximately $813.0 million. The Company estimates the fair value with internally prepared valuations (including those based on estimates of future profitability). Otherwise, the Company uses its most recent purchases and sales of similar unquoted securities, independent broker quotes or comparison to similar securities with quoted prices when possible to estimate the fair value of those securities. All such securities are classified as available for sale.

     For certain structured securities, the carrying value is based on an estimate of the security's future cash flows pursuant to the requirements of Emerging Issues Task Force Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." The change in carrying value is recognized in income.

     Each of these investment categories is regularly tested to determine if impairment in value exists. Various valuation techniques are used with respect to each category in this determination.

     Senior secured loans ("Secured Loans") are included in the Bond Portfolio and aggregated $277.2 million at December 31, 2004. Secured Loans are senior to subordinated debt and equity and are secured by assets of the issuer. At December 31, 2004, Secured Loans consisted of $190.1 million of privately traded securities and $87.1 million of publicly traded securities. These Secured Loans are composed of loans to 59 borrowers spanning 10 industries, with 26%, 18%, 15%, 12% and 11% from the utilities, telecommunications, transportation, noncyclical consumer products and cyclical consumer products industries, respectively. No other industry constituted more than 10% of these assets.

     While the trading market for the Company's privately traded Secured Loans is more limited than for publicly traded issues, participation in these transactions has enabled the Company to improve its investment yield. As a result of restrictive financial covenants, these Secured Loans involve greater risk of technical default than do publicly traded investment-grade securities. However, management believes that the risk of loss upon default for these Secured Loans is mitigated by such financial covenants and the collateral values underlying the Secured Loans.

     MORTGAGE LOANS aggregated $624.2 million at December 31, 2004 and consisted of 100 commercial first mortgage loans with an average loan balance of approximately $6.2 million, collateralized by properties located in 30 states. Approximately 32% of this portfolio was office, 17% was manufactured housing, 17% was multifamily residential, 11% was industrial, 11% was hotels, and 12% was other types. At December 31, 2004, approximately 27%, 11% and 10% of this portfolio were secured by properties located in California, Michigan and Massachusetts, respectively. No more than 10% of this portfolio was secured by properties located in any other single state. At December 31, 2004, 13 mortgage loans have an outstanding balance of $10 million or more, which collectively aggregated approximately 45% of this portfolio. At December 31, 2004, approximately 42% of the mortgage loan portfolio consisted of loans with balloon payments due before January 1, 2008. During 2004 and 2003, loans delinquent by more than 90 days, foreclosed loans and structured loans have not been significant in relation to the total mortgage loan portfolio.

     Substantially all of the mortgage loan portfolio has been originated by the Company under its underwriting standards. Commercial mortgage loans on properties such as offices, hotels and shopping centers generally represent a higher level of risk than do mortgage loans secured by multifamily residences. This greater risk is due to several factors, including the larger size of such loans and the more immediate effects of general economic conditions on these commercial property types. However, due to the Company's underwriting standards, the Company believes that it has prudently managed the risk attributable to its mortgage loan portfolio while maintaining attractive yields.

     SECURITIES LENDING COLLATERAL totaled $883.8 million at December 31, 2004, compared to $514.1 million at December 31, 2003, and consisted of cash collateral invested in highly rated short-term securities received in connection with the Company's securities lending program. The increase in securities lending collateral in 2004 results from increased demand for securities in the Company's portfolio. Although the cash collateral is currently invested in highly rated short-term securities, the applicable collateral agreements permit the cash collateral to be invested in highly liquid short and long-term investment portfolios. At least 75% of the portfolio's short-term investments must have external issue ratings of A-1/P-1, one of the highest ratings for short-term credit quality. Long-term investments include corporate notes with maturities of five years or less and a credit rating by at least two nationally recognized statistical rating organizations ("NRSRO"), with no less than a S&P rating of A or equivalent by any other NRSRO.

     ASSET-LIABILITY MATCHING is utilized by the Company in an effort to minimize the risks of interest rate fluctuations and disintermediation (i.e. the risk of being forced to sell investments during unfavorable market conditions). The Company believes that its fixed-rate liabilities should be backed by a portfolio principally composed of fixed-rate investments that generate predictable rates of return. The Company does not have a specific target rate of return. Instead, its rates of return vary over time depending on the current interest rate environment, the slope of the yield curve, the spread at which fixed-rate investments are priced over the yield curve, default rates and general economic conditions. Its portfolio strategy is constructed with a view to achieve adequate risk-adjusted returns consistent with its investment objectives of effective asset-liability matching, liquidity and safety. The Company's Fixed-Rate Products incorporate incentives, surrender charges and/or other restrictions in order to encourage persistency. Approximately 77% of the Company's reserves for Fixed-Rate Products had surrender penalties or other restrictions at December 31, 2004.

     As part of its asset-liability matching discipline, the Company conducts detailed computer simulations that model its fixed-rate assets and liabilities under commonly used interest rate scenarios. With the results of these computer simulations, the Company can measure the potential gain or loss in fair value of its interest-rate sensitive instruments and seek to protect its economic value and achieve a predictable spread between what it earns on its invested assets and what it pays on its liabilities by designing its Fixed-Rate Products and conducting its investment operations to closely match the duration and cash flows of the fixed-rate assets to that of its fixed-rate liabilities. The fixed-rate assets in the Company's asset-liability modeling include: cash and short-term investments; bonds, notes and redeemable preferred stocks; mortgage loans; policy loans; and investments in limited partnerships that invest primarily in fixed-rate securities. At December 31, 2004, these assets had an aggregate fair value of $6.17 billion with an option-adjusted duration of 3.2 years. The Company's fixed-rate liabilities include Fixed Options, as well as universal life insurance, fixed annuity and GIC contracts. At December 31, 2004, these liabilities had an aggregate fair value (determined by discounting future contractual cash flows by related market rates of interest) of $5.54 billion with an option-adjusted duration of 3.6 years. The Company's potential exposure due to a relative 10% decrease in prevailing interest rates from its December 31, 2004 levels is a loss of approximately $0.3 million, representing an increase in fair value of its fixed-rate liabilities that is not offset by an increase in fair value of its fixed-rate assets. Because the Company actively manages its assets and liabilities and has strategies in place to minimize its exposure to loss as interest rate changes occur, it expects that actual losses would be less than the estimated potential loss.

     Option-adjusted duration is a common measure for the price sensitivity of a fixed-maturity portfolio to changes in interest rates. For example, if interest rates increase 1%, the fair value of an asset with a duration of 5.0 years is expected to decrease in value by approximately 5%. The Company estimates the option-adjusted duration of its assets and liabilities using a number of different interest rate scenarios, assuming continuation of existing investment and interest crediting strategies, including maintaining an appropriate level of liquidity. Actual company and contract owner behaviors may be different than was assumed in the estimate of option-adjusted duration and these differences may be material.

     A significant portion of the Company's fixed annuity contracts (including the Fixed Options) has reached or is near the minimum contractual guaranteed rate (generally 3%). Continual declines in interest rates could cause the spread between the yield on the portfolio and the interest rate credited to policyholders to deteriorate.

     The Company has had the ability, limited by minimum interest rate guarantees, to respond to the generally declining interest rate environment in the last five years by lowering crediting rates in response to lower investment returns. See the earlier discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" for additional information on the calculation of investment yield and net investment spread used by the Company's management as a key component in evaluating the profitability of its annuity business. The trends experienced during 2004, 2003 and 2002 in the Company's yield on average invested assets and rate of interest credited on average interest-bearing liabilities, compared to the market trend in long-term interest rates as illustrated by the average ten-year U.S. Treasury bond rate, are presented in the following table:

                                                              2004   2003   2002
                                                              ----   ----   ----
AVERAGE 10-YEAR U.S. TREASURY BOND RATE:....................  4.26%  4.01%  4.61%
AIG SunAmerica Life Assurance Company:
  Average yield on Bond Portfolio...........................  5.66   5.75   6.23
  Rate paid on average interest-bearing liabilities.........  3.71   3.71   3.93

     Since the Company's investing strategy is to hold fixed-rate assets for long-term investment, the Company's average yield tends to trail movements in the average U.S. treasury yield. For further discussion on average yield on the bond portfolio and the rate paid on average interest-bearing liabilities, see discussion on "Investment Spread."

     As a component of its asset-liability management strategy, the Company may utilize interest rate swap agreements ("Swap Agreements") to match assets more closely to liabilities. Swap Agreements exchange interest rate payments of differing character (for example, variable-rate payments exchanged for fixed-rate payments) with a counterparty, based on an underlying principal balance (notional principal) to hedge against interest rate changes.

     The Company seeks to enhance its spread income with dollar roll repurchase agreements ("Dollar Roll Repos"). Dollar Roll Repos involve a sale of MBS by the Company and an agreement to repurchase substantially similar MBS at a later date at an agreed upon price. No Dollar Roll Repos were outstanding at December 31, 2004. The Company also seeks to provide liquidity by investing in MBS. MBS are generally investment-grade securities collateralized by large pools of mortgage loans. MBS generally pay principal and interest monthly. The amount of principal and interest payments may fluctuate as a result of prepayments of the underlying mortgage loans.

     There are risks associated with some of the techniques the Company uses to provide liquidity, enhance its spread income and match its assets and liabilities. The primary risk associated with the Company's Dollar Roll Repos and Swap Agreements is counterparty risk. The Company believes, however, that the counterparties to its Dollar Roll Repos and Swap Agreements are financially responsible and that the counterparty risk associated with those transactions is minimal. It is the Company's policy that these agreements are entered into with counterparties who have a debt rating of A/A2 or better from both S&P and Moody's. The Company continually monitors its credit exposure with respect to these agreements. In addition to counterparty risk, Swap Agreements also have interest rate risk. However, the Company's Swap Agreements are intended to hedge variable-rate assets or liabilities. The primary risk associated with MBS is that a changing interest rate environment might cause prepayment of the underlying obligations at speeds slower or faster than anticipated at the time of their purchase. As part of its decision to purchase such a security, the Company assesses the risk of prepayment by analyzing the security's projected performance over an array of interest-rate scenarios. Once such a security is purchased, the Company monitors its actual prepayment experience monthly to reassess the relative attractiveness of the security with the intent to maximize total return.

     INVESTED ASSETS EVALUATION is routinely conducted by the Company. Management identifies monthly those investments that require additional monitoring and carefully reviews the carrying values of such investments at least quarterly to determine whether specific investments should be placed on a nonaccrual basis and to determine declines in value that may be other than temporary. In conducting these reviews for bonds, management principally considers the adequacy of any collateral, compliance with contractual covenants, the borrower's recent financial performance, news reports and other externally generated information concerning the creditor's affairs. In the case of publicly traded bonds, management also considers market value quotations, if available. For mortgage loans, management generally considers information concerning the mortgaged property and, among other things, factors impacting the current and expected payment status of the loan and, if available, the current fair value of the underlying collateral. For investments in partnerships, management reviews the financial statements and other information provided by the general partners.

     The carrying values of investments that are determined to have declines in value that are other than temporary are reduced to net realizable value and, in the case of bonds, no further accruals of interest are made. The provisions for impairment on mortgage loans are based on losses expected by management to be realized on transfers of mortgage loans to real estate, on the disposition and settlement of mortgage loans and on mortgage loans that management believes may not be collectible in full. Accrual of interest is suspended when principal and interest payments on mortgage loans are past due more than 90 days. Impairment losses on securitized assets are recognized if the fair value of the security is less than its book value, and the net present value of expected future cash flows is less than the net present value of expected future cash flows at the most recent (prior) estimation date.

     DEFAULTED INVESTMENTS, comprising all investments that are in default as to the payment of principal or interest, totaled $40.1 million of bonds at December 31, 2004, and constituted approximately 0.6% of total invested assets. At December 31, 2003, defaulted investments totaled $49.6 million of bonds, which constituted approximately 0.7% of total invested assets.

     SOURCES OF LIQUIDITY are readily available to the Company in the form of the Company's existing portfolio of cash and short-term investments, reverse repurchase agreement capacity on invested assets and, if required, proceeds from invested asset sales. The Company's liquidity is primarily derived from operating cash flows from annuity operations. At December 31, 2004, approximately $4.09 billion of the Bond Portfolio had an aggregate unrealized gain of $180.3 million, while approximately $1.07 billion of the Bond Portfolio had an aggregate unrealized loss of $27.1 million. In addition, the Company's investment portfolio currently provides approximately $44.0 million of monthly cash flow from scheduled principal and interest payments. Historically, cash flows from operations and from the sale of the Company's annuity products have been more than sufficient in amount to satisfy the Company's liquidity needs.

     Management is aware that prevailing market interest rates may shift significantly and has strategies in place to manage either an increase or decrease in prevailing rates. In a rising interest rate environment, the Company's average cost of funds would increase over time as it prices its new and renewing Fixed-Rate Products to maintain a generally competitive market rate. Management would seek to place new funds in investments that were matched in duration to, and higher yielding than, the liabilities assumed. The Company believes that liquidity to fund withdrawals would be available through incoming cash flow, the sale of short-term or floating-rate instruments or Dollar Roll Repos on the Company's substantial MBS segment of the Bond Portfolio, thereby avoiding the sale of fixed-rate assets in an unfavorable bond market.

     In a declining interest rate environment, the Company's cost of funds would decrease over time, reflecting lower interest crediting rates on its Fixed-Rate Products. Should increased liquidity be required for withdrawals, the Company believes that a significant portion of its investments could be sold without adverse consequences in light of the general strengthening that would be expected in the bond market.

     If a substantial portion of the Company's Bond Portfolio diminished significantly in value and/or defaulted, the Company would need to liquidate other portions of its investment portfolio and/or arrange financing. Such events that may cause such a liquidity strain could be the result of economic collapse or terrorist acts.

     Management believes that the Company's liquid assets and its net cash provided by operations will enable the Company to meet any foreseeable cash requirements for at least the next twelve months.

GUARANTEES AND OTHER COMMITMENTS

     The Company has six agreements outstanding in which it has provided liquidity support for certain short-term securities of municipalities and non-profit organizations by agreeing to purchase such securities in the event there is no other buyer in the short-term marketplace. In return the Company receives a fee. In addition, the Company guarantees the payment of these securities upon redemption. The maximum liability under these guarantees at December 31, 2004 is $195.4 million. These commitments have contractual maturity dates in 2005. Related to each of these agreements are participation agreements with the Parent, under which the Parent will share in $62.6 million of these liabilities in exchange for a proportionate percentage of the fees received under these agreements. The Internal Revenue Service examined the transactions underlying these commitments, including the Company's role in the transactions. The examination did not result in a material loss to the Company.

     At December 31, 2004, the Company held reserves for GICs with maturity dates as follows: $186.5 million in 2005 and $28.8 million in 2024.

RECENTLY ISSUED ACCOUNTING STANDARDS


     In July 2003, the American Institute of Certified Public Accountants issued Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts." (For further discussion see Note 2 of Notes to Consolidated Financial Statements.)

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES

     The quantitative and qualitative disclosures about market risk are contained in the Asset-Liability Matching section of Management's Discussion and Analysis of Financial Condition and Results of Operations.

DIRECTORS AND OFFICERS

     Directors are elected for one year terms at the annual meeting of the shareholder. They receive no additional compensation for serving as directors. The board of directors elects executive officers to one year terms subject to removal at the board's discretion. The directors and principal officers of AIG SunAmerica Life Assurance Company (the "Company") as of March 31, 2005 are listed below, together with information as to their ages, dates of election and principal business occupations during the last five years (if other than their present business occupations).

                                                           YEAR
                                                         ASSUMED    OTHER POSITIONS AND OTHER BUSINESS EXPERIENCE
NAME                       AGE      PRESENT POSITION     POSITION              WITHIN LAST FIVE YEARS               FROM-TO
----                       ---   ----------------------  --------   ---------------------------------------------  ---------
Jay S. Wintrob*..........  48    Chairman and Chief        2001     Chief Executive Officer, AIGRS, SunAmerica     2001-
                                 Executive Officer                  Life Insurance Company ("SALIC") and First     2001-
                                                                    SunAmerica Life Insurance Company ("FSA")
                                                                    President, FSA                                 2001-
                                                                    President, AIGRS                               2000-
                                                                    Chief Operating Officer, AIGRS                 1998-2000
                                                                    Vice Chairman, AIGRS (Joined AIGRS in 1987)    1995-2000
James R. Belardi*........  48    Senior Vice President     1994     President, SALIC                               2002-
                                                                    Executive Vice President, AIGRS (Joined AIGRS  1995-
                                                                    in 1986)
Marc H. Gamsin*..........  49    Senior Vice President     1999     Executive Vice President, AIGRS                2001-
                                                                    Senior Vice President, SALIC and FSA           1999-
                                                                    Executive Vice President SunAmerica            1998-
                                                                    Investments, Inc.
N. Scott Gillis*.........  51    Senior Vice President     2003     Chief Financial Officer, AIGRS, SALIC and FSA  2003-
                                 and Chief Financial                Senior Vice President, AIGRS                   2002-
                                 Officer                            Controller, AIGRS                              2000-
                                                                    Vice President, AIGRS (Joined AIGRS in 1985)   1998-2002
Jana W. Greer*...........  53    President                 2002     Executive Vice President, AIGRS                2001-
                                                                    President, SunAmerica Retirement Markets,      1996-
                                                                    Inc.                                           1994-
                                                                    Senior Vice President, SALIC and FSA           1992-2000
                                                                    Senior Vice President, AIGRS (Joined AIGRS in
                                                                    1974)
Michael J. Akers.........  55    Senior Vice President     2003     Chief Actuary, AIGRS                           2003-
                                                                    Senior Vice President, SALIC and FSA           2003-
                                                                    Senior Vice President, AIGRS                   2002-
                                                                    Senior Vice President and Chief Actuary, The   1999-2002
                                                                    Variable Annuity Life Insurance Company
Christine A. Nixon.......  40    Senior Vice President,    2003     Senior Vice President, General Counsel and     2003-
                                 General Counsel and                Secretary, SALIC and FSA
                                 Secretary                          Chief Compliance Officer, AIGRS                2003
                                                                    Secretary and Deputy Chief Legal Counsel,      2002-
                                                                    AIGRS                                          2000-
                                                                    Vice President, AIGRS (Joined AIGRS in 1993)   1997-2000
                                                                    Associate General Counsel, AIGRS
Gregory M. Outcalt.......  42    Senior Vice President     2000     Vice President, SunAmerica Investments, Inc.   2002-
                                                                    Senior Vice President, SALIC and FSA (Joined   2000-
                                                                    AIGRS in 1986)


                           DIRECTOR
NAME                        SINCE
----                       --------
Jay S. Wintrob*..........    1990
James R. Belardi*........    1990
Marc H. Gamsin*..........    2000
N. Scott Gillis*.........    2000
Jana W. Greer*...........    1993
Michael J. Akers.........      --
Christine A. Nixon.......      --
Gregory M. Outcalt.......      --

                                                           YEAR
                                                         ASSUMED    OTHER POSITIONS AND OTHER BUSINESS EXPERIENCE
NAME                       AGE      PRESENT POSITION     POSITION              WITHIN LAST FIVE YEARS               FROM-TO
----                       ---   ----------------------  --------   ---------------------------------------------  ---------
Stewart Polakov..........  45    Senior Vice President     2003     Senior Vice President and Controller, FSA and  2003-
                                 and Controller                     SALIC
                                                                    Vice President, SALIC and FSA (Joined AIGRS    1997-2003
                                                                    in 1991)
Edwin R. Raquel..........  47    Senior Vice President     1995     Senior Vice President and Chief Actuary,       1995-
                                 and Chief Actuary                  SALIC and FSA (Joined AIGRS in 1990)
Mallary L. Reznik........  36    Vice President            2005     Vice President, FSA                            2005-
                                                                    Associate General Counsel, AIGRS               1998-
Stephen J. Stone.........  46    Vice President            2005     Vice President, FSA                            2005-
                                                                    Senior Portfolio Manager, Allstate Insurance   1989-2004
                                                                    Company
Edward T. Texeria........  40    Vice President            2003     Vice President, SALIC and FSA                  2003-
                                                                    Assistant Controller, AIGRS                    2003-
                                                                    Assistant Controller, SALIC and FSA            2000-2003
                                                                    Senior Manager, Assurance and Advisory         1994-2000
                                                                    Business Services, Ernst & Young LLP


                           DIRECTOR
NAME                        SINCE
----                       --------
Stewart Polakov..........      --
Edwin R. Raquel..........      --
Mallary L. Reznik........      --
Stephen J. Stone.........      --
Edward T. Texeria........      --


---------------

* Also serves as a director

     The Company does not have an audit committee and relies on the Audit Committee of the Board of Directors of AIG.

EXECUTIVE COMPENSATION

     The Company's executive officers provide services for the Company, its subsidiaries and, for certain officers, its affiliates. Allocations have been made to the Company and its subsidiaries based upon each individual's time devoted to his or her duties for the Company and its subsidiaries. All compensation information provided under this Item 11 is based on these allocations.

     The following table sets forth allocable compensation awarded to, earned by or paid to the Company's chief executive officer and four other most highly compensated executive officers for the years ended December 31, 2004, 2003 and 2002:

                           SUMMARY COMPENSATION TABLE


                                                                          LONG TERM COMPENSATION
                                          ANNUAL COMPENSATION           ---------------------------
                                   ----------------------------------     SECURITIES
NAME AND                                                 OTHER ANNUAL     UNDERLYING        LTIP         ALL OTHER      SICO LTIP
PRINCIPAL POSITION          YEAR    SALARY    BONUS(1)   COMPENSATION   OPTIONS (#)(2)   PAYOUTS(3)   COMPENSATION(4)   AWARDS(5)
------------------          ----   --------   --------   ------------   --------------   ----------   ---------------   ---------
Jay S. Wintrob............  2004   $ 84,500   $104,000     $21,580           6,500        $194,526      $    5,068      $341,484
  Chief Executive Officer   2003     86,125     71,500      18,330          10,400         183,365           3,041            --
                            2002    316,050    215,600      56,840          19,600         719,992       2,467,413       907,088
Jana W. Greer.............  2004    329,648    517,634          --           6,762         417,973          18,109       695,051
  President                 2003    318,000    371,353          --          10,560         327,366          17,208            --
                            2002    220,789    111,250          --           4,005         363,902       2,014,889       556,054
Peter A. Harbeck..........  2004    254,567    442,500          --           7,500         364,920          14,475       531,927
  President & Chief
  Executive                 2003    331,250    390,000          --          13,000         389,782          18,950            --
  Officer, Asset
  Management                2002    223,269    160,000      50,000           6,500         444,581       1,512,950       590,070
N. Scott Gillis...........  2004     69,863     65,138          --           1,782          36,437           5,360       170,217
  Senior Vice President
  and                       2003     69,317     58,050          --           3,240          24,726           6,448            --
  Chief Financial Officer   2002     61,027     71,750          --           2,460          49,230         169,465       104,361
Christine A. Nixon........  2004     92,250     50,840          --           2,009          20,997           7,558        64,619
  Senior Vice President,
  General                   2003     89,038     39,600          --           3,600          15,860           7,889            --
  Counsel and Secretary     2002     46,142     27,900          --           1,395          14,839          65,863        57,387


---------------

(1) Amounts represent year-end and bonuses paid quarterly pursuant to a quarterly bonus program sponsored by AIG and marketing incentives.

(2) Amounts represent the number of shares of common stock of AIG subject to options granted during the year indicated.

(3) Amounts shown represent payments under the Company's 2000 and 2001 Five-Year Deferred Bonus Plans. Awards were granted under these plans in 2000 and 2001 and additional grants are not anticipated. Each award pays out in 20% installments over five years of continued employment. The last installment is to be paid in 2006.

(4) Amounts shown primarily represent Company matching contributions under the 401(k) Plan and the Executive Savings Plan. Additionally, the 2002 amounts shown for Mr. Wintrob, Ms. Greer, Mr. Harbeck, Mr. Gillis and Ms. Nixon include allocated retention bonuses awarded in connection with the acquisition of SunAmerica Inc. by AIG consummated on January 1, 1999.

(5) The SICO LTIP awards were granted by Starr International Company, Inc. pursuant to its Deferred Compensation Profit Participation Plan (the "SICO Plan").

     The following table summarizes certain information with respect to the allocable portion of grants of options to purchase AIG common stock which were granted during 2004 to the individuals named in the Summary Compensation Table.

                             OPTION GRANTS IN 2004

                                                                                                     POTENTIAL REALIZABLE VALUE*
                                                           PERCENTAGE OF                              AT ASSUMED ANNUAL RATES OF
                                              NUMBER OF    TOTAL OPTIONS                                STOCK APPRECIATION FOR
                                              SECURITIES   GRANTED TO AIG   EXERCISE                         OPTION TERM
                                  DATE OF     UNDERLYING     EMPLOYEES      PRICE PER   EXPIRATION   ----------------------------
NAME                               GRANT      OPTIONS(1)   DURING 2004(2)     SHARE        DATE      5 PERCENT(3)   10 PERCENT(4)
----                             ----------   ----------   --------------   ---------   ----------   ------------   -------------
Jay S. Wintrob.................  12/16/2004     6,500           0.19%        $64.47      12/16/14      $263,510       $667,875
Jana W. Greer..................  12/16/2004     6,762           0.20%         64.47      12/16/14       274,131        694,795
Peter A. Harbeck...............  12/16/2004     7,500           0.22%         64.47      12/16/14       304,050        770,625
N. Scott Gillis................  12/16/2004     1,782           0.05%         64.47      12/16/14        72,242        183,101
Christine A. Nixon.............  12/16/2004     2,009           0.06%         64.47      12/16/14        81,445        206,425

---------------

 * Options would have no realizable value if there were no appreciation or if there were depreciation from the price at which options were granted.

(1) All options relate to shares of common stock of AIG and were granted pursuant to AIG's Amended and Restated 1999 Stock Option Plan at an exercise price equal to the fair market value of such stock at the date of grant. The option grants in 2004 provide that 25 percent of the options granted on any date become exercisable on each anniversary date in each of the successive four years and expire ten years from the date of grant.

(2) It is impractical to determine the percent the grant represents of total options granted to the Company's employees, since the Company has no employees. The percentage is provided with regard to options granted to employees of AIG and its subsidiaries.

(3) The appreciated price per share at 5 percent is $105.01 per share.

(4) The appreciated price per share at 10 percent is $167.22 per share.

     The following table summarizes certain information with respect to the allocable exercise of options to purchase AIG common stock during 2004 by the individuals named in the Summary Compensation Table and the allocable unexercised options to purchase AIG common stock held by such individuals at December 31, 2004 based on the allocations described above.


      AGGREGATED OPTION EXERCISES DURING THE YEAR ENDED DECEMBER 31, 2004


                      AND DECEMBER 31, 2004 OPTION VALUES


                                                                                 NUMBER OF
                                                                           SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                          UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                              SHARES                         DECEMBER 31, 2004           DECEMBER 31, 2004(2)
                                            ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                                         EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                        -----------   -----------   -----------   -------------   -----------   -------------
Jay S. Wintrob............................    21,101      $1,368,055       95,143        21,288       $ 4,474,328      $98,683
Jana W. Greer.............................    53,023       3,315,702      259,354        61,642        11,565,498       87,719
Peter A. Harbeck..........................    14,428         710,616       57,373        45,471         1,464,499       94,203
N. Scott Gillis...........................     1,144          50,969       12,170         8,937           275,270       30,452
Christine A. Nixon........................     3,549         203,628       12,983         9,364           377,754       34,657


---------------

(1) Aggregate market value on date of exercise (closing sale price as reported in the New York Stock Exchange Composite Transactions Report) less aggregate exercise price.

(2) Aggregate market value on December 31, 2004 (closing sale price as reported in the New York Stock Exchange Composite Transactions Report) less aggregate exercise price.

     The following table summarizes certain information with respect to benefits granted under the SICO Plan which were granted during 2002 (with respect to the 2003-2004 period) to the individuals named in the Summary Compensation Table.


                       SICO LONG-TERM INCENTIVE PLANS(1)


                                                               NUMBER    UNIT AWARD      ESTIMATED
NAME                                                          OF UNITS     PERIOD      FUTURE PAYOUTS
----                                                          --------   ----------   ----------------
Jay S. Wintrob..............................................    325      Two years        5,200 shares
Jana W. Greer...............................................    882      Two years       10,584 shares
Peter A. Harbeck............................................    675      Two years        8,100 shares
N. Scott Gillis.............................................    216      Two years        2,592 shares
Christine A. Nixon..........................................    123      Two years          984 shares

---------------

(1) Awards represent grants of units under the SICO Plan with respect to the two-year period from January 1, 2003 through December 31, 2004. The SICO Plan contains neither threshold amounts nor maximum payout limitations. The number of shares of AIG common stock, if any, allocated to a unit for the benefit of a participant in the SICO Plan is primarily dependent upon two factors: the growth in future earnings of AIG during the unit award period and the book value of AIG at the end of the award period. Prior to earning the right to payout, the participant is not entitled to any equity interest with respect to such shares, and the shares are subject to forfeiture under certain conditions, including but not limited to the participant's voluntary termination of employment with AIG or its subsidiaries prior to normal retirement age other than by death or disability.

EMPLOYEE BENEFIT PLANS

     The Company participates in several employee benefit plans sponsored by AIG.

     RETIREMENT PLANS: The American International Group, Inc. Retirement Plan (the "AIG Plan") is a non-contributory, qualified, defined benefit plan. For employees of AIGRS and its subsidiaries, the formula equals .925% times Average Final Compensation (defined as the average annual compensation, which includes base pay and sales commissions, subject to limitations for certain highly compensated employees imposed by law, during the three consecutive years in the last ten years of credited service affording the highest such average) up to 150% of the employee's "covered compensation" (the average of the Social Security Wage Bases during the 35 years preceding the Social Security retirement age), plus 1.425% times Average Final Compensation in excess of 150% of the employee's "covered compensation" times years of credited service up to 35 years; plus 1.425% times Average Final Compensation times years of credited service in excess of 35 years but limited to 44 years.

     AIG also has in place the AIG Excess Retirement Income Plan ("AIG Excess Plan") for employees participating in the AIG Plan whose benefits under the AIG Plan are limited by applicable tax laws. The AIG Excess Plan provides benefits in excess of the AIG Plan benefits determined as if the benefit under the AIG Plan has been calculated without the limitations imposed by applicable tax laws. The AIG Excess Plan is a nonqualified, unfunded plan.

     AIG also has approved a Supplemental Executive Retirement Plan ("AIG SERP") which provides annual benefits to certain employees of AIGRS and its subsidiaries, not to exceed 60% of Average Final Compensation, that accrue at a rate of 2.4% of Average Final Compensation for each year of service or fraction thereof for each full month of active employment. The benefit payable under the AIG SERP is reduced by payments from the AIG Plan, the AIG Excess Plan, Social Security and any payments from a qualified pension plan of a prior employer.

     Annual amounts of normal retirement pension commencing at normal retirement age of 65 based upon Average Final Compensation and credited service under the AIG Plan and the AIG Excess Plan are illustrated in the following table:

                       ESTIMATED ANNUAL PENSION AT AGE 65

AVERAGE FINAL
COMPENSATION    10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS    40 YEARS
-------------   --------   --------   --------   --------   --------   --------   ----------
 $  125,000     $ 14,341   $ 21,512   $ 28,682   $ 35,853   $ 43,024   $ 50,194   $   59,100
 $  150,000       17,904     26,856     35,807     44,759     53,711     62,663       73,350
 $  175,000       21,466     32,199     42,932     53,666     64,399     75,132       87,600
 $  200,000       25,029     37,543     50,057     62,572     75,086     87,600      101,850
 $  225,000       28,591     42,887     57,182     71,478     85,774    100,069      116,100
 $  250,000       32,154     48,231     64,307     80,384     96,461    112,538      130,350
 $  300,000       39,279     58,918     78,557     98,197    117,836    137,475      158,850
 $  375,000       49,966     74,949     99,932    124,916    149,899    174,882      201,600
 $  400,000       53,529     80,293    107,057    133,822    160,586    187,350      215,850
 $  500,000       67,779    101,668    135,557    169,447    203,336    237,225      272,850
 $  750,000      103,404    155,106    206,807    258,509    310,211    361,913      415,350
 $1,000,000      139,029    208,543    278,057    347,572    417,086    486,600      557,850
 $1,200,000      167,529    251,293    335,057    418,822    502,586    586,350      671,850
 $1,400,000      196,029    294,043    392,057    490,072    588,086    686,100      785,850
 $1,600,000      224,529    336,793    449,057    561,322    673,586    785,850      899,850
 $1,800,000      253,029    379,543    506,057    632,572    759,086    885,600    1,013,850
 $2,000,000      281,529    422,293    563,057    703,822    844,586    985,350    1,127,850


     Each of the individuals named in the Summary Compensation Table have 2.0 years of credited service (under both plans) through December 31, 2004. Pensionable salary includes the regular salary paid by AIG and its subsidiaries and does not include amounts attributable to supplementary bonuses or overtime pay. For such named individuals, pensionable salary allocable to the Company during 2004 was as follows: Mr. Wintrob - $84,500; Ms. Greer - $329,648; Mr. Harbeck - $339,423; Mr. Gillis - $69,863; and Ms. Nixon - $92,250.


     Employees of AIGRS and its subsidiaries participate in the American International Group, Inc. Incentive Savings Plan (the "Incentive Savings Plan"), a 401(k) plan established by AIG which includes salary reduction contributions by employees and matching contributions. Matching contributions vary based on the number of years the employee has been employed.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors of the Company does not have a Compensation Committee. Compensation decisions regarding the Chief Executive Officer are made by AIG. Compensation decisions regarding other executive officers are made by the Chief Executive Officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Company is an indirect wholly owned subsidiary of American International Group, Inc.

     The number of shares of AIG common stock beneficially owned as of January 31, 2005, by directors, executive officers named in the Summary Compensation Table (as set forth in Item 11) and directors and executive officers as a group were as follows:


                                                                 AIG COMMON STOCK
                                                               --------------------
                                                               AMOUNT AND NATURE OF
                                                               BENEFICIAL OWNERSHIP
DIRECTOR OR EXECUTIVE OFFICER                                      (1)(2)(3)(5)
-----------------------------                                  --------------------
Jay S. Wintrob(4)...........................................        2,087,506
James R. Belardi............................................          861,222
Marc H. Gamsin..............................................          140,616
N. Scott Gillis.............................................           47,439
Jana W. Greer...............................................          304,877
Peter A. Harbeck............................................          132,846
Christine A. Nixon..........................................           33,003
All Directors and Executive Officers as a Group.............        3,607,509

---------------

(1) The number of shares of AIG common stock owned by each individual and by all directors and executive officers as a group represents less than 1% of the outstanding shares of AIG common stock.


(2) The number of shares of AIG common stock shown includes shares with respect to which the individual shares voting and investment power as follows: Mr. Belardi - 237 shares with his spouse; Ms. Greer - 39,105 shares with co-trustee.



(3) The number of shares of AIG common stock shown includes shares subject to options which may be exercised within 60 days as follows: Mr.
    Wintrob - 741,870; Mr. Belardi - 305,397; Ms. Greer - 265,772; Mr.
    Gillis - 46,575; Mr. Gamsin - 140,216; Mr. Harbeck - 78,122; Ms.
    Nixon - 32,790; and all directors and executive officers as a group - 1,610,742.


(4) Mr. Wintrob holds equity securities of C.V. Starr & Co., Inc. of 750 shares of Common Stock and 3,750 shares of various series of Preferred Stock.


(5) The number of shares of AIG common stock shown excludes the following shares owned by members of the named individual's immediate family as to which such individual has disclaimed beneficial ownership: Mr. Wintrob - 4,009 shares held by various family members.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     During 2004, the Company paid cash dividends to its shareholder aggregating $2.5 million and received a capital contribution of 100% of the outstanding capital stock of its consolidated subsidiary, AIG SunAmerica Asset Management Corp. ("SAAMCo") (formerly SunAmerica Asset Management Corp.) which in turn has two wholly owned subsidiaries: AIG SunAmerica Capital Services, Inc. ("SACS") (formerly SunAmerica Capital Services, Inc.) and AIG SunAmerica Fund Services, Inc. ("SFS") (formerly SunAmerica Fund Services, Inc.). This capital contribution increased the Company's equity by $150,653,000.


     Beginning in 2004, the Company and its subsidiaries are included in the consolidated federal income tax return of its ultimate parent, AIG. The Company is a party to a written agreement (the "Tax Sharing Agreement") with AIG setting forth the manner in which the total consolidated U.S. Federal income tax is allocated to each entity that joins in the consolidated return. The Tax Sharing Agreement provides that AIG agrees not to charge us a greater portion of the consolidated tax liability than would have been paid by us had the Company filed a separate federal income tax return. Additionally, AIG agrees to reimburse the Company for any tax benefits arising out of net losses or tax credits, if any, within ninety days after the filing of the consolidated federal income tax return for the year in which such losses or tax credits are utilized by AIG.

     The Company paid commissions totaling $60,674,000 in 2004 to nine affiliated broker-dealers: Royal Alliance Associates, Inc.; SunAmerica Securities, Inc.; Advantage Capital Corporation; FSC Services Corporation; Sentra Securities Corporation; Spelman & Co., Inc.; VALIC Financial Advisors; American General Equity Securities Corporation and American General Securities Inc. These affiliated broker-dealers distribute a significant portion of the Company's variable annuity products amounting to approximately 23% of deposits in 2004. Of the Company's mutual fund sales, approximately 25% were distributed by these affiliated broker-dealers in 2004.

     On February 1, 2004, SAAMCo entered into an administrative services agreement with FSA whereby SAAMCo will pay to FSA a fee based on a percentage of all assets invested through FSA's variable annuity products in exchange for services performed. SAAMCo is the investment advisor for certain trusts that serve as investment options for FSA's variable annuity products. Amounts incurred by the Company under this agreement totaled $1,537,000 in 2004.

     On October 1, 2001, SAAMCo entered into two administrative services agreements with business trusts established by its affiliate, The Variable Annuity Life Insurance Company ("VALIC"), whereby the trust pays to SAAMCo a fee based on a percentage of average daily net assets invested through VALIC's annuity products in exchange for services performed. Amounts earned by SAAMCo under this agreement totaled $9,074,000 in 2004 and are net of certain administrative costs incurred by VALIC of $2,593,000.

     Pursuant to a cost allocation agreement, the Company purchases administrative, investment management, accounting, legal, marketing and data processing services from the Parent, AIGRS and AIG. The allocation of such costs for investment management services is based on the level of assets under management. The allocation of costs for other services is based on estimated levels of usage, transactions or time incurred in providing the respective services. Amounts paid for such services totaled $148,554,000 in 2004.

     The majority of the Company's invested assets are managed by an affiliate of the Company. The investment management fees incurred were $3,712,000 in 2004. Additionally, the Company incurred $1,113,000 of management fees to an affiliate of the Company to administer its securities lending program for 2004.

FINANCIAL STATEMENTS

     The consolidated financial statements of AIG SunAmerica Life Assurance Company which are included in this prospectus should be considered only as bearing on the ability AIG SunAmerica Life to meet its obligations with respect to amounts allocated to the fixed investment options and with respect to the death and other living benefits and our assumption of the mortality and expense risks and the risks that withdrawal charge will not be sufficient to cover the cost of distributing the contracts. They should not be considered as bearing on the investment performance of the variable Portfolios. The value of the variable Portfolios is affected primarily by the performance of the underlying investments.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholder of

AIG SunAmerica Life Assurance Company:


     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income and comprehensive income and of cash flows, in all material respects, the financial position of AIG SunAmerica Life Assurance Company (the "Company"), an indirect wholly owned subsidiary of American International Group, Inc., at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting and reporting for certain nontraditional long-duration contracts in 2004.

PricewaterhouseCoopers LLP
Los Angeles, California
April 15, 2005

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

                           CONSOLIDATED BALANCE SHEET


                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2004           2003
                                                              ------------   ------------
                                                                    (IN THOUSANDS)
Assets
Investments and cash:
  Cash and short-term investments...........................  $   201,117    $   133,105
  Bonds, notes and redeemable preferred stocks available for sale, at fair value (amortized cost: December 31, 2004,
    $5,007,868; December 31, 2003, $5,351,183)..............    5,161,027      5,505,800
  Mortgage loans............................................      624,179        716,846
  Policy loans..............................................      185,958        200,232
  Mutual funds..............................................        6,131         21,159
  Common stocks available for sale, at fair value (cost:
    December 31, 2004, $4,876; December 31, 2003, $635).....        4,902            727
  Real estate...............................................       20,091         22,166
  Securities lending collateral.............................      883,792        514,145
  Other invested assets.....................................       38,789         10,453
                                                              -----------    -----------
  Total investments and cash................................    7,125,986      7,124,633
Variable annuity assets held in separate accounts...........   22,612,451     19,178,796
Accrued investment income...................................       73,769         74,647
Deferred acquisition costs..................................    1,349,089      1,268,621
Other deferred expenses.....................................      257,781        236,707
Income taxes currently receivable from Parent...............        9,945         15,455
Receivable from brokers for sales of securities.............          161             --
Goodwill....................................................       14,038         14,038
Other assets................................................       52,795         58,830
                                                              -----------    -----------
Total Assets................................................  $31,496,015    $27,971,727
                                                              ===========    ===========


          See accompanying notes to consolidated financial statements.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2004           2003
                                                              ------------   ------------
                                                                    (IN THOUSANDS)
Liabilities and Shareholder's Equity
Reserves, payables and accrued liabilities:
  Reserves for fixed annuity and fixed accounts of variable
    annuity contracts.......................................  $ 3,948,158    $ 4,274,329
  Reserves for universal life insurance contracts...........    1,535,905      1,609,233
  Reserves for guaranteed investment contracts..............      215,331        218,032
  Reserves for guaranteed benefits..........................       76,949         12,022
  Securities lending payable................................      883,792        514,145
  Due to affiliates.........................................       21,655         19,289
  Payable to brokers........................................           --          1,140
  Other liabilities.........................................      190,198        247,435
                                                              -----------    -----------
  Total reserves, payables and accrued liabilities..........    6,871,988      6,895,625
Variable annuity liabilities related to separate accounts...   22,612,451     19,178,796
Subordinated notes payable to affiliates....................           --         40,960
Deferred income taxes.......................................      257,532        242,556
                                                              -----------    -----------
Total liabilities...........................................   29,741,971     26,357,937
                                                              -----------    -----------
Shareholder's equity:
  Common stock..............................................        3,511          3,511
  Additional paid-in capital................................      758,346        709,246
  Retained earnings.........................................      919,612        828,423
  Accumulated other comprehensive income....................       72,575         72,610
                                                              -----------    -----------
  Total shareholder's equity................................    1,754,044      1,613,790
                                                              -----------    -----------
Total Liabilities and Shareholder's Equity..................  $31,496,015    $27,971,727
                                                              ===========    ===========


          See accompanying notes to consolidated financial statements.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

           CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME


                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2004       2003       2002
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
Revenues:
  Fee income:
    Variable annuity policy fees, net of reinsurance........  $369,141   $281,359   $286,919
    Asset management fees...................................    89,569     66,663     66,423
    Universal life insurance fees, net of reinsurance.......    33,899     35,816     36,253
    Surrender charges.......................................    26,219     27,733     32,507
    Other fees..............................................    15,753     15,520     21,900
                                                              --------   --------   --------
      Total fee income......................................   534,581    427,091    444,002
Investment income...........................................   363,594    402,923    387,355
Net realized investment losses..............................   (23,807)   (30,354)   (65,811)
                                                              --------   --------   --------
Total revenues..............................................   874,368    799,660    765,546
                                                              ========   ========   ========
Benefits and Expenses:
Interest expense:
  Fixed annuity and fixed accounts of variable annuity
    contracts...............................................   140,889    153,636    142,973
  Universal life insurance contracts........................    73,745     76,415     80,021
  Guaranteed investment contracts...........................     6,034      7,534     11,267
  Subordinated notes payable to affiliates..................     2,081      2,628      3,868
                                                              --------   --------   --------
Total interest expense......................................   222,749    240,213    238,129
Amortization of bonus interest..............................    10,357     19,776     16,277
General and administrative expenses.........................   131,612    119,093    115,210
Amortization of deferred acquisition costs and other
  deferred expenses.........................................   157,650    160,106    222,484
Annual commissions..........................................    64,323     55,661     58,389
Claims on universal life contracts, net of reinsurance
  recoveries................................................    17,420     17,766     15,716
Guaranteed minimum death benefits, net of reinsurance
  recoveries................................................    58,756     63,268     67,492
                                                              --------   --------   --------
Total benefits and expenses.................................   662,867    675,883    733,697
                                                              ========   ========   ========
Pretax Income Before Cumulative Effect of Accounting
  Change....................................................   211,501    123,777     31,849
Income tax expense..........................................     6,410     30,247        160
                                                              --------   --------   --------
Net Income Before Cumulative Effect of Accounting Change....   205,091     93,530     31,689
Cumulative effect of accounting change, net of tax..........   (62,589)        --         --
                                                              --------   --------   --------
Net Income..................................................  $142,502   $ 93,530   $ 31,689
                                                              ========   ========   ========
Other Comprehensive Income (Loss),
  Net of Tax:
  Net unrealized gains (losses) on debt and equity
    securities available for sale identified in the current
    period less related amortization of deferred acquisition
    costs and other deferred expenses.......................  $(20,487)  $ 67,125   $ 20,358
  Less reclassification adjustment for net realized losses
    included in net income..................................    19,263     19,194     52,285
  Net unrealized gains (losses) on foreign currency.........     1,170         --         --
  Change related to cash flow hedges........................        --         --     (2,218)
  Income tax (benefit) expense..............................        19    (30,213)   (24,649)
                                                              --------   --------   --------
Other Comprehensive Income (Loss)...........................       (35)    56,106     45,776
                                                              --------   --------   --------
Comprehensive Income........................................  $142,467   $149,636   $ 77,465
                                                              ========   ========   ========


          See accompanying notes to consolidated financial statements.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                    YEARS ENDED DECEMBER 31,
                                                              -------------------------------------
                                                                2004         2003          2002
                                                              ---------   -----------   -----------
                                                                         (IN THOUSANDS)
Cash Flow from Operating Activities:
Net income..................................................  $ 142,502   $    93,530   $    31,689
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Cumulative effect of accounting change, net of tax........     62,589            --            --
  Interest credited to:
    Fixed annuity and fixed accounts of variable annuity
     contracts..............................................    140,889       153,636       142,973
    Universal life insurance contracts......................     73,745        76,415        80,021
    Guaranteed investment contracts.........................      6,034         7,534        11,267
  Net realized investment losses............................     23,807        30,354        65,811
  Accretion of net discounts on investments.................     (1,277)       (9,378)       (2,412)
  Loss on other invested assets.............................        572         2,859         3,932
  Amortization of deferred acquisition costs and other
    expenses................................................    168,007       179,882       238,761
  Acquisition costs deferred................................   (246,033)     (212,251)     (204,833)
  Other expenses deferred...................................    (62,906)      (70,158)      (77,602)
  Depreciation of fixed assets..............................      1,619         1,718           860
  Provision for deferred income taxes.......................     49,337      (129,591)      106,044
  Change in:
    Accrued investment income...............................        878           679        13,907
    Other assets............................................      4,416       (12,349)        4,736
    Income taxes currently payable to/receivable from
     Parent.................................................      5,157       148,898       (43,629)
    Due from/to affiliates..................................      2,366       (36,841)       (7,743)
    Other liabilities.......................................      7,485        10,697        (7,143)
  Other, net................................................      2,284        14,885        10,877
                                                              ---------   -----------   -----------
Net Cash Provided by Operating Activities...................    381,471       250,519       367,516
                                                              ---------   -----------   -----------
Cash Flows from Investing Activities:
Purchases of:
  Bonds, notes and redeemable preferred stocks..............   (964,705)   (2,078,310)   (2,403,362)
  Mortgage loans............................................    (31,502)      (44,247)     (128,764)
  Other investments, excluding short-term investments.......    (33,235)      (20,266)      (65,184)
Sales of:
  Bonds, notes and redeemable preferred stocks..............    383,695     1,190,299       849,022
  Other investments, excluding short-term investments.......     22,283        12,835           825
Redemptions and maturities of:
  Bonds, notes and redeemable preferred stocks..............    898,682       994,014       615,798
  Mortgage loans............................................    125,475        67,506        82,825
  Other investments, excluding short-term investments.......     10,915        72,970       114,347
                                                              ---------   -----------   -----------
Net Cash Provided By (Used in) Investing Activities.........  $ 411,608   $   194,801   $  (934,493)
                                                              =========   ===========   ===========


          See accompanying notes to consolidated financial statements.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

                                                                     YEARS ENDED DECEMBER 31,
                                                              --------------------------------------
                                                                 2004          2003          2002
                                                              -----------   -----------   ----------
                                                                          (IN THOUSANDS)
Cash Flow from Financing Activities:
Deposits received on:
  Fixed annuity and fixed accounts of variable annuity
    contracts...............................................  $ 1,360,319   $ 1,553,000   $1,731,597
  Universal life insurance contracts........................       45,183        45,657       49,402
Net exchanges from the fixed accounts of variable annuity
  contracts.................................................   (1,332,240)   (1,108,030)    (503,221)
Withdrawal payments on:
  Fixed annuity and fixed accounts of variable annuity
    contracts...............................................     (458,052)     (464,332)    (529,466)
  Universal life insurance contracts........................      (69,185)      (61,039)     (68,444)
  Guaranteed investment contracts...........................       (8,614)     (148,719)    (135,084)
Claims and annuity payments, net of reinsurance, on:
  Fixed annuity and fixed accounts of variable annuity
    contracts...............................................     (108,691)     (109,412)     (98,570)
  Universal life insurance contracts........................     (105,489)     (111,380)    (100,995)
Net receipt from (repayments of) other short-term
  financings................................................      (41,060)       14,000           --
Net payment related to a modified coinsurance transaction...       (4,738)      (26,655)     (30,282)
Capital contribution received from Parent...................           --            --      200,000
Dividends paid to Parent....................................       (2,500)      (12,187)     (10,000)
                                                              -----------   -----------   ----------
Net Cash (Used in) Provided by Financing Activities.........     (725,067)     (429,097)     504,937
                                                              -----------   -----------   ----------
Net Increase (Decrease) in Cash and Short-term
  Investments...............................................       68,012        16,223      (62,040)
Cash and Short-term Investments at Beginning of Period......      133,105       116,882      178,922
                                                              -----------   -----------   ----------
Cash and Short-term Investments at End of Period............  $   201,117   $   133,105   $  116,882
                                                              ===========   ===========   ==========
Supplemental Cash Flow Formation:
Interest paid on indebtedness...............................  $     2,081   $     2,628   $    3,868
                                                              ===========   ===========   ==========
Net income taxes (received) paid to Parent..................  $   (47,749)  $    10,989   $    5,856
                                                              ===========   ===========   ==========


          See accompanying notes to consolidated financial statements.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

    AIG SunAmerica Life Assurance Company (formerly Anchor National Life Insurance Company) (the "Company") is a direct wholly owned subsidiary of SunAmerica Life Insurance Company (the "Parent"), which is a wholly owned subsidiary of AIG Retirement Services, Inc. ("AIGRS") (formerly AIG SunAmerica Inc.), a wholly owned subsidiary of American International Group, Inc. ("AIG"). AIG is a holding company which through its subsidiaries is engaged in a broad range of insurance and insurance-related activities, financial services, retirement services and asset management. The Company is an Arizona-domiciled life insurance company principally engaged in the business of writing variable annuity contracts directed to the market for tax-deferred, long-term savings products.

    The Company changed its name to AIG SunAmerica Life Assurance Company on January 24, 2002. The Company continued to do business as Anchor National Life Insurance Company until February 28, 2003, at which time it began doing business under its new name.


    Effective January 1, 2004, the Parent contributed to the Company 100% of the outstanding capital stock of its consolidated subsidiary, AIG SunAmerica Asset Management Corp. ("SAAMCo") (formerly SunAmerica Asset Management Corp.) which in turn has two wholly owned subsidiaries: AIG SunAmerica Capital Services, Inc. ("SACS") (formerly SunAmerica Capital Services, Inc.) and AIG SunAmerica Fund Services, Inc. ("SFS") (formerly SunAmerica Fund Services, Inc.). Pursuant to this contribution, SAAMCo became a direct wholly owned subsidiary of the Company. Assets, liabilities and shareholder's equity at December 31, 2003 were restated to include $190,605,000, $39,952,000 and $150,653,000, respectively, of SAAMCo balances. Similarly, the results of operations and cash flows for the years ended December 31, 2003 and 2002 have been restated for the addition and subtraction to pretax income of $16,345,000 and $4,464,000 to reflect the SAAMCo activity. Prior to this capital contribution to the Company, SAAMCo distributed certain investments with a tax effect of $49,100,000 which was indemnified by its then parent, SALIC. See Note 10 of the Notes to Consolidated Financial Statements.


    SAAMCo and its wholly owned distributor, SACS, and its wholly owned servicing administrator, SFS, are included in the Company's asset management segment (see Note 13). These companies earn fee income by managing, distributing and administering a diversified family of mutual funds, managing certain subaccounts offered within the Company's variable annuity products and providing professional management of individual, corporate and pension plan portfolios.

    The operations of the Company are influenced by many factors, including general economic conditions, monetary and fiscal policies of the federal government, and policies of state and other regulatory authorities. The level of sales of the Company's financial products is influenced by many factors, including general market rates of interest, the strength, weakness and volatility of equity markets, and terms and conditions of competing financial products. The Company is exposed to the typical risks normally associated with a portfolio of fixed-income securities, namely interest rate, option, liquidity and credit risk. The Company controls its exposure to these risks by, among other things, closely monitoring and matching the duration of its assets and liabilities, monitoring and limiting prepayment and extension risk in its portfolio, maintaining a large percentage of its portfolio in highly liquid securities, and engaging in a disciplined process of underwriting, reviewing and monitoring credit risk. The Company also is exposed to market risk, as market volatility may result in reduced fee income in the case of assets held in separate accounts.


    Products for the annuity operations and asset management operations are marketed through affiliated and independent broker-dealers, full-service securities firms and financial institutions. One independent selling organization in the annuity operations represented 24.8% of deposits in the year ended December 31, 2004, 14.6% of deposits in the year ended December 31, 2003 and 11.9% of deposits in the year ended December 31, 2002. No other independent selling organization was responsible for 10% or more of deposits for any such period. One independent selling organization in the asset management operations represented 16.0% of deposits in the year ended December 31, 2004 and 10.8% of deposits in the year ended December 31, 2003. No other independent selling organization was responsible for 10% or more of deposits for any such period.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION: The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The preparation of financial statements in conformity with GAAP requires the use of estimates and assumptions that affect the amounts reported in the financial

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    statements and the accompanying notes. Actual results could differ from those estimates. Certain prior period items have been reclassified to conform to the current period's presentation.

    INVESTMENTS: Cash and short-term investments primarily include cash, commercial paper, money market investments and short-term bank participations. All such investments are carried at cost plus accrued interest, which approximates fair value, have maturities of three months or less and are considered cash equivalents for purposes of reporting cash flows.

    Bonds, notes and redeemable preferred stocks available for sale and common stocks are carried at aggregate fair value and changes in unrealized gains or losses, net of deferred acquisition costs, deferred other expenses and income tax, are credited or charged directly to the accumulated other comprehensive income or loss component of shareholder's equity. Bonds, notes, redeemable preferred stocks and common stocks are reduced to estimated net fair value when declines in such values are considered to be other than temporary. Estimates of net fair value are subjective and actual realization will be dependent upon future events.

    Mortgage loans are carried at amortized unpaid balances, net of provisions for estimated losses. Policy loans are carried at unpaid balances. Mutual funds consist of seed money for mutual funds used as investment vehicles for the Company's variable annuity separate accounts and is carried at market value. Real estate is carried at the lower of cost or net realizable value.

    Securities lending collateral consist of securities provided as collateral with respect to the Company's securities lending program. The Company has entered into a securities lending agreement with an affiliated lending agent, which authorizes the agent to lend securities held in the Company's portfolio to a list of authorized borrowers. The fair value of securities pledged under the securities lending agreement were $862,481,000 and $502,885,000 as of December 31, 2004 and 2003, respectively, and represents securities included in bonds, notes and redeemable preferred stocks available for sale caption in the consolidated balance sheet as of December 31, 2004 and 2003, respectively. The Company receives primarily cash collateral in an amount in excess of the market value of the securities loaned. The affiliated lending agent monitors the daily market value of securities loaned with respect to the collateral value and obtains additional collateral when necessary to ensure that collateral is maintained at a minimum of 102% of the value of the loaned securities. Such collateral is not available for the general use of the Company. Income earned on the collateral, net of interest paid on the securities lending agreements and the related management fees paid to administer the program, is recorded as investment income in the consolidated statement of income and comprehensive income.


    Other invested assets consist principally of investments in limited partnerships and put options on the S&P 500 index purchased to partially offset the risk of Guaranteed Minimum Account Value ("GMAV") benefits and Guaranteed Minimum Withdrawal ("GMWB") benefits (see Note 7). Limited partnerships are carried at cost. The put options do not qualify for hedge accounting and accordingly are marked to market and changes in market value are recorded through investment income.


    Realized gains and losses on the sale of investments are recognized in operations at the date of sale and are determined by using the specific cost identification method. Premiums and discounts on investments are amortized to investment income by using the interest method over the contractual lives of the investments.

    The Company regularly reviews its investments for possible impairment based on criteria including economic conditions, market prices, past experience and other issuer-specific developments among other factors. If there is a decline in a security's net realizable value, a determination is made as to whether that decline is temporary or "other than temporary". If it is believed that a decline in the value of a particular investment is temporary, the decline is recorded as an unrealized loss in accumulated other comprehensive income. If it is believed that the decline is "other than temporary", the Company writes down the carrying value of the investment and records a realized loss in the consolidated statement of income and comprehensive income. Impairments writedowns totaled $21,050,000, $54,092,000 and $57,273,000 in the years ending December 31, 2004, 2003 and
    2002.

    DERIVATIVE FINANCIAL INSTRUMENTS: Derivative financial instruments primarily used by the Company include interest rate swap agreements and put options on the S&P 500 index entered into to partially offset the risk of certain guarantees of annuity contract values. The Company is neither a dealer nor a trader in derivative financial instruments.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    The Company recognizes all derivatives in the consolidated balance sheet at fair value. Hedge accounting requires a high correlation between changes in fair values or cash flows of the derivative financial instrument and the specific item being hedged, both at inception and throughout the life of the hedge. For fair value hedges, gains and losses in the fair value of both the derivative and the hedged item attributable to the risk being hedged are recognized in earnings. For cash flow hedges, to the extent the hedge is effective, gains and losses in the fair value of both the derivative and the hedged item attributable to the risk being hedged are recognized as component of accumulated other comprehensive income in shareholder's equity.

    Any ineffective portion of cash flow hedges is reported in investment income. On the date a derivative contract is entered into, the Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives designated as fair value or cash flow hedges to specific assets and liabilities on the balance sheet.

    Interest rate swap agreements convert specific investment securities from a floating-rate to a fixed-rate basis, or vice versa, and hedge against the risk of declining rates on anticipated security purchases. Interest rate swaps in which the Company agrees to pay a fixed rate and receive a floating rate are accounted for as fair value hedges. Interest rate swaps in which the Company agrees to pay a floating rate and receive a fixed rate are accounted for as cash flow hedges. The difference between amounts paid and received on swap agreements is recorded as an adjustment to investment income or interest expense, as appropriate, on an accrual basis over the periods covered by the agreements. The related amount payable to or receivable from counterparties is included in other liabilities or other assets.

    The Company issues certain variable annuity products that offer an optional GMAV and GMWB living benefit. If elected by the contract holder at the time of contract issuance, the GMAV feature guarantees that the account value under the contract will equal or exceed the amount of the initial principal invested, adjusted for withdrawals, at the end of a ten-year waiting period. If elected by the contract holder at the time of contract issuance, the GMWB feature guarantees an annual withdrawal stream, regardless of market performance, equal to deposits invested during the first ninety days, adjusted for any subsequent withdrawals. There is a separate charge to the contract holder for these features. The Company bears the risk that protracted under-performance of the financial markets could result in GMAV and GMWB benefits being higher than the underlying contract holder account balance and that the fees collected under the contract are insufficient to cover the costs of the benefit to be provided.

    Under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities"("FAS 133"), the GMAV and GMWB benefits are considered embedded derivatives that are bifurcated and marked to market and recorded in other liabilities in the consolidated balance sheet. Changes in the market value of the estimated GMAV and GMWB benefits are recorded through investment income.

    DEFERRED ACQUISITION COSTS ("DAC"): Policy acquisition costs are deferred and amortized over the estimated lives of the annuity and universal life insurance contracts. Policy acquisition costs include commissions and other costs that vary with, and are primarily related to, the production or acquisition of new business.

    DAC is amortized based on a percentage of expected gross profits ("EGPs") over the life of the underlying contracts. EGPs are computed based on assumptions related to the underlying contracts, including their anticipated duration, the growth rate of the separate account assets (with respect to variable options of the variable annuity contracts) or general account assets (with respect to fixed options of variable annuity contracts ("Fixed Options") and universal life insurance contracts) supporting the annuity obligations, costs of providing for contract guarantees and the level of expenses necessary to maintain the contracts. The Company adjusts amortization of DAC and other deferred expenses (a "DAC unlocking") when estimates of future gross profits to be realized from its annuity contracts are revised.

    The assumption for the long-term annual net growth of the separate account assets used by the Company in the determination of DAC amortization with respect to its variable annuity contracts is 10% (the "long-term growth rate assumption"). The Company uses a "reversion to the mean" methodology that allows the Company to maintain this 10% long-term growth rate assumption, while also giving consideration to the effect of short-term swings in the equity markets. For example, if performance were 15% during the first year following the introduction of a product, the DAC model would assume that market returns for the following five years (the "short-term growth rate assumption") would approximate 9%, resulting in an average annual growth rate of 10% during the life of the product. Similarly, following periods of below 10%

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    performance, the model will assume a short-term growth rate higher than 10%. A DAC unlocking will occur if management deems the short-term growth rate (i.e., the growth rate required to revert to the mean 10% growth rate over a five-year period) to be unreasonable. The use of a reversion to the mean assumption is common within the industry; however, the parameters used in the methodology are subject to judgment and vary within the industry.

    As debt and equity securities available for sale are carried at aggregate fair value, an adjustment is made to DAC equal to the change in amortization that would have been recorded if such securities had been sold at their stated aggregate fair value and the proceeds reinvested at current yields. The change in this adjustment, net of tax, is included with the change in net unrealized gains or losses on debt and equity securities available for sale which is a component of accumulated other comprehensive income (loss) and is credited or charged directly to shareholder's equity.

    The Company reviews the carrying value of DAC on at least an annual basis. Management considers estimated future gross profit margins as well as expected mortality, interest earned and credited rates, persistency and expenses in determining whether the carrying amount is recoverable. Any amounts deemed unrecoverable are charged to amortization expense on the consolidated statement of income and comprehensive income.


    OTHER DEFERRED EXPENSES: The annuity operations currently offers enhanced crediting rates or bonus payments to contract holders on certain of its products. Such amounts are deferred and amortized over the life of the contract using the same methodology and assumptions used to amortize DAC. The Company previously deferred these expenses as part of DAC and reported the amortization of such amounts as part of DAC amortization. Upon implementation of Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" ("SOP 03-1"), the Company reclassified $155,695,000 of these expenses from DAC to other deferred expenses, which is reported on the consolidated balance sheet. The prior period consolidated balance sheet and consolidated statements of income and comprehensive income presentation has been reclassified to conform to the new presentation. See Recently Issued Accounting Standards below.


    The asset management operations defer distribution costs that are directly related to the sale of mutual funds that have a 12b-1 distribution plan and/or contingent deferred sales charge feature (collectively, "Distribution Fee Revenue"). The Company amortizes these deferred distribution costs on a straight-line basis, adjusted for redemptions, over a period ranging from one year to eight years depending on share class. Amortization of these deferred distribution costs is increased if at any reporting period the value of the deferred amount exceeds the projected Distribution Fee Revenue. The projected Distribution Fee Revenue is impacted by estimated future withdrawal rates and the rates of market return. Management uses historical activity to estimate future withdrawal rates and average annual performance of the equity markets to estimate the rates of market return.

    The Company reviews the carrying value of other deferred expenses on at least an annual basis. Management considers estimated future gross profit margins as well as expected mortality, interest earned, credited rates, persistency, withdrawal rates, rates of market return and expenses in determining whether the carrying amount is recoverable. Any amounts deemed unrecoverable are charged to expense.


    VARIABLE ANNUITY ASSETS AND LIABILITIES RELATED TO SEPARATE ACCOUNTS: The assets and liabilities resulting from the receipt of variable annuity deposits are segregated in separate accounts. The Company receives administrative fees for managing the funds and other fees for assuming mortality and certain expense risks. Such fees are included in variable annuity policy fees in the consolidated statement of income and comprehensive income.


    GOODWILL: Goodwill amounted to $14,038,000 (net of accumulated amortization of $18,838,000) at December 31, 2004 and 2003. In accordance with Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), the Company assesses goodwill for impairment on an annual basis, or more frequently if circumstances indicate that a possible impairment has occurred. The assessment of impairment involves a two-step process whereby an initial assessment for potential impairment is performed, followed by a measurement of the amount of the impairment, if any. The Company has evaluated goodwill for impairment as of December 31, 2004 and 2003, and has determined that no impairment provision is necessary.


    RESERVES FOR FIXED ANNUITY CONTRACTS, FIXED ACCOUNTS OF VARIABLE ANNUITY CONTRACTS, UNIVERSAL LIFE INSURANCE CONTRACTS AND GICS: Reserves for fixed annuity, Fixed Options, universal life insurance and GIC contracts are accounted for in accordance with Statement of Financial Accounting Standards No. 97,

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," and are recorded at accumulated value (deposits received, plus accrued interest, less withdrawals and assessed fees). Under GAAP, deposits collected on non-traditional life and annuity insurance products, such as those sold by the Company, are not reflected as revenues in the Company's consolidated statement of income and comprehensive income, as they are recorded directly to contract holders' liabilities upon receipt.


    RESERVES FOR GUARANTEED BENEFITS: Reserves for guaranteed minimum death benefits ("GMDB"), earnings enhancement benefit and guaranteed minimum income benefits are accounted for in accordance with SOP 03-1. See Recently Issued Accounting Standards below.



    FEE INCOME: Fee income includes variable annuity policy fees, asset management fees, universal life insurance fees, commissions and surrender charges. Variable annuity policy fees are generally based on the market value of assets in the separate accounts supporting the variable annuity contracts. Asset management fees include investment advisory fees and 12b-1 distribution fees and are based on the market value of assets managed in mutual funds and certain variable annuity portfolios by SAAMCo. Universal life insurance policy fees consist of mortality charges, up-front fees earned on deposits received and administrative fees, net of reinsurance premiums. Surrender charges are assessed on withdrawals occurring during the surrender charge period. All fee income is recorded as income when earned with net retained commissions are recognized as income on a trade date basis.


    INCOME TAXES: Prior to the 2004, the Company was included in a consolidated federal income tax return with its Parent. Also, prior to 2004, SAAMCO, SFS and SACS were included in a separate consolidated federal income tax return with their parent, Saamsun Holdings Corporation. Beginning in 2004, all of these companies are included in the consolidated federal income tax return of their ultimate parent, AIG. Income taxes have been calculated as if each entity files a separate return. Deferred income tax assets and liabilities are recognized based on the difference between financial statement carrying amounts and income tax basis of assets and liabilities using enacted income tax rates and laws.

    RECENTLY ISSUED ACCOUNTING STANDARDS: In July 2003, the American Institute of Certified Public Accountants issued SOP 03-1. This statement was effective as of January 1, 2004, and requires the Company to recognize a liability for GMDB and certain living benefits related to its variable annuity contracts, account for enhanced crediting rates or bonus payments to contract holders and modifies certain disclosures and financial statement presentations for these products. In addition, SOP 03-1 addresses the presentation and reporting of separate accounts and the capitalization and amortization of certain other expenses. The Company reported for the first quarter of 2004 a one-time cumulative accounting charge upon adoption of $62,589,000 ($96,291,000 pre-tax) to reflect the liability and the related impact of DAC and reinsurance as of January 1, 2004.

3.  INVESTMENTS

    The amortized cost and estimated fair value of bonds, notes and redeemable preferred stocks by major category follow:


                                                                  AMORTIZED    ESTIMATED
                                                                     COST      FAIR VALUE
                                                                  ----------   ----------
                                                                      (IN THOUSANDS)
    At December 31, 2004:
    U.S. government securities..................................  $   28,443   $   30,300
    Mortgage-backed securities..................................     926,274      956,567
    Securities of public utilities..............................     321,381      332,038
    Corporate bonds and notes...................................   2,797,943    2,902,829
    Redeemable preferred stocks.................................      20,140       21,550
    Other debt securities.......................................     913,687      917,743
                                                                  ----------   ----------
      Total.....................................................  $5,007,868   $5,161,027
                                                                  ==========   ==========

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

3.  INVESTMENTS (Continued)



                                                                  AMORTIZED    ESTIMATED
                                                                     COST      FAIR VALUE
                                                                  ----------   ----------
                                                                      (IN THOUSANDS)
    At December 31, 2003:
    U.S. government securities..................................  $   22,393   $   24,292
    Mortgage-backed securities..................................   1,148,452    1,191,817
    Securities of public utilities..............................     352,998      365,150
    Corporate bonds and notes...................................   2,590,254    2,697,142
    Redeemable preferred stocks.................................      21,515       22,175
    Other debt securities.......................................   1,215,571    1,205,224
                                                                  ----------   ----------
      Total.....................................................  $5,351,183   $5,505,800
                                                                  ==========   ==========


    At December 31, 2004, bonds, notes and redeemable preferred stocks included $386,426,000 that were not rated investment grade. These non-investment-grade securities are comprised of bonds spanning 10 industries with 19%, 16%, 16% and 10% concentrated in telecommunications, utilities, financial institutions and noncyclical consumer products industries, respectively. No other industry concentration constituted more than 10% of these assets.

    At December 31, 2004, mortgage loans were collateralized by properties located in 30 states, with loans totaling approximately 27%, 11% and 10% of the aggregate carrying value of the portfolio secured by properties located in California, Michigan and Massachusetts, respectively. No more than 10% of the portfolio was secured by properties in any other single state.

    At December 31, 2004, the carrying value, which approximates its estimated fair value, of all investments in default as to the payment of principal or interest totaled $40,051,000 of bonds.

    As a component of its asset and liability management strategy, the Company utilizes interest rate swap agreements to match assets more closely to liabilities. Interest rate swap agreements exchange interest rate payments of differing character (for example, variable-rate payments exchanged for fixed-rate payments) with a counterparty, based on an underlying principal balance (notional principal) to hedge against interest rate changes.

    The Company typically utilizes swap agreements to create a hedge that effectively converts floating-rate assets and liabilities to fixed-rate instruments.

    At December 31, 2004, $10,505,000 of bonds, at amortized cost, were on deposit with regulatory authorities in accordance with statutory requirements.

    At December 31, 2004, no investments in any one entity or its affiliates exceeded 10% of the Company's shareholder's equity.

    The amortized cost and estimated fair value of bonds, notes and redeemable preferred stocks by contractual maturity, as of December 31, 2004, follow:


                                                                  AMORTIZED    ESTIMATED
                                                                     COST      FAIR VALUE
                                                                  ----------   ----------
                                                                      (IN THOUSANDS)
    Due in one year or less.....................................  $  278,939   $  281,954
    Due after one year through five years.......................   2,076,145    2,138,574
    Due after five years through ten years......................   1,299,345    1,339,499
    Due after ten years.........................................     427,165      444,433
    Mortgage-backed securities..................................     926,274      956,567
                                                                  ----------   ----------
      Total.....................................................  $5,007,868   $5,161,027
                                                                  ==========   ==========


    Actual maturities of bonds, notes and redeemable preferred stocks may differ from those shown above due to prepayments and redemptions.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

3.  INVESTMENTS (Continued)

    Gross unrealized gains and losses on bonds, notes and redeemable preferred stocks by major category follow:


                                                                    GROSS        GROSS
                                                                  UNREALIZED   UNREALIZED
                                                                    GAINS        LOSSES
                                                                  ----------   ----------
                                                                      (IN THOUSANDS)
    At December 31, 2004:
    U.S. government securities..................................   $  1,857     $     --
    Mortgage-backed securities..................................     32,678       (2,385)
    Securities of public utilities..............................     11,418         (761)
    Corporate bonds and notes...................................    118,069      (13,183)
    Redeemable preferred stocks.................................      1,410           --
    Other debt securities.......................................     14,871      (10,815)
                                                                   --------     --------
      Total.....................................................   $180,303     $(27,144)
                                                                   ========     ========



                                                                    GROSS        GROSS
                                                                  UNREALIZED   UNREALIZED
                                                                    GAINS        LOSSES
                                                                  ----------   ----------
                                                                      (IN THOUSANDS)
    At December 31, 2003:
    U.S. government securities..................................   $  1,898     $     --
    Mortgage-backed securities..................................     46,346       (2,980)
    Securities of public utilities..............................     13,467       (1,315)
    Corporate bonds and notes...................................    127,996      (21,108)
    Redeemable preferred stocks.................................        660           --
    Other debt securities.......................................     24,366      (34,713)
                                                                   --------     --------
      Total.....................................................   $214,733     $(60,116)
                                                                   ========     ========


    Gross unrealized gains on equity securities aggregated $26,000 at December 31, 2004 and $112,000 at December 31, 2003. There were no unrealized losses on equity securities at December 31, 2004 and gross unrealized losses on equity securities aggregated $20,000 at December 31, 2003.

    The following tables summarize the Company's gross unrealized losses and estimated fair values on investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2004 and 2003.


                                       LESS THAN 12 MONTHS              12 MONTHS OR MORE                      TOTAL
                                  -----------------------------   -----------------------------   -------------------------------
                                    FAIR     UNREALIZED             FAIR     UNREALIZED              FAIR      UNREALIZED
                                   VALUE        LOSS      ITEMS    VALUE        LOSS      ITEMS     VALUE         LOSS      ITEMS
                                  --------   ----------   -----   --------   ----------   -----   ----------   ----------   -----
                                                                      (DOLLARS IN THOUSANDS)
    December 31, 2004
    Mortgage-backed
      securities...............   $125,589    $ (1,282)     23    $ 40,275    $ (1,103)     9     $  165,864    $ (2,385)     32
    Securities of public
      utilities................     46,249        (761)      9           0           0      0         46,249        (761)      9
    Corporate bonds and
      notes....................    487,923      (7,418)     86      87,194      (5,765)    15        575,117     (13,183)    101
    Other debt securities......    207,378      (4,062)     36      79,782      (6,753)    12        287,160     (10,815)     48
                                  --------    --------     ---    --------    --------     --     ----------    --------     ---
      Total....................   $867,139    $(13,523)    154    $207,251    $(13,621)    36     $1,074,390    $(27,144)    190
                                  ========    ========     ===    ========    ========     ==     ==========    ========     ===

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

3.  INVESTMENTS (Continued)


                                          LESS THAN 12 MONTHS             12 MONTHS OR MORE                     TOTAL
                                     -----------------------------   ----------------------------   -----------------------------
                                       FAIR     UNREALIZED            FAIR     UNREALIZED             FAIR     UNREALIZED
                                      VALUE        LOSS      ITEMS    VALUE       LOSS      ITEMS    VALUE        LOSS      ITEMS
                                     --------   ----------   -----   -------   ----------   -----   --------   ----------   -----
    December 31, 2003
    Mortgage-backed securities.....  $180,559    $ (2,882)     49    $13,080    $   (98)      6     $193,639    $ (2,980)     55
    Securities of public
      utilities....................    67,626      (1,315)      8         --         --      --       67,626      (1,315)      8
    Corporate bonds and notes......   276,373     (17,086)     54     30,383     (4,022)      5      306,756     (21,108)     59
    Other debt securities..........   302,230     (33,951)     54     41,523       (762)      5      343,753     (34,713)     59
                                     --------    --------     ---    -------    -------      --     --------    --------     ---
      Total........................  $826,788    $(55,234)    165    $84,986    $(4,882)     16     $911,774    $(60,116)    181
                                     ========    ========     ===    =======    =======      ==     ========    ========     ===

    Realized investment gains and losses on sales of investments are as follows:


                                                                     YEARS ENDED DECEMBER 31,
                                                                  ------------------------------
                                                                    2004       2003       2002
                                                                  --------   --------   --------
                                                                          (IN THOUSANDS)
    Bonds, Notes and Redeemable Preferred Stocks:
      Realized gains............................................  $ 12,240   $ 30,896   $ 25,013
      Realized losses...........................................   (12,623)   (11,818)   (32,865)
    Common Stocks:
      Realized gains............................................         5        561         --
      Realized losses...........................................      (247)      (117)      (169)


    The sources and related amounts of investment income are as follows:


                                                                     YEARS ENDED DECEMBER 31,
                                                                  ------------------------------
                                                                    2004       2003       2002
                                                                  --------   --------   --------
                                                                          (IN THOUSANDS)
    Short-term investments......................................  $  2,483   $  1,363   $  5,447
    Bonds, notes and redeemable preferred stocks................   293,258    321,493    305,480
    Mortgage loans..............................................    50,825     53,951     55,417
    Partnerships................................................       417       (478)    12,344
    Policy loans................................................    17,130     15,925     18,796
    Real estate.................................................      (202)      (331)      (276)
    Other invested assets.......................................     2,149     13,308     (7,496)
    Less: investment expenses...................................    (2,466)    (2,308)    (2,357)
                                                                  --------   --------   --------
      Total investment income...................................  $363,594   $402,923   $387,355
                                                                  ========   ========   ========


    Investment income was attributable to the following products:


                                                                     YEARS ENDED DECEMBER 31,
                                                                  ------------------------------
                                                                    2004       2003       2002
                                                                  --------   --------   --------
                                                                          (IN THOUSANDS)
    Fixed annuity contracts.....................................  $ 34,135   $ 37,762   $ 41,856
    Variable annuity contracts..................................   222,660    239,863    201,766
    Guaranteed investment contracts.............................    13,191     20,660     28,056
    Universal life insurance contracts..........................    92,645    100,019    105,878
    Asset management............................................       963      4,619      9,799
                                                                  --------   --------   --------
      Total.....................................................  $363,594   $402,923   $387,355
                                                                  ========   ========   ========


4.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following estimated fair value disclosures are limited to reasonable estimates of the fair value of only the Company's financial instruments. The disclosures do not address the value of the Company's recognized and unrecognized non-financial

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

4.  FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

    assets (including its real estate investments and other invested assets except for partnerships) and liabilities or the value of anticipated future business. The Company does not plan to sell most of its assets or settle most of its liabilities at these estimated fair values.

    The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Selling expenses and potential taxes are not included. The estimated fair value amounts were determined using available market information, current pricing information and various valuation methodologies. If quoted market prices were not readily available for a financial instrument, management determined an estimated fair value. Accordingly, the estimates may not be indicative of the amounts the financial instruments could be exchanged for in a current or future market transaction.

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

    CASH AND SHORT-TERM INSTRUMENTS: Carrying value is considered to be a reasonable estimate of fair value.

    BONDS, NOTES AND REDEEMABLE PREFERRED STOCKS: Fair value is based principally on independent pricing services, broker quotes and other independent information. For securities that do not have readily determinable market prices, the fair value is estimated with internally prepared valuations (including those based on estimates of future profitability). Otherwise, the most recent purchases and sales of similar unquoted securities, independent broker quotes or comparison to similar securities with quoted prices when possible is used to estimate the fair value of those securities.

    MORTGAGE LOANS: Fair values are primarily determined by discounting future cash flows to the present at current market rates, using expected prepayment rates.

    POLICY LOANS: Carrying value is considered a reasonable estimate of fair value.

    MUTUAL FUNDS: Fair value is considered to be the market value of the underlying securities.

    COMMON STOCKS: Fair value is based principally on independent pricing services, broker quotes and other independent information.

    PARTNERSHIPS: Fair value of partnerships that invest in debt and equity securities is based upon the fair value of the net assets of the partnerships as determined by the general partners.

    VARIABLE ANNUITY ASSETS HELD IN SEPARATE ACCOUNTS: Variable annuity assets are carried at the market value of the underlying securities.


    RESERVES FOR FIXED ANNUITY AND FIXED ACCOUNTS OF VARIABLE ANNUITY
    CONTRACTS: Deferred annuity contracts are assigned a fair value equal to current net surrender value. Annuitized contracts are valued based on the present value of future cash flows at current pricing rates.


    RESERVES FOR GUARANTEED INVESTMENT CONTRACTS: Fair value is based on the present value of future cash flows at current pricing rates.

    SECURITIES LENDING COLLATERAL/PAYABLE: Carrying value is considered to be a reasonable estimate of fair value.

    VARIABLE ANNUITY LIABILITIES RELATED TO SEPARATE ACCOUNTS: Variable annuity liabilities are carried at the market value of the underlying securities of the variable annuity assets held in separate accounts.

    SUBORDINATED NOTES TO/FROM AFFILIATES: Fair value is estimated based on the quoted market prices for similar issues.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

4.  FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

    The estimated fair values of the Company's financial instruments at December 31, 2004 and 2003 compared with their respective carrying values, are as follows:


                                                                   CARRYING        FAIR
                                                                     VALUE         VALUE
                                                                  -----------   -----------
                                                                       (IN THOUSANDS)
    December 31, 2004:
    Assets:
      Cash and short-term investments...........................  $   201,117   $   201,117
      Bonds, notes and redeemable preferred stocks..............    5,161,027     5,161,027
      Mortgage loans............................................      624,179       657,828
      Policy loans..............................................      185,958       185,958
      Mutual funds..............................................        6,131         6,131
      Common stocks.............................................        4,902         4,902
      Partnerships..............................................        1,084         1,084
      Securities lending collateral.............................      883,792       883,792
      Put options hedging guaranteed benefits...................       37,705        37,705
      Variable annuity assets held in separate accounts.........   22,612,451    22,612,451
    Liabilities:
      Reserves for fixed annuity and fixed accounts of variable
        annuity contracts.......................................  $ 3,948,158   $ 3,943,265
      Reserves for guaranteed investment contracts..............      215,331       219,230
      Securities lending payable................................      883,792       883,792
      Variable annuity liabilities related to separate
        accounts................................................   22,612,451    22,612,451



                                                                   CARRYING        FAIR
                                                                     VALUE         VALUE
                                                                  -----------   -----------
                                                                       (IN THOUSANDS)
    December 31, 2003:
    Assets:
      Cash and short-term investments...........................  $   133,105   $   133,105
      Bonds, notes and redeemable preferred stocks..............    5,505,800     5,505,800
      Mortgage loans............................................      716,846       774,758
      Policy loans..............................................      200,232       200,232
      Mutual funds..............................................       21,159        21,159
      Common stocks.............................................          727           727
      Partnerships..............................................        1,312         1,685
      Securities lending collateral.............................      514,145       514,145
      Put options hedging guaranteed benefits...................        9,141         9,141
      Variable annuity assets held in separate accounts.........   19,178,796    19,178,796
    Liabilities:
      Reserves for fixed annuity and fixed accounts of variable
        annuity contracts.......................................  $ 4,274,329   $ 4,225,329
      Reserves for guaranteed investment contracts..............      218,032       223,553
      Securities lending payable................................      514,145       514,145
      Variable annuity liabilities related to separate
        accounts................................................   19,178,796    19,178,796
      Subordinated note payable to affiliate....................       40,960        40,960

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

5.  DEFERRED ACQUISITION COSTS

    The following table summarizes the activity in deferred acquisition costs:


                                                                  YEARS ENDED DECEMBER 31,
                                                                  -------------------------
                                                                     2004          2003
                                                                  -----------   -----------
                                                                       (IN THOUSANDS)
    Balance at beginning of year................................  $1,268,621    $1,224,101
    Acquisition costs deferred..................................     246,033       212,250
    Effect of net unrealized gains (losses) on securities.......         267       (30,600)
    Amortization charged to income..............................    (126,142)     (137,130)
    Cumulative effect of SOP 03-1...............................     (39,690)           --
                                                                  ----------    ----------
    Balance at end of year......................................  $1,349,089    $1,268,621
                                                                  ==========    ==========


6.  OTHER DEFERRED EXPENSES

    The annuity operations defer enhanced crediting rates or bonus payments to contract holders on certain of its products ("Bonus Payments"). The asset management operations defer distribution costs that are directly related to the sale of mutual funds that have a 12b-1 distribution plan and/or contingent deferred sales charge feature. The following table summarizes the activity in these deferred expenses:


                                                                   BONUS     DISTRIBUTION
                                                                  PAYMENTS      COSTS        TOTAL
                                                                  --------   ------------   --------
                                                                            (IN THOUSANDS)
    Year Ended December 31, 2004
    Balance at beginning of year................................  $155,695     $ 81,012     $236,707
    Expenses deferred...........................................    36,732       26,174       62,906
    Effect of net unrealized gains (losses) on securities.......        33           --           33
    Amortization charged in income..............................   (10,357)     (31,508)     (41,865)
                                                                  --------     --------     --------
    Balance at end of year......................................  $182,103     $ 75,678     $257,781
                                                                  ========     ========     ========
    Year Ended December 31, 2003
    Balance at beginning of year................................  $140,647     $ 72,054     $212,701
    Expenses deferred...........................................    38,224       31,934       70,158
    Effect of net unrealized gains (losses) on securities.......    (3,400)          --       (3,400)
    Amortization charged in income..............................   (19,776)     (22,976)     (42,752)
                                                                  --------     --------     --------
    Balance at end of year......................................  $155,695     $ 81,012     $236,707
                                                                  ========     ========     ========


7.  GUARANTEED BENEFITS

    The Company issues variable annuity contracts for which the investment risk is generally borne by the contract holder, except with respect to amounts invested in the Fixed Options. For many of the Company's variable annuity contracts, the Company offers contractual guarantees in the event of death, at specified dates during the accumulation period, upon certain withdrawals or at annuitization. Such benefits are referred to as GMDB, GMAV, GMWB and guaranteed minimum income benefits ("GMIB"), respectively. The Company also issues certain variable annuity products that offer an optional earnings enhancement benefit ("EEB") feature that provides an additional death benefit amount equal to a fixed percentage of earnings in the contract, subject to certain maximums.

    The assets supporting the variable portion of variable annuity contracts are carried at fair value and reported as summary total "variable annuity assets held in separate accounts" with an equivalent summary total reported for liabilities. Amounts assessed against the contract holders for mortality, administrative, other services and certain features are included in variable annuity policy fees, net of reinsurance, in the consolidated statement of income and comprehensive income. Changes in liabilities for minimum guarantees are included in guaranteed benefits, net of reinsurance, in the consolidated statement of income and comprehensive income. Separate account net investment income, net investment gains and losses and the related liability charges are offset within the same line item in the consolidated statement of income and comprehensive income.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

7.  GUARANTEED BENEFITS (Continued)

    The Company offers GMDB options that guarantee for virtually all contract holders, that upon death, the contract holder's beneficiary will receive the greater of (1) the contract holder's account value, or (2) a guaranteed minimum death benefit that varies by product and election by policy owner. The GMDB liability is determined each period end by estimating the expected value of death benefits in excess of the projected account balance and recognizing the excess ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to guaranteed benefits, net of reinsurance recoveries, if actual experience or other evidence suggests that earlier assumptions should be revised.

    EEB is a feature the Company offers on certain variable annuity products. For contract holders who elect the feature, the EEB provides an additional death benefit amount equal to a fixed percentage of earnings in the contract, subject to certain maximums. The Company bears the risk that account values following favorable performance of the financial markets will result in greater EEB death claims and that the fees collected under the contract are insufficient to cover the costs of the benefit to be provided.

    If available and elected by the contract holder, GMIB provides a minimum fixed annuity payment guarantee after a seven, nine or ten-year waiting period. As there is a waiting period to annuitize using the GMIB, there are no policies eligible to receive this benefit at December 31, 2004. The GMIB liability is determined each period end by estimating the expected value of the annuitization benefits in excess of the projected account balance at the date of annuitization and recognizing the excess ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to guaranteed benefits, net of reinsurance recoveries, if actual experience or other evidence suggests that earlier assumptions should be revised.

    GMAV is a feature offered on certain variable annuity products. If available and elected by the contract holder at the time of contract issuance, GMAV guarantees that the account value under the contract will at least equal the amount of deposits invested during the first ninety days, adjusted for any subsequent withdrawals, at the end of a ten-year waiting period. The Company purchases put options on the S&P 500 index to partially offset this risk. GMAVs are considered to be derivatives under FAS 133, and are recognized at fair value in the consolidated balance sheet and through investment income in the consolidated statement of income and comprehensive income.

    GMWB is a feature offered on certain variable annuity products. If available and elected by the contract holder at the time of contract issuance, this feature provides a guaranteed annual withdrawal stream, regardless of market performance, equal to deposits invested during the first ninety days adjusted for any subsequent withdrawals ("Eligible Premium"). These guaranteed annual withdrawals of up to 10% of Eligible Premium are available after either a three-year or a five-year waiting period as elected by the contract holder at time of contract issuance, without reducing the future amounts guaranteed. If no withdrawals have been made during the waiting period of three or five years, the contract holder will realize an additional 10% or 20%, respectively, of Eligible Premium after all other amounts guaranteed under this benefit have been paid. GMWBs are considered to be derivatives under FAS 133 and are recognized at fair value in the consolidated balance sheet and through investment income in the consolidated statement of income and comprehensive income.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

7.  GUARANTEED BENEFITS (Continued)

    Details concerning the Company's guaranteed benefit exposures as of December 31, 2004 are as follows:


                                                                                     HIGHEST SPECIFIED
                                                                   RETURN OF NET    ANNIVERSARY ACCOUNT
                                                                  DEPOSITS PLUS A       VALUE MINUS
                                                                      MINIMUM        WITHDRAWALS POST
                                                                      RETURN            ANNIVERSARY
                                                                  ---------------   -------------------
                                                                          (DOLLARS IN MILLIONS)
    In the event of death (GMDB and EEB):
      Account value.............................................    $    12,883           $12,890
      Net amount at risk(a).....................................    $       933           $ 1,137
      Average attained age of contract holders..................             67                64
      Range of guaranteed minimum return rates..................          0%-5%                0%
    At annuitization (GMIB):
      Account value.............................................    $     6,942
      Net amount at risk(b).....................................    $         3
      Weighted average period remaining until earliest                3.8 Years
        annuitization...........................................
      Range of guaranteed minimum return rates..................        0%-6.5%
    Accumulation at specified date (GMAV):
      Account value.............................................    $     1,533
      Net amount at risk(c).....................................    $        --
      Weighted average period remaining until guaranteed              9.0 Years
        payment.................................................
    Annual withdrawals at specified date (GMWB):
      Account value.............................................    $       294
      Net amount at risk(d).....................................    $        --
      Weighted average period remaining until expected payout...     13.9 Years


    -------------------

    (a) Net amount at risk represents the guaranteed benefit exposure in excess of the current account value, net of reinsurance, if all contract holders died at the same balance sheet date. The net amount at risk does not take into account the effect of caps and deductibles from the various reinsurance treaties.

    (b) Net amount at risk represents the present value of the expected annuitization payments at the expected annuitization dates in excess of the present value of the expected account value at the expected annuitization dates, net of reinsurance.

    (c) Net amount at risk represents the guaranteed benefit exposure in excess of the current account value, if all contract holders reached the specified date at the same balance sheet date.

    (d) Net amount at risk represents the guaranteed benefit exposure in excess of the current account value if all contract holders exercise the maximum withdrawal benefits at the same balance sheet date. If no withdrawals have been made during the waiting period of 3 or 5 years, the contract holder will realize an additional 10% or 20% of Eligible Premium, respectively, after all other amounts guaranteed under this benefit have been paid. The additional 10% or 20% enhancement increases the net amount at risk by $26.3 million and is payable no sooner than 13 or 15 years from contract issuance for the 3 or 5 year waiting periods, respectively.

       The following summarizes the reserve for guaranteed benefits, net of reinsurance, on variable contracts reflected in the general account:


                                                                      (IN THOUSANDS)
        Balance at January 1, 2004 before reinsurance(e)............     $ 92,873
        Guaranteed benefits incurred................................       61,472
        Guaranteed benefits paid....................................      (49,947)
                                                                         --------
        Balance at December 31, 2004 before reinsurance.............      104,398
          Less reinsurance..........................................      (27,449)
                                                                         --------
        Balance at December 31, 2004, net of reinsurance............     $ 76,949
                                                                         ========



    (e) Includes amounts from the one-time cumulative accounting change resulting from the adoption of SOP 03-1.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

7.  GUARANTEED BENEFITS (Continued)

    The following assumptions and methodology were used to determine the reserve for guaranteed benefits at December 31, 2004:


     - Data used was 5,000 stochastically generated investment performance scenarios.



     -   Mean investment performance assumption was 10%.



     -   Volatility assumption was 16%.



     -   Mortality was assumed to be 64% of the 75-80 ALB table.



     - Lapse rates vary by contract type and duration and range from 0% to 40%.



     -   The discount rate was approximately 8%.


8.  REINSURANCE

    Reinsurance contracts do not relieve the Company from its obligations to contract holders. The Company could become liable for all obligations of the reinsured policies if the reinsurers were to become unable to meet the obligations assumed under the respective reinsurance agreements. The Company monitors its credit exposure with respect to these agreements. However, due to the high credit ratings of the reinsurers, such risks are considered to be minimal. The Company has no reinsurance recoverable or related concentration of credit risk greater than 10% of shareholder's equity.

    Variable policy fees are net of reinsurance premiums of $28,604,000, $30,795,000 and $22,500,000 in 2004, 2003 and 2002, respectively. Universal life insurance fees are net of reinsurance premiums of $34,311,000, $33,710,000 and $34,098,000 in 2004, 2003 and 2002, respectively.

    The Company has a reinsurance treaty under which the Company retains no more than $100,000 of risk on any one insured life in order to limit the exposure to loss on any single insured. Reinsurance recoveries recognized as a reduction of claims on universal life insurance contracts amounted to $34,163,000, $34,036,000 and $29,171,000 in 2004, 2003 and 2002,
    respectively. Guaranteed benefits were reduced by reinsurance recoveries of $2,716,000, $8,042,000 and $8,362,000 in 2004, 2003 and 2002, respectively.

9.  COMMITMENTS AND CONTINGENT LIABILITIES

    The Company has six agreements outstanding in which it has provided liquidity support for certain short-term securities of municipalities and non-profit organizations by agreeing to purchase such securities in the event there is no other buyer in the short-term marketplace. In return the Company receives a fee. In addition, the Company guarantees the payment of these securities upon redemption. The maximum liability under these guarantees at December 31, 2004 is $195,442,000. These commitments have contractual maturity dates in 2005. Related to each of these agreements are participation agreements with the Parent under which the Parent will share in $62,590,000 of these liabilities in exchange for a proportionate percentage of the fees received under these agreements. The Internal Revenue Service has completed its examinations into the transactions underlying these commitments, including the Company's role in the transactions. The examination did not result in a material loss to the Company.

    At December 31, 2004, the Company has commitments to purchase a total of approximately $10,000,000 of asset- backed securities in the ordinary course of business. The expiration dates of these commitments are as follows:
    $2,000,000 in 2005 and $8,000,000 in 2007.

    Various federal, state and other regulatory agencies are reviewing certain transactions and practices of the Company and its subsidiaries in connection with industry-wide and other inquiries. In the opinion of the Company's management, based on the current status of these inquiries, it is not likely that any of these inquiries will have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows of the Company.

    Various lawsuits against the Company and its subsidiaries have arisen in the ordinary course of business. Contingent liabilities arising from litigation, income taxes and regulatory and other matters are not considered material in relation to the consolidated financial position, results of operations or cash flows of the Company.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

9.  COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

    On April 5, 2004, a purported class action captioned Nitika Mehta, as Trustee of the N.D. Mehta Living Trust vs. AIG SunAmerica Life Assurance Company, Case 04L0199, was filed in the Circuit Court, Twentieth Judicial District in St. Clair County, Illinois. The lawsuit alleges certain improprieties in conjunction with alleged market timing activities. The probability of any particular outcome cannot be reasonably estimated at this time. The Company cannot estimate a range because the litigation has not progressed beyond the preliminary stage.

10. SHAREHOLDER'S EQUITY

    The Company is authorized to issue 4,000 shares of its $1,000 par value Common Stock. At December 31, 2004 and 2003, 3,511 shares were outstanding.

    Changes in shareholder's equity are as follows:


                                                                     YEARS ENDED DECEMBER 31,
                                                                  ------------------------------
                                                                    2004       2003       2002
                                                                  --------   --------   --------
                                                                          (IN THOUSANDS)
    Additional Paid-in Capital:
      Beginning balances........................................  $709,246   $709,246   $509,246
      Capital contributions by Parent...........................    49,100         --    200,000
                                                                  --------   --------   --------
      Ending balances...........................................  $758,346   $709,246   $709,246
                                                                  ========   ========   ========
    Retained Earnings:
      Beginning balances........................................  $828,423   $730,321   $669,103
      Net income................................................   142,502     93,530     31,689
      Dividends paid to Parent..................................    (2,500)   (12,187)   (10,000)
      Adjustment for tax benefit of distributed subsidiary......       287     16,759     39,529
      Tax effect on a distribution of investment................   (49,100)        --         --
                                                                  --------   --------   --------
      Ending balances...........................................  $919,612   $828,423   $730,321
                                                                  ========   ========   ========
    Accumulated Other Comprehensive Income (Loss):
      Beginning balances........................................  $ 72,610   $ 16,504   $(29,272)
      Change in net unrealized gains (losses) on debt securities
        available for sale......................................    (1,459)   118,725     98,718
      Change in net unrealized gains (losses) on equity
        securities available for sale...........................       (65)     1,594     (1,075)
      Change in net unrealized gains on foreign currency........     1,170         --         --
      Change in adjustment to deferred acquisition costs and
        other deferred expenses.................................       300    (34,000)   (25,000)
      Net change related to cash flow hedges....................        --         --     (2,218)
      Tax effects of net changes................................        19    (30,213)   (24,649)
                                                                  --------   --------   --------
      Ending balances...........................................  $ 72,575   $ 72,610   $ 16,504
                                                                  ========   ========   ========


    Gross unrealized gains (losses) on fixed maturity and equity securities included in accumulated other comprehensive income are as follows:


                                                                  DECEMBER 31,   DECEMBER 31,
                                                                      2004           2003
                                                                  ------------   ------------
                                                                        (IN THOUSANDS)
    Gross unrealized gains......................................    $180,329       $214,845
    Gross unrealized losses.....................................     (27,144)       (60,136)
    Unrealized gain on foreign currency.........................       1,170             --
    Adjustment to DAC and other deferred expenses...............     (42,700)       (43,000)
    Deferred income taxes.......................................     (39,080)       (39,099)
                                                                    --------       --------
    Accumulated other comprehensive income......................    $ 72,575       $ 72,610
                                                                    ========       ========


    On October 30, 2002, the Company received a capital contribution of $200,000,000 in cash from the Parent.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

10. SHAREHOLDER'S EQUITY (Continued)

    Dividends that the Company may pay to its shareholder in any year without prior approval of the Arizona Department of Insurance are limited by statute. The maximum amount of dividends which can be paid to shareholders of insurance companies domiciled in the state of Arizona without obtaining the prior approval of the Insurance Commissioner is limited to the lesser of either 10% of the preceding year's statutory surplus or the preceding year's statutory net gain from operations if, after paying the dividend, the Company's capital and surplus would be adequate in the opinion of the Arizona Department of Insurance. Accordingly, the maximum amount of dividends that can be paid to stockholder in the year 2005 without obtaining prior approval is $83,649,000. Dividends of $2,500,000 were paid in 2004. Prior to the capital contribution of SAAMCo to the Company, SAAMCo paid dividends to its parent, SunAmerica Life Insurance Company, of $12,187,000 and $10,000,000 in 2003 and 2002, respectively.

    Under statutory accounting principles utilized in filings with insurance regulatory authorities, the Company's net income totaled $99,288,000 for the year ended December 31, 2004, net income of $89,071,000 and net loss of $180,737,000 for the years ended December 31, 2003 and 2002, respectively. The Company's statutory capital and surplus totaled $840,001,000 at December 31, 2004 and $602,348,000 at December 31, 2003.

11. INCOME TAXES

    The components of the provisions for income taxes on pretax income consist of the following:


                                                                     YEARS ENDED DECEMBER 31,
                                                                  -------------------------------
                                                                    2004       2003       2002
                                                                  --------   --------   ---------
                                                                          (IN THOUSANDS)
    Current expense (benefit)...................................  $(42,927)  $127,655   $(105,369)
    Deferred expense (benefit)..................................    49,337    (97,408)    105,529
                                                                  --------   --------   ---------
    Total income tax expense....................................  $  6,410   $ 30,247   $     160
                                                                  ========   ========   =========


    Income taxes computed at the United States federal income tax rate of 35% and income tax expenses reflected in statement of income and comprehensive income provided differ as follows:


                                                                     YEARS ENDED DECEMBER 31,
                                                                  ------------------------------
                                                                    2004       2003       2002
                                                                  --------   --------   --------
                                                                          (IN THOUSANDS)
    Amount computed at statutory rate...........................  $ 74,025   $ 43,322   $ 11,147
    Increases (decreases) resulting from:
      State income taxes, net of federal tax benefit............     4,020      2,273       (567)
      Dividends received deduction..............................   (19,058)   (15,920)   (10,117)
      Tax credits...............................................    (4,000)        --         --
      Adjustment to prior year tax liability(a).................   (39,730)        --         --
      Other, net................................................    (8,847)       572       (303)
                                                                  --------   --------   --------
      Total income tax expense..................................  $  6,410   $ 30,247   $    160
                                                                  ========   ========   ========


   ------------------

   (a) In 2004, the Company revised its estimate of tax contingency amount for prior year based on additional information that became available.

    Under prior federal income tax law, one-half of the excess of a life insurance company's income from operations over its taxable investment income was not taxed, but was set aside in a special tax account designated as "policyholders' surplus". At December 31, 2004, the Company had approximately $14,300,000 of policyholders' surplus on which no deferred tax liability has been recognized, as federal income taxes are not required unless this amount is distributed as a dividend or recognized under other specified conditions. The American Jobs Creation Act of 2004 modified federal income tax law to allow life insurance companies to distribute amounts from policyholders' surplus during 2005 and 2006 without incurring federal income tax on the distributions. The Company eliminated its policyholders' surplus balance in January 2005.

    At December 31, 2004, the Company had net operating carryforwards, capital loss carryforwards and tax credit carryforwards for Federal income tax purposes of $15,515,000, $63,774,000 and $44,604,000, respectively, arising from

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

11. INCOME TAXES (Continued)

    affordable housing investments no longer owned by SAAMCo. Such carryforwards expire in 2018, 2006 to 2008 and 2018, respectively.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes. The significant components of the liability for deferred income taxes are as follows:


                                                                  DECEMBER 31,   DECEMBER 31,
                                                                      2004           2003
                                                                  ------------   ------------
                                                                        (IN THOUSANDS)
    Deferred Tax Liabilities:
    Deferred acquisition costs and other deferred expenses......   $ 432,868      $ 473,387
    State income taxes..........................................      10,283          5,744
    Other liabilities...........................................      15,629            350
    Net unrealized gains on debt and equity securities available
      for sale..................................................      39,080         39,098
                                                                   ---------      ---------
    Total deferred tax liabilities..............................     497,860        518,579
                                                                   ---------      ---------
    Deferred Tax Assets:
    Investments.................................................     (28,915)       (25,213)
    Contract holder reserves....................................    (122,691)      (158,112)
    Guaranty fund assessments...................................      (3,402)        (3,408)
    Deferred income.............................................      (5,604)        (3,801)
    Other assets................................................      (1,068)        (7,446)
    Net operating loss carryforward.............................      (5,430)            --
    Capital loss carryforward...................................     (22,321)       (20,565)
    Low income housing credit carryforward......................     (44,604)       (36,600)
    Partnership income/loss.....................................      (6,293)       (20,878)
                                                                   ---------      ---------
    Total deferred tax assets...................................    (240,328)      (276,023)
                                                                   ---------      ---------
    Deferred income taxes.......................................   $ 257,532      $ 242,556
                                                                   =========      =========


    The Company has concluded that the deferred tax asset will be fully realized and no valuation allowance is necessary.

12. RELATED-PARTY MATTERS

    As of December 31, 2004, subordinated notes payable to affiliates were paid off except for accrued interest totaling $460,000 which is included in other liabilities on the consolidated balance sheet.

    On February 15, 2004, the Company entered into a short-term financing arrangement with the Parent whereby the Company has the right to borrow up to $500,000,000 from the Parent and vice versa. Any advances made under this arrangement must be repaid within 30 days. There were no balances outstanding under this agreement at December 31, 2004.

    On February 15, 2004, the Company entered into a short-term financing arrangement with its affiliate, First SunAmerica Life Insurance Company ("FSA"), whereby the Company has the right to borrow up to $15,000,000 from FSA and vice versa. Any advances made under this arrangement must be repaid within 30 days. There were no balances outstanding under this agreement at December 31, 2004.

    On December 19, 2001, the Company entered into a short-term financing arrangement with AIGRS whereby AIGRS has the right to borrow up to $500,000,000. Any advances made under this arrangement must be repaid within 30 days. There were no balances outstanding under this agreement at December 31, 2004.

    On December 19, 2001, the Company entered into a short-term financing arrangement with SunAmerica Investments, Inc. ("SAII"), whereby SAII has the right to borrow up to $500,000,000 from the Company. Any advances made under this agreement must be repaid within 30 days. There were no balances outstanding under this agreement at December 31, 2004.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

12. RELATED-PARTY MATTERS (Continued)

    On September 26, 2001, the Company entered into a short-term financing arrangement with AIGRS. Under the terms of this agreement, the Company has immediate access of up to $500,000,000. Any advances made under this arrangement must be repaid within 30 days. There were no balances outstanding under this agreement at December 31, 2004.

    On September 26, 2001, the Company entered into a short-term financing arrangement with SAII, whereby the Company has the right to borrow up to $500,000,000. Any advances made under this agreement must be repaid within 30 days. At December 31, 2004 and 2003, the Company owed $0 and $14,000,000, respectively, under this agreement, which was included in due to affiliates.

    On October 31, 2003, the Company became a party to an existing credit agreement under which the Company agreed to make loans to AIG in an aggregate amount of up to $60,000,000. This commitment expires on October 28, 2005. There were no balances outstanding under this agreement at December 31, 2004.

    For the years ended December 31, 2004, 2003 and 2002, the Company paid commissions totaling $60,674,000, $51,716,000 and $59,058,000, respectively, to nine affiliated broker-dealers: Royal Alliance Associates, Inc.; SunAmerica Securities, Inc.; Advantage Capital Corporation; FSC Services Corporation; Sentra Securities Corporation; Spelman & Co., Inc.; VALIC Financial Advisors; American General Equity Securities Corporation and American General Securities Inc. These affiliated broker-dealers distribute a significant portion of the Company's variable annuity products amounting to approximately 23%, 24% and 31% of deposits for each of the respective years. Of the Company's mutual fund sales, approximately 25%, 23% and 28% were distributed by these affiliated broker-dealers for the years ended December 31, 2004, 2003 and 2002, respectively.

    On February 1, 2004, SAAMCo entered into an administrative services agreement with FSA whereby SAAMCo will pay to FSA a fee based on a percentage of all assets invested through FSA's variable annuity products in exchange for services performed. SAAMCo is the investment advisor for certain trusts that serve as investment options for FSA's variable annuity products. Amounts incurred by the Company under this agreement totaled $1,537,000 in 2004 and are included in the Company's consolidated statement of income and comprehensive income. A fee of $150,000, $1,620,000 and $1,777,000 was paid under a different agreement in 2004, 2003 and 2002, respectively.


    On October 1, 2001, SAAMCo entered into two administrative services agreements with business trusts established by its affiliate, The Variable Annuity Life Insurance Company ("VALIC"), whereby the trust pays to SAAMCo a fee based on a percentage of average daily net assets invested through VALIC's annuity products in exchange for services performed. Amounts earned by SAAMCo under this agreement totaled $9,074,000, $7,587,000 and $7,614,000 in 2004, 2003 and 2002, respectively, and are net of certain administrative costs incurred by VALIC of $2,593,000, $2,168,000 and $2,175,000, respectively. The net amounts earned by SAAMCo are included in other fees in the consolidated statement of income and comprehensive income.


    The Company has a support agreement in effect between the Company and AIG (the "Support Agreement"), pursuant to which AIG has agreed that AIG will cause the Company to maintain a policyholder's surplus of not less than $1,000,000 or such greater amount as shall be sufficient to enable the Company to perform its obligations under any policy issued by it. The Support Agreement also provides that if the Company needs funds not otherwise available to it to make timely payment of its obligations under policies issued by it, AIG will provide such funds at the request of the Company. The Support Agreement is not a direct or indirect guarantee by AIG to any person of any obligations of the Company. AIG may terminate the Support Agreement with respect to outstanding obligations of the Company only under circumstances where the Company attains, without the benefit of the Support Agreement, a financial strength rating equivalent to that held by the Company with the benefit of the Support Agreement. Contract holders have the right to cause the Company to enforce its rights against AIG and, if the Company fails or refuses to take timely action to enforce the Support Agreement or if the Company defaults in any claim or payment owed to such contract holder when due, have the right to enforce the Support Agreement directly against AIG.

    The Company's insurance policy obligations are guaranteed by American Home Assurance Company ("American Home"), a subsidiary of AIG, and a member of an AIG intercompany pool. This guarantee is unconditional and irrevocable, and the Company's contract holders have the right to enforce the guarantee directly against American Home. While American Home does not publish financial statements, it does file statutory annual and quarterly reports with the New York State Insurance Department, where such reports are available to the public. AIG is a reporting company under the Securities Exchange Act of

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

12. RELATED-PARTY MATTERS (Continued)

    1934, and publishes annual reports on Form 10-K and quarterly reports on Form 10-Q, which are available from the Securities and Exchange Commission.

    The Company's ultimate parent, AIG, has announced that it has delayed filing its Annual Report on Form 10-K for the year ended December 31, 2004 to allow AIG's Board of Directors and new management adequate time to complete an extensive review of AIG's books and records. The review includes issues arising from pending investigations into non-traditional insurance products and certain assumed reinsurance transactions by the Office of the Attorney General for the State of New York and the SEC and from AIG's decision to review the accounting treatment of certain additional items. Circumstances affecting AIG can have an impact on the Company. For example, the recent downgrades and ratings actions taken by the major rating agencies with respect to AIG, resulted in corresponding downgrades and ratings actions being taken with respect to the Company's ratings. Accordingly, we can give no assurance that any further changes in circumstances for AIG will not impact us. While the outcome of this investigation is not determinable at this time, management believes that the ultimate outcome will not have a material adverse effect on Company operating results, cash flows or financial position.

    Pursuant to a cost allocation agreement, the Company purchases administrative, investment management, accounting, legal, marketing and data processing services from its Parent, AIGRS and AIG. The allocation of such costs for investment management services is based on the level of assets under management. The allocation of costs for other services is based on estimated levels of usage, transactions or time incurred in providing the respective services. Amounts paid for such services totaled $148,554,000 for the year ended December 31, 2004, $126,531,000 for the year ended December 31, 2003 and $119,981,000 for the year ended December 31, 2002. The component of such costs that relate to the production or acquisition of new business during these periods amounted to $60,183,000, $48,733,000 and $49,004,000 respectively, and is deferred and amortized as part of deferred acquisition costs. The other components of such costs are included in general and administrative expenses in the consolidated statement of income and comprehensive income.

    The majority of the Company's invested assets are managed by an affiliate of the Company. The investment management fees incurred were $3,712,000, $3,838,000 and $3,408,000 for the years ended December 31, 2004, 2003 and
    2002, respectively.

    The Company incurred $1,113,000, $500,000 and $790,000 of management fees to an affiliate of the Company to administer its securities lending program for the years ended December 31, 2004, 2003 and 2002, respectively (see Note 2).

    In December 2003, the Company purchased an affiliated bond with a carrying value of $37,129,000. At December 31, 2004, the affiliated bond has a market value of $34,630,000.

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

13. BUSINESS SEGMENTS

    The Company conducts its business through two business segments, annuity operations and asset management operations. Annuity operations consists of the sale and administration of deposit-type insurance contracts, including fixed and variable annuity contracts, universal life insurance contracts and GICs. Asset management operations, which includes the managing, distributing and administering a diversified family of mutual funds, managing certain subaccounts offered within the Company's variable annuity products and providing professional management of individual, corporate and pension plan portfolios, is conducted by SAAMCo and its subsidiary and distributor, SACS, and its subsidiary and servicing administrator, SFS. Following is selected information pertaining to the Company's business segments.


                                                                                   ASSET
                                                                     ANNUITY     MANAGEMENT
                                                                   OPERATIONS    OPERATIONS      TOTAL
                                                                   -----------   ----------   -----------
                                                                               (IN THOUSANDS)
     Year Ended December 31, 2004:
     Revenues:
     Fee income:
       Variable annuity policy fees, net of reinsurance..........  $   369,141    $     --    $   369,141
       Asset management fees.....................................           --      89,569         89,569
       Universal life insurance policy fees, net of
         reinsurance.............................................       33,899          --         33,899
       Surrender charges.........................................       26,219          --         26,219
       Other fees................................................           --      15,753         15,753
                                                                   -----------    --------    -----------
     Total fee income............................................      429,259     105,322        534,581
     Investment income...........................................      362,631         963        363,594
     Net realized investment gains (losses)......................      (24,100)        293        (23,807)
                                                                   -----------    --------    -----------
     Total revenues..............................................      767,790     106,578        874,368
                                                                   -----------    --------    -----------
     Benefits and Expenses:
     Interest expense............................................      220,668       2,081        222,749
     Amortization of bonus interest..............................       10,357          --         10,357
     General and administrative expenses.........................       93,188      38,424        131,612
     Amortization of deferred acquisition costs and other
       deferred expenses.........................................      126,142      31,508        157,650
     Annual commissions..........................................       64,323          --         64,323
     Claims on universal life contracts, net of reinsurance
       recoveries................................................       17,420          --         17,420
     Guaranteed benefits, net of reinsurance recoveries..........       58,756          --         58,756
                                                                   -----------    --------    -----------
     Total benefits and expenses.................................      590,854      72,013        662,867
                                                                   -----------    --------    -----------
     Pretax income before cumulative effect of accounting
       change....................................................  $   176,936    $ 34,565    $   211,501
                                                                   ===========    ========    ===========
     Total assets................................................  $31,323,462    $217,155    $31,540,617
                                                                   ===========    ========    ===========
     Expenditures for long-lived assets..........................  $        --    $    132    $       132
                                                                   ===========    ========    ===========

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

13. BUSINESS SEGMENTS (Continued)



                                                                                   ASSET
                                                                     ANNUITY     MANAGEMENT
                                                                   OPERATIONS    OPERATIONS      TOTAL
                                                                   -----------   ----------   -----------
                                                                               (IN THOUSANDS)
     Year Ended December 31, 2003:
     Revenues:
     Fee income:
       Variable annuity policy fees, net of reinsurance..........  $   281,359    $     --    $   281,359
       Asset management fees.....................................           --      66,663         66,663
       Universal life insurance policy fees, net of
         reinsurance.............................................       35,816          --         35,816
       Surrender charges.........................................       27,733          --         27,733
       Other fees................................................           --      15,520         15,520
                                                                   -----------    --------    -----------
     Total fee income............................................      344,908      82,183        427,091
     Investment income...........................................      398,304       4,619        402,923
     Net realized investment losses..............................      (30,354)         --        (30,354)
                                                                   -----------    --------    -----------
     Total revenues..............................................      712,858      86,802        799,660
                                                                   -----------    --------    -----------
     Benefits and Expenses:
     Interest expense............................................      237,585       2,628        240,213
     Amortization of bonus interest..............................       19,776          --         19,776
     General and administrative expenses.........................       83,013      36,080        119,093
     Amortization of deferred acquisition costs and other
       deferred expenses.........................................      137,130      22,976        160,106
     Annual commissions..........................................       55,661          --         55,661
     Claims on universal life contracts, net of reinsurance
       recoveries................................................       17,766          --         17,766
     Guaranteed benefits, net of reinsurance recoveries..........       63,268          --         63,268
                                                                   -----------    --------    -----------
     Total benefits and expenses.................................      614,199      61,684        675,883
                                                                   -----------    --------    -----------
     Pretax income before cumulative effect of accounting
       change....................................................  $    98,659    $ 25,118    $   123,777
                                                                   ===========    ========    ===========
     Total assets................................................  $27,781,457    $190,270    $27,971,727
                                                                   ===========    ========    ===========
     Expenditures for long-lived assets..........................  $        --    $  2,977    $     2,977
                                                                   ===========    ========    ===========

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

13. BUSINESS SEGMENTS (Continued)



                                                                                   ASSET
                                                                     ANNUITY     MANAGEMENT
                                                                   OPERATIONS    OPERATIONS      TOTAL
                                                                   -----------   ----------   -----------
                                                                               (IN THOUSANDS)
     Year Ended December 31, 2002:
     Revenues:
     Fee income:
       Variable annuity policy fees, net of reinsurance..........  $   286,919    $     --    $   286,919
       Asset management fees.....................................           --      66,423         66,423
       Universal life insurance policy fees, net of
         reinsurance.............................................       36,253          --         36,253
       Surrender charges.........................................       32,507          --         32,507
       Other fees................................................        3,304      18,596         21,900
                                                                   -----------    --------    -----------
     Total fee income............................................      358,983      85,019        444,002
     Investment income...........................................      377,556       9,799        387,355
     Net realized investment losses..............................      (65,811)         --        (65,811)
                                                                   -----------    --------    -----------
     Total revenues..............................................      670,728      94,818        765,546
                                                                   -----------    --------    -----------
     Benefits and Expenses:
     Interest expense............................................      234,261       3,868        238,129
     Amortization of bonus interest..............................       16,277          --         16,277
     General and administrative expenses.........................       79,287      35,923        115,210
     Amortization of deferred acquisition costs and other
       deferred expenses.........................................      171,583      50,901        222,484
     Annual commissions..........................................       58,389          --         58,389
     Claims on universal life contracts, net of reinsurance
       recoveries................................................       15,716          --         15,716
     Guaranteed benefits, net of reinsurance recoveries..........       67,492          --         67,492
                                                                   -----------    --------    -----------
     Total benefits and expenses.................................      643,005      90,692        733,697
                                                                   -----------    --------    -----------
     Pretax income before cumulative effect of accounting
       change....................................................  $    27,723    $  4,126    $    31,849
                                                                   ===========    ========    ===========
     Total assets................................................  $23,538,832    $214,157    $23,752,989
                                                                   ===========    ========    ===========
     Expenditures for long-lived assets..........................  $        --    $  7,297    $     7,297
                                                                   ===========    ========    ===========

TABLE OF CONTENTS OF
STATEMENT OF ADDITIONAL INFORMATION

Separate Account............................................    3
General Account.............................................    4
Performance Data............................................    4
Income Payments.............................................    4
Annuity Unit Values.........................................    5
Taxes.......................................................    8
Distribution of Contracts...................................   13
Financial Statements........................................   13

APPENDIX A - CONDENSED FINANCIALS
--------------------------------------------------------------------------------


                                                               ONE MONTH
                       INCEPTION   FISCAL YEAR   FISCAL YEAR     ENDED     FISCAL YEAR   FISCAL YEAR   FISCAL YEAR   FISCAL YEAR
                          TO          ENDED         ENDED        MONTH        ENDED         ENDED         ENDED         ENDED
     STRATEGIES         3/31/98      3/31/99       3/31/00      4/30/00      4/30/01       4/30/02       4/30/03       4/30/04
---------------------  ---------   -----------   -----------   ---------   -----------   -----------   -----------   -----------
--------------------------------------------------------------------------------------------------------------------------------
Growth (Inception Date: 4/15/97)
  Beginning AUV......     $10.00        $13.09        $15.89      $21.30       $20.24       $17.060       $14.397        $12.770
  End AUV............     $13.09        $15.89        $21.30      $20.24       $17.06       $14.397       $12.770        $14.964
  Ending Number of
     AUs.............  3,950,133     7,643,378     8,130,517   8,249,540    7,812,757     6,819,437     5,299,344      4,931,461
--------------------------------------------------------------------------------------------------------------------------------
Moderate Growth (Inception Date: 4/15/97)
  Beginning AUV......     $10.00        $12.76        $15.09      $19.48       $18.61       $16.298       $14.197        $12.885
  End AUV............     $12.76        $15.09        $19.48      $18.61       $16.30       $14.197       $12.885        $14.803
  Ending Number of
     AUs.............  3,639,458     7,968,543     8,508,732   8,649,412    8,525,921     7,608,915     6,095,326      5,578,924
--------------------------------------------------------------------------------------------------------------------------------
Balanced Growth (Inception Date: 4/15/97)
  Beginning AUV......     $10.00        $12.44        $14.05      $16.68       $16.11       $14.985       $13.731        $12.924
  End AUV............     $12.44        $14.05        $16.68      $16.11       $14.99       $13.731       $12.924        $14.471
  Ending Number of
     AUs.............  2,789,702     6,957,319     7,049,356   7,030,568    6,773,402     6,208,464     5,236,458      4,812,477
--------------------------------------------------------------------------------------------------------------------------------
Conservative Growth (Inception Date: 4/15/97)
  Beginning AUV......     $10.00        $12.06        $13.21      $14.89       $14.50       $14.137       $13.445        $13.071
  End AUV............     $12.06        $13.21        $14.89      $14.50       $14.14       $13.445       $13.071        $14.295
  Ending Number of
     AUs.............  1,536,220     5,313,501     5,332,213   5,350,653    5,064,829     4,841,527     4,251,657      3,723,265
--------------------------------------------------------------------------------------------------------------------------------


     AUV-Accumulation Unit Value

     AU-Accumulation Units

APPENDIX B - MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The information in this Appendix applies only if you take money out of a FAGP (with a duration longer than 1 year) before the end of the guarantee period.


We calculate the MVA by doing a comparison between current rates and the rate being credited to you in the FAGP. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the FAGP from which you seek withdrawal. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number between the interest rates currently offered for the two closest periods available.



Where the MVA is negative, we first deduct the adjustment from any money remaining in the FAGP. If there is not enough money in the FAGP to meet the negative deduction, we deduct the remainder from your withdrawal. Where the MVA is positive, we add the adjustment to your withdrawal amount. If a withdrawal charge applies, it is deducted before the MVA calculation. The MVA is assessed on the amount withdrawn less any withdrawal charges.


The MVA is computed by multiplying the amount withdrawn, transferred or taken under an income option by the following factor:

                    [(1+I/(1+J+L)][to the power of N/12] - 1

where:

              I is the interest rate you are earning on the money invested in the FAGP;

              J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the FAGP;

              N is the number of full months remaining in the term you initially agreed to leave your money in the FAGP; and

              L is 0.005 (Some states require a different value. Please see your contract.)

We do not assess an MVA against withdrawals under the following circumstances:

     - If a withdrawal is made within 30 days after the end of a guarantee period;

     - If a withdrawal is made to pay contract fees and charges;

     - To pay a death benefit; and

     - Upon beginning an income option, if occurring on the Latest Annuity Date.

EXAMPLES OF THE MVA

    The purpose of the examples below is to show how the MVA adjustments are calculated and may not reflect the Guarantee periods available or Withdrawal
                    Charges applicable under your contract.

The examples below assume the following:

     (1) You made an initial Purchase Payment of $10,000 and allocated it to a FAGP at a rate of 5%;

     (2) You make a partial withdrawal of $4,000 when 1 1/2 years (18 months) remain in the term you initially agreed to leave your money in the FAGP (N=18);

     (3) You have not made any other transfers, additional Purchase Payments, or withdrawals; and

     (4) Your contract was issued in a state where L=0.005.

POSITIVE ADJUSTMENT, NO WITHDRAWAL CHARGE APPLIES

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year FAGP is 3.5% and the 3-year FAGP is 4.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 4%. No withdrawal charge is reflected in this example, assuming that the Purchase Payment withdrawn falls within the free look amount.

The MVA factor is              = [(1+I/(1+J+0.005)][to the power of N/12] - 1
                               = [(1.05)/(1.04+0.005)][to the power of 18/12] -
                               1
                               = (1.004785)[to the power of 1.5] - 1
                               = 1.007186 - 1
                               = + 0.007186

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:

                         $4,000 X (+0.007186) = +$28.74

$28.74 represents the positive MVA that would be added to the withdrawal.

NEGATIVE ADJUSTMENT, NO WITHDRAWAL CHARGE APPLIES

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year FAGP is 5.5% and the 3-year FAGP is 6.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 6%. No withdrawal charge is reflected in this example, assuming that the Purchase Payment withdrawn falls with the free withdrawal amount.

The MVA factor is    = [(1+I)/(1+J+0.005)][to the power of N/12] - 1
                     = [(1.05)/(1.06+0.005)][to the power of 18/12] - 1
                     = (0.985915)[to the power of 1.5] - 1
                     = 0.978948 - 1
                     = - 0.021052

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:

                        $4,000 X (-0.021052) = - $84.21

$84.21 represents the negative MVA that will be deducted from the money remaining in the 3-year FAGP.

POSITIVE ADJUSTMENT, WITHDRAWAL CHARGE APPLIES

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year FAGP is 3.5% and the 3-year FAGP is 4.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 4%. A withdrawal charge of 6% is reflected in this example, assuming that the Purchase Payment withdrawn exceeds the free withdrawal amount.

The MVA factor is    = [(1+I)/(I+J+0.005)][to the power of N/12] - 1
                     = [(1.05)/(1.04+0.005)][to the power of 18/12] - 1
                     = (1.004785)[to the power of 1.5] - 1
                     = 1.007186 - 1
                     = +0.007186

The requested withdrawal amount, less the withdrawal charge ($4,000 - 6% = $3,760) is multiplied by the MVA factor to determine the MVA:

                         $3,760 X (+0.007186) = +$27.02

$27.02 represents the positive MVA that would be added to the withdrawal.

NEGATIVE ADJUSTMENT, WITHDRAWAL CHARGE APPLIES

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year FAGP is 5.5% and the 3-year FAGP is 6.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 6%. A withdrawal charge of 6% is reflected in this example, assuming that the Purchase Payment withdrawn exceeds the free withdrawal amount.

The MVA factor is    = [(1+I)/(I+J+0.005)][to the power of N/12] - 1
                     = [(1.05)/(1.06+0.005)][to the power of 18/12] - 1
                     = (0.985916)[to the power of 1.5] - 1
                     = 0.978949 - 1
                     = -0.021051

The requested withdrawal amount, less the withdrawal charge ($4,000 - 6% = $3,760) is multiplied by the MVA factor to determine the MVA:
                               $3,760 X (-0.021052) = - $79.16

$79.16 represents the negative MVA that would be deducted from the withdrawal.

Please forward a copy (without charge) of the Seasons Variable Annuity Statement of Additional Information to:

              (Please print or type and fill in all information.)

       ------------------------------------------------------------------
         Name

       ------------------------------------------------------------------
         Address

       ------------------------------------------------------------------
         City/State/Zip

       ------------------------------------------------------------------

       Date: ---------------  Signed: -----------------------------------

Return to: AIG SunAmerica Life Assurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299

                                     Part II
                     Information Not Required in Prospectus


Item 13. Other Expenses of Issuance and Distribution.


          The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.


           SEC registration fee ..........................        $ 4,045
           Printing and engraving ........................        $50,000
           Legal fees and expenses .......................        $10,000
           Rating agency fees ............................        $ 7,500
           Miscellaneous .................................        $10,000
                Total ....................................        $81,545



Item 14. Indemnification of Directors and Officers.

        Section 10-851 of the Arizona Corporations and Associations law permits the indemnification of directors, officers, employees and agents of Arizona corporations. Article Eight of the Company's Restated Articles of Incorporation, as amended and restated (the "Articles") and Article Five of the Company's By-Laws ("By-Laws") authorize the indemnification of directors and officers to the full extent required or permitted by the Laws of the State of Arizona, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company's parent. Reference is made to section 10-851 of the Arizona Corporations and Associations Law, Article Eight of the Articles, and Article Five of the By-Laws, which are incorporated herein by reference.


Item 15. Recent Sales of Unregistered Securities.


       None


Item 16. Exhibits and Financial Statements Schedules.


Exhibit No.                   Description
-----------                   -----------
 (1)  Form of Underwriting Agreement ............................................   *
 (2)  Plan of Acquisition, Reorganization, Arrangement, Liquidation or
      Succession ................................................................   Not Applicable
 (3)  (a) Amended and Restated Articles of Incorporation ........................   ***
      (b) Amended and Restated By-Laws ..........................................   ***
 (4)  (a) Individual Fixed and Variable Annuity Contract ........................   **
      (b) Individual Retirement Annuity Endorsement .............................   **
      (c) Purchase Payment Accumulation Optional Death Benefit Endorsement ......   **
      (d) Maximum Anniversary Value Optional Death Benefit Endorsement ..........   **
      (e) Spousal Continuation Death Benefit Endorsement ........................   **
      (f) Optional Income Benefit Endorsement ...................................   **
      (g) Death Benefit Endorsement .............................................   **
      (h) Deferred Annuity Application ..........................................   **
 (5)      Opinion of Counsel re:  Legality ......................................   *
          (including on Exhibit (23)(b)) ........................................   +
 (6)      Opinion re Discount on Capital Shares .................................   Not Applicable
 (7)      Opinion re Liquidation Preference .....................................   Not Applicable
 (8)      Opinion re Tax Matters ................................................   Not Applicable
 (9)      Voting Trust Agreement ................................................   Not Applicable
 (10)     Material Contracts ....................................................   Not Applicable
 (11)     Statement re Computation of Per Share Earnings ........................   Not Applicable
 (12)     Statement re Computation of Ratios ....................................   Not Applicable
 (14)     Code of Ethics ........................................................   Not Applicable
 (15)     Letter re Unaudited Financial Information .............................   Not Applicable
 (16)     Letter re Change in Certifying Accountant .............................   Not Applicable
 (23)     (a) Consent of Independent Registered Public Accounting Firm ..........   Filed Herewith
          (b) Consent of Attorney ...............................................   +
 (24) Powers of Attorney
          (a) Dated July 16, 2002 ...............................................   ****
          (b) Dated October 21, 2003(Polakov) ...................................   ++
 (25) Statement of Eligibility of Trustee .......................................   Not Applicable
 (26) Invitation for Competitive Bids ...........................................   Not Applicable
  99  Other Exhibits ............................................................  Not Applicable



* Incorporated by reference to Pre-Effective Amendment No. 1, File Nos. 333-08877, filed March 11, 1997, Accession No. 0000912057-97-008515.



** Incorporated by reference to Post-Effective Amendment No. 9, File Nos. 333-08877, filed September 25, 2000, Accession No. 0000912057-00-042501.



*** Incorporated by reference to Post-Effective Amendment No. 14, File Nos. 333-08877, filed April 12, 2002, Accession No. 0000950148-02-000990.



**** Incorporated by reference to Initial Form S-3, File Nos. 333-107162, filed July 17, 2002, Accession No. 0000950148-02-001707.



+ Incorporated by reference to Initial Form S-3, File Nos. 333-107162, filed July 18, 2003, Accession No. 0000950148-03-001764.



++ Incorporated by reference to Post-Effective Amendment No. 1, File Nos. 333-107162, filed April 20, 2004, Accession No. 0000950148-04-000767.

Item 17.  Undertakings.


     The undersigned registrant hereby undertakes:



          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.



             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                                   SIGNATURES


          Pursuant to the requirement of the Securities Act of 1933, the Registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 27th day of April 2005.

                                      AIG SUNAMERICA LIFE ASSURANCE
                                      COMPANY (Registrant)

                                      By: /s/ JAY S. WINTROB
                                         ---------------------------------------
                                         Jay S. Wintrob, Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity and on the dates indicated.

SIGNATURE                                         TITLE                          DATE
---------                                         -----                          ----
JAY S. WINTROB*                         Chief Executive Officer,            April 27, 2005
---------------------------------              & Director
Jay S. Wintrob                        (Principal Executive Officer)

JAMES R. BELARDI*                               Director                    April 27, 2005
---------------------------------
James R. Belardi

MARC H. GAMSIN*                                 Director                    April 27, 2005
---------------------------------
Marc H. Gamsin

N. SCOTT GILLIS*                         Senior Vice President,             April 27, 2005
---------------------------------       Chief Financial Officer &
N. Scott Gillis                                 Director
                                      (Principal Financial Officer)


JANA W. GREER*                                  Director                    April 27, 2005
---------------------------------
Jana W. Greer

STEWART R. POLAKOV*                       Senior Vice President             April 27, 2005
---------------------------------             & Controller
Stewart R. Polakov                   (Principal Accounting Officer)

* By: /s/ MALLARY L. REZNIK                                                 April 27, 2005
     ----------------------------
      Mallary L. Reznik
     Attorney-In-Fact